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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on October 7, 2011

Registration No. 333-174689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Atkore International Holdings Inc.*
(Exact Name of Registrant as Specified in its Charter)

Delaware	3317	80-0661126
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Atkore International, Inc.*
(Exact Name of Registrant as Specified in its Charter)

Delaware	3317	90-0631477
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16100 South Lathrop Avenue
Harvey, Illinois 60426
(708) 339-1610
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Karl J. Schmidt
Chief Financial Officer
Atkore International, Inc.
16100 South Lathrop Avenue
Harvey, Illinois 60426
(708) 339-1610
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Paul M. Rodel, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
(212) 909-6000

*
Information regarding additional registrants is contained in the Table of Additional Registrants on the following page.

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

9.875% Senior Secured Notes due 2018	$410,000,000	100%	$410,000,000	$47,601	(2)

Guarantee of 9.875% Senior Secured Notes due 2018 by Atkore International Holdings Inc.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by Atkore International (NV) Inc.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by Atkore International CTC, Inc.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by AFC Cable Systems, Inc.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by Allied Tube & Conduit Corporation.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by Georgia Pipe Company.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by TKN, Inc.	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by Unistrut International Corporation	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by Unistrut International Holdings, LLC	—	—	—	None	(3)

Guarantee of 9.875% Senior Secured Notes due 2018 by WPFY, Inc.	—	—	—	None	(3)

Total	$410,000,000	100%	$410,000,000	$47,601	(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
The registration fee has been calculated under Rule 457(f) of the Securities Act. Previously paid.

(3)
Atkore International Holdings Inc., Atkore International (NV) Inc., Atkore International CTC, Inc., AFC Cable Systems, Inc., Allied Tube & Conduit Corporation, Georgia Pipe Company, TKN, Inc., Unistrut International Corporation, Unistrut International Holdings, LLC and WPFY, Inc. will fully and unconditionally guarantee the senior secured notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter*		State or Other Jurisdiction of Formation	I.R.S. Employer Identification Number
Atkore International (NV) Inc.*	Subsidiary Guarantor	Nevada	58-2489564
Atkore International CTC, Inc.*	Subsidiary Guarantor	Arkansas	71-0515113
AFC Cable Systems, Inc.*	Subsidiary Guarantor	Delaware	95-1517994
Allied Tube & Conduit Corporation*	Subsidiary Guarantor	Delaware	36-2425517
Georgia Pipe Company*	Subsidiary Guarantor	Georgia	58-1902236
TKN, Inc.*	Subsidiary Guarantor	Rhode Island	05-0389285
Unistrut International Corporation*	Subsidiary Guarantor	Nevada	20-5832739
Unistrut International Holdings, LLC*	Subsidiary Guarantor	Delaware	20-5972741
WPFY, Inc.*	Subsidiary Guarantor	Delaware	51-0355510

*
The address including zip code and telephone number including area code for each Additional Registrant is 16100 South Lathrop Avenue, Harvey, Illinois 60426, (708) 339-1610.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2011

PROSPECTUS

Atkore International, Inc.

Offer to Exchange

$410,000,000 Outstanding 9.875% Senior Secured Notes due 2018
for
$410,000,000 Registered 9.875% Senior Secured Notes due 2018

        Atkore International, Inc. is offering to exchange the $410 million aggregate principal amount of outstanding 9.875% Senior Secured Notes due 2018 (the "Old Notes") for a like principal amount of registered 9.875% Senior Secured Notes due 2018 (the "New Notes").

        The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Old Notes and will not entitle their holders to registration rights.

        The New Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of the Issuer's existing and future subsidiaries that is a borrower under, or that guarantees the Issuer's obligations under, the Issuer's revolving asset backed credit facility or that guarantees certain other of the Issuer's indebtedness. The New Notes are also fully and unconditionally guaranteed on a senior secured basis by Atkore International Holdings Inc. See "Summary—Summary of the Terms of the Notes—Guarantors."

        No public market currently exists for the Old Notes or the New Notes.

        The exchange offer will expire at 12:00 a.m., New York City time, on                        , 2011 (the "Expiration Date") unless we extend the Expiration Date. You should read the section called "The Exchange Offer" for further information on how to exchange your Old Notes for New Notes.

        See "Risk Factors" beginning on page 21 for a discussion of risk factors that you should consider prior to tendering your Old Notes in the exchange offer and risk factors related to ownership of the Notes.

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. Also, you should not assume that there has been no change in the affairs of Atkore International Holdings Inc. and its subsidiaries since the date of this prospectus.

i

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding our company, the New Notes being exchanged in this offering and the financial statements and the related notes appearing elsewhere in this prospectus. You should also carefully consider, among other things, the matters discussed in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus before deciding to invest in the Notes.

        In this prospectus, unless the context requires otherwise, (1) the terms "we," "us" and "our" refer to Atkore International Holdings Inc. and its consolidated subsidiaries, (2) the term "Atkore Holdings" refers to Atkore International Holdings Inc., a Delaware corporation, which is the corporate parent of Atkore International, Inc. and a Guarantor of the Notes and (3) the term "Issuer" means Atkore International, Inc. and not any of its subsidiaries.

Our Company

Overview

        We are a global manufacturer of fabricated steel tubes and pipes, pre-wired armored cables, cable management systems and metal framing systems. Our products are used primarily in non-residential construction applications, including installation of electrical systems, site perimeter security fences, steel pipe scaffolding, fire sprinkler pipe and protection systems and metal framing for various support structures. Our company operates through two business segments: Electrical and Infrastructure and Engineered Products and Services. Our Electrical and Infrastructure segment offers a broad and diverse range of electrical products, including (1) electrical conduits, (2) armored and metal-clad cable and (3) cable management systems. Products manufactured by our Engineered Products and Services segment include (1) mechanical tube, (2) fence framework, (3) fire sprinkler pipe, (4) metal framing systems, (5) hollow structural sections, or "HSS," and (6) sheets and plates, each of which is customized in a wide range of shapes, sizes and specifications. Through our Engineered Products and Services segment, we also provide ancillary services to our customers in the form of slitting and cutting of structural steel sheets, which are sold primarily to metal service centers. We are recognized in our industry for the quality of our products, our diverse product offering and our innovative and successful product development model and our strong customer service. This recognition has resulted in what we believe to be leading market positions in many of our major product categories in both our Electrical and Infrastructure and Engineered Products and Services business segments.

        Our company was established in 1959 and is headquartered in Harvey, Illinois. The founding business, known as Allied Tube & Conduit, developed an in-line galvanizing technique (Flo-Coat®) in which zinc is applied as tube and pipe are formed. The Flo-Coat galvanizing process, a patented technique, provides superior zinc coverage of fabricated metal products for rust prevention and lower cost manufacturing than traditional hot-dip galvanization. Tyco acquired our company in 1987 and subsequently expanded our portfolio via acquisitions of complementary products. Under Tyco's ownership, our company was named Electrical and Metal Products and operated as a separate business segment. In connection with the Transactions, the Issuer was renamed Atkore International, Inc.

        We operate 24 manufacturing facilities and 15 distribution facilities that are strategically located to efficiently receive materials from our suppliers as well as deliver products to our customers. Our global footprint has been streamlined in recent years to improve manufacturing capacity utilization across our facilities and to enhance the efficiency of our transportation and logistics networks. To complement these efforts, in fiscal 2010 we completed a 500,000 square foot addition to our original facility in Harvey, Illinois to consolidate warehouse capacity, reduce logistics cost and handling damage, and expand our corporate offices. The expanded warehouse allows us to better supply our regional customers by fulfilling and processing orders more efficiently. We continue to expand our low-cost manufacturing and distribution footprint, most notably with the construction of our new manufacturing facility in Changshu, China which is expected to be completed and become operational by the end of calendar 2011.

        We distribute our products to end-users through several distinct channels, including electrical distributors, home improvement retailers, industrial distributors, HVAC and plumbing distributors, datacom (data and communications center electrical products) distributors and original equipment manufacturers, or "OEMs," as well as directly to a small number of general contractors. We pride ourselves on providing reliable and prompt service to our diverse customer base. Many of our products are ultimately installed into non-residential and multi-family residential buildings during new construction and renovation by end-users, who are typically trade contractors. We serve a diverse group of end markets, including commercial construction, diversified industrials, power generation, agricultural, retail, transportation and government. The majority of our sales and operations are in North America. We also have a significant manufacturing and sales presence in Brazil and, to a lesser extent, in the United Kingdom, France, Australia and New Zealand. We also have a minority interest in a joint venture in the Middle East. Our predecessor company generated $1.4 billion in net sales and $1 million of net income in fiscal 2010. Our predecessor company generated $352 million in net sales and $3 million of net loss for the period from September 25, 2010 through December 22, 2010. The successor company generated $835 million in net sales and $2 million of net income for the period from December 23, 2010 through June 24, 2011.

        Our business is largely dependent on the non-residential construction industry. Approximately 62% of our net sales in the first nine months of fiscal 2011 were related to U.S. non-residential construction, where our product installation typically lags U.S. non-residential starts by six to nine months. U.S. non-residential construction starts, as reported by McGraw-Hill Construction—Dodge, Research & Analytics, reached a historic low of 650 million square feet in calendar year 2010. This level of activity is significantly below the previous cyclical troughs witnessed from 1967 through 2008, during which time non-residential construction starts did not fall below 936 million square feet in any given calendar year. We expect to capitalize on any recovery in non-residential construction activity over the coming years and potentially drive higher margins by leveraging the scalability of our operations.

Our Strengths

        We have established a reputation as an industry leader in quality, service and innovation and have achieved what we believe to be strong competitive positions in our markets, primarily as a result of the following competitive strengths:

  •
  Well positioned in key markets with strong brands

  •
  Innovative products

  •
  Strategic procurement of input materials

  •
  Low-cost producer

  •
  Integrated manufacturing and logistics network

  •
  Strong historical operating cash flows

  •
  Experienced management team

Our Vision and Strategies

        Our vision is to build upon what we believe to be leading market positions in many of our products by continuing to leverage our customer relationships, product brands and manufacturing expertise. In addition, we intend to grow our business in key products and markets and improve profitability by implementing the following strategic initiatives and priorities:

  •
  Operations and supply chain efficiency

  •
  Expansion of sales of existing products

  •
  Geographic expansion

  •
  New product development

  •
  Strategic price analysis program

  •
  Platform for organic growth and selective acquisitions

Our Products and Brands

        Our Electrical and Infrastructure and Engineered Products and Services segments offer a broad range of products. We market our products through a number of well-established brands. We believe our brands are known for their longstanding tradition of product innovation and commitment to quality. Our products are used mainly in non-residential construction applications. Some typical examples include electrical conduit and armor-clad cable to facilitate electrical systems, fence post and barbed tape used for construction site perimeter security, sprinkler pipe and small diameter water line pipe used to develop fire protection systems and steel pipe scaffolding. Our mechanical tube products are also employed for various OEM applications, such as structural framing for greenhouses, clean rooms, conveyor belt rollers, solar panel systems, free-standing truss-type buildings, municipal playground equipment and recreational vehicle transport rigs.

        The table below includes a description of our products by segments and the major brands under which we sell them.

	Product category	% of first nine months of fiscal 2011 net sales	General description and highlights	Major brands
			• Tubular steel used for the protection and routing of electrical wire	• Allied Tube & Conduit • Columbia-MBF
	Electrical Conduits	23%	• Products include electrical metallic tubing, intermediate metal conduit, rigid steel conduit, PVC conduit and aluminum rigid conduit	• Eastern Wire + Conduit

			• Armored cable	• AFC Cable Systems
			• Metal-clad cable, including fire alarm and super neutral	• ACS/Uni-Fab • Kaf-Tech
Electrical and Infrastructure	Armored and Metal-Clad Cable	20%	• ColorSpec ID System • Self-grounding metal-clad cable	• MC-Quik
			• Specialty cables
			• Pre-fab wiring systems

	Cable Management Systems	12%	• Cable management systems that hold and protect electrical raceways such as cable tray, cable ladder and wire basket	• Cope • Acroba • Unistrut • Power-Strut

	Product category	% of first nine months of fiscal 2011 net sales	General description and highlights	Major brands

			• Commercial quality tubing in a variety of shapes and sizes for industrial applications such as agricultural buildings, conveyor belt tubing and highway signage.	• Allied Tube & Conduit • Flo-Coat
	Mechanical Tube	21%	• In-line galvanized steel tubing products for many OEM and structural applications, combining superior corrosion resistance and high yield strength	• Tectron Tube • Dinaço (formerly Tyco Dinaço) • Gatorshield

Engineered Products and Services	Sheets and Plates	5%	• Slitting and cutting of structural sleet sheets sold primarily to service centers	• Dinaço (formerly Tyco Dinaço)

			• High strength fence framework that utilizes the	• Allied Tube & Conduit
			in-line galvanization process to deliver	• Razor-Ribbon
	Fence Framework	8%	consistent strength and quality
			• Barbed tape products for high security perimeter fences

			• Steel pipe for low pressure sprinkler applications	• Allied Tube & Conduit
	Fire Sprinkler Pipe	6%	• A135 Sprinkler Pipe and complementary A53 pipe—low pressure conveyance of fluids and certain structural and fabrication applications

	Metal Framing Systems	3%	• Metal framing systems or steel support structures using strut, channel and related fittings and accessories for both electrical and mechanical applications	• Telespar • Unistrut Construction

	Hollow Structural Sections	2%	• Square and round steel pipe used in a broad range of applications including commercial construction, OEM applications and water/gas well casing (A500)	• Allied Tube & Conduit

Corporate Information

        Atkore International Holdings Inc. is incorporated under the laws of the state of Delaware. Our principal executive office is located at 16100 S. Lathrop Avenue, Harvey, Illinois, and our telephone number is (708) 339-1610.

The Transactions

        On or prior to December 22, 2010, Tyco International, Ltd. ("Tyco") and certain of its affiliates effected a reorganization, pursuant to which Tyco International Holding S.a.r.l. ("Seller") became the direct owner of 100% of the outstanding capital stock of Atkore International Group Inc. ("Atkore Group") which consisted solely of 306,000 shares of cumulative convertible participating preferred stock, par value $1.00 per share (the "Preferred Stock"), and 29,400,000 shares of common stock, par value $0.01 per share (the "Common Stock"). Pursuant to such reorganization, Atkore Group became the direct or indirect owner of Tyco's Electrical and Metal Products Business ("TEMP"). On December 22, 2010, Tyco completed the sale of a 51% stake in Atkore Group to the private equity firm Clayton Dubilier & Rice, LLC ("CD&R"). The sale was effected pursuant to an investment agreement dated as of November 9, 2010 (the "Investment Agreement") by and among CD&R Allied Holdings, L.P. ("CD&R Investor"), Tyco, Seller, and Atkore Group. Atkore Group owns all of the outstanding capital stock of Atkore Holdings, the Issuer's sole stockholder. The Investment Agreement contemplated the following transactions (the "Transactions"):

  •
  Atkore Group issued the Preferred Stock and Common Stock to Seller, with the Preferred Stock representing 51% of the outstanding capital stock of Atkore Group (on an as-converted basis) and the Common Stock representing the remaining 49% of the outstanding capital stock of Atkore Group (treating the Preferred Stock on an as-converted basis) immediately following completion of the Transactions;

  •
  Seller sold all of the Preferred Stock to CD&R Investor for cash consideration of $306 million;

  •
  the Issuer issued the Old Notes;

  •
  the Issuer entered into our revolving asset backed credit facility described in "Description of Other Indebtedness" (the "ABL Credit Facility"), under which the Issuer borrowed $55 million at closing;

  •
  Atkore Group, Seller and CD&R Investor entered into the Stockholders Agreement;

  •
  Atkore Group, Seller and CD&R Investor entered into the Atkore Group Registration Rights Agreement;

  •
  Atkore Group and Tyco entered into the Transition Services Agreement;

  •
  a subsidiary of Tyco, Tyco Fire Products, L.P. ("Tyco Fire"), and Atkore Group entered into a supply agreement in respect of certain products that will be supplied by Atkore Group and its affiliates to Tyco Fire and its affiliates; and

  •
  CD&R Investor, Atkore Group, Tyco, Seller and their affiliates entered into certain other agreements, including the Indemnification Agreements and the Consulting Agreements.

Ownership and Corporate Structure

        Presented below is a simplified overview of our ownership and corporate structure as of September 15, 2011, including the jurisdiction of formation of the entities presented.

(a)
Reflects the accumulation of dividends at a rate of 12% per annum, compounding quarterly, paid in shares of Preferred Stock of Atkore Group. See "Certain Relationships and Related Party Transactions—Certificate of Designations of Atkore Group—Dividends."

(b)
Guarantor of the Notes and the ABL Credit Facility.

Presentation of Financial Information

        The financial statements included in this prospectus consist of (i) the combined financial statements of TEMP as of and for periods prior to the completion of the Transactions on December 22, 2010 and (ii) the consolidated financial statements of Atkore Holdings, the Issuer's parent company and a guarantor of the Notes, as of and for periods after completion of the Transactions. Atkore Holdings is a holding company with no operations and no assets other than its investments in its subsidiaries, and conducts all of its operations through its subsidiaries.

        As a result of our acquisition of TEMP in connection with the Transactions, TEMP is considered our predecessor company (the "Predecessor Company"). The consolidated financial statements of Atkore Holdings present the financial condition, results of operations and cash flows of our company on a successor basis (the "Successor Company"), reflecting the impact of the preliminary purchase price allocation made in accordance with accounting guidance for business combinations using the acquisition method of accounting, based on the estimated fair values of the assets and liabilities acquired as of December 22, 2010, the date the Transactions occurred. We refer to both these combined financial statements of the Predecessor Company and the consolidated financial statements of the Successor Company, in this prospectus as "our financial statements."

        The historical combined financial information of the Predecessor Company has been derived from the financial statements and accounting records of Tyco and reflects assumptions and allocations made by Tyco. This historical combined financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as a separate, stand-alone entity during the Predecessor periods presented, including differences due to the application of purchase accounting and the capitalization of the Successor Company as a result of the Transactions. The consolidated financial statements of the Successor Company are not necessarily indicative of the results that may be expected for the entire year ending September 30, 2011 or any future periods. As a result of the Transactions, our consolidated financial statements after December 22, 2010 are not comparable to our combined financial statements prior to such date.

        We operate on a fiscal calendar consisting of a 52- or 53-week period that ends on the last Friday in September of the applicable year. For example, references to "fiscal 2010" refer to the fiscal year ended September 24, 2010. Fiscal years 2010, 2009 and 2008 were all 52 week years. The next 53 week fiscal year is fiscal 2011 and will end on September 30, 2011.

Trademarks and Trade names

        This prospectus includes our tradename, Atkore International, our trademarks, such as Atkore International® and Atkore®, the registration of which is pending, as well as our stylized logos set forth on the cover and the back pages of this prospectus. We also own or have rights to trademarks or trade names that we use in conjunction with the operation of our business, including, but not limited to, Allied Tube & Conduit®, Unistrut®, Power Strut®, Telespar®, Cope®, AFC Cable Systems®, Kaf-Tech®, Flo-Coat®, Gatorshield®, Kwik-Fit®, ColorSpec®, Acroba®, Razor Ribbon® and ABF®, all of which are registered in the United States, except Acroba®, which is registered in France. This prospectus may also contain trademarks, service marks, tradenames and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus may appear without the ®, tm or sm symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and tradenames.

Summary of the Terms of the Exchange Offer

The Notes	On December 22, 2010 (the "Issuance Date"), the Issuer issued and privately placed $410,000,000 aggregate principal amount of 9.875% Senior Secured Notes due 2018 pursuant to exemptions from the registration requirements of the Securities Act. The Initial Purchasers for the Old Notes were Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC (the "Initial Purchasers"). When we use the term "Old Notes" in this prospectus, we mean the 9.875% Senior Secured Notes due 2018 that were privately placed with the Initial Purchasers on December 22, 2010, and were not registered with the SEC.

When we use the term "New Notes" in this prospectus, we mean the 9.875% Senior Secured Notes due 2018 registered with the SEC and offered hereby in exchange for the Old Notes. When we use the term "Notes" in this prospectus, the related discussion applies to both the Old Notes and the New Notes.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and will not be subject to restrictions on transfer or contain provisions relating to additional interest, will bear a different CUSIP and ISIN number than the Old Notes, will not entitle their holders to registration rights and will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes.

The CUSIP numbers for the Old Notes are 047650AA4 (Rule 144A) and U04799AA7 (Regulation S). The CUSIP number for the New Notes is 047650AB2.
The Exchange Offer

You may exchange Old Notes for a like principal amount of New Notes. The consummation of the exchange offer is not conditioned upon any minimum or maximum aggregate principal amount of Old Notes being tendered for exchange.

Resale of New Notes

We believe the New Notes that will be issued in the exchange offer may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussions under the headings "The Exchange Offer" and "Plan of Distribution" for further information regarding the exchange offer and resale of the New Notes.

Registration Rights Agreement

We have undertaken the exchange offer pursuant to the terms of the Exchange and Registration Rights Agreement we entered into with the Initial Purchasers, dated as of December 22, 2010, (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, we agreed to consummate an exchange offer for the Old Notes pursuant to an effective registration statement or to cause resales of the Old Notes to be registered. We have filed this registration statement to meet our obligations under the Registration Rights Agreement. If we fail to satisfy our obligations under the Registration Rights Agreement, we will pay special interest to holders of the Old Notes under specified circumstances. See "Exchange Offer; Registration Rights."

Consequences of Failure to Exchange the Old Notes	You will continue to hold Old Notes that remain subject to their existing transfer restrictions if:
• you do not tender your Old Notes; or
• you tender your Old Notes and they are not accepted for exchange.
We will have no obligation to register the Old Notes after we consummate the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes."
Expiration Date

The exchange offer will expire at 12:00 a.m., New York City time, on            , 2011 (the "Expiration Date"), unless we extend it, in which case Expiration Date means the latest date and time to which the exchange offer is extended.

Interest on the New Notes

The New Notes will accrue interest from the most recent date to which interest has been paid or provided for on the Old Notes or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes.

Conditions to the Exchange Offer

The exchange offer is subject to several customary conditions. We will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes, and we may terminate or amend the exchange offer, if we determine in our reasonable judgment at any time before the Expiration Date that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. The foregoing conditions are for our sole benefit and may be waived by us at any time. In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect with respect to:

• the registration statement of which this prospectus constitutes a part; or
• the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

See "The Exchange Offer—Conditions to the Exchange Offer." We reserve the right to terminate or amend the exchange offer at any time prior to the Expiration Date upon the occurrence of any of the foregoing events. If we make a material change to the terms of the exchange offer, we will, to the extent required by law, disseminate additional offer materials and will extend the exchange offer.

Procedures for Tendering Old Notes

If you wish to accept the exchange offer, you must tender your Old Notes and do the following on or prior to the Expiration Date, unless you follow the procedures described under "The Exchange Offer—Guaranteed Delivery Procedures,"

•       if Old Notes are tendered in accordance with the book-entry procedures described under "The Exchange Offer—Book-Entry Transfer," transmit an Agent's Message to the Exchange Agent through the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC"), or

• transmit a properly completed and duly executed letter of transmittal, or a facsimile copy thereof, to the Exchange Agent, including all other documents required by the letter of transmittal.
See "The Exchange Offer—Procedures for Tendering Old Notes."
Guaranteed Delivery Procedures

If you wish to tender your Old Notes, but cannot properly do so prior to the Expiration Date, you may tender your Old Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights

Tenders of Old Notes may be withdrawn at any time prior to 12:00 a.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes, a notice of withdrawal must be actually received by the Exchange Agent at its address set forth in "The Exchange Offer—Exchange Agent" prior to 12:00 a.m., New York City time, on the Expiration Date. See "The Exchange Offer—Withdrawal Rights."

Acceptance of Old Notes and Delivery of New Notes

Except in some circumstances, any and all Old Notes that are validly tendered in the exchange offer prior to 12:00 a.m., New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly after such acceptance. See "The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes."

Material U.S. Federal Tax Considerations

We believe that the exchange of the Old Notes for the New Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."

Exchange Agent	Wilmington Trust FSB is serving as the Exchange Agent (the "Exchange Agent").

Summary of the Terms of the Notes

        The terms of the New Notes offered in the exchange offer are identical in all material respects to the Old Notes, except that the New Notes:

  •
  are registered under the Securities Act and therefore will not be subject to restrictions on transfer;

  •
  will not be subject to provisions relating to additional interest;

  •
  will bear a different CUSIP number;

  •
  will not entitle their holders to registration rights; and

  •
  will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes.

Maturity Date	The Notes will mature on January 1, 2018.
Offering Price	100% plus accrued and unpaid interest from the issue date.
Interest rate	9.875%
Interest payment dates	January 1 and July 1, commencing on July 1, 2011. Interest will accrue on the Notes from December 22, 2010.
Ranking	The Notes are the Issuer's senior secured indebtedness and rank:
• equal in right of payment with all of the Issuer's existing and future senior indebtedness;
• with respect to the Notes Priority Collateral, equal with or senior to any additional secured obligations that may be incurred under the Indenture;
• senior in right of payment to all of the Issuer's future subordinated indebtedness;

•       effectively subordinated to all of the Issuer's indebtedness under the ABL Credit Facility to the extent of the value of the ABL Priority Collateral, or approximately $454 million as of June 24, 2011;

• effectively senior to all of the Issuer's indebtedness under the ABL Credit Facility to the extent of the value of the Notes Priority Collateral, or approximately $688 million as of June 24, 2011;

•       effectively senior to any additional obligations to be secured on a junior basis to the Notes to the extent of the value of the Collateral (as defined below), or approximately $1,142 million as of June 24, 2011;

•       effectively senior to all of the Issuer's unsecured indebtedness to the extent of the value of the Collateral (after giving effect to any senior lien on the Collateral), or approximately $1,142 million as of June 24, 2011; and

•       structurally subordinated to approximately $41 million of indebtedness and other liabilities of the Issuer's non-guarantor subsidiaries, including all of the Issuer's foreign subsidiaries, as of June 24, 2011. The Issuer's non-guarantor subsidiaries generated approximately 18% of our net sales for the period from December 23, 2010 through June 24, 2011 and held approximately 14% of our assets as of June 24, 2011.

Guarantors

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of the Issuer's existing and future subsidiaries that is a borrower under or that guarantees the Issuer's obligations under the ABL Credit Facility or that guarantees certain other of the Issuer's indebtedness. The Notes are also fully and unconditionally guaranteed on a senior secured basis by Atkore Holdings. Under the indenture governing the notes, the terms of the guarantee of the notes by Atkore Holdings are set out separately from the terms of the guarantees by the Issuer's existing and future subsidiaries. All guarantees, however, are full and unconditional and the structure of the terms of the various guarantees in the indenture will not impair a holder's ability to enforce payment by a guarantor under its guarantee of the notes in the case of an event of default. These guarantees are subject to release under specified circumstances. See "Description of Notes—Holdings Guarantee" and "Description of Notes—Subsidiary Guarantees." The guarantee of each Guarantor is a senior secured obligation of that Guarantor and ranks:

• equal in right of payment with all existing and future senior indebtedness of that Guarantor;
• with respect to the Notes Priority Collateral owned by such Guarantor, equal with or senior to any additional obligations that may be incurred under the Indenture;
• senior in right of payment to all future subordinated indebtedness of such Guarantor;

•       effectively subordinated to all indebtedness of that Guarantor under the ABL Credit Facility to the extent of the value of the ABL Priority Collateral owned by such Guarantor, or approximately $454 million as of June 24, 2011, for the Issuer and all Guarantors on an aggregate basis;

•       effectively senior to all indebtedness of that Guarantor under the ABL Credit Facility to the extent of the value of the Notes Priority Collateral owned by such Guarantor, or approximately $688 million as of June 24, 2011, for the Issuer and all Guarantors on an aggregate basis;

•       effectively senior to any additional obligations to be secured on a junior basis to the Notes to the extent of the value of the Collateral owned by such Guarantor, or approximately $1,142 million as of June 24, 2011, for the Issuer and all Guarantors on an aggregate basis; and

•       effectively senior to all unsecured indebtedness of such Guarantor to the extent of the value of the Collateral (after giving effect to any senior lien on the Collateral) owned by such Guarantor, or approximately $1,142 million as of June 24, 2011, for the Issuer and all Guarantors on an aggregate basis.

Collateral

The Notes and the guarantees are secured by a first-priority security interest in substantially all of the Issuer's and the Guarantors' present and future tangible and intangible assets (other than the ABL Priority Collateral, in which the Notes and the guarantees have a second-priority security interest), including pledges of all present and future shares of capital stock of the issuer and each of the Issuer's and each Guarantor's material directly wholly-owned domestic subsidiaries and 65% of the present and future shares of capital stock of each of the Issuer's and each Guarantor's directly owned foreign restricted subsidiaries, in each case subject to certain thresholds, exceptions and customary permitted liens. Such assets are referred to as the "Notes Priority Collateral."

In addition, the Notes and the guarantees are secured by a second-priority security interest in substantially all of the Issuer's and the Guarantors' present and future assets which secure the Issuer's obligations under the ABL Credit Facility on a first-priority basis, including accounts receivable, inventory and other related assets and all proceeds thereof. Such assets are referred to as the "ABL Priority Collateral." We refer to the Notes Priority Collateral and the ABL Priority Collateral together as the "Collateral." See "Description of Notes—Security for the Notes."

The security interests in the Collateral may be released without the consent of the holders of the Notes if Collateral is disposed of in a transaction that complies with the indenture and security documents, including, with respect to the ABL Priority Collateral, any release allowed by the ABL Credit Facility other than in connection with a discharge of such facility. In the event of a liquidation of the Collateral, the proceeds may not be sufficient to satisfy the obligations under the Notes.

The Collateral does not include any capital stock of a subsidiary of Atkore Holdings, including the Issuer, to the extent that the pledge of such capital stock results in a requirement to file separate financial statements of such subsidiary under Rules 3-10 and 3-16 of Regulation S-X under Securities Act, and any such capital stock covered by a pledge that triggers such a requirement to file financial statements of such subsidiary would be automatically released from being included in the collateral, but only to the extent necessary to not be subject to such requirement. Accordingly, a significant portion of the capital stock of the Issuer, Atkore International (NV) Inc., Allied Tube & Conduit Corporation, as well as a portion of the capital stock of WPFY and Atkore Foreign Holdings Inc. is currently not included in the pledge as collateral as a result of the filing of the registration statement of which this prospectus forms a part.

Intercreditor Agreement

On December 22, 2010, the collateral agent under the Indenture and the collateral agent under the ABL Credit Facility entered into an intercreditor agreement as to the relative priorities of their respective security interests in the Collateral and certain other matters relating to the administration of security interests. See "Description of Notes—Security for the Notes—Certain Intercreditor Provisions."

Optional redemption

The Issuer may redeem the Notes, in whole or in part, at any time (1) prior to January 1, 2014, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the make-whole premium described under "Description of Notes—Optional Redemption," (2) prior to January 1, 2014, during each 12-month period, up to 10% of the original aggregate principal amount of the Notes at a price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to redemption date, and (3) on and after January 1, 2014, at the redemption prices described under "Description of Notes—Optional Redemption."

Optional redemption after certain equity offerings

Prior to January 1, 2014, the Issuer may redeem on one or more occasions up to 35% of the original aggregate principal amount of the Notes in an amount not exceeding the net proceeds of one or more equity offerings at a price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, as described under "Description of Notes—Optional Redemption."

Offer to repurchase

If the Issuer experiences a change of control, the Issuer must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of Notes—Change of Control."

If the Issuer sells assets under certain circumstances, the Issuer must use the proceeds to make an offer to purchase Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

Certain covenants	The Indenture contains covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's restricted subsidiaries to:
• incur more indebtedness;
• pay dividends, redeem stock or make other distributions;
• make investments;
• create restrictions on the ability of the Issuer 's restricted subsidiaries to pay dividends to the Issuer or make other intercompany transfers;
• create liens;
• transfer or sell assets;
• merge or consolidate; and
• enter into certain transactions with the Issuer's affiliates.

These covenants are subject to important exceptions and qualifications, which are described under "Description of Notes—Certain Covenants" and "Description of Notes—Merger and Consolidation." Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody's and S&P.

Risk factors	Investing in the Notes involves risks. For a description of some of the risks you should consider before buying the Notes, see "Risk Factors."

Summary Historical Financial Data

        The following table sets forth certain summary historical consolidated financial data of our company as well as certain summary historical combined financial data of TEMP which are a combination of the assets and liabilities used in managing and operating our business prior to the Transactions. The statement of operations and cash flow data for the period from December 23, 2010 through June 24, 2011 and the period from September 25, 2010 through December 22, 2010 and the balance sheet data as of June 24, 2011 are derived from our unaudited interim financial statements included elsewhere in this prospectus. The balance sheet data as of December 22, 2010 and June 25, 2010 are derived from our unaudited interim financial statements not included in this prospectus. Our unaudited interim financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for these periods are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 2011 or any future periods. The combined statement of operations data for the fiscal years ended September 24, 2010, September 25, 2009 and September 26, 2008 and the combined balance sheet data as of September 24, 2010 and September 25, 2009 are derived from our audited combined financial statements included elsewhere in this prospectus. The combined balance sheet data as of September 26, 2008 have been derived from our audited combined financial statements that are not included in this prospectus.

        The acquisition of TEMP is accounted for in accordance with accounting guidance for business combinations and, accordingly, resulted in the recognition of assets and liabilities at fair values as of December 22, 2010. As a result of the Transactions, our financial statements after December 22, 2010 are not comparable to our financial statements prior to such date. All periods prior to and including December 22, 2010 are referred to as "Predecessor", and all periods including and after December 23, 2010 are referred to as "Successor".

        The financial data presented below are not necessarily indicative of the results to be expected for any future period. Data as of and for periods prior to December 22, 2010 do not necessarily reflect what our financial condition and results of operations would have been had we operated as a separate, stand-alone entity during such Predecessor periods, including the application of purchase accounting and the capitalization of the Successor Company as a result of the Transactions.

        This financial information should be read in conjunction with "Capitalization," "Unaudited Pro Forma Condensed Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

	Successor	Predecessor
				Predecessor
	Period from Dec. 23, 2010 through June 24, 2011	Period from Sept. 25, 2010 through Dec. 22, 2010
				Fiscal Year Ended
			Nine Months ended June 25, 2010
				Sept. 24, 2010	Sept. 25, 2009(a)	Sept. 26, 2008
			($ in millions)
Statement of Operations Data:
Net sales	$835	$352	$1,047	$1,433	$1,433	$2,318
Cost of sales	691	304	856	1,192	1,282	1,762
Gross margin	144	48	191	241	151	556
Operating income (loss)	34	8	61	68	(963)	311
Income (loss) before income taxes	10	(3)	26	20	(1,004)	289
Net income (loss)	2	(3)	12	1	(969)	172
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	2	(67)	(35)	30	213	297
Net cash (used in) provided by investing activities	(39)	345	(8)	54	262	(298)
Net cash provided by (used in) financing activities	57	(297)	25	(82)	(452)	(8)
Balance Sheet Data:
Cash and cash equivalents	35	14	13	33	31	7
Total assets	1,474	887	1,322	1,224	1,241	2,768
Long-term debt, net, including due to Tyco and affiliates	411	401	411	389	652	710
Equity	615	233	317	233	292	1,773
Other Financial Data:
EBITDA(b)	59	15	82	104	(932)	351
Adjusted EBITDA(b)	97	18	106	140	30	404
Capital expenditures	27	12	40	46	45	31
Depreciation and amortization	25	7	21	36	31	36

(a)
The Operating loss, Loss before income taxes and Net loss for fiscal 2009 include a goodwill impairment charge of $940 million.

(b)
EBITDA, a measure used by management to evaluate operating performance, is defined as net income (loss) plus (i) income tax (benefit) expense, (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. We believe EBITDA is helpful in highlighting trends that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, age and book depreciation of facilities and capital investments. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present EBITDA measures when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

  Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

  Adjusted EBITDA is defined as EBITDA adjusted to exclude non-cash items, unusual items and other adjustments permitted in calculating covenant compliance (if and when applicable) under the ABL Credit Facility. As permitted under the credit agreement for the ABL Credit Facility, Adjusted EBITDA also gives effect to certain net savings management believes it can realize as a stand-alone company and includes the estimated twelve-month benefit associated with cost saving initiatives undertaken by us during the stated period as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved and reflected in the financial statements for the period. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors, analysts and other interested parties who will consider Adjusted EBITDA useful in measuring our ability to meet our debt service obligations and to comply with the fixed-charge coverage ratio covenant (if and when applicable) under the ABL Credit Facility. The ABL Credit Agreement includes a financial covenant based on a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0. This ratio will be tested only when available loan commitments (as defined herein) are less than the greater of (A) $28.625 million and (B) 12.5% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Credit Facility, and continuing until such time as available loan commitments have been in excess of such threshold for a period of 30 consecutive days.

  As of June 24, 2011 and since the date of the ABL Credit Agreement, available loan commitments under the ABL Credit Facility were in excess of $28.625 million and, as a result, the minimum fixed coverage ratio has not been applicable. See "Description of Other Indebtedness—ABL Credit Facility."

  EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

    •
    EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

    •
    EBITDA and Adjusted EBITDA do not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

    •
    EBITDA and Adjusted EBITDA do not reflect our income tax expenses or the cash requirements to pay our taxes;

    •
    EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

    •
    although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

        The following table presents a reconciliation of net income (loss), the most directly comparable financial measure under GAAP, to EBITDA and Adjusted EBITDA for the periods presented.

	Successor	Predecessor
				Predecessor
	Period from Dec. 23, 2010 through June 24, 2011	Period from Sept. 25, 2010 through Dec. 22, 2010
				Fiscal Year Ended
			Nine Months ended June 25, 2010
				Sept. 24, 2010	Sept. 25, 2009(1)	Sept. 26, 2008
			($ in millions)
Net income (loss)	$2	$(3)	$12	$1	$(969)	$172
Income tax (benefit) expense	8	—	14	19	(35)	117
Interest expense, net	24	11	35	48	41	26
Depreciation and amortization	25	7	21	36	31	36

EBITDA	59	15	82	104	(932)	351
Adjustments to EBITDA:
Restructuring and goodwill impairments(2)	1	(1)	4	7	956	33
Corporate allocations from Tyco(3)	—	4	13	20	19	33
Estimated incremental stand-alone costs(4)	—	(4)	(12)	(17)	(17)	(15)
Non-cash share based compensation(5)	1	1	2	3	3	4
Unusual product liability(6)	—	—	8	8	—	—
Non-cash pension expense(7)	—	1	3	5	—	3
Full year restructuring cost savings(8)	—	—	4	5	—	—
Management fee	3	—	—	—	—	—
Other non-cash items(9)	34	2	2	5	1	(5)

Adjusted EBITDA	$97	$18	$106	$140	$30	$404

(1)
The operating loss, loss before income taxes and net loss for fiscal 2009 include a goodwill impairment charge of $940 million.

(2)
Represents goodwill impairment charges, facility exit costs and employee severance and benefit costs, as described in Notes 2 and 6 of our audited combined financial statements and Note 2 of our unaudited consolidated financial statements.

(3)
Represents the allocation of corporate overhead expenses based on a pro-rata percentage of our net revenue to Tyco's consolidated net revenue, as described within the caption "Allocated Expenses" in Note 8 of our audited combined financial statements and Note 10 of our unaudited consolidated financial statements.

(4)
Represents management's best estimate of annual incremental stand-alone costs needed upon separation from Tyco, which are primarily comprised of (i) additional headcount and consulting services to replace certain centralized functions previously provided by Tyco and (ii) higher costs of services previously provided by Tyco (relating primarily to insurance and employee benefits). The actual amounts of annual incremental stand-alone costs may ultimately differ from management's estimates.

(5)
Represents the add-back of non-cash compensation expense for restricted share awards and share options, as described in Note 14 of our audited combined financial statements and in Note 17 of our unaudited consolidated financial statements.

(6)
Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.

(7)
Represents the add-back of pension expense in excess of cash paid.

(8)
Represents the estimated annual benefit associated with initiatives undertaken by us during fiscal 2010, as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved and reflected in our combined financial statements for fiscal 2010. The actual annual benefit associated with these initiatives may differ from our estimates and we may not achieve the full benefit from these initiatives in future periods.

(9)
Other represents the net impact of other non-cash items, including impairment of a note receivable related to the sale of our automotive business, unusual corporate bonus expense, transaction costs, non-recurring consulting fees, one-time executive severance expense, gain on the sale of fixed assets, income in excess of dividends received for investments accounted for under the equity method of accounting, relocation expense and run rate impact of minor acquisitions and disposals. For the Successor period from December 23, 2010 through June 24, 2011, the amount above includes the following significant items that resulted from the Transactions: the impact of selling the inventory with a stepped-up value as a result of applying purchase accounting ($13 million), and transaction-related costs incurred in connection with the Transactions ($16 million).

Ratio of Earnings to Fixed Charges

	Successor	Predecessor
Predecessor
	Period from Dec. 23, 2010 through June 24, 2011	Period from Sept. 25, 2010 through Dec. 22, 2010
Fiscal Year Ended
			Sept. 24, 2010	Sept. 25, 2009	Sept. 26, 2008	Sept. 28, 2007	Sept. 29, 2006
Ratio of earnings to fixed charges(1)	1.4x	—	1.4x	—	10.6x	8.4x	9.5x

(1)
For purposes of calculating such ratios, "earnings" consist of operating income (loss) before income taxes plus fixed charges and amortization of capitalized interest less capitalized interest. "Fixed charges" consist of interest expense, amortization of debt issuance costs, capitalized interest, and an estimation of the portion of rent expense representative of the interest component within rent expense. Earnings before fixed charges were inadequate to cover total fixed charges by $1,005 million for the fiscal year ended September 25, 2009, by $3 million for the period from September 25, 2010 through December 22, 2010 and were adequate to cover fixed charges by $10 million for the period from December 23, 2010 through June 24, 2010.

RISK FACTORS

        Investing in the Notes involves a high degree of risk. Before you make your investment decision, you should carefully consider the risks described below and the other information contained in this prospectus, including the financial statements and accompanying notes included in this prospectus. If any of the following risks actually occur, our business, financial condition, results of operations or cash flows could be materially adversely affected.

Risk Factors Relating to Our Business

The non-residential construction industry accounts for a significant portion of our business, and the non-residential construction industry in the U.S. is currently experiencing a downturn that could continue to materially and adversely affect our business, liquidity and results of operations.

        Our business is largely dependent on the non-residential construction industry. The U.S. economic slowdown particularly has had an adverse effect on our end markets. Approximately 62% of our net sales in the first nine months of fiscal 2011 were related to U.S. non-residential construction, where our product installation typically lags U.S. non-residential starts by six to nine months. Conduit, armored cable, strut channel, cable tray, sprinkler pipe and metal framing are building materials that are directly impacted by U.S. non-residential construction starts.

        The U.S. non-residential construction industry is cyclical, with product demand based on numerous factors such as availability of credit, interest rates, general economic conditions, consumer confidence and other factors that are beyond our control. The U.S. non-residential construction industry has experienced declines in construction starts since reaching its most recent peak (measured by square footage) in calendar 2007. U.S. non-residential construction starts (measured by square footage) declined 11.2%, 40.4% and 25.4% in our fiscal years 2008, 2009 and 2010, respectively, according to McGraw-Hill Construction—Dodge, Research & Analysis.

        Continued uncertainty about current economic conditions will continue to pose a risk to our businesses that serve the non-residential construction industry as participants in this industry may postpone spending in response to tighter credit, negative financial news or declines in income or asset values, which could have a continued material negative effect on the demand for our products. We cannot predict the duration of the current market conditions, or the timing or strength of any future recovery of non-residential construction activity in our markets. We also cannot provide any assurances that the non-residential construction industry will not weaken further. Continued weakness in the U.S. non-residential construction market would have a further significant adverse effect on our business, financial condition and operating results. Because of these factors, there may be fluctuations in our operating results, and historical results may not be indicative of any future period results.

The raw materials on which we depend in our production process are exposed to price fluctuations that could have a significant impact on our results of operations and financial condition.

        Our results from operations are impacted by changes in commodity prices, primarily steel and copper. Historically, we have not engaged in hedging strategies for raw material purchases. Substantially all of the products we sell are subject to wide and frequent price fluctuations because they are composed primarily of steel or copper, two industrial metal commodities that have been subject to extreme price volatility during the past several years. Examples of such products include steel conduit, tubing and framing, and copper wiring in our cables. Steel and copper raw material costs accounted for 64% of our cost of sales in the first nine months of fiscal 2011.

        We generally sell our products on a spot basis (and not under long-term contracts). As a result, as the cost of the raw materials that compose these products to us declines, our customers generally seek price concessions. In addition, we account for consumption of inventory in our cost of sales using the first-in, first-out method. This means that in the short term, in a declining price environment our net sales will decline and our gross margins will contract or even turn negative, assuming the quantities of the affected products sold remain constant, as we consume inventories valued at higher prices based on the first-in first-out method. Such declines may be material. For example, during the periods from September 25, 2010 through December 22, 2010, this dynamic resulted in reduced gross margins and lower operating income compared to the first three months of fiscal 2010. Rising steel and copper prices have the opposite effect in the short term, increasing both net sales and gross margin, assuming the quantities of the affected products sold remain constant.

Our operating results are sensitive to the availability and cost of freight and energy, such as electricity and diesel fuel, which are important in the manufacture and transport of our products.

        Our operating costs increase when energy or freight costs rise. During periods of increasing freight and energy costs, we might not be able to fully recover our operating cost increases through price increases without reducing demand for our products. In addition, we are dependent on third-party freight carriers to transport many of our products. Our financial results could be adversely affected if we are unable to pass all of the cost increases on to our customers or if we are unable to obtain the necessary energy supplies, or if freight carrier capacity in our geographic markets were to decline significantly or otherwise become unavailable. Similarly, increasing energy costs, in particular the cost of diesel fuel, could put a strain on the transportation of materials and products if it forces certain transporters to close.

We are indirectly subject to regulatory changes that may affect demand for our products.

        The market for certain of our products is influenced by federal, state, local and international governmental regulations and trade policies (such as the American Recovery and Reinvestment Act of 2009, Underwriters Laboratories, National Electric Code and American Society of Mechanical Engineers) as well as other policies, including those imposed on the non-residential construction industry (such as the National Electrical Code and corresponding state and local laws based on the National Electrical Code). These regulations and policies are subject to change. In the event that there would be changes in the National Electrical Code and any similar state, local or non-U.S. laws, including changes that would allow for alternative products to be used in the non-residential construction industry, or that would render less restrictive or otherwise reduce the current requirements under such laws and regulations, the scope of products that would serve as alternatives to products we produce would increase. As a result, competition in the industries in which we operate could increase, with a potential corresponding decrease in the demand for our products. In addition, in the event that changes in such laws would render current requirements more restrictive, we may be required to change our products or production processes to meet such increased restrictions, which could result in increased costs and cause us to lose market share. Any changes to such regulations, laws and policies could have an adverse effect on our business, financial condition, and results of operations or cash flows.

We face risks relating to doing business internationally that could adversely affect our business.

        Our business operates and serves consumers worldwide. There are certain risks inherent in doing business internationally, including:

  •
  economic volatility and the current global economic recession;

  •
  currency exchange rate fluctuations (especially with respect to the Brazilian real) and currency exchange controls;

  •
  import or export restrictions and changes in trade regulations;

  •
  difficulties in developing, staffing and simultaneously managing a number of foreign operations as a result of distance as well as language and cultural differences;

  •
  issues related to occupational safety and adherence to local labor laws and regulations;

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  potentially adverse tax developments;

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  longer payment cycles;

  •
  political or social unrest;

  •
  risks related to government regulation and uncertain protection and enforcement of our intellectual property rights;

  •
  the presence of corruption in certain countries; and

  •
  higher than anticipated costs of entry.

One or more of these factors could adversely affect our business and financial condition.

        One of our primary growth strategies includes expansion into new geographic regions, including emerging markets. We could be at a competitive disadvantage in the long term if we are not able to capitalize on international opportunities in these growth economies. International expansion involves significant investment, as well as risks associated with doing business abroad as described above. Furthermore, investments in some regions can take a long period to generate a positive return, and in some cases there may not be a developed or an efficient legal system to protect foreign investment or intellectual property rights. In addition, if we expand into new international regions, we may have limited experience in operating and marketing our products and services in such regions and could be at a disadvantage compared to competitors with more experience in such regions.

We may be subject to claims and resulting litigation for damages for defective products, which could adversely affect our business, financial condition, results of operations or cash flows.

        We warrant our products to be free of certain defects. We have had claims alleging defects in our products and are occasionally subject to litigation relating to such claims. We cannot assure you that we will not experience material product liability losses or that we will not incur significant costs to defend such claims. We have been named as a defendant in lawsuits claiming that our ABF II anti-microbial coated sprinkler pipe allegedly caused environmental stress cracking in chlorinated polyvinyl chloride pipe. With respect to two of these lawsuits, we have reached settlements with plaintiffs bringing similar claims and we have established a reserve for these lawsuits. We cannot assure you that our product liability insurance coverage will cover all defective product claims or will be adequate for liability that may exist today or be incurred in the future. Any claims relating to defective products that result in liability exceeding our insurance coverage could have an adverse effect on our business, financial condition, results of operations or cash flows.

We may need to raise additional capital, and we cannot be sure that additional financing will be available.

        To satisfy existing obligations and support the development of our business, we depend on our ability to generate cash flow from operations and to borrow funds and issue securities in the capital markets. We may require additional financing for liquidity, capital requirements or growth initiatives. We may not be able to obtain financing on terms and at interest rates that are favorable to us or at all. Any inability by us to obtain financing in the future could have a negative impact on our results of operations and financial condition.

Our operations expose us to the risk of material environmental, health and safety liabilities and obligations.

        We are subject to numerous federal, state, local and non-U.S. environmental protection and health and safety laws governing, among other things:

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  the generation, use, storage, treatment, transportation, disposal and management of hazardous substances and wastes;

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  emissions or discharges of pollutants or other substances into the environment;

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  investigation and remediation of, and damages resulting from, releases of hazardous substances; and

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  the health and safety of our employees.

        We have incurred, and expect to continue to incur, additional capital expenditures in addition to ordinary course costs to comply with applicable environmental laws, such as those governing air emissions and wastewater discharges. In the fiscal year ended September 24, 2010, we incurred approximately $2 million in capital expenditures to address environmental compliance issues at our facilities; for fiscal 2011, we estimate such capital expenditures at approximately $4 million. Our failure to comply with applicable environmental laws and permit requirements could result in civil or criminal fines or penalties, enforcement actions, and regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures such as the installation of pollution control equipment, which could have a material adverse effect on our financial condition, results of operations or cash flows.

        We are currently, and may in the future be, required to investigate, remediate or otherwise address contamination at our current or former facilities. Many of our current and former facilities have a history of industrial usage for which additional investigation, remediation or other obligations could arise in the future and which could materially adversely affect our business, financial condition, results of operations or cash flows. In addition, we are currently and, could in the future be, responsible for costs to address contamination identified at any real property we used as a disposal site.

        We could be subject to third-party claims for property damage, personal injury, nuisance or otherwise as a result of violations of, or liabilities under, environmental, health or safety laws or in connection with releases of hazardous or other materials at any current or former facility. We could also be subject to environmental indemnification claims in connection with assets and businesses that we have divested.

        We cannot assure you that any costs relating to future capital and operating expenditures to maintain compliance with environmental laws, as well as costs to address contamination or environmental claims, will not exceed any current estimates or adversely affect our financial condition and results of operations. In addition, any unanticipated liabilities or obligations arising, for example, out of discovery of previously unknown conditions or changes in law, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our business operates in a competitive landscape, and increased competition could harm our business, financial condition, results of operations or cash flows.

        The principal markets that we serve are highly competitive. Competition is based primarily on price, inventory availability, product quality and our ability to meet customer-requested delivery dates. Our competition in the markets in which we participate comes from companies of various sizes, some of which may have greater financial and other resources than we do and some of which may have more established brand names in the markets we serve. Increased competition could force us to lower our prices or to offer additional services or enhanced products at a higher cost to us, which could reduce our gross profit, net income, and cash flow and cause us to lose market share.

Our business, financial condition and results of operations could be adversely affected by the level of similar product imports into North America.

        A substantial portion of our revenue is generated through our operations in North America. High levels of imports of products similar to those manufactured by us may reduce the volume of products sold by domestic producers and depress the selling prices of our products and those of our competitors. We believe import levels are affected by, among other things, overall worldwide product demand, the trade practices of foreign governments, government subsidies to foreign producers and governmentally imposed trade restrictions in the U.S. Increased imports of products similar to those manufactured by us in North America could adversely affect our business, financial condition, results of operations or cash flows.

We rely on a few customers for a significant portion of our net sales, and the loss of those customers would adversely affect us.

        Certain of our customers, in particular marketing groups representing consortia of independent electrical distributors, are material to our business and results of operations because they account for a significant portion of our net sales. In fiscal 2010, 2009 and 2008, our ten largest customers (including buyers and distributors in marketing groups) accounted for approximately 20%, 21% and 22% of our net sales, respectively. Our percentage of sales to our major customers, and ultimately end-users, may increase if we are successful in pursuing our strategy of broadening the range of products we sell to existing customers. In such an event, or in the event of any consolidation in certain segments we serve, including retailers selling building products, our sales may be increasingly sensitive to deterioration in the financial condition of, or other adverse developments with respect to, one or more of our top customers. Our top customers may also be able to exert pricing and other influences on us.

        A significant asset included in our working capital is accounts receivable from customers. If customers responsible for a significant amount of accounts receivable become insolvent or otherwise unable to pay for products and services, or become unwilling or unable to make payments in a timely manner, our operating results and financial condition could be adversely affected. A significant deterioration in the economy could have an adverse effect on the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management's expectations. Deterioration in the credit quality of several major customers at the same time could have a material adverse effect on our operating results and financial condition.

        In general, we do not have long-term contracts with our customers. As a result, although our customers periodically provide indications of their product needs and purchases, they generally purchase our products on an order-by-order basis, and the relationship, as well as particular orders, can be terminated at any time. The loss or bankruptcy of, or significant decrease in business from, any of our major customers could have a material adverse effect on our business, results of operations and cash flow.

Work stoppages, employee strikes and other production disruptions may adversely affect our operations and impair our financial performance.

        As of June 24, 2011, approximately 50% of our U.S. employees were represented for collective bargaining purposes by labor unions. A work stoppage or other interruption of production could occur at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons. In addition, we may encounter supplier constraints, be unable to maintain favorable supplier arrangements and relations or be affected by disruptions in the supply chain. A work stoppage or interruption of production at our facilities, due to labor disputes, shortages of supplies or any other reason could substantially adversely affect our financial condition and results of operations.

We have significant financial obligations relating to pension plans that we maintain in the U.S. and abroad.

        We provide pension benefits through a number of noncontributory and contributory defined benefit retirement plans covering eligible U.S. and non-U.S. employees. As of December 22, 2010, we estimated that our pension plans were underfunded by approximately $18 million. In the event the stock market deteriorates, the funds in which we have invested do not perform according to expectations, or the valuation of the projected benefit obligation increases due to changes in interest rates or other factors, we may be required to make significant cash contributions to the pension plan and recognize increased expense within our financial statements. Our pension obligation is calculated annually and is based on several assumptions, including then-prevailing conditions, which may change from year to year. If in any year our assumptions are inaccurate, we could be required to expend greater amounts than anticipated.

Unplanned outages at our facilities and other unforeseen disruptions may reduce our results of operations.

        Our business depends on the operation of our manufacturing and distribution facilities, particularly our Harvey, Illinois facility. It is possible that we could experience prolonged periods of reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers. It is also possible that operations may be disrupted due to other unforeseen circumstances such as power outages, explosions, fires, floods, accidents and severe weather conditions. Availability of raw materials and delivery of products to customers could be affected by logistical disruptions. To the extent that lost production or distribution capacity could not be compensated for at unaffected facilities and depending on the length of the outage, our sales and production costs could be adversely affected.

We may not be able to adequately protect our intellectual property rights in foreign countries, and we may become involved in intellectual property disputes.

        Our use of contractual provisions, confidentiality procedures and agreements, and patent, trademark, copyright, unfair competition, trade secret and other laws to protect our intellectual property and other proprietary rights may not be adequate. We have registered intellectual property (mainly trademarks and patents) in more than 70 countries. Because of the differences in foreign trademark, patent and other intellectual property or proprietary rights laws, we may not receive the same protection in foreign countries as we would in the United States.

        Litigation may be necessary to enforce our intellectual property rights or to defend against claims by third parties that our products infringe their intellectual property rights. Any litigation or claims brought by or against us could result in substantial costs and diversion of our resources. A successful intellectual property infringement suit against us could prevent us from manufacturing or selling certain products in a particular area, which could have an adverse effect on our business, financial condition, results of operations or cash flows.

If we are unable to hire, engage and retain key personnel, our business could be adversely affected.

        We are dependent in part on our continued ability to hire, engage and retain key employees at our operations around the world. Additionally, we rely upon experienced managerial, marketing and support personnel to effectively manage our business and to successfully promote our wide range of products. If we do not succeed in engaging and retaining key employees and other personnel, we may be unable to meet our objectives and, as a result, our business and our financial condition, results of operations and cash flows could be adversely affected.

Interruptions in the proper functioning of our information technology ("IT") systems could disrupt operations and cause unanticipated increases in costs or decreases in revenues, or both.

        Because we use our information systems to, among other things, manage our manufacturing operations, manage inventories and accounts receivable, make purchasing decisions and monitor our results of operations, the proper functioning of our IT systems is critical to the successful operation of our business. We are currently migrating our current financial reporting system to a new platform. Although our IT systems are protected through physical and software safeguards and remote processing capabilities exist, IT systems are still vulnerable to natural disasters, power losses, unauthorized access, telecommunication failures and other problems. If critical IT systems fail or are otherwise unavailable, as during the migration of our systems currently in progress, our ability to process orders, track credit risk, identify business opportunities, maintain proper levels of inventories, collect accounts receivable, pay expenses and otherwise manage our business would be adversely affected.

Future acquisitions could require us to issue additional debt or equity.

        We currently do not have any plans to acquire any businesses that are significant to our consolidated financial statements. However, we continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing product offering. If we were to undertake a substantial acquisition for cash, the acquisition would likely need to be financed in part through additional financing from banks, through public offerings or private placements of debt or equity securities or through other arrangements. Such acquisition financing might decrease our ratio of earnings to fixed charges and adversely affect other leverage criteria and our credit rating. We cannot assure you that the necessary acquisition financing would be available to us on acceptable terms if and when required.

Future acquisitions may not be successful.

        We will continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing product offering. We cannot assure that we will identify or successfully complete transactions with suitable acquisition candidates in the future, nor can we assure you that completed acquisitions will be successful. If an acquired business fails to operate as anticipated or cannot be successfully integrated with our existing business, our financial condition, results of operations and cash flows could be materially and adversely affected.

Risk Factors Relating to Our Capital Structure and the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.

        We have a significant amount of indebtedness. As of June 24, 2011, our total long-term debt was $411 million, representing the Old Notes and a $1 million letter of credit supporting our industrial revenue bond. In addition, as of June 24, 2011, we had $85 million of borrowings drawn under the ABL Credit Facility and approximately $3 million of undrawn outstanding letters of credit. Approximately $162 million was available under our ABL Credit Facility and the borrowing base was estimated to be $250 million as of June 24, 2011, all of which would be secured by the ABL Priority Collateral on a first-priority basis if borrowed.

        Subject to the limitations contained in the ABL Credit Agreement and the Indenture, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of indebtedness could intensify. Specifically, our high level of indebtedness could have important consequences to the holders of the Notes, including:

  •
  making it more difficult for us to satisfy our obligations with respect to the Notes and our other debt;

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  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

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  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  exposing us to the risk of increased interest rates as borrowings under the ABL Credit Facility will be at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

  •
  placing us at a disadvantage compared to other, less leveraged competitors; and

  •
  increasing our cost of borrowing.

        In addition, the Indenture and the ABL Credit Agreement contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on the Issuer's indebtedness, including the Notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the Notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative measures may not allow us to meet our scheduled debt service obligations. The ABL Credit Agreement and the Indenture will restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations when due.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our obligations under the Notes.

        If we cannot make scheduled payments on our debt, we will be in default and holders of the Notes could declare all outstanding principal and interest to be due and payable, the lenders under the ABL Credit Facility could terminate their commitments to loan money and could declare all outstanding principal and interest to be due and payable, our secured lenders (including under the ABL Credit Facility) could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the Notes.

The Issuer of the Notes is a holding company with no material operations and no material assets other than its investments in its subsidiaries. The ability of the issuer of the Notes to make payments on the Notes is entirely dependent on the earnings and the distribution of funds from its subsidiaries.

        The Issuer is a holding company with no material operations and no material assets other than its investments in its subsidiaries, and conducts all of its operations through its subsidiaries. The ability of the Issuer to make payments on the Notes is entirely dependent on the earnings and the distribution of funds from its subsidiaries. However, none of the Issuer's subsidiaries is obligated to distribute funds to the Issuer for its use in making payments on the Notes. The ability of the Issuer's subsidiaries to make distributions will be subject to restrictions under the laws of their jurisdictions of incorporation.

        We cannot assure you that the agreements governing the current and future indebtedness of the subsidiaries of the Issuer will permit them to provide the Issuer with sufficient dividends, distributions or loans to fund scheduled interest and principal payments by the Issuer on the Notes when due.

Despite our current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We may be able to incur significant additional indebtedness in the future, including secured debt. Although the Indenture and the ABL Credit Agreement contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the Notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness, including obligations under lease arrangements that are currently recorded as operating leases even if operating leases were to be treated as debt under GAAP. In addition, the ABL Credit Facility provides for a credit facility of up to $250 million (less $85 million of borrowings drawn as of June 24, 2011 and approximately $3 million of undrawn outstanding letters of credit, and subject to a borrowing base estimated to be $250 million as of June 24, 2011). All of these borrowings are secured by the ABL Priority Collateral on a first-lien basis. Moreover, the Indenture permits us to incur certain additional indebtedness that would be secured by the ABL Priority Collateral on a first-lien basis. If new debt is added to our current debt levels, the related risks that we and the Guarantors now face could intensify. See "Description of Other Indebtedness" and "Description of Notes."

The terms of the ABL Credit Agreement and the Indenture restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

        The Indenture and the ABL Credit Agreement contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

  •
  incur additional indebtedness;

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  pay dividends or make other distributions or repurchase or redeem capital stock;

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  prepay, redeem or repurchase certain subordinated indebtedness;

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  make loans and investments;

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  sell assets;

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  incur liens;

  •
  enter into transactions with affiliates;

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  alter the businesses we conduct;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  consolidate, merge or sell all or substantially all of our assets.

        The covenants in the Indenture are subject to important exceptions and qualifications, which are described under "Description of Notes."

        In addition, if our borrowing availability under the ABL Credit Facility is below specified levels, we will be required to comply with a fixed charge coverage ratio in the ABL Credit Agreement. Our ability to comply with that financial ratio can be affected by events beyond our control.

        A breach of the covenants under the Indenture or under the ABL Credit Agreement could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision to the related debt. In addition, an event of default under the ABL Credit Agreement would permit the lenders under the ABL Credit Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under the ABL Credit Facility, those lenders could proceed against the collateral securing that indebtedness, especially the collateral in which we granted to them a first-priority security interest to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

        As a result of restrictions contained in the Indenture and the ABL Credit Agreement, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our strategy.

The Notes are effectively subordinated to the Issuer's and the Guarantors' indebtedness under the ABL Credit Facility to the extent of the value of the ABL Priority Collateral, as well as to any other secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness on a basis senior to the Notes.

        The Notes and the guarantees are effectively subordinated to the Issuer's and the Guarantors' indebtedness under the ABL Credit Facility (and any hedging obligations and cash management agreements with lenders under the ABL Credit Facility or their affiliates) with respect to the ABL Priority Collateral, which includes accounts receivable, inventory and other current assets and all proceeds thereof, including cash, cash equivalents, deposit accounts, securities accounts, investment accounts, instruments, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, inventory and other current assets. As of June 24, 2011, the ABL Priority Collateral had a book value of approximately $454 million. As of June 24, 2011, the ABL Priority Collateral secured senior indebtedness of $85 million, which indebtedness was also secured by second-priority security interest in Notes Priority Collateral (which had a book value of approximately $688 million as of June 24, 2011). As of June 24, 2011, the Issuer had no senior secured indebtedness other than the Notes and amounts drawn under the ABL Credit Facility. The Notes and guarantees are also effectively subordinated to any other secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness on a basis senior to the Notes. The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under the ABL Credit Facility, or other indebtedness secured on a basis senior to the Notes, or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Issuer or the Guarantors of the ABL Credit Facility or of such other secured debt, the proceeds from the sale of the ABL Priority Collateral and other assets that secure indebtedness on a priority basis relative to the Notes will be available to pay obligations on the Notes only after all indebtedness secured by the ABL Priority Collateral or such other assets has been paid in full.

There may not be sufficient collateral to pay all or any of the Notes.

        No appraisal of the value of the collateral has been made in connection with the exchange offer and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the Notes may not produce proceeds in an amount sufficient to pay any amounts due on the Notes.

        Our obligations under the ABL Credit Facility are secured by the ABL Priority Collateral on a first-priority basis and by the Notes Priority Collateral on a second-priority basis (and certain hedging obligations and cash management agreements with lenders under the ABL Credit Facility and their affiliates are also secured by the ABL Priority Collateral on a first- priority basis and by the Notes Priority Collateral on a second-priority basis). As a result, upon any distribution to our creditors, foreclosure, liquidation, reorganization, bankruptcy or other insolvency proceedings, or following acceleration of our indebtedness or an event of default under our indebtedness, the lenders under the ABL Credit Facility (and under any such hedging obligations and cash management agreements) will be entitled to be repaid in full from the proceeds of ABL Priority Collateral on a priority basis before any payment is made to you from the proceeds of such collateral. In addition, the terms of the Indenture permit, subject to certain limitations, the incurrence of additional debt that may be secured on a senior priority basis or a pari passu priority basis.

        The fair value of the collateral securing the Notes is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time or in an orderly manner. In the event of a foreclosure, liquidation, reorganization, bankruptcy or other insolvency proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the Notes. In addition, in the event of any such proceeding, the ability of the holders of the Notes to realize upon any of the collateral may be subject to bankruptcy and insolvency law limitations.

        In addition, the security interest of the Trustee, as collateral agent for the Notes, is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Also, certain items included in the collateral, such as licenses and other permits, may not be transferable (by their terms or pursuant to applicable law) and therefore the Trustee may not be able to realize value from such items in the event of a foreclosure. In addition, state law may limit the ability of the collateral agent on behalf of the holders of the Notes to foreclose on the real property and improvements included in the collateral. Accordingly, the Trustee, as collateral agent for the Notes, may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

        The ABL Priority Collateral is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the collateral agent under the ABL Credit Facility and any creditors that have the benefit of first liens on the ABL Priority Collateral from time to time, whether on or after the date the Notes are issued. These exceptions, defects, encumbrances, liens and other imperfections may be significant. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the ABL Priority Collateral, as well as the ability of the Trustee, as collateral agent for the Notes, to realize or foreclose on such collateral.

The Notes are structurally subordinated to all obligations of the Issuer's existing and future subsidiaries that do not serve as Guarantors of the Notes.

        The Notes are guaranteed by Atkore Holdings and by each of the Issuer's existing and subsequently acquired or organized subsidiaries that are borrowers under or guarantee the ABL Credit Facility or that, in the future, guarantee our indebtedness or indebtedness of another Guarantor. The Issuer's subsidiaries that do not guarantee the Notes have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes are structurally subordinated to all indebtedness and other obligations of any non-Guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a Guarantor, all of that subsidiary's creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment from that subsidiary's assets.

        In addition, the Indenture permits, subject to certain limitations, these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        In addition, the Issuer's subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees in accordance with the terms of the Indenture upon the occurrence of certain events, including the following:

  •
  the designation of that Subsidiary Guarantor as an unrestricted subsidiary;

  •
  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Notes by such Subsidiary Guarantor if it would not then otherwise be required to guarantee the Notes; or

  •
  the sale or other disposition, including the sale of substantially all the assets, of that Subsidiary Guarantor.

        If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the Notes. See "Description of Notes—Subsidiary Guarantees."

Certain assets are excluded from the collateral.

        Certain assets are excluded from the collateral securing the Notes as described under "Description of Notes—Certain Definitions—Certain Indenture and Note Security Document Definitions—Excluded Assets" including, among other things, leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), motor vehicles and other assets subject to certificates of title, foreign intellectual property, certain letter of credit rights, certain commercial tort claims, equity interest in any person other than wholly owned restricted subsidiaries to the extent not permitted by the terms of such subsidiary's organizational or joint venture documents, assets to the extent a security interest in such assets would result in material adverse tax consequences, and those assets as to which the costs of obtaining such a security interest are excessive in relation to the value of the security interest to be afforded thereby. In addition, the collateral does not include any capital stock of a subsidiary of Atkore Holdings, including the Issuer, to the extent that the pledge of such capital stock results in the Issuer being required to file separate financial statements of such subsidiary with the SEC (or any other governmental agency) under Rules 3-10 or 3-16 of Regulation S-X under the Securities Act, and any such capital stock covered by a pledge that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from being included in the collateral, but only to the extent necessary to not be subject to such requirement.

Accordingly, a significant portion of the capital stock of the Issuer, Atkore International (NV) Inc., Allied Tube & Conduit Corporation, as well as a portion of the capital stock of WPFY, Inc. and Atkore Foreign Holdings Inc. is currently not included in the pledge as collateral as a result of our filing of the registration statement of which this prospectus forms a part. If an event of default occurs and the Notes are accelerated, the Notes and the guarantees will rank equally with the holders of the other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

Rights of holders of the Notes in the collateral may be adversely affected by the failure to perfect security interests in collateral.

        Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. There can be no assurance that the collateral agent for the Notes has taken all actions necessary to create properly perfected security interests in the collateral, which may result in the loss of the priority of the security interest in favor of the holders of the Notes to which they would otherwise have been entitled. In addition, the mortgages and security interests granted in favor of the collateral agent to secure the Notes were not in all cases perfected by the issue date. If the Issuer, or any Guarantor, were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if the Issuer or any Guarantor were to file for bankruptcy protection after the issue date of the outstanding notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the notes may be particularly subject to challenge as a result of having been delivered after the issue date. To the extent that such challenge succeeded, the holders of the Notes would lose the benefit of the security that the collateral was intended to provide.

        In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The Issuer and the Guarantors have limited obligations to perfect the security interest of the holders of the Notes in specified collateral. There can be no assurance that the Trustee or the collateral agent will monitor, or that the Issuer will inform such Trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the Trustee nor the collateral agent has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the noteholders against third parties.

        Additionally, a failure, for any reason that is not permitted or contemplated under the security documents relating to the collateral, to perfect the security interests in the properties and assets included in the collateral securing the Notes may result in a default under the Indenture and the other agreements governing the Notes.

The rights of holders of the Notes with respect to the collateral are substantially limited by the terms of the intercreditor agreement.

        Under the terms of the intercreditor agreement, which was entered into between the collateral agent for the benefit of the holders of the Notes and the administrative agent under the ABL Credit Facility, at any time that obligations that have the benefit of the first-priority liens on the ABL Priority Collateral are outstanding, any actions that may be taken in respect of the ABL Priority Collateral, including the ability to cause the commencement of enforcement proceedings against the ABL Priority Collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of ABL Priority Collateral from the lien of, and waivers of past defaults with respect to the ABL Priority Collateral under, the security documents, are at the direction of the holders of the obligations secured by the first-priority liens, and neither the Trustee nor the collateral agent, on behalf of the holders of the Notes, has the ability to control or to direct such actions, even if the rights of the holders of the Notes are adversely affected. See "Description of Notes—Security for the Notes—Certain Intercreditor Provisions—Lien Priority,—Waiver of Right to Contest Liens,—Remedies Standstill,—Modifications to ABL Documents and Note Documents." Under the terms of the intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens on the ABL Priority Collateral are outstanding, if the holders of such indebtedness release the ABL Priority Collateral for any reason whatsoever (except the termination of the ABL Credit Facility), including, without limitation, in connection with any sale of assets, the second-priority security interest in such collateral securing the Notes will be automatically and simultaneously released without any consent or action by the holders of the Notes. The ABL Priority Collateral so released will no longer secure Atkore's and the Guarantors' obligations under the Notes. In addition, because the holders of the indebtedness secured by first-priority liens in the ABL Priority Collateral control the disposition of the ABL Priority Collateral, such holders could decide not to proceed against the ABL Priority Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the Indenture. In such event, subject to certain limited exceptions, the only remedy available to the holders of the Notes would be to sue for payment on the Notes and the related guarantees. In addition, the intercreditor agreement gives the holders of first-priority liens on the ABL Priority Collateral the right to access and to use the ABL Priority Collateral that secures the Notes to allow those holders to protect the ABL Priority Collateral and to process, store and dispose of the ABL Priority Collateral. In addition, in the event of any insolvency or liquidation proceeding, if the lenders under the ABL Credit Facility desire to permit any amount of debtor-in-possession ("DIP") financing, the collateral agent for the Notes generally will not be permitted to raise any objection to such DIP financing. See "Description of Notes—Security for the Notes—Certain Intercreditor Provisions—DIP Financing." The intercreditor agreement limits the right of the collateral agent for the Notes to seek relief from the "automatic stay" in an insolvency proceeding or to seek or accept "adequate protection" from a bankruptcy court even though such holders' rights with respect to the collateral are being affected. See "Description of Notes—Security for the Notes—Certain Intercreditor Provisions—Relief from Stay,—Adequate Protection."

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the Trustee or the collateral agent, and you may not realize any payment upon disposition of such collateral.

        Under various circumstances, the collateral securing the Notes will be released automatically, including:

  •
  a sale, transfer or other disposal in a transaction not prohibited under the Indenture and the collateral documents;

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  with respect to collateral held by a Guarantor, upon the release of such Guarantor from its guarantee in accordance with the Indenture;

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  with respect to ABL Priority Collateral, upon the release of such ABL Priority Collateral by the holders of indebtedness secured by first-priority liens in the ABL Priority Collateral;

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  in whole or in part, as applicable, with respect to collateral which has been taken by eminent domain, condemnation or other similar circumstances;

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  in whole upon satisfaction and discharge of the Indenture as described in the section titled "Description of Notes—Satisfaction and Discharge";

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  in whole upon a legal defeasance or covenant defeasance of the Indenture as described in the section titled "Description of Notes—Defeasance"; and

  •
  in whole or in part with the consent of holders holding 66 2/3% or more of the principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes) outstanding.

        In addition, upon certain sales of the assets that constitute the ABL Priority Collateral, the Issuer is required to repay amounts outstanding under the ABL Credit Facility, prior to repayment of any of the Issuer's other indebtedness, including the Notes, with the proceeds of such collateral disposition.

        In addition, the guarantee of a Guarantor is automatically released in connection with a sale of such Guarantor in a transaction not prohibited by the Indenture. The Indenture also permits the Issuer to designate one or more of its restricted subsidiaries that is a Guarantor as an unrestricted subsidiary. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. If a Guarantor is released under the ABL Credit Facility, it will also be automatically released under the Indenture. See "Description of Notes."

In the event of a bankruptcy of the Issuer or any of the Guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the value of the collateral available to secure the Notes.

        In any bankruptcy proceeding with respect to the Issuer or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the value of the collateral with respect to the Notes is less than the then-current principal amount outstanding under the Notes on the date of the bankruptcy filing. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim up to the value of the collateral and an unsecured claim for any deficiency. As a result, the claim of the holders of the Notes could be unsecured in whole or in part.

        Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the Notes to receive post-petition interest and a lack of entitlement to receive other "adequate protection" under federal bankruptcy laws with respect to the unsecured portion of the Notes. See "—Bankruptcy laws may limit the ability of holders of the Notes to realize value from the collateral." In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the Notes.

Bankruptcy laws may limit the ability of holders of the Notes to realize value from the collateral.

        The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy laws if a bankruptcy case were to be commenced by or against the Issuer before the collateral agent repossessed and disposed of the pledged assets. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

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  the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

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  any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

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  any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

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  any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

        For example, under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, or taking other actions to levy against a debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection" with respect to the secured portion of its claim against the debtor. The meaning of the term "adequate protection" may vary according to circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the secured creditor against decreases in the value of the secured creditor's interest in the collateral as a result of the automatic stay or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Adequate protection may take the form of cash payments or the granting of additional or replacement security, if and at such times as the court in its discretion determines. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. Due to the imposition of the automatic stay, the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, and even if the Notes were fully collateralized, it is impossible to predict (a) how long payments under the Notes could be delayed following commencement of a bankruptcy case, (b) whether or when the collateral agent could repossess or dispose of the pledged assets and (c) whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of "adequate protection," or what form any such adequate protection would take.

The collateral is subject to casualty risks and potential environmental liabilities.

        We maintain insurance for our properties against loss or damage by fire or other hazards to a similar extent as other companies operating properties of a similar nature in the same or similar localities. There are, however, some losses that may be either uninsurable or not economically insurable, or insured for values less than the then-current fair market value of relevant equipment, in whole or in part. As a result, insurance proceeds may not compensate us fully for our losses. If there is a total or partial loss of any of the pledged assets, the proceeds received by us in respect thereof may not be sufficient to satisfy all the secured obligations, including the Notes.

        Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because owners and operators of real property may be held liable under environmental laws for the costs of investigating or remediating or contamination or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may be unable to or may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of Notes.

The Issuer will in most cases have control over the collateral.

        The security documents generally allow the Issuer and the Guarantors to remain in possession of, to retain exclusive control over, to freely operate and to collect, invest and dispose of any income from the collateral. These rights may adversely affect the value of the collateral at any time.

Any future pledge of collateral in favor of the holders of the Notes might be voidable in bankruptcy.

        Any future pledge of collateral in favor of the holders of the Notes, including pursuant to security documents delivered after the date of the Indenture, might be voidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the Bankruptcy Code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Notes to receive a greater recovery than what the holders of the Notes would receive in a liquidation under Chapter 7 of the Bankruptcy Code if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The value of the collateral securing the Notes may not be sufficient to give the holders of the Notes the right to receive post-petition interest.

        In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against the Issuer, holders of Notes will only be entitled to post-petition interest under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of Notes that have a security interest in the collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the Bankruptcy Code. No appraisal of the fair market value of the collateral was prepared in connection with the issuance of the Old Notes or has been prepared in connection with this exchange offer and we therefore cannot assure you that the value of the holders' interest in the collateral will equal or exceed the principal amount of the Notes.

The Issuer may not be able to repurchase the Notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, the Issuer will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the ABL Credit Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the Notes and repayment of borrowings under the ABL Credit Facility would be the Issuer's available cash or cash generated from the Issuer's and the Issuer's subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the Notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the ABL Credit Agreement, the Issuer may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        In addition, some important corporate events, such as leveraged recapitalizations, may not, under the Indenture, constitute a "change of control" that would require the Issuer to repurchase the Notes, even though those corporate events could increase the level of the Issuer's indebtedness or otherwise adversely affect the Issuer's capital structure, credit ratings or the value of the Notes. See "Description of Notes—Change of Control."

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of change of control in the Indenture includes a phrase relating to the sale of "all or substantially all" of the Issuer's assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale of less than all the Issuer's assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the Notes or the guarantees, and if that occurs, you may not receive any payments on the Notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if the Issuer or any of the Guarantors, as applicable, (a) issued the Notes or incurred the guarantee with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantee and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantee;

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  the issuance of the Notes or the incurrence of the guarantee left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business; or

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  the Issuer or any of the Guarantors intended to, or believed that the Issuer or such Guarantor would, incur debts beyond the Issuer's or such Guarantor's ability to pay as they mature.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such Guarantor did not obtain a reasonably equivalent benefit from the issuance of the Notes.

        We cannot be certain as to the standards a court would use to determine whether or not the Issuer or any of the Guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees would be subordinated to the Issuer's or any of the Guarantors' other debt. In general, however, a court would deem an entity insolvent if:

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  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they became due.

        Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being avoided under fraudulent transfer law. A recent bankruptcy court action in Florida questioned the validity of such a customary savings clause in a guaranty.

        To the extent that any of the subsidiary guarantees is avoided, then, as to that subsidiary, the guaranty will not be enforceable.

        If a court were to find that the issuance of the Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that guarantee, could subordinate the Notes or that guarantee to presently existing and future indebtedness of ours or of the related Guarantor or could require the holders of the Notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against the Issuer on the principle of equitable subordination if the court determines that (1) the holders of Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Certain restrictive covenants in the Indenture governing the Notes will not apply during any time that such Notes achieve investment grade ratings.

        Most of the restrictive covenants in the Indenture governing the Notes will not apply during any time that the Notes achieve investment grade ratings from Moody's Investment Service, Inc. and Standard & Poor's, and no default or event of default has occurred. If these restrictive covenants cease to apply, the Issuer may take actions, such as incurring additional debt or making certain dividends or distributions, which would otherwise be prohibited under the Indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. The investment grade ratings, if granted, may not reflect all of the factors that would be important to holders of the Notes.

Your ability to transfer the New Notes may be limited by the absence of an active trading market and an active trading market may not develop for the New Notes.

        The New Notes are a new issue of securities for which there is no established trading market. We do not intend to list the New Notes on any national securities exchange or include the New Notes in any automated quotation system. Therefore, an active market for the New Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the New Notes. In that case, the holders of the New Notes may not be able to sell their New Notes at a particular time or at a favorable price.

        Even if an active trading market for the New Notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market, if any, for the New Notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your New Notes. In addition, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the credit ratings assigned to our debt securities by rating agencies may adversely affect the market value of the Notes, increase our future borrowing costs and reduce our access to capital.

        Any credit rating assigned to us could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes. Any downgrade by a rating agency could decrease earnings and may result in higher borrowing costs.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount.

You may have difficulty selling the Old Notes that you do not exchange.

        If you do not exchange your Old Notes for the New Notes offered in the exchange offer, your Old Notes will continue to be subject to significant restrictions on transfer. Those transfer restrictions are described in the Indenture and arose because the Old Notes were originally issued under exemptions from the registration requirements of the Securities Act.

        The Old Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. The Issuer did not register the Old Notes under the Securities Act, and it does not intend to do so. If you do not exchange your Old Notes, your ability to sell those Notes will be significantly limited.

        If a large number of outstanding Old Notes are exchanged for New Notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged Old Notes due to the limited amounts of Old Notes that would remain outstanding following the exchange offer.

Risk Factors Relating to the Transactions

        Our historical financial information and our unaudited pro forma condensed financial data are not representative of our future financial condition, future results of operations or future cash flows nor do they reflect what our financial condition, results of operations or cash flows would have been as a stand-alone company during the periods presented.

        Our historical combined financial information included in this prospectus is not representative of our future financial condition, future results of operations or future cash flows nor does it reflect what our financial condition, results of operations or cash flows would have been as a stand-alone company during the periods presented. This is primarily because:

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  our historical combined financial information has been derived from the financial statements and accounting records of Tyco and reflects assumptions and allocations made by Tyco. Those assumptions and allocations may be different from the comparable expenses we would have incurred as a stand-alone company;

  •
  certain general corporate expenses have historically been allocated to us by Tyco that, while reasonable, may not be indicative of the actual expenses that would have been incurred had we been operating as a stand-alone company, nor are they indicative of the costs that will be incurred in the future as a stand-alone company;

  •
  our working capital requirements historically have been satisfied as part of Tyco's corporate-wide cash management policies. Since becoming a stand-alone company, we can no longer rely on Tyco for cash and working capital. In connection with the Transactions, we incurred a large amount of indebtedness and will therefore assume significant debt service costs. As a result, our cost of debt and capitalization is significantly different from that reflected in our historical combined financial information; and

  •
  as a result of the Transactions, we have experienced increases in our costs, including the cost to establish an appropriate accounting and reporting system, debt service obligations, providing healthcare and other benefits to employees and other costs of being a stand-alone company.

        Our unaudited pro forma condensed financial data included in this prospectus include adjustments to reflect some of the factors described above. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable; however, our assumptions may not prove to be accurate. Accordingly, our unaudited pro forma condensed financial data are not representative of our future financial condition, future results of operations or future cash flows nor do they reflect what our financial condition, results of operations or cash flows would have been as a stand-alone company during the periods presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Financial Data" and our historical financial statements and the Notes to those statements included elsewhere in this prospectus.

Becoming a stand-alone company presents significant challenges.

        There is a significant degree of difficulty inherent in the process of becoming a stand-alone company and managing this process requires significant amounts of management's time. These difficulties include:

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  effecting this process while carrying on our ongoing operations;

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  preserving our customer, distribution, supplier and other important relationships;

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  renegotiating or replacing commercial agreements to reflect the stand-alone nature of our operations;

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  retaining our key officers and personnel; and

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  separating our corporate infrastructure from Tyco's, including systems, insurance, accounting, legal, finance, tax and human resources.

        As a result, we may not successfully or cost-effectively become a stand- alone company. The failure to do so could have an adverse effect on our business, financial condition and results of operations.

        The process of becoming a stand-alone company could cause an interruption of, or loss of momentum in, the activities of one or more of our businesses. Members of our senior management may be required to devote considerable amounts of time to this process, which will decrease the time they will have to manage their respective businesses, service existing customers, attract new customers and develop new products or strategies. If our senior management is not able to manage this process effectively or if any significant business activities are interrupted as a result of this process, our business could suffer.

We have only a limited history as a stand-alone company and may be unable to make the changes necessary to operate effectively.

        There can be no assurance that the separation from Tyco and the resulting need to replace certain administrative and other support functions will not have an adverse impact on our business, financial condition and results of operations. Prior to the Transactions, Tyco provided us with IT, treasury, human resources, real estate, insurance, legal, risk management and other corporate services. The total costs and allocations that Tyco has charged us for those services were $20 million in fiscal 2010 and $19 million in fiscal 2009 but we anticipate that to replace the administrative and support functions previously performed by Tyco, we will incur annual costs of approximately $17 million. In addition, since Tyco acquired our business in 1987, we have acquired 23 companies, resulting in a greater need for additional administrative and other support functions. As a result of the Transactions, apart from a limited number of services to be provided to us on a transitional basis under the Transition Services Agreement, Tyco no longer has an obligation to provide financial, operational or organizational assistance to us or any of our subsidiaries. The actual cost to replace those services may exceed our estimates, which could materially and adversely impact our results.

As a stand-alone company, we do not enjoy all of the benefits of scale that Tyco was able to achieve when operating our business in combination with Tyco's other businesses.

        Prior to the Transactions, we benefited from the scope and scale of the business of Tyco in certain areas, including, among other things, purchasing, risk management, employee benefits, regulatory compliance, insurance, administrative services and human resources. Our loss of these benefits as a consequence of the Transactions could have an adverse effect on our business, results of operations and financial condition. For example, it is possible that some costs will be greater for us than they were for Tyco due to the loss of volume discounts and the position of being a large customer to service providers and vendors. As a result, we may experience increased volatility in terms of cash flow, operating results, working capital and financing requirements.

Our accounting and other management systems and resources may not be adequately prepared to meet financial reporting and other requirements following the Transactions. Our failure to achieve and maintain effective internal controls could adversely affect our business, financial condition and results of operations.

        Our financial results previously were included within the consolidated results of Tyco, and our reporting and control systems were appropriate for those of a business operating as part of a larger public company. However, we were not directly subject to reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon the completion of the exchange offer with respect to the Notes required by the terms of the registration rights agreement applicable to the Notes, we will become subject to the reporting requirements of the Exchange Act. These reporting and other obligations will place significant additional demands on our management and administrative and operational resources, including our accounting resources.

        To comply with these requirements, it is anticipated that we will need to upgrade our systems, including IT, implement additional financial and management controls, reporting systems and procedures and hire additional legal, accounting and finance staff, particularly given our extensive acquisition history which results in our use of multiple legacy systems. If we are unable to upgrade our financial and management controls, reporting systems, IT and procedures in a timely and effective fashion, additional management and other resources of our company may need to be devoted to assist in compliance with the financial reporting requirements and other rules that apply to reporting companies.

The interests of CD&R Investor and the Seller, our controlling stockholders, may differ from the interests of holders of the Notes.

        As of July 31, 2011, CD&R Investor owns approximately 52% of the outstanding capital stock (on an as-converted basis) of Atkore Group, of which Atkore Holdings is a wholly owned subsidiary, and the Seller, a wholly owned subsidiary of Tyco, owns approximately 47% (on an as-converted basis) and management owns approximately 1%. Pursuant to the Stockholders Agreement, CD&R Investor is entitled to designate four of Atkore Group's eight directors, the Seller is entitled to designate three directors, and the CEO of Atkore Group is the eighth director. Prior to a qualified initial public offering of Atkore Group, each of CD&R Investor and the Seller will continue to be entitled to designate directors of Atkore Group in proportion to the respective percentage interests in Atkore Group held by CD&R Investor and the Seller; in addition, CD&R Investor will be entitled to designate one more director than the Seller so long as CD&R Investor owns a majority of the outstanding capital stock of Atkore Group. See "Certain Relationships and Related Party Transactions—Stockholders Agreement of Atkore Group—Corporate Governance." As a result, each of CD&R Investor and the Seller is able to strongly influence or effectively control our decisions.

        Under the Certificate of Designations and the Stockholders Agreement, CD&R Investor and the Seller each must approve specified transactions and actions by Atkore Group and its subsidiaries, including us, so long as CD&R Investor or the Seller owns, as the case may be, a specified percentage of Atkore Group's capital stock. As a result, either CD&R Investor or the Seller is able to prevent our entry into such transactions or our taking such actions, even if such transaction or action is otherwise beneficial to the holders of the Notes. The interests of CD&R Investor or the Seller may differ from those of holders of the Notes in material respects. For example, either CD&R Investor or the Seller may have an interest in Atkore Group or its subsidiaries, including us, pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its investment in Atkore Group, even though such transactions might involve risks to holders of the Notes.

        In addition, affiliates of CD&R Investor are in the business of making investments in companies, and may from time to time in the future acquire interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers of our customers. Moreover, affiliates of the Seller continue to engage in businesses that directly and indirectly compete with certain portions of our business and that supply certain of our customers, subject to limited restrictions on competition set forth in the Investment Agreement. See "Certain Relationships and Related Party Transactions—Investment Agreement—Non-Competition." Also, either CD&R Investor or the Seller may determine that the disposition of some or all of its interests in our company would be beneficial to it at a time when such disposition could be detrimental to the holders of the Notes.

        Further, if we encounter financial difficulties, or we are unable to pay our debts as they become due, the interests of our equity holders might conflict with those of the holders of the Notes. In such a situation, for example, the holders of the Notes might want us to raise additional equity from our equity holders or other investors to reduce our leverage by paying our debts, while our stockholders might not want to increase their investment in us or have their ownership diluted and instead prefer we take other actions, such as selling our assets. Moreover, CD&R Investor's and the Seller's ownership of our company may have the effect of discouraging offers to acquire control of our company.

FORWARD-LOOKING STATEMENTS

        This prospectus contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the following:

  •
  the sustained downturn in the non-residential construction industry;

  •
  fluctuations in the price of raw materials;

  •
  our reliance on the availability and cost of freight and energy;

  •
  changes in governmental regulation, including the National Electrical Code or other legislation and regulation;

  •
  risks relating to doing business internationally;

  •
  claims for damages for defective products;

  •
  our ability to generate or raise capital in the future;

  •
  risk of material environmental, health and safety liabilities and obligations;

  •
  changes in the source and intensity of competition in business;

  •
  the level of similar product imports into North America;

  •
  our reliance on a small number of customers;

  •
  work stoppages, employee strikes and other production disruptions;

  •
  our significant financial obligations relating to pension plans;

  •
  unplanned outages at our facilities and other unforeseen disruptions;

  •
  our ability to protect and enforce our intellectual property rights;

  •
  our ability to attract and retain qualified employees;

  •
  the reliability of our information systems;

  •
  risks inherent in acquisitions and the financing thereof;

  •
  risks relating to us operating as a stand-alone company;

  •
  our substantial indebtedness and our ability to incur further indebtedness;

  •
  limitations on our business under the instruments governing our indebtedness;

  •
  the risk that the benefits from the Transactions may not be fully realized or may take longer to realize than expected; and

  •
  risks related to other factors discussed in this prospectus.

        Words such as "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could,"

"would," "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

        Other risks, uncertainties and factors, including those discussed under "Risk Factors," could cause our actual results to differ materially from those projected in any forward-looking statements we make. You should read carefully the factors described in the "Risk Factors" section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

        We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE EXCHANGE OFFER

        Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC a registration statement on an appropriate form under the Securities Act with respect to a proposed offer to the holders of the Old Notes to issue and deliver to such holders of Old Notes, in exchange for their Old Notes, a like aggregate principal amount of New Notes that are identical in all material respects to the Old Notes, except for provisions relating to registration rights and the transfer restrictions relating to the Old Notes, and except for certain related differences described below. See "Exchange Offer; Registration Rights."

General

        In connection with the issuance of the Old Notes pursuant to the purchase agreement, dated as of December 15, 2010, between us and the initial purchasers, the holders of the Old Notes from time to time became entitled to the benefits of the Registration Rights Agreement.

        Under the Registration Rights Agreement, we have agreed (1) to use our commercially reasonable efforts to file with the SEC the registration statement, of which this prospectus is a part, with respect to a registered offer to exchange the Old Notes for the New Notes; (2) to use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act by September 16, 2011; and (3) to commence the exchange offer promptly after the effectiveness of this registration statement.

Terms of the Exchange Offer; Period for Tendering Old Notes

        This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.

        When you tender Old Notes as provided below, our acceptance of the Old Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal. In tendering Old Notes, you should also note the following important information:

  •
  You may only tender Old Notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

  •
  We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the Old Notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus, to all of the registered holders of Old Notes at their addresses listed in the Trustee's security register with respect to the Old Notes.

  •
  The exchange offer expires at 12:00 a.m., New York City time, on                        , 2011; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open.

  •
  As of the date of this prospectus, $410.0 million aggregate principal amount of Old Notes was outstanding. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

  •
  Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described under "—Conditions to the Exchange Offer."

  •
  We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of an extension to the Exchange Agent and notice of that extension to the holders of Notes as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised as described under "—Withdrawal Rights." Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder of Notes promptly after the expiration or termination of the exchange offer.

  •
  We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes that we have not yet accepted for exchange, at any time prior to the Expiration Date. If we make a material change to the terms of the exchange offer, including the waiver of a material condition, we will, to the extent required by law, disseminate additional offer materials and extend the period of time during which the exchange offer is open so that at least five business days remain in the exchange offer following notice of a material change.

  •
  We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Old Notes as promptly as practicable. If we extend the Expiration Date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency. Such announcement may state that we are extending the exchange offer for a specified period of time.

  •
  Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

  •
  Old Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement.

  •
  We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

  •
  By executing, or otherwise becoming bound by, the letter of transmittal, you will be making to us the representations described under "—Resale of the New Notes."

Important rules concerning the exchange offer

        You should note the following important rules concerning the exchange offer:

  •
  All questions as to the validity, form, eligibility, time of receipt and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

  •
  We reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes if such acceptance might, in our judgment or the judgment of our counsel, be unlawful.

  •
  We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of Old Notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

  •
  Our interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date shall be final and binding on all parties. Neither we, the Exchange Agent nor any other person shall be under any duty to notify you of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failing to so notify you.

Procedures for Tendering Old Notes

  What to submit and how

        If you, as a holder of any Old Notes, wish to tender your Old Notes for exchange in the exchange offer, you must, except as described under "—Guaranteed Delivery Procedures," transmit the following on or prior to the Expiration Date to the Exchange Agent:

          (1)   if Old Notes are tendered in accordance with the book-entry procedures described under "—Book-Entry Transfer," an Agent's Message, as defined below, transmitted through DTC's ATOP, or (2) a properly completed and duly executed letter of transmittal, or a facsimile copy thereof, to the Exchange Agent at the address set forth below under "—Exchange Agent," including all other documents required by the letter of transmittal.

        In addition,

          (1)   a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC using the procedure for book-entry transfer described under "—Book-Entry Transfer" (a "Book-Entry Confirmation"), along with an Agent's Message, must be actually received by the Exchange Agent prior to the Expiration Date, or

          (2)   certificates for Old Notes must be actually received by the Exchange Agent along with the letter of transmittal on or prior to the Expiration Date, or

          (3)   you must comply with the guaranteed delivery procedures described below.

        The term "Agent's Message" means a message, transmitted through ATOP by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by the letter of transmittal or, in the case of an Agent's Message relating to guaranteed delivery, that such holder has received and further agrees to be bound by the notice of guaranteed delivery, and that we may enforce the letter of transmittal, and the notice of guaranteed delivery, as the case may be, against such holder.

        The method of delivery of Old Notes, letters of transmittal, notices of guaranteed delivery and all other required documentation, including delivery of Old Notes through DTC and transmission of Agent's Messages through DTC's ATOP, is at your election and risk. Delivery will be deemed made only when all required documentation is actually received by the Exchange Agent. Delivery of documents or instructions to DTC does not constitute delivery to the Exchange Agent. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent. Holders tendering Old Notes or transmitting Agent's Messages through DTC's ATOP must allow sufficient time for completion of ATOP procedures during DTC's normal business hours. No Old Notes, Agent's Messages, letters of transmittal, notices of guaranteed delivery or any other required documentation should be sent to us.

  How to sign your letter of transmittal and other documents

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes being surrendered for exchange are tendered:

          (1)   by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

          (2)   for the account of an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act, or a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of a medallion program recognized by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchanges Medallion Program ("SEMP") and the New York Stock Exchange Medallion Signature Program ("MSP") (each, an "Eligible Institution").

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by an Eligible Institution.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes and with the signatures guaranteed.

        If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of such person's authority to so act must be submitted.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Once all of the conditions to the exchange offer are satisfied or waived, we will accept all Old Notes properly tendered and not properly withdrawn, and will issue the New Notes of the same series, promptly after the Expiration Date. See "—Conditions to the Exchange Offer" below. For purposes of the exchange offer, our giving of oral or written notice of acceptance to the Exchange Agent will be considered our acceptance of the tendered Old Notes.

        In all cases, we will issue New Notes in exchange for Old Notes of the same series that are accepted for exchange only after timely receipt by the Exchange Agent of:

  •
  a Book-Entry Confirmation or Old Notes in proper form for transfer,

  •
  a properly transmitted Agent's Message or a properly completed and duly executed letter of transmittal, and

  •
  all other required documentation.

        If we do not accept any tendered Old Notes for any reason included in the terms and conditions of the exchange offer, if you submit certificates representing Old Notes in a greater principal amount than you wish to exchange or if you properly withdraw tendered Old Notes in accordance with the procedures described under "—Withdrawal Rights," we will return any unaccepted, non-exchanged or properly withdrawn Old Notes, as the case may be, without expense to the tendering holder. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC using the book-entry transfer procedures described below, unaccepted, non-exchanged or properly withdrawn Old Notes will be credited to an account maintained with DTC. We will return the Old Notes or have them credited to the DTC account, as applicable, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

        The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, société anonyme ("Clearstream") may make book-entry delivery of Old Notes by causing DTC to transfer Old Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message and all other documents required by the letter of transmittal. Only participants in DTC may deliver Old Notes by book-entry transfer.

        Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the letter of transmittal, or a facsimile copy thereof, properly completed and duly executed, with any required signature guarantees, or an Agent's Message, with all other required documentation, must in any case be transmitted to and received by the Exchange Agent at its address listed under "—Exchange Agent" on or prior to the Expiration Date, or you must comply with the guaranteed delivery procedures described below under "—Guaranteed Delivery Procedures."

        If your Old Notes are held through DTC, you must complete the accompanying form called "Instructions to Registered Holder and/or Book-Entry Participant," which will instruct the DTC participant through whom you hold your Old Notes of your intention to tender your Old Notes or not tender your Old Notes. Please note that delivery of documents or instructions to DTC does not constitute delivery to the Exchange Agent and we will not be able to accept your tender of Old Notes until the Exchange Agent actually receives from DTC the information and documentation described under "—Acceptance of Old Notes for Exchange; Delivery of Old Notes."

Guaranteed Delivery Procedures

        If you are a registered holder of Old Notes and you want to tender your Old Notes but the procedure for book-entry transfer cannot be completed prior to the Expiration Date, your Old Notes are not immediately available or time will not permit your Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if:

  •
  the tender is made through an Eligible Institution, as defined above,

  •
  prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution, by facsimile transmission, mail or hand delivery, a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, or an Agent's Message with respect to guaranteed delivery in lieu thereof, in either case stating:

  •
  the name and address of the holder of Old Notes,

  •
  the amount of Old Notes tendered,

  •
  that the tender is being made by delivering such notice and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, a Book-Entry Confirmation or the certificates for all physically tendered Old Notes, in proper form for transfer, together with either an appropriate Agent's Message or a properly completed and duly executed letter of transmittal in lieu thereof, and all other required documentation, will be deposited by that Eligible Institution with the Exchange Agent, and

  •
  a Book-Entry Confirmation or the certificates for all physically tendered Old Notes, in proper form for transfer, together with either an appropriate Agent's Message or a properly completed and duly executed letter of transmittal in lieu thereof, and all other required documentation, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

Withdrawal Rights

        You can withdraw your tender of Old Notes at any time on or prior to 12:00 a.m., New York City time, on the Expiration Date.

        For a withdrawal to be effective, a written notice of withdrawal must be actually received by the Exchange Agent prior to such time, properly transmitted either through DTC's ATOP or to the Exchange Agent at the address listed below under "—Exchange Agent." Any notice of withdrawal must:

  •
  specify the name of the person having tendered the Old Notes to be withdrawn;

  •
  identify the Old Notes to be withdrawn;

  •
  specify the principal amount of the Old Notes to be withdrawn;

  •
  contain a statement that the tendering holder is withdrawing its election to have such Notes exchanged for New Notes;

  •
  except in the case of a notice of withdrawal transmitted through DTC's ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender;

  •
  if certificates for Old Notes have been delivered to the Exchange Agent, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder;

  •
  if certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of those certificates, specify the serial numbers of the particular certificates to be withdrawn, and, except in the case of a notice of withdrawal transmitted through DTC's ATOP system, include a notice of withdrawal signed in the same manner as the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees; and

  •
  if Old Notes have been tendered using the procedure for book-entry transfer described above, specify the name and number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the withdrawn Old Notes, and otherwise comply with the procedures of DTC.

        Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any Old Notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. New Notes will not be issued in exchange for such withdrawn Old Notes unless the Old Notes so withdrawn are validly re-tendered.

        If you have properly withdrawn Old Notes and wish to re-tender them, you may do so by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if we determine in our reasonable judgment at any time before the Expiration Date that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

        The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

        In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.

        We reserve the right to terminate or amend the exchange offer at any time prior to the Expiration Date upon the occurrence of any of the foregoing events.

Exchange Agent

        Wilmington Trust FSB has been appointed as the Exchange Agent for the exchange offer. All executed letters of transmittal, notices of guaranteed delivery, notices of withdrawal and any other required documentation should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the Exchange Agent, addressed as follows:

Deliver To:

By registered or certified mail, hand delivery or overnight courier:	By facsimile:	For information call:
Wilmington Trust FSB c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	(302) 636-4139	Sam Hamed (302) 636-6181

        Delivery to an address other than the address of the Exchange Agent as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

        The principal solicitation is being made by mail; however, additional solicitation may be made by telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

        The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and Exchange Agent expenses, will be paid by us and are estimated in the aggregate to be $0.7 million.

Transfer Taxes

        Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Resale of the New Notes

        Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the New Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of Old Notes participating in the exchange offer, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993.

        However, any purchaser of Old Notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

  •
  will not be able to rely on such SEC interpretation;

  •
  will not be able to tender its Old Notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes unless such sale or transfer is made pursuant to an exemption from those requirements.

        By executing, or otherwise becoming bound by, the letter of transmittal, each holder of the Old Notes will represent that:

  •
  any New Notes to be received by such holder will be acquired in the ordinary course of its business;

  •
  it has no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

  •
  it is not an "affiliate" of us or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the New Notes as it has made in previous no-action letters.

        In addition, in connection with any resales of those Old Notes, each exchanging dealer, as defined below, receiving New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution."

        The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging dealers may fulfill their prospectus delivery requirements with respect to the New Notes, other than a resale of an unsold allotment from the original sale of the Old Notes, by delivery of the prospectus contained in the exchange offer registration statement.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement we entered into in connection with the private offering of the Old Notes. We will not receive any cash proceeds from the issuance of the New Notes under the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in like principal amounts, the terms of which are identical in all material respects to the New Notes, subject to limited exceptions. Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.

        The net proceeds from the sale of the Old Notes were approximately $393 million. We used the net proceeds from the sale of the Old Notes, together with cash on our balance sheet, borrowings under the ABL Credit Facility and equity financing, to:

  •
  pay Tyco the cash consideration for the Transactions;

  •
  repay amounts payable to Tyco affiliates; and

  •
  pay fees, expenses, discounts and other costs associated with the Transactions, including an identical fee of $15 million due to each of CD&R and Tyco International Management Company, LLC under the Investment Agreement. Other than the two $15 million fees, all of the fees, expenses, discounts and other costs associated with the Transaction have been recorded as selling, general and administration expenses in our financial statements. Of the total fee paid to CD&R, $9 million has been recorded as debt issuance costs and been capitalized within other current assets and other assets on our balance sheet as it was paid in connection with CD&R's direct efforts to arrange financing for us in connection with the Transactions. The remaining $6 million has been included in selling, general and administrative expenses for the period ended December 24, 2010. The $15 million fee paid to Tyco International Management Company, LLC has been recorded as purchase price consideration for the Transactions.

        For further information regarding the Transactions, see "The Transactions" and Note 2 to our unaudited consolidated financial statements for the period from December 23, 2010 through June 24, 2011, which appear elsewhere in this prospectus.

 CAPITALIZATION

        The following table presents our capitalization as of June 24, 2011 on an actual basis. You should read the following table in conjunction with the sections entitled "Unaudited Pro Forma Condensed Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.

As of June 24, 2011
($ in millions)
Debt:
ABL Credit Facility(a)	85
Senior Secured Notes(b)	410
Other(c)	1

Total debt	$496
Stockholder's Equity	615

Total Capitalization	$1,111

(a)
Upon the consummation of the Transactions, we entered into the ABL Credit Facility, which provides for a five-year senior secured revolving credit facility of up to $250 million, subject to a borrowing base estimated to be $250 million as of June 24, 2011. See "Description of Other Indebtedness—ABL Credit Facility." As of June 24, 2011, we had drawn $85 million on the ABL Credit Facility.

(b)
We will not receive any cash proceeds from the issuance of the New Notes under the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in like principal amounts, the terms of which are identical in all material respects to the New Notes, subject to limited exceptions. Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.

(c)
Represents an outstanding letter of credit supporting a Massachusetts Industrial Finance Agency Revenue Bond for our AFC Cable Systems operations.

UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

        The following tables set forth our unaudited pro forma condensed financial statements for each of (i) the nine months ended June 24, 2011 and (ii) our fiscal year ended September 24, 2010. The unaudited pro forma condensed statement of operations for the nine months ended June 24, 2011 has been developed by applying pro forma adjustments to our historical unaudited combined statement of operations of TEMP for the period beginning September 25, 2010 and ending on December 22, 2010 as well as to our historical unaudited consolidated statement of operations for the period from December 23, 2010 and ending on June 24, 2011, which historical interim statements of operations are included elsewhere in this prospectus. This unaudited pro forma condensed statement of operations gives effect to the Transactions as if they had been consummated on September 26, 2009, the beginning of our fiscal year 2010.

        The unaudited pro forma statement of operations for the fiscal year ended September 24, 2010 has been developed by applying pro forma adjustments to the historical audited combined statement of operations of TEMP for the period beginning September 26, 2009 and ending September 24, 2010, the beginning and end, respectively, of our fiscal year 2010, which historical statement of operations is included elsewhere in this prospectus. This unaudited pro forma condensed statement of operations also gives effect to the Transactions as if they had been consummated on September 26, 2009, the beginning of our fiscal year 2010.

        Pro forma adjustments were made to reflect:

  •
  Changes in depreciation and amortization expense resulting from preliminary fair value adjustments to net tangible assets and amortizable intangible assets;

  •
  Management fees to be paid to CD&R and Tyco International Management Company, LLC;

  •
  Changes in pension expense from fair value adjustments to pension obligations;

  •
  Debt issuance costs and the amortization thereof incurred as a result of the Transactions;

  •
  The changes in interest expense resulting from the Transactions; and

  •
  The tax effect of the above adjustments.

        The unaudited pro forma condensed statement of operations does not reflect the following non-recurring adjustments:

  •
  Step-up of inventories, totaling $13 million to their fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, "Business Combinations" that will result in a higher cost of sales as such inventories turn; and

  •
  Transaction fees of $16 million attributed to acquisition-related activities.

        In addition, the unaudited pro forma condensed financial statements do not give effect to the adjustments reflected in our Adjusted EBITDA, as presented in Note (b) to the table set forth in "Prospectus Summary—Summary Historical Financial Data." No pro forma condensed balance sheet is presented as the unaudited balance sheet data as of June 24, 2011 included elsewhere in this prospectus reflects the preliminary estimated fair values of assets acquired and liabilities assumed in conjunction with the Transactions. The Company does not expect material changes as a result of the completion of the purchase price allocation.

        The unaudited pro forma condensed financial information is presented for informational purposes only and does not purport to present what our actual consolidated results of operations would have been had the Transactions occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. Historical results are not necessarily indicative of results that may be expected for any future period. The unaudited pro forma condensed financial data should be read in conjunction with "Summary—Presentation of Financial Information," "Risk Factors," "The Transactions," "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes appearing elsewhere in this prospectus.

        The acquisition of TEMP has been accounted for in accordance with accounting guidance for business combinations and, accordingly resulted in the recognition of assets acquired and liabilities assumed at fair value as of December 22, 2010. The purchase price paid in the Transactions has been "pushed down" to Atkore Holdings' financial statements. For a discussion of the purchase price accounting in connection with the Transactions, see Note 2 to our unaudited condensed consolidated financial statements for the period ended June 24, 2011. The preliminary measurements of fair value set forth above are subject to change. We expect to finalize the valuation and complete the purchase price allocations by the end of fiscal 2011 or as soon as practicable. The Company does not expect material changes as a result of the completion of the purchase price allocation.

        Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed financial statements.

Atkore International Holdings Inc.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the nine months ended June 24, 2011
($ in millions)

	Predecessor Company for the period from Sept. 25, 2010 through Dec. 22, 2010	Successor Company for the period from Dec. 23, 2010 through June 24, 2011	Pro forma adjustments		Pro forma for the Transactions
Net sales	$352	$835	$—		$1,187
Cost of sales	304	691	(11	)(a)	984
Selling, general and administrative expenses	41	109	(13	)(b)	137
Restructuring and asset impairment charges	(1)	1	—		—

Operating income	8	34	24		66
Interest expense, net	11	24	—	(c)	35

Loss before income taxes	(3)	10	24		31
Income tax expense	—	8	3	(d)	11

Net (loss) income from continuing operations	$(3)	$2	$21		$20

See Notes to the Pro Forma Condensed Statement of Operations for the nine months ended June 24, 2011.

Notes to the Pro Forma Condensed Statement of Operations for the nine months ended June 24, 2011.

(a)
Represents the following adjustments:

1.
Depreciation of $2 million resulting from the preliminary fair value allocations and revised estimated useful lives assigned to property and equipment.

Property and equipment is depreciated over estimated useful lives as follows:

Buildings	2 to 34 years
Building improvements	2 to 20 years
Machinery and equipment production	2 to 19 years
Support and testing machinery and equipment	2 to 13 years
Leasehold improvements	Lesser of remaining term of the lease or economic useful life
  2.
  Removal of the amortization associated with the $13 million purchase price adjustment to record inventory fair value.

(b)
Represents the following adjustments:

1.
Additional amortization of $3 million resulting from the preliminary fair value allocations and revised estimated useful lives assigned to intangible assets. For customer relationships intangible assets with finite lives, the weighted-average amortization period is 13.6 years.

2.
Incremental portion of $1 million of the aggregate annual management fee of $6 million per annum to be paid to CD&R and Tyco International Management Company, LLC. See "Certain Relationships and Related Party Transactions—Consulting Agreements."

3.
Reduction in pension expense of $1 million from the impact of reducing pension obligations.

4.
Removal of the $16 million of transaction fees attributed to acquisition-related activities. This amount includes all transaction costs incurred in connection with the business acquisition: $6 million of fees paid to CD&R and $10 million of transaction costs and fees incurred, including legal and accounting costs.

(c)
The pro forma adjustment for interest expense, net represents the removal of all of the historical interest expense and an addition for the calculation of the new interest on the new borrowings plus the applicable amortization of debt issuance costs related to the indebtedness incurred in connection with the Transactions, as well as fees payable on the ABL Credit Facility. As a result of those two offsetting calculations, the pro forma adjustment, rounded to an amount in millions of dollars, did not result in any incremental interest expense or benefit. We drew $55 million on the ABL Credit Facility as of December 22, 2010, although we are permitted to and may choose to draw up to $250 million subject to a borrowing base estimated to be $250 million as of June 24, 2011. As of June 24, 2011, $85 million was outstanding on the ABL Credit Facility. The interest rate on the Notes is 9.875% and is assumed to be 2.76% on amounts drawn on the ABL Credit Facility. A 0.125 percentage point change in interest rates on our pro forma ABL Credit Facility indebtedness would change pro forma interest expense by less than $1 million for the nine months ended June 24, 2011.

(d)
Reflects the estimated tax effects resulting from the pro forma adjustments based on statutory tax rate of 38%.

Atkore International Holdings Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the fiscal year ended September 24, 2010
($ in millions)

	Historical The Electrical and Metal Products Business of Tyco International Ltd.	Pro forma adjustments		Pro forma for the Transactions
Net sales	$1,433	$—		$1,433
Cost of sales	1,192	(2)	(a)	1,190
Selling, general and administrative expenses	166	14	(b)	180
Restructuring and asset impairment charges	7	—		7

Operating income	68	(12)		56
Interest expense, net	48	—	(c)	48

Income before income taxes	20	(12)		8
Income tax expense	19	(4)	(d)	15

Net income (loss) from continuing operations	$1	$(8)		$(7)

See Notes to the Pro Forma Condensed Combined Statement of Operations for the
Fiscal Year ended September 24, 2010.

Notes to the Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended September 24, 2010.

(a)
Represents the adjustment to depreciation resulting from the preliminary fair value allocations and revised estimated useful lives assigned to property and equipment.

Property and equipment is depreciated over estimated useful lives as follows:

Buildings	2 to 34 years
Building improvements	2 to 20 years
Machinery and equipment production	2 to 19 years
Support and testing machinery and equipment	2 to 13 years
Leasehold improvements	Lesser of remaining term of the lease or economic useful life
(b)
Represents the following adjustments:

1.
Additional amortization of $11 million resulting from the preliminary fair value allocations and revised estimated useful lives assigned to intangible assets. For customer relationships intangible assets with finite lives, the weighted-average amortization period is 13.6 years.

2.
Aggregate annual management fee of $6 million per annum to be paid to CD&R and Tyco International Management Company, LLC. See "Certain Relationships and Related Party Transactions—Consulting Agreements."

3.
Reduction in pension expense of $3 million from the impact of reducing pension obligations.

(c)
Represents incremental interest expense, including amortization of debt issuance costs, related to the indebtedness we incurred in connection with the Transactions, including the Notes (including fees payable on our ABL Credit Facility). We drew $55 million on the ABL Credit Facility as of December 22, 2010, although we are permitted to and may choose to draw up to $250 million subject to a borrowing base estimated to be $250 million as of June 24, 2011. As of June 24, 2011, $85 million was outstanding on the ABL Credit Facility. The interest rate on the Notes is 9.875% and is assumed to be 2.76% on amounts drawn on the ABL Credit Facility. A 0.125 percentage point change in interest rates on our pro forma ABL Credit Facility indebtedness would change pro forma interest expense less than $1 million for the year ended September 24, 2010.

(d)
Reflects the estimated tax effects resulting from the pro forma adjustments.

SELECTED HISTORICAL FINANCIAL DATA

        The following table sets forth certain summary historical consolidated financial data of our company as well as certain summary historical combined financial data of TEMP which are a combination of the assets and liabilities used in managing and operating our business prior to the Transactions.

        On December 22, 2010, we completed the acquisition of TEMP (the "Acquisition"). As a result, the TEMP business is considered a predecessor company (the "Predecessor") to our company. The statement of operations data for the period from September 25, 2010 through December 22, 2010 presents the financial condition and results of operations for the Predecessor and are derived from our unaudited interim financial statements included elsewhere in this prospectus. The balance sheet data as of December 22, 2010 and June 25, 2010 present the financial condition and results of operations for the Predecessor and are derived from our unaudited interim financial statements not included in this prospectus. The statements of operations data for the period from December 23, 2010 through June 24, 2011 and the balance sheet data as of June 24, 2011 present the financial condition and results of operations for our company on a successor basis (the "Successor"), reflecting the impact of the preliminary purchase price allocation and are derived from our unaudited interim financial statements included elsewhere in this prospectus. Our unaudited interim financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the periods from September 25, 2010 through December 22, 2010 and December 23, 2010 through June 24, 2011 are not necessarily indicative of the results that may be expected for the entire year ending September 30, 2011 or any future periods.

        The combined statement of operations data for the fiscal years ended September 24, 2010, September 25, 2009 and September 26, 2008 and the combined balance sheet data as of September 24, 2010 and September 25, 2009 are derived from our audited combined financial statements included elsewhere in this prospectus. The combined balance sheet data as of September 26, 2008 have been derived from our audited combined financial statements that are not included in this prospectus. The combined statement of operations data for the fiscal year ended September 29, 2006 and the combined balance sheet data as of September 28, 2007 and September 29, 2006 are derived from unaudited combined financial statements that are not included in this prospectus. The combined statement of operations data for the fiscal year ended September 28, 2007 are derived from audited combined financial statements that are not included in this prospectus.

        The acquisition of TEMP is accounted for in accordance with accounting guidance for business combinations and, accordingly, resulted in the recognition of assets and liabilities at fair values as of December 22, 2010. As a result of the Transactions, our consolidated financial statements after December 22, 2010 are not comparable to our financial statements prior to such date. The historical financial data presented below are not necessarily indicative of the results to be expected for any future period. These data also do not necessarily reflect what our financial condition and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented, including the application of purchase accounting and the capitalization of the Successor Company as a result of the Transactions.

        The selected historical financial data presented below should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	Consolidated Successor	Combined Predecessor		Combined Predecessor
	Period from Dec. 23, 2010 through June 24, 2011	Period from Sept. 25, 2010 through Dec. 22, 2010		Fiscal Year Ended
			Nine months ended June 25, 2010
				Sept. 24 2010	Sept. 25 2009(a)	Sept. 26 2008	Sept. 28 2007	Sept. 29 2006
		($ in millions)
Statement of Operations Data:
Net sales	$835	$352	$1,047	$1,433	$1,433	$2,318	$2,027	$1,969
Cost of sales	691	304	856	1,192	1,282	1,762	1,698	1,497
Gross margin	144	48	191	241	151	556	329	472
Operating income (loss)	34	8	61	68	(963)	311	130	291
Income (loss) before income taxes	10	(3)	26	20	(1,004)	289	118	265
Net income (loss)	2	(3)	12	1	(969)	172	64	166

				Combined Predecessor
	Consolidated Successor
		Combined Predecessor		As of
	As of June 24, 2011	As of Dec. 22, 2010	As of June 25, 2010	Sept. 24 2010	Sept. 25 2009	Sept. 26 2008	Sept. 28 2007	Sept. 29 2006
		($ in millions)
Balance Sheet Data:
Total assets	$1,474	$887	$1,322	$1,224	$1,241	$2,768	$2,530	$3,000
Total debt, including current portion and including due to Tyco and affiliates	$496	405	722	701	713	711	735	730

(a)
The operating loss, loss before income taxes and net loss for fiscal 2009 includes a goodwill impairment charge of $940 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following information should be read in conjunction with "Selected Historical Financial Data" and our financial statements and the related notes included elsewhere in this prospectus. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this prospectus, particularly in "Risk Factors" and "Forward-Looking Statements."

Overview

        We are a global manufacturer of fabricated steel tubes and pipes, pre-wired armored cables, cable management systems and metal framing systems. Our products are used primarily in non-residential construction applications, including installation of electrical systems, site perimeter security fences, steel pipe scaffolding, fire sprinkler pipe and protection systems and metal framing for various support structures. Our company operates through two business segments: Electrical and Infrastructure and Engineered Products and Services. Our Electrical and Infrastructure segment offers a broad and diverse range of electrical products, including (1) electrical conduits, (2) armored and metal-clad cable and (3) cable management systems. Products manufactured by our Engineered Products and Services segment include (1) mechanical tube, (2) fence framework, (3) fire sprinkler pipe, (4) metal framing systems, (5) HSS, and (6) sheets and plates, each of which is customized in a wide range of shapes, sizes and specifications. Through our Engineered Products and Services segment, we also provide ancillary services to our customers in the form of slitting and cutting of structural steel sheets, which are sold primarily to metal service centers.

        We operate 24 manufacturing facilities and 15 distribution facilities that are strategically located to efficiently receive materials from our suppliers as well as deliver products to our customers. Our global footprint has been streamlined in recent years to improve manufacturing capacity utilization across our facilities and to enhance the efficiency of our transportation and logistics networks. To complement these efforts, in fiscal 2010 we completed a 500,000 square foot addition to our original facility in Harvey, Illinois to consolidate warehouse capacity, reduce logistics cost and handling damage, and expand our corporate offices.

        We distribute our products to end-users through several distinct channels, including electrical distributors, home improvement retailers, industrial distributors, HVAC and plumbing distributors, datacom distributors and OEMs, as well as directly to a small number of general contractors. Many of our products are ultimately installed into non-residential and multi-family residential buildings during new construction and renovation by end-users, who are typically trade contractors. We serve a diverse group of end markets, including commercial construction, diversified industrials, power generation, agricultural, retail, transportation and government. The majority of our sales and operations are in North America. In the first nine months of fiscal 2011, 81% of our net sales were to customers located in the U.S. We also have a significant manufacturing and sales presence in Brazil and, to a lesser extent, in the United Kingdom, France, Australia and New Zealand. We also have a minority interest in a joint venture in the Middle East.

        Our business is largely dependent on the non-residential construction industry. Approximately 62% of our net sales in the first nine months of fiscal 2011 were related to U.S. non-residential construction, where our product installation typically lags U.S. non-residential starts by six to nine months. U.S. non-residential construction starts, as reported by McGraw-Hill Construction—Dodge, Research & Analytics, reached a historic low of 656 million square feet in calendar year 2010. This level of activity is significantly below the previous cyclical troughs witnessed from 1967 through 2008, during which time non-residential construction starts did not fall below 936 million square feet in any given calendar year.

We expect to capitalize on any recovery in non-residential construction activity over the coming years and potentially drive higher margins by leveraging the scalability of our operations.

Business Factors Influencing our Results of Operations

        Our customers include OEMs, retail distributors, wholesale distributors and general contractors, serving a variety of end markets. In the first nine months of fiscal 2011, $962 million, or 81% of net sales, were tied from customers located in the U.S. As a result, our operating results have been, and will continue to be, impacted by macroeconomic trends in the U.S. In particular, our sales activity in the U.S. is heavily dependent on non-residential construction activity. Electrical conduits, armored cable, strut channel, cable tray, fire sprinkler pipe, fence framework and metal framing are building materials that are directly impacted by U.S. non-residential construction activity.

        We believe that our business is influenced by three main economic indicators: U.S. gross domestic product, or "GDP," non-residential construction starts measured in terms of square footage and, to a lesser extent, the GDP of Brazil. The table below lists these metrics and their year-over-year trends from fiscal 2008 through fiscal 2010 as well as the period from September 25, 2010 through June 24, 2011:

	Period from Sept. 25, 2010 through June 24, 2011
		Fiscal Year Ended
		Sept. 24, 2010	Sept. 25, 2009	Sept. 26, 2008
U.S. GDP (% growth (decline) period-over-period)	1.3%	3.3%	(2.7)%	(0.3)%
U.S. non-residential starts, mil sq ft(a) (% growth (decline) period-over-period)	3.4%	(25.4)%	(40.4)%	(11.2)%
Brazilian GDP(b) (% growth (decline) period-over-period)	N/A	7.5%	(0.6)%	5.2%

(a)
Source: McGraw-Hill Construction—Dodge, Research & Analytics

(b)
Source: Institute of Applied Economic Research. (Note: reflects calendar year data, other than for the period from September 25, 2010 through June 24, 2011, for which there are currently no data available)

        U.S. GDP growth rate trends are generally indicative of the strength in demand for our products. Historically, we have seen that year-over-year increasing U.S. GDP growth rates can be indicative of positive trends in our results, as a stronger economy generally increases demand for our products. The opposite is also generally true; decreases in U.S. GDP growth rates can signal negative trends in our results, as a weaker economy generally reduces demand or weakens pricing for our products. Similar to the U.S., Brazil's GDP growth rate trends are generally indicative of the strength and demand for our products in Brazil.

        In the U.S., non-residential construction had been strong through 2007, but slowed significantly in 2008, 2009 and 2010. Beginning in fiscal 2008 and throughout 2009, prolonged financial market and economic turmoil impacting the U.S. and the rest of the world caused a significant downturn in almost all of the end markets we serve, as the U.S. non-residential construction market suffered severe declines. As a result, demand for our products suffered an unprecedented and sharp decline. In fiscal 2010, shipments of North American steel products, in tons, declined further by 1% as compared to fiscal 2009 (excluding shipments related to the assets of the Novamerican Steel business we acquired from Barzel Industries in November 2009), and shipments of armored cable products, in feet, declined further by 13% as compared to fiscal 2009.

        In the U.S., non-residential construction had been strong through 2007, but slowed significantly in 2008 and 2009. Beginning in fiscal 2008 and throughout 2009, prolonged financial market and economic turmoil impacting the U.S. and the global market in general caused a significant downturn in almost all of the end markets we serve, as the U.S. non-residential construction market suffered severe declines. As a result, demand for our products suffered an unprecedented and sharp decline. In the nine months ended June 24, 2011, shipments of North American steel products, in tons, increased by 5% as compared to the nine months ended June 25, 2010 (excluding shipments related to the assets of the Novamerican Steel business we acquired from Barzel Industries in November 2009), and shipments of armored cable products, in feet, declined further by 3% as compared to the nine months ended June 25, 2010.

        The cost of sales for our products is predominantly impacted by the cost of steel and, to a lesser extent, copper. Together, steel and copper raw material costs accounted for 64% of our cost of sales in the first nine months of fiscal 2011. We purchase raw material inputs 60-90 days before we produce final products and we price our products based on a spread over the price of our commodity inputs. Our products are subject to intense price competition, with selling prices for finished products based on prevailing market prices for the primary commodity input in the product. As we account for inventory consumption using the first-in, first-out method in accordance with industry practice, and because we are required to maintain sufficient inventories to accommodate the needs of our customers, including, in many cases, short lead times and just-in-time delivery requirements, our gross margin is impacted by changes in the market price of copper and steel, which at times can be rapid and dramatic.

        In recent years, the quarterly fluctuation in the market price of steel has been one of the most significant factors impacting our cost of sales and revenue. For example, when steel prices decline, we may have steel that was purchased at higher prices included in our cost of sales. As steel prices decline, selling prices for our products begin to contract to current market conditions. The combination of higher costs of sales and selling price compression negatively impacts our earnings. Conversely, in a rising steel price environment, our earnings are generally favorably impacted as lower-priced inventory is included in our cost of sales and selling prices for our products increase at a faster pace to cover current replacement costs.

        In addition to the market price of steel, the quarterly fluctuation in the market price of copper has also been a significant factor impacting our cost of sales and revenue, mainly for our Electrical and Infrastructure segment, because our armored and metal-clad electrical cable products have copper wires encased in a protective metal jacket. When copper prices decline, we may have copper that was purchased at higher prices included in our cost of sales. As copper prices decline, selling prices for our products begin to contract to current market conditions. The combination of higher cost of sales and selling price compression negatively impacts our earnings. Conversely, in a rising copper price environment, our earnings are generally favorably impacted as lower-priced inventory is included in our cost of sales and selling prices for our products increase at a faster pace to cover current replacement costs.

        The table below shows the average market price per ton of hot-rolled and cold-rolled steel and the average market price per pound of copper for the last three fiscal years, as well as on a quarterly basis since the second quarter of fiscal 2009.

	Fiscal Quarter Ended											Fiscal Year Ended
	Jun 24, 2011	Mar 25, 2011	Dec 24, 2010	Sept 24, 2010	Jun 25, 2010	Mar 26, 2010	Dec 25, 2009	Sept 25, 2009	Jun 26, 2009	Mar 27, 2009	Dec 26, 2008	Sept 24, 2010	Sept 25, 2009	Sept 26, 2008
Hot-rolled steel(a) (period average, $/ton)	$813	$796	$557	$583	$682	$592	$528	$491	$399	$509	$714	$596	$528	$814
Cold-rolled steel(a) (period average, $/ton)	916	904	665	701	792	715	638	599	480	596	807	712	620	908
Copper prices(b) (period average, $/pound)	4.15	4.38	3.92	3.29	3.19	3.28	3.02	2.66	2.12	1.56	1.77	3.19	2.02	3.53

(a)
Source: CRU Group (U.S. domestic, FOB Midwest spot price)

(b)
Source: London Metal Exchange (LME)

        As illustrated by the table above, commodity raw material prices for steel and copper have fluctuated significantly over the past three years, and have been especially volatile on a quarterly basis as well. Commodity prices fell precipitously during the first fiscal quarter of 2009 and continued to fall throughout the second and third fiscal quarters, stabilizing in the fourth fiscal quarter. The rapid decrease in commodity prices led to lower sales prices to customers and declining margins on our product sales throughout fiscal 2009.

        In the first nine months of 2010, copper and steel commodity prices rebounded from the unusually low prices seen in fiscal 2009, resulting in a favorable impact on our gross margins. During the first nine months of fiscal 2011, steel commodity prices have increased approximately $120 per ton, while copper prices have averaged $1 more per pound.

        We also watch the market trends of certain other commodities such as zinc (used in the galvanization process for a number of our products), electricity, natural gas and diesel fuel. Such commodities are important to us since they can impact our cost of sales, both directly, through our plant operations, and indirectly, through transportation and freight expense.

        Our working capital requirements are substantial and fluctuate based on economic activity and the market prices for our primary raw materials, steel and copper. We are typically obligated to pay for our raw material purchases within 30 days of receipt, while we generally collect cash from the sale of manufactured products several months after receipt of raw materials. Our cash requirements for inventory typically rise during periods of increased economic activity as we generally maintain higher quantities of inventory to satisfy customer demand or if we expect the price of our raw materials to increase. Also, as raw materials prices rise, our average selling prices also tend to rise resulting in an increase in total accounts receivable. During slower economic periods, we may experience declining raw material costs and may maintain lower quantities of raw materials. As our payment cycle tends to be significantly shorter than our collection cycle, we manage our processes to maintain efficient inventory levels and keep days of sales outstanding in line with our terms. We believe our working capital requirements and working capital management policies are not unlike those of our competitors. Our working capital needs are also shaped by lead times for our primary raw materials, steel and copper, as we generally increase raw material inventories if we expect lead times to increase. Steel lead times, for example, are influenced by annual cycles of demand and overall economic activity.

Goodwill Impairments

        Annually, and more frequently if triggering events occur, we test goodwill for impairment by comparing the fair value of each reporting unit with its carrying amount.

        As discussed below, the operating loss for fiscal 2009 included an aggregate pre-tax goodwill impairment charge of approximately $940 million. During the first half of fiscal 2009, we experienced a decline in revenue in our Electrical and Infrastructure and Engineered Products and Services segments as a result of a decline in sales volume primarily due to the downturn in the non-residential construction market. This decline in revenue, along with downward revisions to forecasted results, restructuring actions and weaker industry outlooks, led us to conclude that sufficient indicators of impairment existed for all of our reporting units. We determined that these underlying events and circumstances constituted triggering events for all of our reporting units where such events would more-likely-than-not reduce their fair value below their respective carrying amounts. Subsequently, we performed the first step of the goodwill impairment test for the reporting units.

        To perform the first step of the goodwill impairment test for the reporting units, we compared the carrying amounts of these reporting units to their estimated fair values. We utilized a discounted cash flow analysis for determining the fair value of each of our reporting units. Based on the factors described above, actual and anticipated reductions in demand for the reporting unit's products and services as well as increased risk due to general economic uncertainty, the estimates of future cash flows used in the fiscal 2009 discounted cash flow analysis were revised downward from our tests conducted during the fourth quarter of fiscal 2008.

        The results of the first step of the goodwill impairment test indicated there was a potential impairment of goodwill in each of the reporting units, as the carrying amounts of the reporting units exceeded their respective fair values. As a result, we performed the second step of the goodwill impairment test for these reporting units. The implied fair values of goodwill were determined by allocating the fair values of each reporting unit to all of the assets and liabilities of the applicable reporting unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination. The results of the second step of the goodwill impairment test indicated that the implied goodwill amount was less than the carrying amount of goodwill for each of the reporting units. As a result, we recorded an aggregate non-cash impairment charge of $940 million ($921 million after-tax), which represented 100% of the goodwill on our combined balance sheet prior to such charge. The non-cash impairment charge was recorded as goodwill impairment in our Combined Statements of Operations during fiscal 2009.

Effect of the Transactions

        The Transactions, which resulted in a change in ownership of Atkore Group, are accounted for in accordance with accounting guidance for business combinations and, accordingly, resulted in the recognition of assets acquired and liabilities assumed at fair value as of December 22, 2010. The preparation of the Predecessor Company financial statements includes the use of "push down" accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Tyco level, which related to or were incurred on our behalf, have been identified and allocated, or pushed down, as appropriate to reflect the stand-alone financial results of Atkore International Holdings Inc. for the periods presented. Additionally, the purchase price paid in the Transactions has been "pushed down" to our financial statements. The allocation of the purchase price has been recorded based on preliminary valuation analysis. The allocation of the purchase price is subject to change based on finalization of the valuation analysis.

Matters Affecting Comparability of Results

        The Transactions, which occurred on December 22, 2010, resulted in acquisition of control of our company by CD&R Investor, and have been accounted for in accordance with accounting guidance for business combinations using the acquisition method of accounting, whereby the purchase price was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of December 22, 2010. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability. See Note 2 to our unaudited financial statements for a table summarizing the preliminary allocation of fair value to the net assets acquired as of December 22, 2010.

        For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," the results of operations for all periods prior to December 22, 2010 are those of the Predecessor Company prior to the Transactions. Subsequent to December 22, 2010, we began operating as an independent, standalone entity. The results of operations for periods beginning on December 23, 2010 are those of our Successor Company subsequent to the Transactions. The financial statements for the period from December 23, 2010 through June 24, 2011 include the financial condition, results of operations and cash flows for our company on a successor basis, reflecting the impact of the preliminary purchase price allocation.

        Generally accepted accounting principles in the United States of America ("U.S. GAAP") do not allow for the combination of the financial results of our Predecessor Company and Successor Company as this approach yields results that are not comparable on a period-by-period basis due to the new basis of accounting established at the date of the Transactions.

        Additionally, the Predecessor Company's combined financial statements may not be indicative of our future performance and do not necessarily reflect what our combined results of operations, financial position and cash flows would have been had we operated as an independent, standalone company during the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with our company, it is reflected in our financial statements elsewhere in this prospectus. Certain general corporate overhead and other expenses have been allocated by Tyco to us (see Note 10 to our unaudited financial statements). We believe such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had we been operating as an independent, standalone company for the periods presented, nor are they indicative of the costs that will be incurred in the future as an independent, standalone company.

  Allocation of Purchase Price

        The allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values resulted in changes in the values of tangible and intangible assets. The adjustment of property and equipment basis and remaining useful lives affects comparability of depreciation expense for the Predecessor Company and Successor Company. Allocation of the purchase price to inventory and intangible assets affects the comparability of cost of goods sold and amortization expense between Predecessor and Successor periods.

        As of June 24, 2011, the purchase price allocation is preliminary and could change materially in subsequent periods. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively. The final purchase price allocation is pending the finalization of valuation work and the completion of our internal review of such work, which is expected to be completed during fiscal 2011. The provisional items pending finalization include, but are not limited to, the valuation of our property and equipment, operating lease intangible assets and liabilities, inventory, intangible assets, goodwill, pension obligations and income tax related matters. These adjustments could include, but are not limited to, adjustments to reflect the fair value of tangible and intangible assets and liabilities acquired, and the resulting goodwill. In addition, the Transactions resulted in the recognition of $99 million of goodwill, which is not deductible for income tax purposes. The Company expects to finalize the valuation and complete the purchase price allocations by the end of fiscal 2011 or as soon as practicable. Goodwill consists of the excess of the purchase price over the fair value of the acquired assets and represents the estimated economic value attributable to future operations. The assignment of goodwill to segments has not been completed as of the date of this prospectus.

  New Debt Structure

        In connection with the Transactions, certain payments were made to a Tyco affiliate in order to retire Predecessor debt instruments. This change in long-term debt and related debt issuance costs affects the comparability of interest expense between the Predecessor and Successor periods.

  General and Administrative Expense

        Transaction costs expensed in the Predecessor and Successor periods have a significant impact on results and comparability between periods.

  Provision For (Benefit From) Income Taxes

        Non-deductibility of certain of the costs incurred in connection with the Transactions impacted the income tax rates in both the Successor period from December 23, 2010 through June 24, 2011 and the Predecessor period from September 25, 2010 through December 22, 2010.

        For the reasons discussed above, our financial statements after December 23, 2010 are not comparable to those prior to that date.

Results of Operations

        For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," as it relates to the discussion of interim year-to-date results, we separately show the results of operations of the Predecessor Company for the period September 25, 2010 (the beginning of fiscal 2011) through December 22, 2010 (the date on which the Transactions occurred) and the results of operations of the Successor Company for the period December 23, 2010 through June 24, 2011 (the end of our third quarter in fiscal 2011), along with the results of operations of the Predecessor Company for the nine months ended June 25, 2010 (the end of our third quarter in fiscal 2010). We also separately show the results of operations for the third fiscal quarter of the Predecessor Company (the three month period from March 27, 2010 to June 25, 2010) and the Successor Company (the three month period from March 26, 2011 to June 24, 2011).

        The tables below summarize key components of our operating results for the periods discussed in this section. The results of operations for all periods prior to December 22, 2010 are those of the Predecessor Company. Subsequent to December 22, 2010, we began operating as an independent, standalone entity. The results of operations for periods beginning on December 23, 2010 are those of the Successor Company. As a result of the Transactions, the financial statements after December 22, 2010 are not comparable to those prior to that date.

Quarter ended June 24, 2011 (Successor) compared to the quarter ended June 25, 2010 (Predecessor)

        The following table sets forth our results of operations and their percentage of net sales for the periods shown ($ in millions):

	For the Three Months Ended
	Consolidated Successor		Combined Predecessor
	June 24, 2011	% of Net Sales	June 25, 2010	% of Net Sales
Net sales	$429	100%	$398	100%
Cost of sales	349	81%	322	81%
Gross margin	80	19%	76	19%
Selling, general and administrative expenses	49	11%	46	12%
Restructuring and asset impairment charges	—	0%	3	1%

Operating income	31	8%	27	6%
Interest expense, net	12	3%	12	3%

Income before income taxes	19	5%	15	3%
Income tax expense	6	1%	7	2%

Net income	$13	4%	$8	1%

  Net Sales

        Net sales increased $31 million for the three months ended June 24, 2011 compared to the three months ended June 25, 2010 primarily due to higher average selling prices partially offset by lower volumes. Average selling prices for our North American electrical steel conduit, armored and metal-clad cable and steel pipe and tube were $39 million higher primarily due to significantly higher average steel and copper market prices. This increase was partly offset by an $11 million unfavorable impact due to lower North American electrical conduit, steel pipe and tube volume shipped.

        Changes in foreign currency exchange rates had a favorable impact of $4 million for the three months ended June 24, 2011 compared to the comparable prior year period, primarily as a result of the depreciation of the U.S. dollar versus the Brazilian real.

  Cost of Sales

        Cost of sales was negatively impacted by $2 million primarily due to higher depreciation expense as a result of applying purchase accounting for the three months ended June 24, 2011. Excluding this impact, cost of sales increased by $25 million to $347 million for the three months ended June 24, 2011 compared to $322 million for the comparable prior year period. The higher cost of sales for the three months ended June 24, 2011 was primarily driven by an increase of approximately $27 million in steel and copper raw materials costs compared to the three months ended June 25, 2010. Excluding the impacts of purchase accounting for the three months ended June 24, 2011, cost of sales as a percent of net sales was 81%, unchanged from the comparable prior year period.

        Changes in foreign currency exchange rates had an unfavorable impact of $7 million for the three months ended June 24, 2011 compared to the comparable prior year period, primarily as a result of the depreciation of the U.S. dollar versus the Brazilian real.

  Gross Margin

        Excluding the purchase accounting impacts to cost of sales described above, gross margin increased by $6 million to $82 million for the three months ended June 24, 2011 compared to $76 million for the three months ended June 25, 2010. The increase in gross margin was primarily due to higher average selling prices partly offset by higher steel and copper raw material costs in North America.

        We generally sell our products on a spot basis (and not under long-term contracts). As a result, as the costs of the raw materials that compose these products decline, our customers generally seek price concessions. In addition, we account for consumption of inventory in our cost of sales using the first-in, first-out method. This means that in the short term, in a declining price environment our net sales will decline and our gross margins will contract or even turn negative, assuming the quantities of the affected products sold remain constant, as we consume inventories valued at higher prices based on the first-in first-out method. Such declines may be material. Rising steel and copper prices have the opposite effect in the short term, increasing both net sales and gross margin, assuming the quantities of the affected products sold remain constant.

  Selling, General & Administrative

        Selling, general & administrative expenses includes a $3 million increase related to the application of purchase accounting for the three months ended June 24, 2011, primarily due to the amortization of intangible assets. Excluding this impact, selling, general and administrative expense, which includes sales commissions, was $46 million for the three months ended June 24, 2011, unchanged from the comparable prior year period.

        Total selling expense, which includes sales commissions, increased by approximately $1 million to $19 million for the three months ended June 24, 2011 compared to $18 million for the comparable prior year period, primarily as a result of higher selling prices for North American products.

        Excluding the impact of purchase accounting for the three months ended June 24, 2011, general and administrative expenses decreased by $2 million to $27 million compared to $29 million for the comparable prior year period. The three months ended June 24, 2011 includes incremental costs of $5 million for corporate functions needed to support our stand-alone company status as well as $3 million in transaction related costs.

  Restructuring and Asset Impairment Charges

        New restructuring and asset impairment charges were less than $1 million for the three months ended June 24, 2011compared to $3 million for the comparable prior year period. The charges represent additional charges associated with previously initiated actions. See Note 3 to the unaudited condensed financial statements for further explanation of the restructuring and impairment charges.

  Interest Expense, net

        Interest expense, net was $12 million for both the three months ended June 24, 2011 and June 25, 2010. Interest expense for the three months ended June 24, 2011 is primarily attributable to interest on the senior secured notes issued in connection with the Transactions, which bear interest at 9.875% per annum. Interest expense for the three months ended June 25, 2010 is primarily attributable to borrowings then outstanding to Tyco.

  Income Tax Expense

        Income tax expense for the three months ended June 24, 2011was $6 million compared to $7 million for the comparable prior year period. The effective tax rate of 47% for the three months ended June 25, 2010 is significantly impacted by the geographic mix of earnings, the impact of incurring losses without an associated tax benefit, and tax contingency reserves reflected discretely. As discussed in Note 4 to our unaudited condensed financial statements, Tyco has agreed to indemnify us for such matters. For the three months ended June 24, 2011, the effective tax rate was 32%.

Results of Operations by Segment

        Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions and assesses operating performance. Selected information by our reportable segments, (1) Electrical and Infrastructure and (2) Engineered Products and Services (formerly referred to as Pipe and Tube), is presented in the following tables ($ in millions):

  Electrical and Infrastructure

	For the Three Months Ended
	Consolidated Successor	Combined Predecessor
	June 24, 2011	June 25, 2010
Net sales	$241	$227
Operating income	28	22

  Net Sales

        Net sales for the three months ended June 24, 2011 increased $14 million from the comparable prior year period to $241 million. Our North American electrical steel conduit and armored and metal-clad cable products generally have the largest impact on net sales in this segment. These products are used for the protection and routing of electrical wire. Electrical steel conduit products include electrical metallic tubing, intermediate metal conduit and rigid steel conduit. Our armored and metal-clad cable products include AC-90®, Mc-Quik® and Mc-Tuff®.

        Higher average selling prices for the three months ended June 24, 2011 for both electrical steel conduit and armored and metal-clad cable products had a favorable impact of $24 million, partly offset by lower tons shipped of electrical steel conduit resulting in a negative impact of $11 million. However, slightly higher volume of footage sold for armored and metal-clad cable products resulted in a positive impact of approximately $1 million. In response to higher commodity prices for steel and copper raw material, average selling prices for electrical steel conduit products were 18% higher compared to the comparable prior year period and average selling prices for armored and metal-clad cable products were 17% higher compared to the comparable prior year period. The continued weakness in the non-residential construction market in North America, as described earlier, contributed to lower volumes for electrical steel conduit, which was down 13%, while volume for armored and metal-clad cable products was up 2%. Changes in foreign currency exchange rates, primarily as a result of the depreciation of the U.S. dollar against the Australian and Canadian dollar, had a favorable impact of approximately $3 million for the three months ended June 24, 2011.

  Operating Income

        The impact of purchase accounting negatively affected operating income for the three months ended June 24, 2011 by $2 million. Excluding this impact, for the three months ended June 24, 2011, operating income increased $8 million to $30 million compared to $22 million for the comparable prior year period. The $8 million increase in operating income was primarily due to a $24 million favorable impact from higher average selling prices for North American electrical steel conduit and armored and metal-clad cable, partly offset by an unfavorable impact of $13 million from higher raw material steel and copper costs and an unfavorable impact of $6 million for lower volume of electrical steel conduit. Higher armored cable volume contributed approximately $1million. Raw material steel costs for electrical steel conduit were 8% higher and raw material copper costs for armored and metal-clad cable products were 30% higher for the three months ended June 24, 2011 compared to the comparable prior year period. Additionally, for the three months ended June 25, 2010, there was an unfavorable impact due to the allocation of Tyco's management fee and an excess inventory and obsolete reserve increase of approximately $1 million each.

  Engineered Products and Services

	For the Three Months Ended
	Consolidated Successor	Combined Predecessor
	June 24, 2011	June 25, 2010
Net sales	$194	$189
Operating income	18	21

  Net Sales

        Net sales for the three months ended June 24, 2011 increased $5 million from the comparable prior year period to $194 million. Our North American steel pipe and tube products generally have the largest impact on net sales in this segment. Steel pipe and tube products include mechanical tube, fence pipe, fire sprinkler and A53 pipe and hollow structural sections (HSS). The revenue gain was primarily due to higher average selling prices, resulting in a favorable impact of $16 million. This was offset in part by a slight decrease in the volume of North American tons shipped resulting in an unfavorable impact of $1 million versus the comparable prior year period, and an $8 million decline in the Brazilian sales. North American average selling prices were up 14%, however, North American volume shipped for steel products was down 1% for the three months ended June 24, 2011 versus the comparable prior year period. Changes in foreign currency exchange rates had a favorable impact of $4 million primarily as a result of the depreciation of the U.S. dollar against the Brazilian real for the three months ended June 24, 2011 compared to the comparable prior year period.

  Operating Income

        The impact of purchase accounting negatively affected operating income for the three months ended June 24, 2011 by $3 million. Excluding this impact for the three months ended June 24, 2011, operating income was $21 million, unchanged as compared to the three months ended June 25, 2010.

  Corporate and Other

        "Corporate and Other" as included in the footnotes to our unaudited condensed financial statements represents corporate administrative expense, including allocations from Tyco. The Corporate and Other operating loss for the three months ended June 24, 2011 was $15 million, a decrease of $1 million from the comparable prior year period operating loss of $16 million, primarily due to expenses associated with the Transactions completed on December 22, 2010.

Period from September 25, 2010 through December 22, 2010 (Predecessor), the period from December 23, 2010 through June 24, 2011 (Successor) and the nine months ended June 25, 2010 (Predecessor)

        The following table sets forth our results of operations and the percentage of net sales for the periods shown ($ in millions):

	Consolidated Successor		Combined Predecessor
	Period from Dec. 23, 2010 through June 24, 2011 ("Successor 2011 Period")	% of Net Sales	Period from Sept. 25, 2010 through Dec. 22, 2010 ("Predecessor 2011 Period")	% of Net Sales	Nine months ended June 25, 2010	% of Net Sales
Net sales	$835	100%	$352	100%	$1,047	100%
Cost of sales	691	83%	304	86%	856	82%

Gross margin	144	17%	48	14%	191	18%
Selling, general and administrative expenses	109	13%	41	12%	126	12%
Restructuring and asset impairment charges	1	0%	(1)	0%	4	0%

Operating income	34	4%	8	2%	61	6%
Interest expense, net	24	3%	11	3%	35	3%

Income (loss) before income taxes	10	1%	(3)	(1)%	26	3%
Income tax (benefit) expense	8	1%	—	0%	14	2%

Net income (loss)	$2	—%	$(3)	(1)%	$12	1%

  Net Sales

        For the Successor 2011 Period, net sales were $835 million and $352 million for the Predecessor 2011 Period, compared to $1,047 million for the nine months ended June 25, 2010.

        Average selling prices for our North American electrical steel conduit, armored and metal-clad cable and steel pipe and tube products were higher for the Successor 2011 Period compared to the nine months ended June 25, 2010 by 27%, 14% and 21%, respectively; and the same or higher for the Predecessor 2011 Period by 12%, same and 10%, respectively.

        Changes in foreign currency exchange rates had a favorable impact of $9 million for the Successor 2011 Period and a favorable impact of $2 million for the Predecessor 2011 Period, primarily as a result of the depreciation of the U.S. dollar versus the Brazilian real.

  Cost of Sales

        Cost of sales for the Successor 2011 Period was adversely impacted by $13 million as inventory was sold with a stepped-up basis as the result of applying purchase accounting. Other impacts of purchase accounting adversely impacted cost of sales by approximately $3 million, primarily due to increases in depreciation charges. Excluding these impacts, cost of sales were $675 million for the Successor 2011 period and $304 million for the Predecessor 2011 period, compared to $856 million for the nine months ended June 25, 2010. Excluding the impacts of purchase accounting, cost of sales as a percent of net sales was 81% for the Successor 2011 period and 86% for the Predecessor 2011 period, compared to 82% for the nine months ended June 25, 2010.

  Gross Margin

        Excluding the purchase accounting impact to cost of sales described earlier, gross margin was $160 million for the Successor 2011 period and $48 million for the Predecessor 2011 period compared to $191 million for the nine months ended June 25, 2010. Excluding the impact of purchase accounting, gross margin as a percent of net sales was 19% for the Successor 2011 period,14% for the Predecessor 2011 period, and 18% for the nine months ended June 25, 2010.

        We generally sell our products on a spot basis (as opposed to long-term contracts). As a result, as the cost of the raw materials that compose these products to us declines, our customers generally seek price concessions. In addition, we account for consumption of inventory in our cost of sales using the first-in, first-out method. This means that in the short term, in a declining price environment our net sales will decline and our gross margins will contract or even turn negative, assuming the quantities of the affected products sold remain constant, as we consume inventories valued at higher prices based on the first-in first-out method. Such declines may be material. Rising steel and copper prices have the opposite effect in the short term, increasing both net sales and gross margin, assuming the quantities of the affected products sold remain constant.

  Selling, General & Administrative

        The Successor 2011 Period includes a $6 million increase related to the application of purchase accounting, primarily due the amortization of intangible assets. Excluding this impact, selling, general and administrative expense, which includes sales commissions, was $103 million for the Successor 2011 Period and $41 million for the Predecessor 2011 Period, compared to $126 million for the nine months ended June 25, 2010. Selling, general and administrative expense as a percent of net sales, excluding the impact of purchase accounting, was 12% for the Successor 2011 Period, the Predecessor 2011 Period and for the nine months ended June 25, 2010.

        Total selling expense, which includes sales commissions, was $39 million for the Successor 2011 Period and $18 million for the Predecessor 2011 Period, compared to $53 million for the nine months ended June 25, 2010, primarily as a result of higher selling prices for North American armored cable products.

        Excluding the impact of purchase accounting, general and administrative expense was $64 million for the Successor 2011 Period and $23 million for the Predecessor 2011 Period, and $73 million for the nine months ended June 25, 2010. General and administrative expense for the Successor 2011 Period included $16 million of expense associated with the Transactions that were completed on December 22, 2010.

  Restructuring and Asset Impairment Charges

        Restructuring and asset impairment charges were $1 million for the Successor 2011 Period. For the Predecessor 2011 Period we recorded a $1 million reversal, compared to $4 million in restructuring and asset impairment charges for the nine months ended June 25, 2010. The additional charges represent further actions associated with previously initiated restructuring activities. During the Predecessor 2011 Period, $1 million of reserves were reversed for previously contemplated actions that will not be taken.

  Interest Expense, net

        Interest expense, net was $24 million for the Successor 2011 Period, $11 million for the Predecessor 2011 Period, and $35 million for the nine months ended June 25, 2010. Interest expense for the Successor 2011 Period was primarily attributable to interest on the senior secured notes issued in connection with the Transactions, which bear interest at 9.875% per annum. Interest expense for the Predecessor 2011 period and for the nine months ended June 25, 2010 was primarily attributable to borrowings then outstanding to Tyco.

  Income Tax Expense

        Actual income tax expense was $8 million on pretax book income of $10 million (80% effective tax rate) for the Successor 2011 Period. The actual rate for the period was driven by deal related transaction costs which are currently treated as non-deductible for income tax purposes as disclosed in Note 4 to our unaudited condensed financial statements. Based upon a normalized year, the company currently expects an effective tax rate of 28% inclusive of the mix of earnings geographically and the impact of non-deductible expenses. In addition, the company recorded negligible income tax expense (0% effective tax rate) for the Predecessor 2011 Period, and $14 million (54% effective tax rate) for the nine months ended June 25, 2010. The effective tax rate exceeded statutory rates for the nine months ended June 25, 2010, due to the mix of earnings geographically, the impact of incurring losses without an associated tax benefit, the impact of non-deductible expenses, and tax contingency reserves. As discussed in Note 4 to our unaudited condensed financial statements, Tyco has agreed to indemnify us for such matters.

Results of Operations by Segment

        Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions and assesses operating performance. Selected information by reportable segment is presented in the following tables ($ in millions):

  Electrical and Infrastructure

	Consolidated Successor	Combined Predecessor
	Period from Dec. 23, 2010 through June 24, 2011 ("Successor 2011 Period")	Period from Sept. 25, 2010 through Dec. 22, 2010 (Predecessor 2011 Period")	Nine months ended June 25, 2010
Net sales	$467	$204	$587
Operating income	47	13	48

  Net Sales

        Net sales were $467 million for the Successor 2011 Period, $204 million for the Predecessor 2011 Period and $587 million for the nine months ended June 25, 2010. Our North American electrical steel conduit and armored and metal-clad cable products generally have the largest impact on net sales in this segment. These products are used for the protection and routing of electrical wire. Electrical steel conduit products include electrical metallic tubing, intermediate metal conduit and rigid steel conduit. Armored and metal-clad cable products include AC-90®, Mc-Quik® and Mc-Tuff®.

        Average selling prices for our North American electrical steel conduit were 27% higher for the Successor 2011 Period and 12% higher for the Predecessor 2011 Period compared to the nine months ended June 25, 2010. Average selling prices for our North American armored and metal-clad cable were 21% higher for the Successor 2011 Period and 10% higher for the Predecessor 2011 Period compared to the nine months ended June 25, 2010. Average selling prices benefited from rising market prices for steel and copper for the Successor 2011 Period and for the Predecessor 2011 Period when compared to the nine months ended June 25, 2010.

        The favorable impact of higher average selling prices were partly offset by lower volume as we experienced lower daily average volume for our North American electrical steel conduit for both the Successor 2011 Period and Predecessor 2011 Period, as compared to the daily average volume for the nine months ended June 25, 2010, due in part to sluggish non-residential construction activity in North America and aggressive actions by competitors to gain market share.

  Operating Income

        The impacts of purchase accounting adversely affected operating income for the Successor 2011 Period by $12 million. Excluding this impact, operating income was $59 million for the Successor 2011 Period and $13 million for the Predecessor 2011 Period, compared to $48 million of for the nine months ended June 25, 2010. Operating income as a percent of net sales, excluding the impact of purchase accounting, was 13% for the Successor 2011 Period, 6% for the Predecessor 2011 Period and 8% for the nine months ended June 25, 2010. Operating income was favorably impacted for the Successor 2011 Period primarily due to higher average selling prices for both electrical steel conduit and armored and metal-clad cable products relative to raw material costs.

  Engineered Products and Services

	Consolidated Successor	Combined Predecessor
	Period from Dec. 23, 2010 through June 24, 2011 ("Successor 2011 Period")	Period from Sept. 25, 2010 through Dec. 22, 2010 (Predecessor 2011 Period")	Nine months ended June 25, 2010
Net sales	$380	$154	$480
Operating income	33	—	51

  Net Sales

        Net sales were $380 million for the Successor 2011 Period and $154 million for the Predecessor 2011 Period, compared to $480 million for the nine months ended June 25, 2010. Our North American steel pipe and tube products generally have the largest impact on net sales in this segment. Steel pipe and tube products include mechanical tube, fence pipe, fire sprinkler and A53 pipe and hollow structural sections (HSS).

        Average selling prices for our North American steel pipe and tube were 14% higher for the Successor 2011 Period and negligibly higher for the Predecessor 2011 Period compared to the nine months ended June 25, 2010. Average selling prices benefited from rising market prices for steel for the Successor 2011 Period and for the Predecessor 2011 Period when compared to the nine months ended June 25, 2010.

        Furthermore, we experienced higher daily average volume for our North American steel pipe and tube products for each of the Successor 2011 Period and Predecessor 2011 Period, as compared to the daily average volume for the nine months ended June 25, 2010, due in part to a modest improvement in the general economy in North America.

  Operating Income

        The impact of purchase accounting adversely impacted operating income for the Successor 2011 Period by $10 million. Excluding this impact, operating income was $43 million for the Successor 2011 Period and none for the Predecessor 2011 Period, compared to $51 million of operating income for the nine months ended June 25, 2010. Operating income as a percent of net sales, excluding the impact of purchase accounting, was 11% for the Successor 2011 Period, none for the Predecessor 2011 Period and 11% for the nine months ended June 25, 2010. During the Predecessor 2011 Period, our results were unfavorably impacted by substantially higher steel raw material costs compared to the nine months ended June 25, 2010.

  Corporate and Other

        "Corporate and Other," as included in the footnotes to our unaudited condensed financial statements, represents corporate administrative expense, including allocations from Tyco. The Corporate and Other operating loss was $46 million for the Successor 2011 Period, an operating loss of $5 million for the Predecessor 2011 Period, and a $38 million operating loss for the nine months ended June 25, 2010. The Successor 2011 Period includes $16 million expense related to the Transactions that were completed on December 22, 2010.

Fiscal Year Ended September 24, 2010 (Predecessor) Compared to Fiscal Year Ended September 25, 2009 (Predecessor)

  Combined Results

        The following table sets forth our combined results of operations and their percentage of net sales for the periods shown:

	Fiscal Year Ended
	Sept. 24, 2010	% of Net Sales	Sept. 25, 2009	% of Net Sales
	($ in millions)
Net sales	$1,433	100%	$1,433	100%
Cost of sales	1,192	83%	1,282	89%

Gross margin	241	17%	151	11%
Selling, general and administrative expenses	166	12%	158	11%
Goodwill impairment	—	0%	940	66%
Restructuring and asset impairment charges	7	0%	16	1%

Operating income (loss)	68	5%	(963)	(67)%
Interest expense, net	48	3%	41	3%

Income (loss) before income taxes	20	1%	(1,004)	(70)%
Income tax (benefit) expense	19	1%	(35)	(2)%

Net income (loss)	$1	0%	$(969)	(68)%

  Net Sales

        Net sales for fiscal 2010 were $1,433 million, unchanged from fiscal 2009. Our North American steel tubular products and armored cable products generally have the largest impact on net sales. Steel tubular products include electrical steel conduit, fence pipe, fire sprinkler and A53 pipe, mechanical tube and HSS. With respect to our North American steel tubular products, average selling prices decreased by 4.4% and tons sold decreased by 1.0%, in each case excluding net sales from the HSS and A53 fire sprinkler pipe product lines acquired in connection with our November 2009 acquisition of the assets of Novamerican Steel from Barzel Industries. These decreases in selling prices and tons sold had an unfavorable impact on net sales of approximately $28 million and $6 million, respectively. The decrease in average selling prices was due primarily to average lower steel raw material market prices in fiscal 2010, especially the first half, compared to fiscal 2009 and aggressive pricing by competitors. The slightly lower steel products volume was due primarily to the continued weakness in non-residential construction markets in North America, especially the commercial and industrial segments.

        With respect to our North American armored cable products, volume decreased by 12.9%, resulting in a negative impact on our net sales of approximately $38 million, while selling prices increased by 10.8% in fiscal 2010 compared to fiscal 2009, resulting in a favorable impact on our net sales of approximately $29 million. Volume was impacted by slow non-residential construction activity, although not as dramatically as with respect to our steel products, as multi-family construction, a major market for armored cable, performed better than the overall construction market. Selling prices benefited from rising market prices for copper that averaged over 50% higher in fiscal 2010 compared to fiscal 2009.

        Net sales decreased approximately $14 million across product lines, such as cable management and metal framing systems, for which pricing is less sensitive to fluctuations in commodity prices. Changes in foreign currency exchange rates had a favorable impact of $37 million, primarily as a result of the depreciation of the U.S. dollar versus the Brazilian real. Additionally, net sales were favorably impacted by $24 million related to the net impact of acquisitions and divestitures. Sales from product lines acquired in our acquisition of the Novamerican Steel assets represented increased net sales in fiscal 2010 of $35 million, which was offset in part by a $11 million negative impact related to the loss of net sales from divested businesses, principally the divestiture of our automotive business in February 2009 that produced vehicle door impact beam components.

  Cost of Sales

        Cost of sales decreased by $90 million to $1,192 million in fiscal 2010 compared to $1,282 million in fiscal 2009. Cost of sales as a percent of net sales decreased to 83% in fiscal 2010 from 89% in fiscal 2009. The decrease in cost of sales in fiscal 2010 was primarily due to a $116 million favorable impact from lower steel raw material costs for North American steel tubular products, partially offset by a $39 million negative impact as a result of higher copper raw material costs for North American armored cable products. Steel raw material cost for finished goods sold in fiscal 2010 decreased 26% compared to fiscal 2009 due to considerably lower average steel raw material costs in fiscal 2010, especially in the first half of the year, compared to fiscal 2009. Copper raw material costs for armored cable finished goods sold in fiscal 2010 increased 40% compared to fiscal 2009 as average market prices for copper in fiscal 2010 were 50% higher than in fiscal 2009.

  Gross Margin

        Gross margin improvements from lower steel raw material costs in North America were partly offset by an approximate $31 million negative impact from lower average selling prices and marginally lower volume for our steel products.

        Gross margin was further negatively impacted by $20 million due to reduced footage sold of armored cable finished goods in fiscal 2010, down 12.9% compared to fiscal 2009, offset in part by a $29 million favorable impact from higher average selling prices for our copper products in fiscal 2010, up 10.8% compared to fiscal 2009.

  Selling, General & Administrative

        Selling, general and administrative expense, which includes sales commissions, increased $8 million to $166 million for fiscal 2010, compared to $158 million for fiscal 2009. Total selling expense for fiscal 2010 decreased by approximately $7 million to $69 million in fiscal 2010 compared to $76 million in fiscal 2009, as a result of several factors, including lower selling prices and volume for North American steel tubular products and lower volume for North American armored cable products. Also favorably impacting selling expense was a $2 million reversal of a customer satisfaction accrual for certain products in our Engineered Products and Services segment and a $3 million reduction in selling expense for our Europe, Middle East and Africa ("EMEA") business due to a reclassification of certain warehouse and depreciation expenses to cost of sales as well as a sales force reduction and reorganization in that region.

        General and administrative expenses increased $15 million to $97 million in fiscal 2010 compared to $82 million in fiscal 2009, primarily as a result of a $9 million non-recurring charge principally to establish product liability reserves and a $3 million charge related to the impairment of a short term note receivable from the divestiture of our automotive business in February 2009. Corporate allocations from Tyco increased by $1 million to $20 million in fiscal 2010 compared to $19 million in fiscal 2009.

  Goodwill Impairment

        Impairment charges of $940 million for fiscal 2009 represent the second fiscal 2009 quarter write-off of goodwill described above. As a result of triggering events, including declines in sales volume due to a slowdown in non-residential construction, restructuring actions and weaker industry outlooks, we performed long-lived asset, goodwill and intangible asset impairment tests. The results of the goodwill impairment tests indicated that the implied goodwill amount was less than the carrying amount.

  Restructuring and Asset Impairment Charges

        Restructuring and asset impairment charges are primarily related to actions taken to close or consolidate facilities and workforce reductions. These charges decreased by $9 million to $7 million in fiscal 2010, compared to $16 million in fiscal 2009, which included charges for several large restructuring projects, including our Harvey, Illinois warehouse consolidation, our Brazil manufacturing consolidation and the enhanced severance program.

  Interest Expense, net

        Interest expense, net was $48 million in fiscal 2010, an increase of $7 million compared to interest expense, net of $41 million in fiscal 2009. This increase was mainly due to lower interest income on lower cash balances in the Tyco cash management system resulting from a decrease in our cash flows provided from operating and investing activities in fiscal 2010 compared to fiscal 2009.

  Income Tax Expense

        Income tax expense for fiscal 2010 was $19 million, compared to a $35 million income tax benefit for fiscal 2009. This change was primarily due to higher U.S. taxes resulting from higher U.S. operating income and tax effects of foreign dividends.

  Effective Income Tax Rate

        The effective income tax rate for fiscal 2010 of 95% was significantly impacted by not recording tax benefits on taxable losses in certain jurisdictions and U.S. tax effects of foreign dividends. The effective income tax rate for the fiscal year ended September 25, 2009 was not meaningful primarily due to the loss driven by the goodwill impairment charges of $940 million, for which almost no tax benefit is available.

  Results of Operations by Segment

        Selected results of operations information by business segment for the fiscal 2010 compared to fiscal 2009 is presented below:

  Electrical and Infrastructure

	Fiscal Year Ended
	September 24, 2010	September 25, 2009
	($ in millions)
Net sales	$791	$805
Operating income (loss)(a)	62	(625)

(a)
The operating loss in fiscal 2009 includes a goodwill impairment charge of $649 million.

  Net Sales

        Net sales for fiscal 2010 decreased $14 million from fiscal 2009 to $791 million. Our North American steel electrical conduit and armored cable products generally have the largest impact to net sales in this segment. Lower volume of footage sold for armored cable products had a negative impact of approximately $38 million, which was partly offset by a $29 million favorable impact from higher average selling prices in fiscal 2010. In addition, average selling prices for steel electrical conduit products were 1.9% lower than prior year, resulting in a negative impact of $5 million, and tons shipped of conduit products increased marginally by 0.5%, resulting in a favorable impact of $1 million. The continued weakness in the non-residential market in North America, as described earlier, contributed to stagnant volumes for electrical and infrastructure products. Changes in foreign currency exchange rates had a favorable impact of approximately $9 million.

  Operating Income (Loss)

        Operating income for fiscal 2010 increased $687 million to $62 million compared to a $625 million loss for fiscal 2009. Goodwill impairment charges related to the Electrical and Infrastructure segment for fiscal 2009 were $649 million. Operating income before these charges was $24 million in fiscal 2009. The $38 million increase in operating income in fiscal 2010 compared to fiscal 2009 operating income before goodwill impairment charges was primarily due to a $39 million favorable impact from lower average raw material steel costs for steel conduit products (down 22.1% compared to fiscal 2009) as well as a $29 million favorable impact from higher average selling prices for armored cable products, partially offset by $20 million negative impact from lower volume of armored cable products and a $39 million negative impact from higher copper costs for armored cable products. Net sales decreased approximately $10 million, primarily in cable management product lines for which pricing is less sensitive to fluctuations in commodity prices. Other favorable impacts were lower cost of other direct materials and improvements in conversion cost rates (due to manufacturing process improvements) for armored cable manufacturing in North America.

  Engineered Products and Services

	Fiscal Year Ended
	September 24, 2010	September 25, 2009
	($ in millions)
Net sales	$642	$628
Operating income (loss)(a)	62	(278)

(a)
The operating loss in fiscal 2009 includes a goodwill impairment charge of $291 million.

  Net Sales

        Net sales for fiscal 2010 increased $14 million from fiscal 2009 to $642 million. Our North American steel tubular products: mechanical tube, fence pipe, fire sprinkler and A53 pipe and HSS, generally have the largest impact on net sales in this segment. Net sales increased by $24 million as a result of the net impact of acquisitions, in particular our November 2009 purchase of the assets of the Novamerican Steel business. These revenue gains were offset by a $24 million negative impact from lower average selling prices in North America and a $7 million negative impact from lower volume shipped. North American average selling prices were down 6.1% and volume shipped for steel products was down 1.7%. As described earlier, the decrease in average selling prices was due primarily to lower average market prices in fiscal 2010, especially the first half, compared to fiscal 2009 and aggressive pricing by competitors. The marginally lower steel volume was due primarily to the continued weakness in non-residential construction markets in North America as well as the overall slowdown in the U.S. economy. Changes in foreign currency exchange rates, primarily as a result of the depreciation of the U.S. dollar against the Brazilian real, had a favorable impact of $29 million. Net sales also decreased $6 million in our metal framing systems business.

  Operating Income (Loss)

        Operating income for fiscal 2010 increased $340 million to $62 million compared to a $278 million loss for fiscal 2009. Goodwill impairment charges related to the Engineered Products and Services segment for fiscal 2009 were $291 million. Operating income for fiscal 2009 before these charges was $13 million. The increase in operating income in fiscal 2010 compared to fiscal 2009 operating income before goodwill impairment was primarily due to a $78 million favorable impact from lower average raw material steel costs for North American steel tubular products (down 28.6% compared to fiscal 2009), partly offset by a $27 million negative impact from lower volumes and selling prices.

  Corporate and Other

        The "Corporate and Other" segment reported in the footnotes to our financial statements represents corporate administrative expense, including allocations from Tyco. Operating loss for this segment for fiscal 2010 decreased $4 million to $56 million as compared to a loss of $60 million for fiscal 2009, primarily as a result of lower restructuring charges.

Fiscal Year Ended September 25, 2009 (Predecessor) Compared to Fiscal Year Ended September 26, 2008 (Predecessor)

  Combined Results

        The following table sets forth our combined results of operations and their percentage of net sales for the periods shown:

	Fiscal Year Ended
	September 25, 2009	% of Net Sales	September 26, 2008	% of Net Sales
	($ in millions)
Net sales	$1,433	100%	$2,318	100%
Cost of sales	1,282	89%	1,762	76%

Gross margin	151	11%	556	24%
Selling, general and administrative expenses	158	11%	212	9%
Goodwill impairment	940	66%	—	0%
Restructuring and asset impairment charges	16	1%	33	1%

Operating (loss) income	(963)	(67%)	311	13%
Interest expense, net	41	3%	26	1%
Other income, net	—	0%	(4)	0%

(Loss) income before income taxes	(1,004)	(70%)	289	12%
Income tax (benefit) expense	(35)	(2%)	117	5%

Net (loss) income	$(969)	(68%)	$172	7%

  Net Sales

        Net sales in fiscal 2009 decreased $885 million from fiscal 2008 to $1,433 million. Throughout fiscal 2009, prolonged financial market and economic turmoil impacting the U.S. and the rest of the world caused a significant downturn in almost all of the end markets we serve, as the U.S. non-residential construction market suffered severe declines. As a result, demand for our products suffered an unprecedented and sharp decline. The impact of decreased volumes for our North American steel tubular products and armored cable products reduced net sales by approximately $453 million. The remaining decrease in net sales was primarily the result of lower average selling prices for our North American steel tubular products and armored cable products, which contributed over $208 million to the decline. Selling prices are affected by the market price of steel and copper; hot-rolled steel prices averaged $528 per ton for fiscal 2009 as compared to an average of $814 per ton for fiscal 2008 (down 35%), cold-rolled steel prices averaged $620 per ton for fiscal 2009 as compared to an average of $908 for fiscal 2008 (down 32%), while copper prices averaged $2.02 per pound for fiscal 2009 as compared to $3.53 per pound for fiscal 2008 (down 43%). Changes in foreign currency exchange rates had an unfavorable impact of $53 million on fiscal 2009 net sales. Additionally, net sales were unfavorably impacted by $31 million for the net impact of acquisitions and divestitures, principally the divestiture of our automotive business in February 2009 that produced vehicle door impact beam components and the divestiture of our Thailand metal framing business in November 2008.

  Cost of Sales

        Cost of sales decreased by $480 million to $1,282 million in fiscal 2009 compared to $1,762 million in fiscal 2008. Cost of sales as a percent of net sales increased to 89% in fiscal 2009 from 76% in fiscal 2008. The decrease in cost of sales in fiscal 2009 was primarily due to significantly lower North

American volumes for steel tubular products and armored cable and an $81 million favorable impact from lower average copper costs, partly offset by a $122 million unfavorable impact from higher steel raw material costs. Copper raw material costs for armored cable finished goods sold in fiscal 2010 decreased 40% compared to fiscal 2009 as average market prices for copper in fiscal 2009 were 43% lower than in fiscal 2008. Steel raw material cost for finished goods sold in fiscal 2009 increased 21% compared to fiscal 2008 due to considerably higher average steel raw material costs in fiscal 2009, especially in the first half, compared to fiscal 2008.

  Gross Margin

        Gross margin in fiscal 2009 decreased $405 million from fiscal 2008, and as a percent of net sales decreased to 11% from 24%. In North America, gross margin improvement of approximately $81 million from lower average copper costs was offset by higher average steel raw material costs of approximately $122 million in North America. Lower average selling prices for steel tubular products had a negative impact of $129 million on gross margin and lower average selling prices for armored cable products had a negative impact of $80 million on gross margin.

        Gross margin was further negatively impacted by $120 million due to reduced tons sold of steel tubular products in fiscal 2009, down 37.4% compared to fiscal 2008. Gross margin was also and negatively impacted by $43 million due to reduced footage sold of armored cable finished goods in fiscal 2009, down 20.2% compared to fiscal 2008.

  Selling General & Administrative

        Selling, general and administrative expense, which includes sales commissions, decreased $54 million to $158 million for fiscal 2009, compared to $212 million for fiscal 2008. Total selling expense for fiscal 2009 decreased by approximately $33 million to $76 million in fiscal 2009 compared to $109 million in fiscal 2008, primarily as a result of significantly lower selling prices and volumes for North American steel tubular and armored cable products as well as in our international businesses.

        General and administrative expenses decreased $21 million to $82 million in fiscal 2009 compared to $103 million in fiscal 2008. Corporate allocations from Tyco decreased by $14 million to $19 million in fiscal 2009 compared to $33 million in fiscal 2008 as a result of overall lower revenue for the Tyco group, resulting in a lower allocation of corporate costs to our business. Lower bonus expense of approximately $7 million (due to lower operating results) contributed to lower general and administrative expense as did the full year benefit of an SG&A reduction program initiated in response to the global economic downturn.

  Goodwill Impairment

        Impairment charges of $940 million for fiscal 2009 represent the second quarter fiscal 2009 write-off of goodwill described above. As a result of triggering events, including declines in sales volume due to a slowdown in non-residential construction, restructuring actions and weaker industry outlooks, we performed long-lived asset, goodwill and intangible asset impairment tests. The results of the goodwill impairment tests indicated that the implied goodwill amount was less than the carrying amount.

  Restructuring and Asset Impairment Charges

        During fiscal 2009 and 2008, we identified and pursued opportunities for cost savings through restructuring activities and workforce reductions to improve operating efficiencies across our business. These actions were substantially completed by the end of fiscal 2010. The restructuring and asset impairment charges of $16 million in fiscal 2009 and $33 million in fiscal 2008 related to these restructuring activities and included costs related to facility closures and workforce reductions. Fiscal

2008 charges included $16 million for an asset impairment predominantly related to the asset sale of our automotive business that produced tubular components for door impact beams.

  Interest Expense, net

        Interest expense, net was $41 million during fiscal 2009, an increase of $15 million from fiscal 2008. The increase was mainly due to lower interest income associated with cash to be transferred from Tyco's cash management system, which was mainly attributable to an increase in the amount of cash swept by Tyco in fiscal 2009 as part of its cash management and financing of operations activity.

  Income tax (benefit) expense

        Income tax benefit of $35 million in fiscal 2009, compared to income tax expense of $117 million in fiscal 2008, was primarily the result of our operating loss in fiscal 2009 exclusive of the $940 million goodwill impairment charge.

  Effective Income Tax Rate

        The effective income tax rate for fiscal 2009 was not meaningful primarily due to the loss driven by the goodwill impairment charges of $940 million, for which almost no tax benefit is available. The effective income tax rate for fiscal 2008 was 41% primarily as a result of state income taxes and an increase in deferred tax valuation allowance.

  Results of Operations by Segment

        Selected results of operations information by business segment for the fiscal 2009 compared to fiscal 2008 is presented below:

  Electrical and Infrastructure

	Fiscal Year Ended
	September 25, 2009	September 26, 2008
	($ in millions)
Net sales	$805	$1,214
Operating (loss) income	(625)	196

(a)
The operating loss in fiscal 2009 includes a goodwill impairment charge of $649 million.

  Net Sales

        Net sales for fiscal 2009 decreased $409 million from fiscal 2008 to $805 million. Lower average selling prices and volume sold for North American electrical steel conduit and armored cable products were the primary drivers of the decline. Average selling prices for electrical steel conduit decreased 21.9% and negatively impacted net sales by approximately $91 million. Average selling prices for armored cable products declined 19.3% and negatively impacted net sales by approximately $80 million. Tons sold for electrical steel conduit decreased 23.3% and negatively impacted net sales by approximately $76 million. Footage sold of armored cable products declined 20.2% and negatively impacted net sales by approximately $67 million. The lower volumes were driven in large part by the slowdown of the U.S. economy and the U.S. non-residential construction market in particular. Selling prices are affected by the market price of steel and copper; as noted above, average hot-rolled and cold-rolled steel prices as well as copper prices decreased significantly in fiscal 2009 as compared to fiscal 2008. Changes in foreign currency exchange rates had an unfavorable impact of $19 million.

  Operating Income (Loss)

        Operating income for fiscal 2009 decreased $821 million to a $625 million loss as compared to $196 million of income for fiscal 2008. Goodwill impairment charges related to the Electrical and Infrastructure segment for fiscal 2009 were $649 million. Operating income in fiscal 2009 before these charges was $24 million. The decrease in operating income was primarily due to lower average selling prices (down 21.9%) and lower unit volume (down 23.3%) for electrical steel conduit products as well as lower average selling prices (down 19.3%) and lower unit volume (down 20.2%) for armored cable products. Higher average raw material steel costs (up 20.8%) had a negative impact of $39 million that was offset by lower average copper costs (down 40.1%), which had a favorable impact of $81 million.

  Engineered Products and Services

	Fiscal Year Ended
	September 25, 2009	September 26, 2008
	($ in millions)
Net sales	$628	$1,104
Operating (loss) income	(278)	187

(a)
The operating loss in fiscal 2009 includes a goodwill impairment charge of $291 million.

  Net Sales

        Net sales for fiscal 2009 decreased $476 million from fiscal 2008 to $628 million. Lower average selling prices and lower volumes for North American tubular products were the primary drivers of the net sales decline. Average selling prices for steel tubular products decreased 6.5% and negatively impacted net sales by approximately $48 million. Tons sold for steel tubular products decreased 43.1% and negatively impacted net sales by approximately $299 million. The lower volumes were driven in large part by the slowdown of the U.S. economy. Selling prices are affected by the market price of steel; as noted above, average hot-rolled and cold-rolled steel prices decreased significantly in fiscal 2009 as compared to fiscal 2008. Changes in foreign currency exchange rates, mainly the Brazilian real, had an unfavorable impact of $34 million.

  Operating Income (Loss)

        Operating income for fiscal 2009 decreased $465 million to a $278 million loss as compared to $187 million of income for fiscal 2008. Goodwill impairment charges related to the Engineered Products and Services segment were $291 million. Operating income in fiscal 2009 before these charges was $13 million. The decrease in operating income was primarily due to lower average selling prices (down 6.5%), lower volume sold (down 43.1%) and higher average raw material steel costs (up 18.6%) that had a negative impact of approximately $74 million.

  Corporate and Other

        The "Corporate and Other" segment reported in the footnotes to our financial statements represents both corporate administrative expense, including allocations from Tyco. Operating loss for this segment for fiscal 2009 decreased $12 million to $60 million compared to $72 million for fiscal 2008. The reduction in operating loss was primarily related to a $14 million reduction in the allocation from Tyco, partly offset by higher administration expense.

Liquidity and Capital Resources

General

        Our business is cyclical and cash flows from operating activities may fluctuate during the year and from year to year due to changes in economic conditions and commodity prices. Our Predecessor Company historically relied on cash and the liquidation of inter-company investments to fund cyclical increases in working capital needs. The Successor Company funds liquidity requirements through its cash from operations and available credit from our ABL Credit Facility. Cash requirements generally rise during periods of increased economic activity or increasing raw material prices to fund increased inventories and accounts receivable. During economic slowdowns, or periods of declining raw material costs, cash requirements generally decrease as a result of the reduction of inventories and accounts receivable.

        We maintain a substantial inventory of raw material and finished products to satisfy customers' prompt delivery requirements. The timing of cash receipts from customers is not always aligned with the timing of payments to suppliers; therefore, our liquidity requirements necessitate adequate working capital to finance receivables and inventory.

        Capital expenditures have historically been incurred to expand and update the production capacity of our manufacturing operations. Capital expenditures have ranged from 1.3% to 3.2% of net sales from fiscal 2008 to 2010. Our capital expenditures in these fiscal years were primarily for the replacement of equipment. Fiscal 2009 and 2010 included $20 million and $10 million in capital expenditures, respectively, to consolidate select manufacturing and warehousing activities in Harvey, Illinois. Our capital expenditures were $12 million for the period from September 25, 2010 through December 22, 2010 and $27 million for the period from December 23, 2010 through June 24, 2011. We plan to spend approximately $13 million on capital expenditures in the fourth quarter of fiscal 2011. Of these amounts, approximately $2 million pertains to completion of capital projects approved and started in fiscal 2010. We expect our funds from operations to be sufficient to meet our capital expenditure requirements. To the extent our funds from operations are not sufficient, we expect to utilize our ABL Credit Facility.

        Our working capital requirements and capital for general corporate purposes, including acquisitions and capital expenditures, were historically satisfied as part of the company-wide cash management practices of Tyco. Following the Transactions, Tyco no longer provides us with funds to finance our working capital or other cash requirements. Accordingly, we depend on our ability to generate cash flow from operations and to borrow funds, including under our ABL Credit Facility, and to issue debt securities in the capital markets to maintain and expand our business.

        Cash and short-term investments balances held in foreign entities as of June 24, 2011 and September 24, 2010 were $35 million and $33 million, respectively. As of the date of this prospectus, we believe we had adequate resources to meet our obligations from domestic sources, including cash flows from domestic operations and available amounts under the ABL Credit Facility. At June 24, 2011, our availability under the Credit Facility was $162 million. To the extent that foreign cash and short term investments balances are required to be repatriated to the U.S., such repatriation will likely be subject to additional federal income taxes. Management considers the investment in foreign subsidiaries as indefinite and, therefore, has not recorded any deferred taxes on unremitted foreign earnings.

        The average amount of outstanding debt due to Tyco and the effective interest rate related to such debt was $722 million at an effective interest rate of 7.55% at June 25, 2010, $700 million at an effective interest rate of 7.79% at September 24, 2010 and $711 million at an effective interest rate of 7.44% at September 25, 2009.

        The following table is a summary of our cash flows for each period shown:

	Successor	Predecessor
	Period from Dec. 23, 2010 through June 24, 2011	Period from Sept. 25, 2010 through Dec. 22, 2010
				Fiscal Year Ended
			Nine months ended June 25, 2010
				Sept. 24, 2010	Sept. 25, 2009	Sept. 26, 2008
	($ in millions)
Cash flows from operating activities:
Operating income (loss)	$34	$8	$61	$68	$(963)	$311
Depreciation and amortization	25	7	21	36	31	36
Amortization of debt issuance costs	3	—	—	—	—	—
Deferred income taxes	(9)	(6)	11	10	(40)	(11)
Provision for losses on accounts receivable and inventory	3	3	5	2	6	11
Share-based compensation	1	—	—	—	—	—
Other items	—	2	(1)	—	(6)	3
Net change in working capital	(23)	(70)	(83)	(17)	252	94
Interest expense, net	(24)	(11)	(35)	(48)	(41)	(26)
Income tax expense	(8)	—	(14)	(19)	35	(117)

Net cash provided (used) by operating activities:	$2	$(67)	$(35)	$30	$213	$297

Other cash flow items:
Capital expenditures	(27)	(12)	(40)	(46)	(45)	(31)
Acquisition of a business, net of cash acquired	—	—	(39)	(39)	—	—

Operating activities

        During the period September 25, 2010 through December 22, 2010, we used net cash from operating activities of $67 million. During the period December 23, 2010 through June 24, 2011 we generated net cash of $2 million from our operating activities. The improvement in cash generated by operating activities was a result of efforts to reduce working capital levels. During the first nine months in fiscal 2010, we used net cash from operating activities of $35 million, primarily as a result of building inventory levels.

        During fiscal 2010, we generated net cash from operating activities of $30 million as compared to $213 million in fiscal 2009, primarily as a result of our need to make significant investment in working capital to rebuild inventories in fiscal 2010. The fiscal 2010 net change in working capital decreased cash flow by $17 million, principally due to an $88 million increase in inventories, offset in part by increases in accounts payable and accrued liabilities and other of $50 million and $9 million, respectively, also related to our rebuilding of inventories.

        During fiscal 2009, we generated net cash from operating activities of $213 million as compared to $297 million for fiscal 2008 despite generating an operating loss. The net change in working capital increased cash flow by $252 million during fiscal 2009. Inventories and receivables both decreased significantly, $179 million and $125 million, respectively, due to lower selling prices and volumes coupled with lower raw material costs for copper. This was partially offset by a decrease in accounts payable of $48 million as stocks of steel raw material were decreased significantly to adjust to lower sales volumes and the amount due suppliers decreased commensurately.

Investing activities

        Capital expenditures were $12 million for the period from September 25, 2010 through December 22, 2010 and $27 million for the period December 23, 2010 through June 24, 2011, compared to $40 million during the first nine months of fiscal 2010. Capital expenditures in the periods September 25, 2010 through December 22, 2010 and December 23, 2010 through June 24, 2011 were primarily for the replacement of equipment and process improvements. For the first nine months of fiscal 2010, $10 million in capital expenditures were for the consolidation of select manufacturing and warehousing activities in Harvey, Illinois.

        Capital expenditures were $46 million for fiscal 2010, a $1 million increase compared to fiscal 2009, primarily due to the expansion of our manufacturing facility in Caxias do Sul, Brazil and the completion of our Midwest regional warehouse in Harvey, Illinois. Investing activities in fiscal 2010 also include $39 million for the November 2009 purchase from Barzel Industries of substantially all of the assets related to the business of Novamerican Steel. The purchase included a manufacturing facility, located in Morrisville, Pennsylvania, which produces HSS and A53 fire sprinkler pipes that complement our existing product offerings in the mechanical tube and fire protection markets, respectively.

        Capital expenditures were $45 million in fiscal 2009, a $14 million increase compared to $31 million in fiscal 2008, primarily related to the construction of our 500,000 square foot distribution facility located adjacent to our manufacturing operations and headquarters in Harvey, Illinois.

        In the period September 25, 2010 through December 22, 2010 and for the first nine months of fiscal 2010 Tyco and affiliates provided investment inflows of $357 million and $68 million, respectively. In addition, Tyco and affiliates provided investment inflows of $136 million and $305 million in fiscal 2010 and fiscal 2009, respectively.

        Investment activities are largely discretionary and future investment activities could be reduced significantly or eliminated as economic conditions warrant. We assess acquisition opportunities as they arise, and such opportunities may require additional financing. There can be no assurance, however, that any such opportunities will arise, that any such acquisitions will be consummated or that any needed additional financing will be available on satisfactory terms, or at all, when required.

Financing Activities

        Financing activities prior to the Transactions related primarily related to payments made to Tyco under corporate cash management sweep policies of $72 million and $452 million for fiscal 2010 and fiscal 2009, respectively. For the first nine months of fiscal 2010, the net impact was a cash inflow of $25 million. During the period September 25, 2010 through December 22, 2010, we repaid $300 million to Tyco.

        During the period December 23, 2010 through June 24, 2011, the Successor Company implemented its new capital structure. See "—Post-Transactions Liquidity—Successor Company" below. We used proceeds from our debt facilities to repay $400 million owed to Tyco and to pay transaction costs of $53 million, of which we capitalized $37 million as deferred financing fees.

Post-Transactions Liquidity—Successor Company

        In connection with the Transactions, we entered into the ABL Credit Facility, which provides for up to $250 million of senior secured first priority borrowings. Approximately $162 million was available under our ABL Credit Facility and the borrowing base was $250 million as of June 24, 2011. The ABL Credit Facility is available to fund working capital and for general corporate purposes. We utilized borrowings of $55 million under the ABL Credit Facility to fund the Transactions. The ABL Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The ABL Credit Agreement includes a financial covenant based on a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0. This ratio will be tested only when available loan commitments (as defined herein) are less than the greater of (A) $28.625 million and (B) 12.5% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Credit Facility, and continuing until such time as available loan commitments have been in excess of such threshold for a period of 30 consecutive days. In the event that available commitments under our ABL Credit Facility fall below the specified thresholds, our inability to comply with the applicable ratio test could materially impact our liquidity. For a description of the ABL Credit Facility, see "Description of Other Indebtedness—ABL Credit Facility."

        Based on our current development plans, we anticipate that our cash flow from operations and available borrowings under the ABL Credit Facility will be adequate to meet our needs for normal operating costs, capital expenditures and working capital for our existing businesses for at least the next twelve months. If we require additional financing to meet cyclical increases in working capital needs, we may need to access the financial markets. See "Risk Factors—Risk Factors Relating to Our Capital Structure and the Notes—Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes."

        The Indenture and the ABL Credit Agreement contain significant covenants, including prohibitions on our ability to incur certain additional indebtedness and to make certain investments and to pay dividends. See "Description of Other Indebtedness" and "Risk Factors—Risk Factors Relating to Our Capital Structure and the Notes—The terms of the ABL Credit Agreement and the Indenture restrict our current and future operations, particularly our ability to respond to changes or to take certain actions."

        The Atkore Group board of directors must approve any declaration and payment of dividends on either shares of Common Stock or Preferred Stock of Atkore Group. Atkore Group's board of directors has the option to pay any declared dividends in either cash or shares. Further, as stipulated in the Atkore Group Stockholders' Agreement, any action or determination to be taken or made by Atkore Group's board of directors with respect to whether dividends payable on the Preferred Stock of Atkore Group are to be paid in cash or shares of Preferred Stock will be taken or made by a majority of the directors not including the directors designated by the CD&R Holders. We have no obligation to fund payment of any dividends on the Common Stock or Preferred Stock of Atkore Group.

Commitments and Contingencies

Contractual Obligations

        The following table sets forth our contractual obligations as of June 24, 2011:

	Estimated Payments Due by Fiscal Year
	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
	($ in millions)
Contractual obligations:
Senior Secured Notes	$—	$—	$—	$410	$410
ABL Credit Facility(a)	85	—	—	—	85
Interest expense	22	86	129	81	318
Purchase commitments	124	—	—	—	124
Operating lease obligations	2	16	11	4	33

Total(b)	$231	$102	$140	$495	$937

(a)
The ABL Credit Facility provides for a five year senior secured revolving credit facility of up to $250 million, subject to a borrowing base estimated to be $250 million as of June 24, 2011. As of

  June 24, 2011, we had drawn $85 million on the ABL Credit Facility. We have the ability to continually refinance amounts drawn on the ABL Credit Facility through its maturity on December 22, 2015, subject to borrowing base limitations. Borrowings under the ABL Credit Facility will bear interest at the rates specified in "Description of Other Indebtedness."

(b)
As of June 24, 2011, we had gross unrecognized tax benefits of $19 million and gross interest and penalties of $11 million, both of which are classified as non-current liabilities in the consolidated balance sheets as payment is not expected within one year. At this time, we are unable to make a reasonably reliable estimate of the timing for such payments in future years; therefore, such amounts have been excluded from the above contractual obligations table.

        In the normal course of business, we are liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect our financial condition, results of operations or cash flows.

        We expect to contribute at least the minimum required contribution of $6 million to our pension plans in fiscal 2011.

        In connection with the Transactions, we, Atkore Group and Atkore International, Inc., entered into several Indemnification Agreements pursuant to which we, Atkore Group and Atkore International, Inc. have agreed to indemnify each of CDR Investor, Seller, CD&R Allied Holdings, L.P. (an affiliate of CD&R), Tyco and certain of their respective affiliates, related parties, directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons for certain losses related to the Transactions. See "Certain Relationships and Related Party Transactions—Indemnification Agreements."

        After the Transactions, we have a significant amount of indebtedness, including the Notes and the ABL Credit Facility. We used the net proceeds from the offering of the Notes, together with amounts initially borrowed under the ABL Credit Facility, to provide funds necessary to consummate the Transactions. See "Risk Factors—Risk Factors Relating to Our Capital Structure and the Notes—We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful."

Legal Matters

        We have been named as a defendant in several lawsuits, as described in "Business—Legal Proceedings." We do not expect the outcome of these proceedings, either individually or in the aggregate, to have a material adverse effect on our financial condition, results of operations or cash flows.

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet financing arrangements that we believe are reasonably likely to have a material current or future effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

        In disposing of assets or businesses, we often provide representations, warranties and indemnities to cover various risks including unknown damage to the assets, environmental risks, including obligations to investigate, remediate or otherwise address contamination, and unidentified tax liabilities and legal fees related to periods prior to disposition. We do not have the ability to estimate the potential liability from such indemnities because they relate to unknown conditions. However, in the opinion of management, there is no reason to believe these uncertainties would have a material adverse effect on our financial condition, results of operations or cash flows.

Critical Accounting Estimates

        The preparation of the financial statements included in this prospectus in conformity with U.S. GAAP requires management to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses. Our significant accounting policies are summarized in Note 1 to our audited combined financial statements included in this prospectus. The following noted accounting policies are based on, among other things, judgments and assumptions made by management that include inherent risks and uncertainties. Management's estimates are based on the relevant information available at the end of each period.

        Revenue Recognition—Our revenues are generated principally from the sale of our products. Revenue from the sale of products is recognized at the time title and risks and rewards of ownership pass. This is generally when the products reach the free-on-board shipping point, the sales price is fixed and determinable and collection is reasonably assured.

        Provisions for certain rebates, sales incentives, trade promotions, product returns and discounts to customers are accounted for as reductions in revenue in the same period the related sales are recorded. Rebates are estimated based on sales terms, historical experience and trend analysis.

        Inventories—Inventories are stated at the lower of cost (primarily first-in, first-out or "FIFO") or market. Costs include direct material, direct labor and other applicable direct costs. The prices for the raw materials we use, principally steel and copper, have been volatile in the recent past. Since we value most of our inventory utilizing the FIFO inventory costing methodology, a rise in raw material costs has a positive effect on our operating results in the short term, while, conversely, a fall in material costs results could have a negative effect to operating results in the short term. In a period of rising prices, cost of sales expense recognized is generally lower than the current value of our inventory on-hand.

        We evaluate our inventories on a quarterly basis to identify inventory values that exceed estimated net realizable value. The excess, if any, is recognized as an expense in the period the net realizable value exceeds the carrying value of the associated inventory.

        Income Taxes—In determining income for financial statement purposes, we must make certain estimates and judgments. These estimates and judgments affect the calculation of certain tax liabilities and the determination of the recoverability of certain of the deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenue and expense. We have certain deferred tax assets that are reviewed for recoverability and valued accordingly considering available positive and negative evidence, including our past results. These assets are evaluated by using estimates of future taxable income streams and the impact of tax planning strategies in the applicable tax paying jurisdiction. Reserves are also estimated using a "more likely than not" criterion for ongoing audits of federal, state and international income tax returns with respect to issues that are currently unresolved. We routinely monitor the potential impact of these situations and believe that we have taken adequate reserves. Valuations related to tax accruals and assets can be impacted by changes in accounting regulations, changes in tax codes and rulings, changes in statutory tax rates, and our future taxable income levels. Our provisions for uncertain tax positions provide a recognition threshold based on an estimate of whether it is more likely than not that a position will be sustained upon examination. We measure our uncertain tax position as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. We record interest and penalties related to unrecognized tax benefits as a component of provision for income taxes.

        We currently have recorded significant valuation allowances that we intend to maintain until it is more-likely-than-not the deferred tax assets will be realized. Our income tax expense recorded in the future may be reduced to the extent of decreases in our valuation allowances. The realization of our remaining deferred tax assets is primarily dependent on future taxable income in the appropriate jurisdiction. Any reduction in future taxable income, including but not limited to any future restructuring activities, may require that we record an additional valuation allowance against our deferred tax assets. An increase in the valuation allowance could result in additional income tax expense in such period and could have a significant impact on our future earnings.

        As part of our analysis of the realizability of deferred tax assets, we consider all available evidence, including historical results, projections of future income, and tax-planning strategies for each taxpaying component. Deferred tax assets for a particular jurisdiction are reduced by a valuation allowance if, based on the weight of such available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Historical results have been considered both as a form of positive and negative evidence in our historical results along with other forms of evidence. However, historical results represent objectively verifiable evidence that is weighed more heavily in our analysis than other forms of subjective evidence; such as, forecasts of future taxable income. In the current period financial statements, we are not relying upon tax planning strategies to support realizability of deferred tax assets. We perform this evaluation at each balance sheet date in order to determine whether any adjustments need to be made with regards to deferred tax assets and valuation allowances.

        In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across our global operations. We recognize potential liabilities and record tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. These tax liabilities are reflected net of related tax loss carry-forwards. We adjust these reserves in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the tax liabilities. If our estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities would result in tax benefits being recognized in the period when we determine the liabilities are no longer necessary.

        Pension and Postretirement Benefits—Our pension expense and obligations are developed from actuarial valuations. Two critical assumptions in determining pension expense and obligations are the discount rate and expected long-term return on plan assets. We evaluate these assumptions at least annually. Other assumptions reflect demographic factors such as retirement, mortality and turnover and are evaluated periodically and updated to reflect our actual experience. Actual results may differ from actuarial assumptions. The following table summarizes the impact that a change in these assumptions would have on our operating income ($ in millions):

	Assumption change:
	25 Basis Point Increase	25 Basis Point Decrease
Discount rate	3.0	(3.0)
Return on assets	1.0	(1.0)

        The discount rate changed from 5.50% at fiscal-year end September 25, 2009 to 5.00% at fiscal-year end September 24, 2010. The decrease in the discount rate resulted in an increase in the aggregated pension liability of approximately $6 million at September 24, 2010, or less than 1% of total liabilities as of the same date and an increase in the aggregated pension expense of approximately less than $1 million for fiscal 2010, or a decrease in operating income of approximately 1% for the same period.

        The weighted average discount rate used to measure pension liabilities and costs is set by reference to published, high-quality bond indices. However, these indices give only an indication of the appropriate discount rate because the cash flows of the bonds comprising the indices do not precisely match the projected benefit payment stream of the plan. For this reason, we also consider the individual characteristics of the plan, such as projected cash flow patterns and payment durations, when setting the discount rate. The weighted-average discount rate used to measure pension liabilities in 2011 is 5.63%. We also consider the current and expected asset allocations of our pension plans, as well as historical and expected long-term rates of return on those types of plan assets, in determining the expected long-term return on plan assets. The expected long-term return on plan assets used to measure pension liabilities in 2011 was 8%.

        Long-Lived Asset and Goodwill Impairments—We test long-lived assets or asset groups for recoverability when events and circumstances indicate that the carrying value of an asset or asset group may not be recoverable. Estimates of future cash flows used to test the recoverability of a long-lived asset or asset group include only the future cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset or asset group. If the asset or asset group is determined to not be recoverable, an impairment loss is measured as the amount by which the carrying amount of the long-lived asset or asset group exceeds its fair value.

        Identifying and assessing whether impairment indicators exist, or if events or changes in circumstances have occurred requires significant judgment. Long-lived assets could become impaired in the future or require additional charges as a result of declines in profitability due to changes in volume, market pricing, cost, manner in which an asset is used, physical condition of an asset, laws and regulations, or the overall business environment. The impact of the economic recession and financial turmoil on the global markets poses a continued risk as customers may postpone spending in response to tighter credit, negative financial news and/or declines in income or asset values. Lower demand for our customers' products or services could also have a material negative effect on the demand for our own products. In addition, there could be exposure related to the financial viability of certain key third-party suppliers, some of which are our sole source for particular components. Lower expectations of growth and profitability have resulted in impairments of long-lived assets in the past and we could continue to experience pressure on the carrying values of our assets if conditions persist for an extended period of time.

        We will perform an impairment test if and when such indicators are present. No such indicators have been identified in the current fiscal year and, as such, we have not performed an impairment test in the current fiscal year.

        We review goodwill assets for impairment annually and more frequently if triggering events occur. In fiscal 2009, we recognized an impairment for all goodwill previously recorded. As a result of the Transactions, we recorded goodwill of $99 million in the first nine months of fiscal 2011 related to both of our reportable segments. Accordingly, in subsequent periods, we expect to compare the fair value of our five reporting units to their carrying amount, fair value being determined utilizing a discounted cash flow analysis based on the forecast cash flows discounted using an estimated weighted average cost of capital of market participants. A market approach, utilizing observable market data of comparable companies in similar lines of business that are publicly traded, is used to corroborate the discounted cash flow analysis performed at each reporting unit. If the fair value of our reporting units decline, we may be required to record impairments of the goodwill established at the date of the Transactions.

Recently Adopted Accounting Pronouncements

        In December 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (ASU 2010-29), which amended its guidance for disclosure requirements of supplementary pro forma information for business combinations. The objective of the amended guidance is to address diversity in practice regarding pro forma disclosures of revenue and earnings of an acquired entity and specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The guidance became effective for us in the first quarter of fiscal 2011. The adoption of this guidance did not have a material impact on our financial statements.

        In September 2009, the FASB issued authoritative guidance for the accounting for revenue arrangements with multiple deliverables. The guidance establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE") if available, third-party evidence ("TPE") if VSOE is not available, or estimated selling price if neither VSOE nor TPE is available. The guidance requires arrangements under which multiple revenue generating activities to be performed be allocated at inception. The residual method under the existing accounting guidance has been eliminated. The guidance became effective for us for revenue arrangements entered into or materially modified beginning in the first quarter of fiscal 2011. The adoption of the guidance did not have a material impact on our financial position, results of operations or cash flows.

        In June 2009, the Financial Accounting Standards Board ("FASB") issued authoritative guidance which amended the existing guidance for the consolidation of variable interest entities, to address the elimination of the concept of a qualifying special purpose entity. The guidance also replaces the quantitative based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the significant activities of a variable interest entity, and the obligation to absorb losses or the right to receive benefits that may be significant to the variable interest entity. The guidance became effective for us in the first quarter of fiscal 2011. The adoption of this guidance did not have a material impact on our financial position.

Recently Issued Accounting Pronouncements

        In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. The guidance now requires us to present the components of net income and other comprehensive income either in one continuous statement of comprehensive income or in two separate but consecutive statements. Regardless of whether we choose to present comprehensive income in a single continuous statement or in two separate but consecutive statements, we are required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The standard does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. This standard is effective retrospectively for fiscal years and interim periods within these years beginning after December 15, 2011 (fiscal year 2012 for us), with early adoption permitted. We are currently evaluating which method it will utilize to present items of net income and other comprehensive income. We are evaluating the financial and disclosure impact of this guidance. We do not anticipate a material impact on our consolidated financial statements as a result of adopting this amended guidance.

        In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (ASU 2011-04). The new guidance clarifies the concepts applicable to fair value measurement of non-financial assets and requires the disclosure of quantitative information about the unobservable inputs used in fair value measurement. This guidance will be effective for the interim and annual reporting periods beginning after December 15, 2011 (fiscal year 2012 for us), and will be applied prospectively (with early adoption prohibited). We are evaluating the financial and disclosure impact of this guidance. We do not anticipate a material impact on our consolidated financial statements as a result of adopting this amended guidance.

Quantitative and Qualitative Disclosure about Market Risk

        In the normal course of conducting business, we are exposed to certain risks associated with potential changes in market conditions. These risks include fluctuations in foreign currency exchange rates, interest rates and commodity prices, including price fluctuations related to the purchase, production or sale of steel and copper products. Accordingly, we have established a comprehensive risk management process to monitor, evaluate and manage the principal exposures to which we believe we are subject. Our market risk strategy has generally been to obtain competitive prices for our products and services and allow operating results to reflect market price movements dictated by supply and demand; however, we have from time to time made forward commodity purchases to manage exposure to fluctuations in the purchase of steel and copper metals. We may also seek, and from time to time have sought, to manage certain of these risks through the use of financial derivative instruments. Our portfolio of derivative financial instruments may, from time to time, include forward foreign currency exchange contracts, foreign currency options, interest rate swaps and forward commodity contracts. Derivative financial instruments related to interest rate sensitivity of debt obligations, intercompany cross-border transactions and anticipated non-functional currency cash flows are used with the goal of mitigating a significant portion of these exposures when it is cost effective to do so.

        To reduce the risk that a counterparty will be unable to honor its contractual obligations to us, we only enter into contracts with counterparties having at least an A-/A3 long-term debt rating. These counterparties are generally financial institutions and there is no significant concentration of exposure with any one party. We do not engage in metal futures trading, hedging activities or otherwise utilize derivative financial instruments for trading or speculative purposes.

        In connection with the Transactions, we entered into the ABL Credit Facility, which bears interest at a floating rate, generally LIBOR plus 2.25% to 2.75%. As a result, we are exposed to fluctuations in interest rates to the extent of our borrowings under the ABL Credit Facility, which totaled $85 million as of June 24, 2011. A 100 basis point increase or decrease in interest rates would have increased or decreased, respectively, interest expense by less than $1 million based on the amounts outstanding as of June 24, 2011.

BUSINESS

Overview

        We are a global manufacturer of fabricated steel tubes and pipes, pre-wired armored cables and cable management systems and metal framing systems. Our products are used primarily in non-residential construction applications, including installation of electrical systems, site perimeter security fences, steel pipe scaffolding, fire sprinkler pipe and protection systems and metal framing for various support structures. Our company operates through two business segments: Electrical and Infrastructure and Engineered Products and Services. Our Electrical and Infrastructure segment offers a broad and diverse range of electrical products, including (1) electrical conduits, (2) armored and metal-clad cable and (3) cable management systems. Products manufactured by our Engineered Products and Services segment include (1) mechanical tube, (2) fence framework, (3) fire sprinkler pipe, (4) metal framing systems, (5) HSS and (6) sheets and plates, each of which is customized in a wide range of shapes, sizes and specifications. Through our Engineered Products and Services segment, we also provide ancillary services to our customers in the form of slitting and cutting of structural steel sheets, which are sold primarily to metal service centers. We are recognized in our industry for the quality of our products, our diverse product offering and our innovative and successful product development model and our strong customer service. This recognition has resulted in what we believe to be leading market positions in many of our major product categories in both our Electrical and Infrastructure and Engineered Products and Services business segments.

        We operate 24 manufacturing facilities and 15 distribution facilities that are strategically located to efficiently receive materials from our suppliers as well as deliver products to our customers. Our global footprint has been streamlined in recent years to improve manufacturing capacity utilization across our facilities and to enhance the efficiency of our transportation and logistics networks. To complement these efforts, in fiscal 2010 we completed a 500,000 square foot addition to our original facility in Harvey, Illinois to consolidate warehouse capacity, reduce logistics cost and handling damage, and expand our corporate offices. The expanded warehouse allows us to better supply our regional customers by fulfilling and processing orders more efficiently. We continue to expand our low-cost manufacturing and distribution footprint, most notably with the construction of our new facility in Changshu, China which is expected to be completed and become operational by the end of calendar 2011.

        We distribute our products to end-users through several distinct channels, including electrical distributors, home improvement retailers, industrial distributors, HVAC and plumbing distributors, datacom distributors and OEMs, as well as directly to a small number of general contractors. We pride ourselves on providing reliable and prompt service to our diverse customer base. Many of our products are ultimately installed into non-residential and multi-family residential buildings during new construction and renovation by end-users, who are typically trade contractors. We serve a diverse group of end markets, including commercial construction, diversified industrials, power generation, agricultural, retail, transportation and government. The majority of our sales and operations are in North America. We also have a significant manufacturing and sales presence in Brazil and, to a lesser extent, in the United Kingdom, France, Australia and New Zealand. We also have a minority interest in a joint venture in the Middle East. Our predecessor company generated $1.4 billion in net sales and $1 million of net income in fiscal 2010. Our predecessor company generated $352 million in net sales and $3 million of net loss for the period from September 25, 2010 through December 22, 2010. The successor company generated $835 million in net sales and $2 million of net income for the period from

December 23, 2010 through June 24, 2011. The following charts set forth our net sales by product and geographic region for the first nine months of fiscal 2011:

        Our business is largely dependent on the non-residential construction industry. Approximately 62% of our net sales in the first nine months of fiscal 2011 were related to U.S. non-residential construction, where our product installation typically lags U.S. non-residential starts by six to nine months. U.S. non-residential construction starts, as reported by McGraw-Hill Construction—Dodge, Research & Analytics, reached a historic low of 650 million square feet in calendar year 2010. This level of activity is significantly below the previous cyclical troughs witnessed from 1967 through 2008, during which time non-residential construction starts did not fall below 936 million square feet in any given calendar year. While there is no guarantee of a meaningful recovery in non-residential construction activity, we expect to capitalize on any recovery in non-residential construction activity over the coming years and potentially drive higher margins by leveraging the scalability of our operations.

        Our company was established in 1959 and is headquartered in Harvey, Illinois. The founding business, known as Allied Tube & Conduit, developed an in-line galvanizing technique (Flo-Coat®) in which zinc is applied as tube and pipe are formed. The Flo-Coat galvanizing process, a patented technique, provides superior zinc coverage of fabricated metal products for rust prevention and lower cost manufacturing than traditional hot-dip galvanization. Our business has been formed principally through a series of acquisitions. Tyco acquired our company in 1987 and subsequently expanded our portfolio via acquisitions of complementary products. Under Tyco's ownership, our company was named Electrical and Metal Products and operated as a separate business segment. Unistrut and Tectron Tube were acquired in 1995. We bought our Phoenix, Arizona operations in 1997 from American Pipe & Tube. In 1999, we purchased the AFC Cable Systems business. In 2001, Tyco acquired Dinaço to expand our global footprint into Brazil. In connection with the Transactions, we were renamed Atkore International, Inc.

        Atkore International, Inc. was incorporated in Delaware in 2010 as a wholly owned subsidiary of Tyco. On December 22, 2010, Tyco completed the sale of a 51% stake in its TEMP business to the private equity firm Clayton Dubilier & Rice, LLC. The sale was effected pursuant to the Investment Agreement in contemplation of the Transactions whereby the equity interests in the entities that hold all of the assets and liabilities of TEMP, as well as the assets and liabilities of TEMP held by other Tyco entities, were transferred to our company. In addition, certain assets and liabilities of Tyco businesses other than TEMP were transferred from certain of our subsidiaries to other Tyco entities. See "Summary—the Transactions."

Market Data and Forecasts

        This prospectus includes estimates regarding market and industry data and forecasts based on market research, consultant surveys, publicly available information, industry publications, analyst reports and surveys and our own estimates based on our management's knowledge of and experience in the markets and industry in which we operate. We believe these estimates are reasonable as of the date of this prospectus. However, we have not independently verified any of the data from third party sources and have not ascertained the underlying economic assumptions relied upon therein. This information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. In addition, economic conditions, end-user preferences and the competitive landscape can and do change.

Our Strengths

        We have established a reputation as an industry leader in quality, service and innovation and have achieved what we believe to be strong competitive positions in our markets, primarily as a result of the following competitive strengths:

  •
  Well positioned in key markets with strong brands.  We believe we have leading market positions in many of our major product categories as a result of the performance and quality of our products, our longstanding customer relationships, the global reach of our geographic coverage, on time delivery and order fulfillment accuracy and our ability to develop and effectively market new products. We market well-established brands and command strong distributor relationships due to our high service levels and our ability to reliably meet our customers' needs. We also offer one of the broadest "one-stop-offerings" of products in our industry, enabling our customers to purchase multiple products on a single truckload in a single order.

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  Innovative products.  Innovation is a key competitive advantage of our business. We work closely with our end-users to identify evolving needs and develop new applications for our products that reduce end-users costs and boost our product sales. Our Kwik-Fit electrical conduit and ColorSpec ID systems are examples of recent innovations in our product offering that have enhanced our ability to serve our end-users. Kwik-Fit eliminates the need to purchase, inventory, and install separate couplings to connect two lengths of conduit by allowing for an integrated compression fit. The ColorSpec ID system allows for the instant identification of cable types by color-coding cable armor to match the color-coding of the conductors contained inside. Both innovations significantly reduce installation time for our metal conduit and armor-clad wiring. By maintaining close relationships with our customers, we develop an intimate understanding of the current dynamics in our core markets. This approach enables us to innovate and design products that provide added value to our end-users and helps us sustain what we believe to be leading market positions.

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  Strategic procurement of input materials.  We endeavor to reduce commodity price risk via several strategic initiatives, including inventory replenishment cycle optimization, commodity price tracking and forecasting and efficient procurement practices focused on reducing supply chain costs and improving efficiency of processes. Our steel procurement process includes a weekly review of global steel manufacturers, market price evaluation and economic data to determine current business steel needs. We have centralized our steel purchasing activities and we believe that the scale of our procurement requirements enables us to achieve more attractive pricing from suppliers than many of our competitors. Because copper is an openly traded commodity, our copper procurement process is managed to our bi-weekly needs in order to reduce forward price and physical inventory exposure.

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  Low-cost producer.  Many of our pipe and tube products are manufactured utilizing a high-speed in-line galvanizing process that is cost-advantaged when compared to hot-dip and pre-galvanized processes, commonly used by our competitors. We also have an on-site pickling facility, which prepares the raw materials for the production process via an acid-wash, whereas many of our competitors must utilize third-party providers for this activity. Over the past three and one-half years, we have implemented several restructuring initiatives to streamline our cost structure, including consolidation of our manufacturing and distribution footprint and centralization of procurement and supply chain management. We have also reduced conversion costs through greater automation, more rapid line changeovers and various related process flow improvements. These initiatives have enabled us to remain economically competitive and strategically well positioned despite the recent economic downturn.

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  Integrated manufacturing and logistics network.  We believe the scale and strategic locations of our manufacturing and distribution facilities provide a competitive advantage in our markets. Among our main competitors, we are one of only two U.S. based pipe and tube producers with manufacturing facilities on the East and West Coasts as well as in the Midwest. As a result of our facility footprint and integrated logistics network, we believe that we are able to respond more quickly than our competitors to changes in customer demand. This capability has been further enhanced by the additional capacity in our new warehouse in Harvey, Illinois. We believe our integrated network enables us to increase system efficiencies, reduce overall costs and provide enhanced customer service, thereby positioning us to capture additional market share as economic conditions improve.

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  Strong historical operating cash flows.  We have generated strong cash flows from operating activities even in severely depressed economic conditions and in periods of reduced demand in our end markets. We generated positive net cash provided by operating activities in each of the last four fiscal years (2007 to 2010), based on our audited combined financial statements for those periods. In unaudited fiscal years prior to the periods covered by our audited carve-out financial statements, we believe we also generated positive net cash provided by operating activities in each of the six fiscal years, 2001 to 2006. In fiscal 2009, we generated net cash provided by operating activities of $213 million, despite a precipitous decline in our operating results as a result of a decline in the overall economy. In fiscal 2010, we generated net cash provided by operating activities of $30 million, despite the need to make significant investment in working capital to rebuild inventories. During the period from September 25, 2010 through December 22, 2010 we used net cash from operating activities of $67 million. During the period from December 23, 2010 through June 24, 2011 we generated net cash from operating activities of $2 million. Our ability to generate strong cash flows even in adverse economic conditions is principally attributable to our commodity procurement strategies, our position as a low-cost manufacturer and our effective working capital management.

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  Experienced management team.  We have a highly experienced management team throughout our organization. Our senior management team has a proven track record of developing and marketing new products and expanding into new geographies, and has demonstrated significant recent success identifying and executing initiatives to improve our cost position and process efficiencies. Importantly, members of our management team also have significant experience in managing industry cyclicality and commodity price volatility to maintain strong cash flows.

Our Vision and Strategies

        Our vision is to build upon what we believe to be leading market positions in many of our products by continuing to leverage our customer relationships, product brands and manufacturing expertise. In addition, we intend to grow our business in key products and markets and improve profitability by implementing the following strategic initiatives and priorities:

  •
  Operations and supply chain efficiency.  Managing raw material volatility, effectively aligning our geographic footprint and improving operational efficiency are important components for profitable growth. Our sales, inventory and operations planning process helps us determine the quantity and timing of raw material purchases as well as the appropriate level of finished goods inventory to maintain to adequately serve end market demand. During the last three and one-half fiscal years, we have incurred $78 million in charges for restructuring projects that have reduced the number of our North American manufacturing facilities, improved the overall quality of our products, reduced raw material supply lead times (to help mitigate fluctuations in raw material pricing) and reduced our headcount for both salaried and hourly employees. These efforts have been complemented by a number of facility-related initiatives, including the investment to consolidate distribution capacity at our expanded Harvey, Illinois location. Since the end of fiscal 2008, we have reduced our headcount for both salaried and hourly employees by approximately 20% and consolidated our facilities to bring our operations in line with our expected level of production. In the future, we intend to continue to evaluate and pursue targeted capital investments to support cost-saving and efficiency-enhancing initiatives where appropriate.

  •
  Expansion of sales of existing products.  We expect to grow net sales by increasing the cross-selling of our current portfolio of products to existing customers across divisions of our company. We plan to leverage our ability to provide customers with the convenience of "one-stop-shopping" for product ordering and delivery to drive sales of existing products. In addition, we intend to proactively identify and capture opportunities to market our existing products, especially our lines of A53 pipe and HSS products, to new customers and new end markets within our current geographic footprint. We believe we have opportunities to further penetrate certain markets, such as the highly fragmented U.S. market for mechanical tube products, in which our manufacturing and distribution scale, service capabilities and new sales initiatives position us well to take share from smaller competitors.

  •
  Geographic expansion.  We are growing our business by expanding into geographic regions that are expected to grow at a faster pace than the mature North American economies where the majority of our net sales are generated. We have spent $7 million of a planned total $11 million investment in our operations in Brazil, which expands our manufacturing capabilities and facilitates the extension of our product portfolio in Brazil. In particular, we will be able to introduce in-line galvanized products, which offer higher quality and command a price premium over hot-dip galvanized products, to the Brazilian market. In November 2009, we contracted to build a 195,000 square foot manufacturing facility in Changshu, China, which is expected to be completed and become operational by the end of calendar 2011. The Changshu plant, a $5 million investment with favorable local government investment benefits, is expected to be a low-cost manufacturing bases for exporting products globally and also allows us to establish a sales presence to compete effectively in the Chinese and Southeast Asian markets.

  •
  New product development.  We have historically been recognized as an innovator in our industry and we remain committed to the introduction of new value-added products. By working closely with our end-users and focusing on their specific needs, we intend to develop new products that offer incremental benefits such as faster installation times and reduced construction costs. We believe the introduction of innovative products will attract new customers, drive additional sales to existing customers and enable us to earn higher margins for the higher-valued features of our products.

  •
  Strategic price analysis program.  We have recently deployed analytical pricing tools with the assistance of industry experts. These pricing tools analyze prices by region, customer type and size to improve our overall pricing model. Examples of strategic pricing opportunities are rebate and discount terms, freight and return policies and proper valuation and charging for value-added services, such as managing consigned inventory for our customers.

  •
  Platform for organic growth and selective acquisitions.  Our flexible manufacturing and distribution capacity, scalable infrastructure and experienced sales and marketing professionals position us to capture market opportunities related to any recovery in the non-residential construction industry. In addition, we will continue to identify and evaluate potential domestic and international acquisition opportunities offering adjacent products and services to further grow and enhance our business. Our management team has strong experience executing and integrating strategic acquisitions and expects to drive incremental growth and synergies from similar future investments.

Our Products and Brands

        Our Electrical and Infrastructure and Engineered Products and Services segments offer a broad range of products. We market our products through a number of well-established brands. We believe our brands are known for their longstanding tradition of product innovation and commitment to quality. Our products are used mainly in non-residential construction applications. Some typical examples include electrical conduit and armored and metal-clad cable to facilitate electrical systems, fence post and barbed tape used for construction site perimeter security, sprinkler pipe and small diameter water line pipe used to develop fire protection systems and steel pipe scaffolding. Our mechanical tube products are also employed for various OEM applications, such as structural framing for greenhouses, clean rooms, conveyor belt rollers, solar panel systems, free-standing truss-type buildings, municipal playground equipment and recreational vehicle transport rigs.

        The table below includes a description of our products by segments and the major brands under which we sell them.

	Product category	% of first nine months of fiscal 2011 net sales	General description and highlights	Major brands
			• Tubular steel used for the protection and routing of electrical wire	• Allied Tube & Conduit • Columbia-MBF
	Electrical Conduits	23%	• Products include electrical metallic tubing, intermediate metal conduit, rigid steel conduit, PVC conduit and aluminum rigid conduit	• Eastern Wire + Conduit

			• Armored cable	• AFC Cable Systems
			• Metal-clad cable, including fire alarm and super neutral	• ACS/Uni-Fab
Electrical and Infrastructure	Armored and Metal-Clad Cable	20%	• ColorSpec ID System • Self-grounding metal-clad cable	• Kaf-Tech • MC-Quik
			• Specialty cables
			• Pre-fab wiring systems

	Cable Management Systems	12%	• Cable management systems that hold and protect electrical raceways such as cable tray, cable ladder and wire basket	• Cope • Acroba • Unistrut • Power-Strut

			• Commercial quality tubing in a variety of shapes and sizes for industrial applications such as agricultural buildings, conveyor belt tubing and highway signage.	• Allied Tube & Conduit • Flo-Coat
	Mechanical Tube	21%	• In-line galvanized steel tubing products for many OEM and structural applications, combining superior corrosion resistance and high yield strength	• Tectron Tube • Dinaço (formerly Tyco Dinaço) • Gatorshield

Engineered Products and Services	Sheets and Plates	5%	• Slitting and cutting of structural sleet sheets sold primarily to service centers	• Dinaço (formerly Tyco Dinaço)

			• High strength fence framework that utilizes the in-line galvanization process to deliver consistent strength and quality	• Allied Tube & Conduit • Razor-Ribbon
	Fence Framework	8%	• Barbed tape products for high security perimeter fences

			• Steel pipe for low pressure sprinkler applications	• Allied Tube & Conduit
	Fire Sprinkler Pipe	6%	• A135 Sprinkler Pipe and complementary A53 pipe—low pressure conveyance of fluids and certain structural and fabrication applications

	Metal Framing Systems	3%	• Metal framing systems or steel support structures using strut, channel and related fittings and accessories for both electrical and mechanical applications	• Telespar • Unistrut Construction

	Hollow Structural Sections	2%	• Square and round steel pipe used in a broad range of applications including commercial construction, OEM applications and water/gas well casing (A500)	• Allied Tube & Conduit

        The following table sets forth those product categories which accounted for 10% or more of our net sales during the last three fiscal years.

	Fiscal Year Ended
	September 24, 2010	September 25, 2009	September 26, 2008
	(% net sales)
Product Category:
Electrical Conduits	23%	22%	22%
Armored and Metal-Clad Cable	20%	20%	20%
Support Systems (Cable Management Systems and Metal Framing Systems)	14%	16%	12%
Mechanical Tube	21%	22%	25%

        We provide customized products for our mechanical tube OEM customers. These customers will place special requests for the mechanical tubing they purchase, such as cut-to-length, swaging, notching, bonding, special coatings, weld and powder-coat, to the general value-added fabrication services.

Our Customers; Sales, Marketing and Distribution

        We sell, market and distribute our products through the following channels: electrical distributors, home improvement retailers, industrial distributors, HVAC and plumbing distributors, datacom distributors and OEMs as well as directly to a small number of general contractors. Our Electrical and Infrastructure segment additionally sells through a number of marketing groups which represent a consortium of independent electrical distributors. End-users, typically contractors, install many of our products into non-residential and multi-family residential buildings during new facility construction and facility renovation. We serve a diverse group of end markets, including commercial construction, diversified industrials, power generation, agricultural, retail, transportation and government.

        The majority of our products are used by trade contractors in the construction and modernization of non-residential structures such as commercial office buildings, institutional facilities, manufacturing plants and warehouses, shopping centers and multi-family dwellings. Nearly 93% of construction-related products are sold through wholesale distribution to trade contractors; the remaining 7% are sold to smaller contractors and homeowners through big-box home improvement retailers.

        Distribution-based sales accounted for approximately 72% of our net sales for the first nine months of fiscal 2011. The other major customer segment, representing approximately 28% of our net sales for the first nine months of fiscal 2011, is the OEM market. The steel tubes supplied by us are ultimately used as a component for OEM products in commercial or industrial end markets. Steel tubular products are sold directly to OEMs or through steel service centers.

        We distribute our products directly from our manufacturing facilities as well as from 15 dedicated distribution facilities with a total of approximately 3.0 million square feet of distribution space. Similar to our manufacturing footprint, our distribution footprint is currently concentrated in North America (the U.S. and Canada), with a significant presence in Brazil and additional facilities in the United Kingdom, France, Australia and New Zealand. On October 30, 2009, in conjunction with the 50th anniversary of the Allied Tube & Conduit business, we formally opened a state-of-the-art 500,000 square foot distribution facility located adjacent to our manufacturing operations and headquarters in Harvey, Illinois in order to consolidate warehouse capacity, reduce logistics cost and handling damage, and expand our corporate offices. The expanded warehouse allows us to better supply our regional customers by fulfilling and processing orders more efficiently while reducing our manufacturing and distribution footprint in North America.

        Products are generally delivered to the dedicated distribution centers from our manufacturing facilities and then subsequently delivered to the customer. In some instances, product is delivered directly from our manufacturing facility to the customer or end-user. We contract with a wide range of transport providers to deliver our products, primarily via road.

        Our net sales by geographic area for fiscal 2010, 2009 and 2008 were as follows:

	Fiscal Year Ended
	September 24, 2010	September 25, 2009	September 26, 2008
	($ in millions)
Net Sales:
United States	$1,128	$1,168	$1,948
Other Americas	223	182	260
Europe	49	53	77
Asia—Pacific	33	30	33

Total	$1,433	$1,433	$2,318

        Our sales and marketing processes are focused on thoroughly understanding the product needs of each customer and ensuring that we are equipped to meet a wide range of customer requirements. We maintain strong customer relationships in order to support our ongoing growth initiative that focuses on selling innovative new products to existing customers, both in existing and new geographies. We believe our customers view us as offering a strong value proposition based on our order cycle time, our reliability and consistent product quality and our ability to customize product development.

        In the first nine months of fiscal 2011, our top ten customers, which included Home Depot, Graybar, Rexel, Tubular and Wesco, accounted for approximately 22% of net sales. Affiliates of CD&R Investor hold a significant equity investment in each of HD Supply and Rexel. No single customer accounted for more than 4% of our net sales in fiscal 2010, 2009 or 2008.

Our Suppliers; Raw Materials

        We use a variety of raw materials in the manufacture of our products. Our primary raw materials are steel and copper. We believe that sources for these raw materials are well established, generally available on world markets and are in sufficient quantity that we may avoid disruption to our business if we encountered an interruption from one of our existing suppliers. Our main suppliers of steel are ArcelorMittal, AK Steel and Nucor, and our main current supplier of copper is AmRod. We strive to maintain strong relationships with our suppliers. Recent economic conditions and market price changes in commodities have brought about volatility in prices for these raw materials.

Manufacturing

        We currently manufacture products in 24 facilities with a total of approximately 1.8 million square feet of manufacturing space. Our headquarters are located in Harvey, Illinois, home of our largest manufacturing facility. On November 17, 2009, we purchased from Barzel Industries substantially all of the assets related to the business of Novamerican Steel. These assets have been included in our Engineered Products and Services segment. The manufacturing facility included in the acquisition, which is located in Morrisville, Pennsylvania, produces HSS and A53 fire sprinkler pipe that complement our existing product offerings in the mechanical tube and fire protection markets, respectively. In addition to our existing facilities, we have entered into a build-to-suit arrangement to lease a facility in China. Construction of the 195,000 square foot facility is near completion and is expected to become operational by the end of calendar 2011. This facility is expected to provide us with a low-cost manufacturing base for exporting our products globally, as well as help to establish a China and Southeast Asia sales presence. Our manufacturing footprint is currently concentrated in North America (the U.S. and Canada), with a significant presence in Brazil and additional facilities in the United Kingdom, France, Australia and New Zealand. We expect that manufacturing production will continue to increase in the Asia—Pacific region as a percentage of total manufacturing as this region continues to experience growth and as our new Changshu, China facility becomes operational. We intend to continue to look for efficiencies to reduce our manufacturing costs and believe that we can achieve cost reductions through improved manufacturing efficiency and, from time to time, the consolidation or migration of manufacturing facilities.

        We believe we are a technology leader in the in-line galvanizing manufacturing process, and have developed specialized equipment that enables us to realize economies of scale advantages and produce a variety of cost-competitive, high-quality galvanized tube products. In-line galvanization is a technique in which zinc is applied as tube and pipe are formed.

Competition

        The industries in which we operate are highly competitive. Our principal competitors range from national manufacturers to smaller regional manufacturers and differ by each of our product lines. We believe our customers purchase from us because of the product availability, breadth of product line and premium quality of products we offer. Competition is generally on the basis of product offering, product innovation, price, quality and service.

        We have several competitors in each of our major product categories; our main competitors in each of these categories are listed below.

  Electrical and Infrastructure

  •
  Electrical conduits—Republic Conduit, Western Tube & Conduit and Wheatland Tube

  •
  Armored and metal-clad cable—Encore Wire and Southwire

  •
  Cable management and metal framing systems—Cooper B-Line, Legrand and Thomas & Betts

  Engineered Products and Services

  •
  Mechanical tube—AK Tube, Bull Moose Tube, Western Tube & Conduit and Lock-Joint Tube

  •
  Fence framework—Wheatland Tube, Western Tube & Conduit and Mid-West Tube

  •
  Fire sprinkler pipe—Bull Moose Tube, Wheatland Tube and Welded Tube of Canada

  •
  HSS—Atlas Tube, Bull Moose Tube, Southland Tube and Independence Tube

Seasonality

        Our business experiences some seasonality, with historically increased demand in the second and third calendar quarters, as construction activity tends to pick up during these periods. However, this fluctuation can be offset by adverse economic conditions.

Intellectual Property

        Patents and other proprietary rights are important to our business. We also rely upon trade secrets, manufacturing know-how, continuing technological innovations, and licensing opportunities to maintain and improve our competitive position. As management determines it necessary, we review third-party proprietary rights, including patents and patent applications, in an effort to avoid infringement of third-party proprietary rights, identify licensing opportunities and monitor the intellectual property claims of others.

        We own a portfolio of over 50 U.S. patents relating to a range of our products. We also own a portfolio of trademarks and are a licensee of certain patents and trademarks. Patents for individual products extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. Trademark rights may potentially extend indefinitely and are dependent upon national laws and use of the trademarks.

        While we consider our patents and trademarks to be valued assets, we do not believe that our competitive position is dependent on patent or trademark protection or that our operations are dependent upon any single patent or group of related patents. Other than licenses to commercially available third-party software, we do not believe that any of our licenses to third-party intellectual property are material to our business taken as a whole.

Employees

        As of June 24, 2011, we employed 3,177 people, based in seven countries: the U.S., Brazil, the United Kingdom, Canada, France, Australia and New Zealand. 2,407 of those employees are based in the U.S. Approximately 50% of our workforce is unionized (including representation through works councils or similar bodies). Ten labor contracts affecting approximately 700 employees (including all union employees in Brazil) expire within the next twelve months. Fifteen of our facilities have union representation. We believe we enjoy good relationships with our unions.

Properties and Facilities

        The following table sets forth certain information concerning our principal properties and the segment supported by each such property:

Description/Location	Primary Use	Approximate Square Footage	Leased or Owned
Shared Space (used by both Electrical and Infrastructure and Engineered Products and Services)
Harvey, Illinois	Manufacturing	1,009,341	Owned
Philadelphia, Pennsylvania	Manufacturing	510,000	Owned
Phoenix, Arizona	Manufacturing	287,064	Owned
Harvey, Illinois	Distribution/Light Assembly	24,130	Owned
Electrical and Infrastructure
New Bedford, Massachusetts	Manufacturing	194,197	Owned
New Bedford, Massachusetts	Manufacturing	202,000	Owned
Wayne, Michigan	Manufacturing	220,000	Owned
Thomasville, Georgia	Manufacturing	191,250	Owned
Reux, France	Manufacturing	186,413	Owned
West Bromwich, England	Manufacturing	132,856	Leased
South Holland, Illinois	Manufacturing	125,096	Leased
Largo, Florida	Manufacturing	94,000	Leased
Houston, Texas	Manufacturing	93,000	Owned
Byesville, Ohio	Manufacturing	55,400	Owned
Smeaton Grange, Australia(a)	Manufacturing	39,654	Leased
Richmond Hill, Ontario	Manufacturing	39,414	Leased
Cambridge, Ohio	Manufacturing	24,000	Leased
Hamilton, New Zealand	Manufacturing	20,250	Leased
Ajax, Ontario	Distribution/Light Assembly	30,000	Owned
Fullerton, CA	Distribution/Light Assembly	127,447	Leased

Description/Location	Primary Use	Approximate Square Footage	Leased or Owned
Union City, CA	Distribution/Light Assembly	6,281	Leased
Guildford, Australia	Distribution/Light Assembly	2,486	Leased
Berrinba, Australia	Distribution/Light Assembly	8,611	Leased
Wingfield, Australia	Distribution/Light Assembly	6,458	Leased
Sunshine, Australia	Distribution/Light Assembly	14,079	Leased
Kewdale, Australia	Distribution/Light Assembly	9,473	Leased
Malaga, Australia	Distribution/Light Assembly	16,326	Leased
Sao Paulo, Brazil	Distribution/Light Assembly	96,530	Leased
Auckland, New Zealand	Distribution/Light Assembly	9,054	Leased
Christchurch, New Zealand	Distribution/Light Assembly	9,352	Leased
Lower Hutt, New Zealand	Distribution/Light Assembly	5,014	Leased
Engineered Products and Services
Kokomo, Indiana	Manufacturing	227,000	Owned
Caxias do Sul, Brazil	Manufacturing	209,745	Owned
Morrisville, Pennsylvania	Manufacturing	201,046	Owned
Depere, Wisconsin	Manufacturing	128,000	Owned
Hebron, Ohio	Manufacturing	90,000	Leased
Cleveland, North Carolina	Manufacturing	59,267	Leased
Renton, Washington	Manufacturing	37,674	Leased
Mississauga, Ontario	Distribution/Light Assembly	53,419	Leased

(a)
Facility subleased from an affiliate of Tyco.

        In addition to the properties above, we own and lease 33 additional facilities for use as smaller-scale distribution centers, sales offices and other operations in other locations in 14 U.S. states (Arkansas, Illinois, Indiana, Pennsylvania, California, Colorado, Florida, Georgia, Kansas, Massachusetts, Minnesota, New Jersey, Texas and Wisconsin) and in the countries of Brazil and the United Kingdom.

        In addition, we have contracted to build a 195,000 square foot manufacturing facility in Changshu, China, which is expected to be completed and become operational by the end of calendar 2011. The Changshu plant will be used as a low-cost source for our products and helps expand our presence in the Asia—Pacific region.

        We believe that our facilities are well maintained and are sufficient to meet our current and projected needs. We also have an ongoing process to continually review and update our real estate portfolio to meet changing business needs.

Environmental Regulation

        Our facilities are subject to many federal, state, local and non-U.S. requirements relating to the protection of human health, safety and the environment. Among other things, these laws govern the use, storage, treatment, transportation, disposal and management of hazardous substances and wastes, regulate emissions or discharges of pollutants or other substances into the air, water, or otherwise into the environment, impose liability for the costs of investigating and remediating, and damages resulting from, present and past releases of hazardous substances and protect the health and safety of our employees.

        The cost of compliance with environmental laws and capital expenditures required to meet regulatory requirements are not anticipated to be material when compared with overall costs and capital expenditures and, accordingly, are not anticipated to have a material effect on our financial condition, results of operations, cash flows or competitive position.

        In April 2010, we entered into a consent decree with the City of Philadelphia Water Department in order to resolve issues related to zinc in wastewater discharges at our Philadelphia, Pennsylvania facility. The consent decree requires that we make certain modifications to our Philadelphia facility's wastewater treatment and ventilation systems. In order to comply with our obligations under the consent decree, we incurred approximately $0.2 million in capital expenditures in 2010 and we expect to incur approximately $4 million in capital expenditures for fiscal 2011.

        We are currently investigating, remediating or addressing contamination at some of our current and former facilities, including our Wayne, Michigan and Phoenix, Arizona facilities. Many of our current and former facilities have a history of industrial usage for which additional investigation and remediation obligations could arise in the future and which could materially adversely effect our business, financial condition, results of operations or cash flows.

Legal Proceedings

        We are a party to a variety of legal proceedings that arise in the normal course of our business. We are a defendant in a number of pending legal proceedings incidental to present and former operations, including several lawsuits alleging that our ABF II anti-microbial coated sprinkler pipe caused stress cracking in polyvinyl chloride pipe when installed with certain kinds of such pipe manufactured by unrelated parties. After consultation with internal counsel and external counsel representing us in these matters we have reserved our best estimate of the probable loss related to the matter, which is $4 million as of June 24, 2011. We do not expect the outcome of these proceedings, either individually or in the aggregate, to have a material effect on our financial statements.

        In October 2010, we were notified of an assessment by the Rio Grande do Sul State Treasury Secretariat related to the appropriateness of certain value added tax credits taken in Brazil during the periods 2005 to 2007. We believe the position was in accordance with the applicable law; however we have engaged a third party to assist in documenting and responding to the notice. We believe we will be successful in defending our position. We do not believe that the liability is probable or reasonably estimable and accordingly has not recorded a loss contingency related to this matter.

        From time to time, we are subject to a number of disputes, administrative proceedings and other claims arising out of the conduct of our business. These matters generally relate to disputes arising out of the use or installation of our products, product liability litigation, contract disputes, employment matters and similar matters. On the basis of information currently available to us, we do not believe that existing proceedings and claims will have a material impact on our financial statements. However, litigation is unpredictable, and we could incur judgments or enter into settlements for current or future claims that could adversely affect our financial statements.

        See "Risk Factors—Risk Factors Relating to Our Business—We may be subject to claims and resulting litigation for damages for defective products, which could adversely affect our business, financial condition, results of operations or cash flows" and "Certain Relationships and Related Party Transactions—Investment Agreement—Indemnification."

MANAGEMENT

        The following table sets forth the Issuer's executive officers. The respective age of each individual in the table below is as of June 24, 2011.

Name	Age	Position
John P. Williamson	50	President and Chief Executive Officer
Karl J. Schmidt	57	Vice President and Chief Financial Officer
James I. Pinto	51	Vice President, Global Operations and Supply Chain Management
Edward T. Kurasz	47	President, Pipe, Tube & Conduit
Robert A. Pereira	60	President, Cable Division
Steven G. Elsdon	39	President, North America Cable Management Systems
Gary E. Uren	51	Managing Director, EMEA & APAC

        Atkore Holdings owns all of the Issuer's outstanding capital stock and Atkore Group owns all of the outstanding capital stock of Atkore Holdings. As a result, the following table discloses the directors of Atkore Group as they have power to direct the decisions made by the Issuer's sole stockholder. Each of the directors has been a member of the board of directors since the Transactions, except Mr. Williamson, who has been a director since June 1, 2011. The respective age of each individual in the table below is as of June 24, 2011.

Name	Age	Position
Philip W. Knisely	57	Chairman of the Board
John P. Williamson	50	Director
James G. Berges	63	Director
Nathan K. Sleeper	37	Director
Jonathan L. Zrebiec	31	Director
George R. Oliver	51	Director
Arun Nayar	60	Director
Mark P. Armstrong	48	Director

        John P. Williamson, President and Chief Executive Officer and Director, 50, joined our company in June 2011 as Chief Executive Officer and President. Mr. Williamson has spent the last six years with ITT Corporation including, in 2009, being named president of the Water & Wastewater division, headquartered in Stockholm, Sweden. Prior to working for ITT, Mr. Williamson spent 17 years with the Danaher Corporation, ultimately serving as Senior Vice President of Global Operations for the Fluke Corporation. Mr. Williamson earned a Bachelor of Arts in Business Administration from California State University Fullerton, and holds a Certificate in Strategic Marketing Management from Harvard Business School.

        Karl J. Schmidt, Chief Financial Officer, 57, joined our company in September 2010 as Chief Financial Officer. Prior to joining, Mr. Schmidt served from 2002 to 2009 as Executive Vice President and Chief Financial Officer of Sauer- Danfoss, a global manufacturer of hydraulic, electronic and electric components for off-road vehicles. His previous experience also includes a 23-year career at Degussa AG in Frankfurt, Germany (a producer of specialty chemicals and precious metal products) and its North American subsidiary, Degussa-Huels Corporation. During his tenure, he served in various executive financial capacities, including Executive Vice President and CFO (North America), Vice President—Finance (North America), Corporate Controller (Germany), and Vice President—Finance and Administration. Mr. Schmidt holds both a Bachelor's degree and MBA-equivalent from the Westfaelische Wilhelms University in Muenster, Germany and is a graduate of the Advanced Management Program at Harvard Business School.

        James I. Pinto, Vice President, Global Operations and Supply Chain Management, 51, has served as our Vice President for Global Operations and Supply Chain Management since February 2010. Mr. Pinto previously served as Vice President & General Manager of Union Pump Company, an operating unit of Textron Fluid & Power located in Battle Creek, Michigan until the acquisition of Textron Fluid & Power's business unit by Clyde Blowers of Glasgow, Scotland in November 2008. Following the acquisition, James served as President & CEO of the newly formed ClydeUnion Pumps Ltd. His previous experience at Textron included a 22-year career in general management, operations and supply chain management roles, including roles as Vice President of Integrated Supply Chain in Providence, Rhode Island, Sr. Vice President of Operations for Greenlee Textron in Rockford, Illinois, General Manager of Turbine Engine Components Textron and of an aerospace component manufacturer in Cleveland, Ohio. Mr. Pinto holds a Bachelor's degree in business from Rowan University and a Master's degree in business from Sacred Heart University.

        Edward T. Kurasz, President, Pipe, Tube & Conduit, 47, has served as Vice President and General Manager of our Engineered Products and Services Division since 2008. Mr. Kurasz previously served as Vice President of our Sales—Mechanical division from 2004 to 2008 and as Senior Regional Sales Manager for that division from 2001 to 2004. From 1999 to 2001, Mr. Kurasz served as Director of Sales for Newman Monmore Tubes, a division of Tyco in the United Kingdom. From 1991 to 1999, Mr. Kurasz held various sales and marketing positions in our Mechanical and Standard Pipe divisions. Mr. Kurasz holds a Bachelor's degree in management from Park College and a Master's degree in marketing from DePaul University.

        Robert A. Pereira, President, Cable Division, 60, was named to his current position in April 2011. He joined AFC Cable Systems in 1985 and has served in a number of key management roles. Most recently, he has been responsible for all of our operational areas, including strategic planning, manufacturing, distribution, human resources and product development where he has been prominent in developing a number of our patented and patent pending products. Prior to joining AFC Cable Systems, Mr. Pereira was Vice President and General Manager for the Electrical Products Division of Revere Copper and Brass. Mr. Pereira holds a Bachelor's degree in management from the University of Massachusetts and has completed additional studies at Northeastern University's Executive MBA program.

        Steven G. Elsdon, President, North America Cable Management Systems, 39, was named to his current position in April 2011. He joined our company in 2005 as Vice President—Sales & Marketing for Columbia-MBF, a supplier of steel and aluminum conduit accessories, cable, raceways, connection and supporting solutions for the Canadian market. Prior to that, Mr. Elsdon spent more than 10 years in sales and marketing roles of increasing responsibility within Cooper Industries. He has completed courses at the executive education center at Shulich School of Business, York University and holds a Master's Certificate in Business Administration from York University.

        Gary E. Uren, Managing Director, EMEA & APAC, 51, joined our company in 2008 as Managing Director for the Asia Pacific region with responsibility for growing the Australia business as well as developing manufacturing capabilities in Changshu, China. In his present capacity, Mr. Uren has expanded his leadership responsibility to also include New Zealand, the United Kingdom, Europe, Africa and the Middle East. Mr. Uren has 20 years of experience as a senior executive in the Electrical Products, Technology and Building Services sectors, working extensively throughout Australia and Asia. Immediately prior to joining our company, Mr. Uren was Managing Director of Legrand Australia/New Zealand for eight years and Director of HPM-Legrand. Mr. Uren concurrently served as a Director of AEEMA, the peak representative body for the Australian Electrical ICT & Electronics industries. He holds a diploma in Management from St. George Technical College and a Master of International Business (MBA) from Southern Cross University.

        Philip W. Knisely, Chairman, is a member of the board of directors of Diversey Holdings, Inc. He retired from Danaher Corporation in 2010 where he served for ten years as Executive Vice President and Corporate Officer. He was a member of the Office of the Chief Executive managing the performance, corporate strategy, and organization evolution of the corporation. Danaher Corporation is a leading $12 billion manufacturer of medical equipment, environmental and professional Instrumentation. Mr. Knisely continues in a consulting capacity for Danaher. Prior to joining Danaher, he was Co-Founder, President and CEO of Colfax Corporation, where he managed portfolio companies totaling $900 million in revenue with $200 million in equity capital investments. He served as President of AMF Industries, a privately held diversified manufacturer firm, from 1988 to 1995, and before AMF, he had a ten-year career with Emerson Electric. Mr. Knisely holds a BSIE from General Motors Institute and an MBA from the Darden School of Business. Mr. Knisely was a 1977 Shermet Award winner while at Darden and today is a member of the Darden School Foundation Board of Trustees.

        James G. Berges, Director, is a partner of CD&R, having become a partner of its predecessor, CD&R, Inc., in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also Chairman of HD Supply, Inc. and Sally Beauty Holdings, Inc., and a Director of PPG Industries, Inc., Diversey, Inc. and NCI Building Systems, Inc. Mr. Berges holds a B.S. in electrical engineering from the University of Notre Dame.

        Nathan K. Sleeper, Director, is a partner of CD&R, having joined its predecessor, CD&R, Inc., in 2000. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Area. He has also been employed by Tiger Management. Mr. Sleeper serves as a Director of Hertz Global Holdings, Inc. and The Hertz Corporation, Culligan Ltd., U.S. Foodservice, Inc., NCI Building Systems, Inc. and HD Supply, Inc. Mr. Sleeper holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

        Jonathan L. Zrebiec, Director, is a financial principal of CD&R, the successor to the investment management business of CD&R, Inc., which he joined in 2004. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Area. He serves as a Director of NCI Building Systems, Inc. Mr. Zrebiec holds a B.S. in Economics from the University of Pennsylvania and holds an M.B.A. from Columbia University.

        George R. Oliver, Director, joined Tyco in 2006 as President of Tyco Safety Products, was named President of TEMP in March 2007, and, since October 2010, has been the President of Tyco Fire Protection. Prior to joining Tyco in 2006, Mr. Oliver served in operational roles of increasing responsibility at several General Electric divisions, most recently as President and Chief Executive Officer of GE Water and Process Technologies.

        Arun Nayar, Director, has been Senior Vice President and Treasurer of Tyco since March 2008, and assumed responsibility for Investor Relations and Financial Planning and Analysis in October 2010. From December 2009 through October 2010, Mr. Nayar was also the Chief Financial Officer of ADT Worldwide. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Operations, and before that as Vice President and Assistant Treasurer of Capital Markets.

        Mark P. Armstrong, Director, has been Vice President—Mergers and Acquisitions of Tyco since November 2003. Prior to joining Tyco, Mr. Armstrong spent six years with Ingersoll—Rand Company, most recently as President of Dor-A-Matic Inc. (its automatic door business) and before that as Executive Director Corporate Development.

        When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors of Atkore Holdings focuses primarily on each person's background and experience as reflected in the information discussed in each of the directors' individual biographies set forth immediately above. In the view of the Atkore Group board of directors, its directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the current members of the board of directors of Atkore Holdings have the following important characteristics:

  •
  Messrs. Berges, Sleeper and Zrebiec are representatives appointed by the CD&R Holders (as defined in "Certain Relationships and Related Party Transactions—Stockholders Agreement of Atkore Group—Corporate Governance") and have significant financial and investment experience from their involvement in CD&R's investments in numerous portfolio companies and their own active roles in overseeing those businesses;

  •
  Mr. Knisely, who was also appointed by the CD&R Holders, has extensive experience in our industry, including service as Executive Vice President and Corporate Officer of a large publicly traded manufacturing company;

  •
  Messrs. Oliver, Nayar and Armstrong are representatives appointed by the Tyco Holders (as defined in "Certain Relationships and Related Party Transactions—Stockholders Agreement of Atkore Group—Corporate Governance"), and have significant experience in our industry, including leadership positions in Tyco, including within TEMP, our Predecessor Company;

  •
  Mr. Williamson, our President and Chief Executive Officer, has extensive experience in industries similar to ours, as well as significant leadership experience in the operations arena.

Committees of the Board of Directors

        The board of directors of Atkore Group has an audit committee as well as compensation, governance and executive committees, all of which report to the board of directors as they deem appropriate, and as the board may request.

        The audit committee is responsible for, among other things, (1) pre-approving all permissible audit and non-audit services by our independent registered public accounting firm and (2) assisting the board of directors in reviewing: (a) our financial reporting and other internal control processes; (b) our financial statements; (c) conferring with our independent registered public accounting firm to review the scope and results of their financial audit and quarterly reviews; (d) reviewing the qualifications, performance and independence of the registered public accounting firm; (e) meeting with the independent registered public accounting firm, appropriate financial personnel and internal financial controllers regarding internal controls, critical accounting policies and other matters; and (f) overseeing internal audit functions and all compliance, internal controls and risk management policies, including our compliance with legal and regulatory requirements and our code of business conduct and ethics. The current members of our audit committee are Mr. Armstrong, Mr. Nayar, Mr. Zrebiec and Mr. Sleeper. Mr. Sleeper serves as the chairman of the committee.

        The compensation committee is responsible for reviewing and approving the compensation and benefits of our senior management and other employees, administer our employee benefits plans, authorize and ratify grants under our equity incentive plan and other incentive arrangements and authorize employment and related agreements. The current members of our compensation committee are Mr. Knisely, Mr. Oliver and Mr. Sleeper. Mr. Sleeper serves as the chairman of the committee.

        The governance committee is responsible for overseeing our corporate governance practices and policies and reporting and making recommendations to the board concerning governance matters, including overseeing the evaluation of the board and committees of the board from a corporate governance perspective. The current members of our governance committee are Mr. Knisely, Mr. Armstrong, Mr. Williamson and Mr. Sleeper. Mr. Knisely serves as the chairman of the committee.

        The executive committee has the powers and responsibilities as are specifically delegated to it from time to time by the board to act on behalf of and lieu of the full board. The current members of our executive committee are Mr. Knisely, Mr. Berges, Mr. Williamson, Mr. Oliver and Mr. Sleeper. Mr. Knisely serves as the chairman of the committee.

Director Independence

        Though not formally considered by the board of directors of Atkore Group because our common stock is not listed on a national securities exchange, we do not believe that any of our directors would be considered "independent" under the listing standards of the New York Stock Exchange.

Director Compensation

        Pursuant to the Stockholders Agreement, for so long as the relevant Consulting Agreements remain in effect, no director affiliated with Tyco or CD&R Investor will be entitled to compensation by Atkore Group for any services as a director. Subject to limitations set forth in the Consulting Agreements, Atkore Group will reimburse directors for reasonable out-of-pocket expenses incurred by them for attending meetings of the board of Atkore Group and committees thereof.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

  Introduction

        The Compensation Discussion and Analysis section of this Registration Statement discusses and analyzes the executive compensation program for the Issuer's named executive officers for the Predecessor Company's fiscal 2010: Ms. Nelda Connors, our Chief Executive Officer, Mr. Wesley Tomaszek, our Chief Financial Officer, Mr. James Hays, Global Vice President for our Electrical division, Mr. Edward Kurasz, Global Vice President of our Mechanical division, and Mr. James Pinto, Vice President, Global Operations and Supply Chain (the "named executive officers"). Subsequent to the end of fiscal 2010, the following changes in management occurred: on September 26, 2010, Mr. Tomaszek stepped down from his position as our Chief Financial Officer and on December 22, 2010, he stepped down from his position as Vice President, Finance; on September 27, 2010, Mr. Karl Schmidt began employment as our Chief Financial Officer; on April 14, 2011, Mr. Hays stepped down from his position as Global Vice President of our Electrical division; and on May 2, 2011, Ms. Connors, our Chief Executive Officer, announced that she would be leaving employment with us effective May 31, 2011. On June 1, 2011, John P. Williamson began employment as our President and Chief Executive Officer. Mr. Phillip Knisely, Chairman of Atkore International, assumed Ms. Connors' duties and acted as our principal executive officer in the interim.

        All of the information set forth in this prospectus that relates to Tyco compensation amounts, philosophy and benefits has been provided by Tyco or has been otherwise obtained from Tyco's public filings with the SEC. The Tyco compensation information reflects compensation earned during the 2010 fiscal year based upon services rendered to the Predecessor Company by the named executive officers. The information below with respect to historical compensation paid to the named executive officers relates to compensation paid by the Predecessor Company while it was a division of Tyco and is therefore not necessarily indicative of the compensation amounts, philosophy or benefits that these individuals, or other executive officers of the Issuer, will receive as executive officers of the Issuer. The impact of the Transactions will be taken into consideration as Atkore Group continues to review all aspects of compensation and make appropriate adjustments to reflect factors including but not limited to the Issuer's post-Transaction size, privately held status, and significant private equity firm ownership. We have also presented information below under "Key Elements of Expected Compensation from the Issuer and Atkore Group" concerning certain elements of anticipated compensation for Mr. Williamson and Mr. Schmidt from the Issuer as well as certain purchases by our current executive officers under the Atkore International Group Inc. Stock Incentive Plan.

  Compensation Overview and Philosophy

        We understand that the executive compensation programs of Tyco (the Predecessor Company's indirect parent) were designed with the objectives of (1) reinforcing its business objectives and the creation of long-term shareholder value; (2) providing performance-based reward opportunities that supported growth and innovation without encouraging or rewarding excessive risk; (3) aligning the interests of its executives with those of its shareholders by weighting a significant portion of compensation on sustained shareholder returns through long-term performance programs; (4) attracting, retaining and motivating key executives by providing competitive compensation with an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash- and equity-based pay; and (5) recognizing and supporting outstanding individual performance and behaviors that demonstrated its core values—integrity, excellence, teamwork and accountability. While we anticipate that Atkore Group and the Issuer will design their executive compensation with the same or similar objectives, the impact of the Transactions will also be taken into account in designing Atkore Group's and the Issuer's post-Transaction compensation objectives.

        We understand that Tyco designed its executive compensation program to achieve balance between fixed and variable compensation, short- and long-term incentive and cash- and equity-based compensation, and that an overarching goal of Tyco's executive compensation program was to link a significant portion of executive pay with investor returns. As a result, approximately 60% of targeted compensation for each of the named executive officers for fiscal 2010 was variable performance-based pay and over 33% of targeted total compensation was made in the form of equity grants.

  Role of Tyco's Compensation Committee and Executive Officers

        We understand that Tyco's Compensation and Human Resources Committee ("Compensation Committee") participated in the design and review of the overall compensation programs affecting the named executive officers—for example, by approving the size of bonus pools, the performance measures applicable to such pools, and the design of the long-term equity award programs in which the named executive officers participated—but did not directly oversee or approve the compensation paid to the named executive officers. Rather, the responsibility for compensation decisions affecting the named executive officers was delegated to Tyco's chief executive officer and its senior vice president, human resources and internal communications.

  Elements of Compensation

        We understand that Tyco's executive compensation program incorporated four primary elements of compensation: (1) base salary, (2) annual incentive compensation paid in the form of cash bonuses, (3) long-term incentive compensation, and (4) benefit programs designed for executive management. We expect the Issuer's and Atkore Group's compensation structure to be substantially similar to this framework, but due to significant private equity firm ownership, there may be a greater emphasis placed on equity-based compensation in fiscal 2011 and future years.

  Base Salary

        We understand that in the Tyco executive compensation program, base salary was used to recognize the value of an individual based on his or her role, skill, performance, contribution, leadership and potential, and that the level of base salary paid served the objective of attracting and retaining executive talent. Base salaries for the named executive officers were reviewed annually by the President, Tyco Fire Protection and by Tyco's Chief Executive Officer. During fiscal 2010 there were no salary increases for the named executive officers. For fiscal 2011, base salaries for the named executive officers were increased to reflect the elimination of a perquisite program that had been carried over from our Predecessor Company, as well as ordinary course merit increases, and, in the case of Ms. Connors, an increase to reflect her increased responsibilities following the completion of the Transactions. For future fiscal years, Atkore Group's Compensation Committee will review executives' base salaries on an annual basis and will utilize third party salary surveys to verify that the base salaries are competitive.

  Annual Incentive Compensation

        We understand that the annual incentive compensation awarded to the named executive officers for fiscal 2010 was designed to reward each participant for his or her execution of the operating plan and other strategic initiatives, as well as for financial performance that benefited Tyco's business and drove long-term shareholder value creation. We understand that annual incentive compensation was designed to place a meaningful proportion of total cash compensation at risk, thereby aligning the executive's pay with the financial performance of Tyco and the Predecessor Company.

        Fiscal 2010 performance measures and targets, which were established by the Tyco Compensation Committee, included both business unit performance metrics, and individual metrics that varied for each executive, including metrics based on controllable expenses for Ms. Connors, and, for each of the other named executive officers, on revenue, gross margin and operating income of the business segment led by each.

        The table below shows individual performance targets for each named executive officer of the Predecessor Company under Tyco's annual incentive plan for fiscal 2010.

  Nelda Connors

Performance Metric	Weight	Performance Target
Tyco Earnings Per Share ("EPS")	10%	$2.53
Tyco Free Cash Flow	10%	$1.00
TEMP Global Operating Income ("OI")	20%	148.10
TEMP GLOBAL Working capital days ("WCD")	40%	80.60
EMP Cost Out/Controllable Costs	20%	0.04

  Jim Hays

Performance Metric	Weight	Performance Target
TEMP Global OI	10%	148.10
TEMP GLOBAL WCD	10%	80.60
Days sales outstanding ("DSO")—Global Electrical	20%	50.50
OI—Global Electrical	40%	114.00
External Revenue—Global Electrical	20%	800.00

  Edward Kurasz

Performance Metric	Weight	Performance Target
TEMP Global OI	10%	148.10
TEMP GLOBAL WCD	10%	80.60
OI—Global Mechanical/Standard Pipe	40%	65.09
External Revenue—Global Mechanical /Standard Pipe	20%	424.20
DSO—Global Mechanical/Standard Pipe	20%	46.30

  James Pinto

Performance Metric	Weight	Performance Target
Tyco EPS	10%	$2.53
Tyco Free Cash Flow	10%	$1.00
TEMP Cost Out/Controllable Costs	20%	0.04
TEMP GLOBAL OI	20%	148.10
TEMP GLOBAL WCD	40%	80.60

  Wesley A. Tomaszek

Performance Metric	Weight	Performance Target
Tyco EPS	22.50%	$2.53
Tyco Free Cash Flow	22.50%	$1.00
Tyco Revenue (Except TEMP)	5.00%	1.00
TEMP GLOBAL OI	18.75%	148.10
TEMP GLOBAL WCD	18.75%	80.60

        The table below shows the target and maximum bonus payments set for the named executive officers of the Predecessor Company under Tyco's annual incentive plan for fiscal 2010, and the actual bonus payments that each of the named executive officers received under the plan. These amounts are reported in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."

Fiscal 2010 Performance Bonus Summary

Named Executive Officer	Target	Maximum	Actual
Nelda Connors	$201,000	$402,000	$185,928
James Hays	$137,500	$275,000	$87,000
Edward Kurasz	$125,000	$250,000	$203,350
James Pinto	$72,966	$145,932	$75,128
Wesley Tomaszek	$125,008	$250,016	$117,195

        We understand that fiscal 2010 performance bonuses were paid to Ms. Connors, Mr. Hays, Mr. Kurasz, Mr. Pinto and Mr. Tomaszek based on the achievement of the quantitative performance measures applicable to them under Tyco's annual incentive plan.

  Special Business Segment Bonus Plan

        We understand that during fiscal 2009 Tyco's Board of Directors and the Tyco Compensation Committee determined that management emphasis on cash conversion and free cash flow generation was important to Tyco in improving balance sheet strength, providing operating flexibility and protecting shareholder value. Accordingly, the Tyco Board of Directors and the Tyco Compensation Committee established a discretionary bonus pool for eligible employees at Tyco's business segments, including the named executive officers, that, in light of changing economic conditions, emphasized cash conversion and free cash flow generation. Awards under this program were paid to the named executive officers in the amounts of $76,020 to Ms. Connors, $95,000 to Mr. Hays and $72,750 to Mr. Kurasz. While the Tyco Board of Directors and the Compensation Committee considered each business unit's performance in improving cash conversion and free cash flow relative to prior years, the awards were discretionary in nature, and as a result are reported in the "Bonus" column of the "Summary Compensation Table."

  Long-Term Incentive Awards

        We understand that Tyco granted long-term equity-based incentive awards to the named executive officers as part of its overall executive compensation strategy, and that the objective of Tyco's long-term equity-based incentive compensation was to (i) attract, retain and motivate executive talent and to align the interests of executive officers with the interests of shareholders by linking a significant portion of the executive's total pay opportunity to share price, (ii) provide long-term accountability for executive officers, and (iii) offer performance-based opportunities for capital accumulation in lieu of a pension plan for most of Tyco's executive management. We understand that each year, Tyco's Compensation

Committee determines the appropriate mix of equity award types for each level within the organization. For the named executive officers fiscal 2010 grant, the mix of long-term equity awards consisted of 50% performance share units, 25% stock options and 25% restricted stock units. We understand that the basis for this allocation is to achieve alignment with shareholder returns through providing a significant portion of long-term incentive awards as performance-based equity grants in the form of performance share units and stock options, and to help balance the volatility inherent in stock options and performance share units with the retentive value of restricted stock units. For a description of the material terms of stock options, performance share units and restricted stock units granted by Tyco to the named executive officers for fiscal 2010, see the narrative following the "Grants of Plan-Based Awards in Fiscal 2010" table.

  Executive Benefit Plans and Other Elements of Compensation

        Prior to the completion of the Transactions, the named executive officers were eligible to participate in certain benefit programs that were generally available to Tyco's employees, including Tyco's tax-qualified 401(k) Retirement Savings and Investment Plans and its medical insurance, dental insurance, life insurance, long-term disability and long-term care plans. The named executive officers also participated in Tyco's Supplemental Savings and Retirement Plan (the "SSRP"); and a cash perquisite allowance program. We understand that these perquisites and benefits were designed to be competitive with those provided to similarly situated executives at comparable companies, were consistent with Tyco's overall compensation philosophy, and were designed to effectively retain executives and to position Tyco to compete for new talent, while containing costs and administrative burdens.

        The SSRP is a deferred compensation plan which permitted the named executive officers to defer their base salary and performance-based bonuses. The SSRP provided the named executive officers with the opportunity to (1) contribute retirement savings in addition to amounts permitted under Tyco's 401(k) plans, (2) defer compensation on a tax-deferred basis and receive tax-deferred earnings growth, and (3) receive any contributions from Tyco that were reduced under Tyco's 401(k) plans due to Internal Revenue Service compensation limits. Any SSRP balances held by the named executive officers upon completion of the Transactions were required to be paid by Tyco following the completion of the Transactions in accordance with the SSRP plan terms and each executive's distribution elections.

        Tyco's cash perquisite allowance plan provided the named executive officers with a cash payment equal to 10% of their annual base salary (or 5%, in the case of Mr. Pinto), up to a maximum annual benefit of $70,000. Tyco did not restrict the types of expenses to which the allowance could be applied. There were no tax gross-ups paid with respect to this benefit. During fiscal 2011, the Issuer discontinued this practice of providing cash perquisites, but has, instead, increased the base salaries of certain executives, including the named executive officers, by 75% of the corresponding amount, in addition to other increases described above.

  Change in Control and Severance Benefits

        Prior to the completion of the Transactions, the named executive officers were eligible to receive severance benefits under Tyco's International Severance Plan for U.S. Officers and Executives (the "Tyco Severance Plan").

        The table below summarizes the key terms and provisions of the Tyco Severance Plan as in effect and applicable to the named executive officers prior to the completion of the Transactions. Refer to the "Potential Payments Upon Termination or Change in Control" table below for the estimated dollar value of the benefits available under the Severance Plan and other agreements in effect as of the end of the Predecessor Company's fiscal 2010.

Severance Arrangements under the Severance Plan
(Severance Without a Change in Control)

Description	Atkore International, Inc. Named Executive Officers
Governing Document:	Tyco Severance Plan.
For equity awards, both the Tyco Severance Plan and individual award agreements.
Termination events triggering severance cash benefits and benefits continuation:	Involuntary termination other than for Cause, permanent disability or death.
Severance cash benefit:	12 months base salary and target annual bonus.
Executive must sign release to receive severance benefits:	Yes.
Health and welfare benefits continuation:

12 months from date of termination for medical and dental and health care reimbursement account benefits only, provided that the executive does not commence employment with another company during the severance period.

Prorated bonus in year of termination:	At Tyco's discretion and in accordance with the terms of the applicable incentive plan.
Treatment of Tyco equity awards:

Substantially all of the individual Tyco equity award agreements are consistent with the terms and conditions of the Tyco Severance Plan, which provides that, upon an involuntary termination without Cause:

• Outstanding stock options continue to vest for 12 months
• The executive has 12 months (or 36 months in the case of retirement-eligible employees) to exercise vested stock options, subject to the original term.
• All unvested restricted stock and restricted stock units are forfeited.
• Performance share units are forfeited unless the executive is retirement-eligible, in which case all or a portion of the shares which vest remain subject to performance criteria.
Outplacement assistance:	At Tyco's discretion for up to 12 months.
Restrictive covenants:	• Prohibited from soliciting customers and employees of Tyco for two years from the date of termination.
• Prohibited from competing with Tyco for one year from the date of termination.
• Subject to confidentiality and non-disparagement covenants.

        The Tyco Severance Plan generally defined "Cause" as an executive's (1) substantial failure or refusal to perform duties and responsibilities of his or her job as required by Tyco; (2) violation of any fiduciary duty owed to Tyco; (3) conviction of a felony or misdemeanor; (4) dishonesty; (5) theft; (6) violation of Tyco rules or policy; or (7) other egregious conduct, that has or could have a serious and detrimental impact on Tyco and its employees. The administrator of the Tyco Severance Plan, in its sole and absolute discretion, determined whether Cause existed.

        Under the terms of the Investment Agreement, until the one-year anniversary of the completion of the Transactions, we are required to provide a severance policy that provides former employees of the Predecessor Company (including the named executive officers) with severance benefits that are comparable in the aggregate to those provided by Tyco and its affiliates immediately prior to the completion of the Transactions.

        The treatment of Atkore Group equity awards held by the named executive officers upon termination of employment is governed by the terms of the Atkore International Group Inc. Stock Incentive Plan and the individual award agreements entered into by the named executive officers with Atkore Group, and is described below under the heading "Atkore International Group, Inc. Stock Incentive Plan."

Historical Compensation Information

        The information set forth in the following table reflects compensation earned by the named executive officers from the Predecessor Company and its affiliates during fiscal 2008 through fiscal 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(i)	(j)
Nelda Connors;	2010	335,005	—	492,791	130,380	185,928		53,157	1,219,033
Chief Executive	2009	335,005	76,020	837,605	126,388	96,480		62,606	1,534,104
Officer	2008	77,221	125,000	112,124	98,370	402,000		61,384	876,097
James Hays;	2010	275,000	—	239,341	50,352	87,000		57,200	764,893
Global Vice President,	2009	274,847	95,000	182,340	52,622	—		73,055	677,864
Electrical	2008	263,561	—	52,764	—	280,551		45,258	642,134
Edward Kurasz;	2010	245,000	—	248,268	52,602	203,350		44,821	717,691
Global Vice President,	2009	224,773	72,750	200,692	57,891	20,250		49,410	625,266
Mechanical	2008	193,711	—	52,764	—	224,857	(6)	37,145	508,477
James Pinto;	2010	168,173	—	129,103	34,452	75,128		12,740	428,555
VP, Global Operations
and Supply Chain
Wesley Tomaszek;	2010	250,016	—	103,414	—	117,195		49,317	519,942
VP, Finance	2009	251,458	—	149,640	49,938	96,000		49,857	596,893
	2008	248,221	—	52,764	—	250,016		45,549	596,551

(1)
Bonus:    Bonus amounts shown in column (d) reflect awards paid to the named executive officers in recognition of their contributions towards achievement of cash conversion and free cash flow generation goals, as described above under "Elements of Compensation—Special Business Segment Bonus Plan."

(2)
Stock Awards and Option Awards:    The amounts in columns (e) and (f) represents the aggregate grant date fair value of Tyco stock-based awards made to each named executive officer, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"). The aggregate grant date fair values reported for stock-based awards made with performance conditions (i.e., performance share units) are based on target performance, which is the probable outcome of the performance conditions as of the grant date. Assuming the achievement of maximum performance levels with respect to awards with performance conditions, the aggregate grant date fair value of the stock-based awards granted to each of the named executive officers as of the grant date is as follows: Ms. Connors, $569,700; Mr. Hays, $219,375; Mr. Kurasz, $229,500; and Mr. Pinto, $149,252.

(3)
Non-Equity Incentive Plan Compensation:    The amounts reported in column (g) for each named executive officer reflect annual cash incentive compensation for the applicable fiscal year. Annual incentive compensation is discussed in further detail above under the heading "Elements of Compensation—Annual Incentive Compensation."

(4)
All Other Compensation:    The amounts reported in column (i) for each named executive officer represent cash perquisites, Tyco contributions to 401(k) plans and non-qualified plans of Tyco and its subsidiaries providing similar benefits and relocation expenses The components of All Other Compensation for each named executive officer are shown in the following table.

ALL OTHER COMPENSATION

Name	Year	Cash Perquisite ($)(1)	Retirement Plan Contributions ($)(2)	Relocation Expenses ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Nelda Connors	2010	33,500	19,657	0	53,157
	2009	33,500	27,750	1,356	62,606
	2008	16,750	2,255	42,379	61,384
James Hays	2010	27,500	29,600	100	57,200
	2009	27,500	45,555	—	73,055
	2008	24,157	21,101	—	45,258
Edward Kurasz	2010	24,500	20,321	—	44,821
	2009	22,500	26,910	—	49,410
	2008	19,374	17,771	—	37,145
James Pinto	2010	6,625	6,115	—	12,740
Wesley Tomaszek	2010	25,000	24,317	—	49,317
	2009	25,001	24,856	—	49,857
	2008	23,852	21,697	—	45,549

(1)
Cash Perquisites reflect an annual cash perquisite payment equal to the lesser of 10% (or 5%, in the case of Mr. Pinto) of the executive's base salary and $70,000. Payments are made quarterly and are adjusted to reflect changes in salary.

(2)
Retirement plan contributions include matching contributions made on behalf of each executive to its tax-qualified 401(k) Retirement, Savings and Investment Plan and to its non-qualified Supplemental Savings and Retirement Plan.

Grants of Plan-Based Awards in Fiscal 2010

        The following table summarizes cash-based and equity-based awards for each of the named executive officers that were granted during fiscal 2010 by the Predecessor Company and its affiliates. For a description of how these and other outstanding awards were treated in the Transactions, see "Treatment of Outstanding Options, Restricted Stock Units and Performance Share Units" below.

GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards Number of Shares (#)(3)	All Other Option Awards Number of Shares (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Nelda Connors	12/9/2009	100,500	201,000	402,000	—	—	—	—	—	—	—
	10/1/2009	—	—	—	—	—	—	4,220	—	—	142,425
	10/1/2009	—	—	—	3,376	8,440	16,880		—	—	700,731
	10/1/2009	—	—	—	—	—	—	—	15,071	33.75	130,380
James Hays	12/9/2009	68,750	137,500	275,000	—	—	—	—	—	—	—
	10/1/2009	—	—	—	—	—	—	1,620	—	—	54,675
	10/1/2009	—	—	—	1,300	3,250	6,500	—	—	—	269,831
	10/1/2009	—	—	—	—	—	—	—	5,820	33.75	50,352
Ed Kurasz	12/9/2009	61,250	122,500	245,000	—	—	—	—	—	—	—
	10/1/2009	—	—	—	—	—	—	1,700	—	—	57,375
	10/1/2009	—	—	—	1,360	3,400	6,800	—	—	—	282,285
	10/1/2009	—	—	—	—	—	—	—	6,080	33.75	52,602
	3/10/2010							1,320			49,751
James Pinto	12/9/2009	42,043	84,087	16,8175	—	—	—	—	—	—	—
	3/10/2010	—	—	—	—	—	—	990	—	—	37,313
	3/10/2010	—	—	—	792	1,980	3,960	—	—	—	183,580
	3/10/2010	—	—	—	—	—	—	—	3,550	37.69	34,452
Wesley Tomaszek	10/1/2009	62,504	125,008	250,016	—	—	—	—	—	—	—
	10/1/2009	—	—	—	—	—	—	1,590	—	—	53,663
	3/10/2010	—	—	—	—	—	—	1,320	—	—	49,751

(1)
Amounts in columns (c) through (e) represent potential annual performance bonuses that the named executive officers could have earned under Tyco's annual incentive plan for fiscal 2010. The Tyco Compensation Committee established a maximum payout of 200% of target. Threshold amounts assume minimum performance levels are achieved with respect to each performance measure.

(2)
Amounts in columns (f) through (h) represent potential share payouts with respect to performance share unit awards that were made by Tyco in connection with the fiscal year 2010 long-term compensation grant. Performance share units were granted in October 2009 and vest at the end of the three-year performance period on September 20, 2012. The number of shares that will be paid out will depend on Tyco's three-year annualized total shareholder return over the performance period, as compared to the return for the S&P 500 Industrials Index.

(3)
Amounts in columns (i) and (j) reflect the number of restricted stock units and options, respectively, granted to each of the named executive officers.

(4)
Amounts in column (l) show the grant date fair value of the option awards, restricted stock units and performance share unit awards granted by Tyco to each of the named executive officers. Amounts for performance share unit awards were calculated assuming the probable numbers of shares earned under the awards. The actual number of shares that are paid out will depend on Tyco's three-year annualized total shareholder return over the performance period, as compared to the return for the S&P 500 Industrials Index.

        Tyco made an annual grant of equity in fiscal 2010. The awards for the named executive officers consisted of stock options, performance share units and restricted stock unit awards.

        All stock options had an exercise price equal to the fair market value of Tyco's common stock on the date of grant. Stock options generally vest in equal installments over a period of four years, beginning on the first anniversary of the grant date. Each option holder has 10 years to exercise each of his or her stock options from the date of grant unless the option is forfeited earlier.

        Performance share units generally vest in full at the end of the applicable performance period. The number of shares that are actually earned depends on whether, and at what level, the applicable performance criteria have been met. Performance share units do not accrue dividends prior to vesting and do not have any voting rights. For performance share units granted in connection with the fiscal 2010 equity awards, the relevant metric is Tyco's three-year total shareholder return between September 26, 2009 and September 30, 2012. That return is to be compared with the total shareholder return of all the companies in the S&P 500 Industrials Index for the same period. The total shareholder return measure is based on the average of the closing stock price for the 20 trading days preceding, and the last 20 trading days of, the performance period, plus a total return factor to reflect the reinvestment of dividends during the three-year period. If the minimum performance measure is not met (i.e., Tyco's total shareholder return over the performance period is not equal to or better than the total shareholder return of the top 65% of the companies constituting the S&P 500 Industrials Index), no shares will be earned. In addition, if Tyco's total shareholder return is negative at the end of the performance period, the maximum payout is capped at 125% of target.

        Restricted stock units generally vest over a period of four years in equal installments. Restricted stock units accrue dividend-equivalent units during the vesting period, which are delivered upon settlement, and do not carry voting rights until they are settled in shares.

        Forfeiture provisions related to involuntary termination are described above under the heading "Change in Control and Severance Benefits." Except in the case of retirement, unvested equity is forfeited upon a voluntary termination.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table shows, for each of the named executive officers, all equity awards that were outstanding as of September 24, 2010. Dollar amounts are based on the NYSE closing price of $38.55 for Tyco's common stock on September 24, 2010. For a description of how these awards were treated in the Transactions, see "Treatment of Outstanding Options, Restricted Stock Units and Performance Share Units" below.

OUTSTANDING EQUITY AT FISCAL YEAR-END

					Stock Awards
								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)
	Option Awards					Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
					Number of Shares or Units of Stock That Have Not Vested(2) (#)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Nelda Connors	3,995	3,995	43.97	5/6/2018	23,736	915,023	18,780	723,969
	—	13,853	29.00	10/6/2018	—	—	—	—
	—	15,070	33.75	9/30/2019	—	—	—	—
James Hays	3,147	—	80.49	10/2/2010	7,298	281,338	7,560	291,438
	3,776	—	44.16	3/25/2014	—	—	—	—
	9,442	—	56.87	3/9/2015	—	—	—	—
	7,553	—	46.07	11/21/2015	—	—	—	—
	6,609	2,203	48.14	11/20/2016	—	—	—	—
	5,160	1,720	53.36	7/1/2017	—	—	—	—
	—	5,768	29.00	10/6/2018	—	—	—	—
	—	5,820	33.75	9/30/2019	—	—	—	—
Edward Kurasz	1,888	—	80.49	10/2/2010	7,415	285,848	8,140	313,797
	6,294	—	56.87	3/9/2015	—	—	—	—
	4,615	—	46.07	11/21/2015	—	—	—	—
	5,664	1,889	48.14	11/20/2016	—	—	—	—
	5,160	1,720	53.36	7/1/2017	—	—	—	—
	—	6,345	29.00	10/6/2018	—	—	—	—
	—	6,080	33.75	9/30/2019	—	—	—	—
James Pinto	—	3,550	37.69	3/9/2020	1,000	38,550	1,980	76,329
Wesley Tomaszek	2,769	—	71.12	3/25/2011	6,662	256,820	6,620	255,201
	3,147	—	44.16	3/25/2014	—	—	—	—
	6,924	—	56.87	3/9/2015	—	—	—	—
	6,294	—	46.07	11/21/2015	—	—	—	—
	5,193	1,731	48.14	11/20/2016	—	—	—	—
	4,732	1,578	53.36	7/1/2017	—	—	—	—
	84	6,066	29.00	10/6/2018	—	—	—	—
	—	4,227	33.75	9/30/2019	—	—	—	—

(1)
Scheduled vesting dates for each outstanding Tyco option award for the named executive officers were as follows:

Vesting Date	Exercise Price ($)	Nelda J. Connors	Edward Kurasz	James Hays	James Pinto	Wesley Tomaszek
	Number of Shares Underlying Vesting Awards
2010
10/1/2010	33.75	3,767	1,520	1,455	—	1,420
10/7/2010	29.00	4,618	2,115	1,923	—	1,538
11/21/2010	48.14	—	1,889	2,203	—	1,731
2011
3/10/2011	37.69	—	—	—	887	—
5/7/2011	43.97	1,997	—	—	—	—
7/2/2011	53.36	—	1,720	1,720	—	1,578
10/1/2011	33.75	3,768	1,520	1,455	—	1,420
10/7/2011	29.00	4,617	2,115	1,922	—	1,537
2012
3/10/2012	37.69	—	—	—	887	—
5/7/2012	43.97	1,998	—	—	—	—
10/1/2012	33.75	3,767	1,520	1,455	—	1,420
10/7/2012	29.00	4,618	2,115	1,923	—	1,538
2013
3/10/2013	37.69	—	—	—	887	—
10/1/2013	33.75	3,768	1,520	1,455	—	1,420
2014
3/10/2014	37.69	—	—	—	888	—
(2)
The amounts in columns (f) and (g) reflect, for each named executive officer, the number and market value of Tyco restricted stock units that had been granted as of September 24, 2010, but that remained subject to additional vesting requirements (i.e., the executive's continued employment with Tyco). Scheduled vesting of all restricted stock units for each of the named executive officers was as follows:

Vesting Date	Nelda J. Connors	Edward Kurasz	James Hays	James Pinto	Wesley Tomaszek
	Number of Shares Underlying Vesting Awards
2010
10/1/2010	1,080	435	415	—	407
10/7/2010	1,356	622	564	—	451
11/21/2010	—	867	1,004	—	799
2011
3/10/2011	—	—	—	250
3/12/2011	—	426	426	—	426
5/7/2011	7,676	—	—	—	—
7/2/2011	—	760	760	—	700
10/1/2011	1,080	435	414	—	407
10/7/2011	1,355	620	563	—	450
2012
3/10/2012	—	—	—	250
3/12/2012	—	425	425	—	425
5/7/2012	7,675	—	—	—	—
10/1/2012	1,080	435	415	—	407
10/7/2012	1,355	621	564	—	450
2013
3/10/2013	—	1,334	1,334	250	1,334
10/1/2013	1,079	435	414	—	406
2014
3/10/2014	—	—	—	250

(3)
Amounts in columns (h) and (i) reflect the number and market value, as of September 24, 2010, of performance share units that would be earned if the performance goals related to these awards were met at the target level at the end of the performance period. If the minimum performance threshold is not met (i.e., Tyco's total shareholder return over the performance period is not equal to or better than the total shareholder return of the top 65% of the companies constituting the S&P 500 Industrials Index), there will be no payout. The number of shares that are earned depends on Tyco's three-year shareholder return as compared to the total shareholder return of the S&P 500 Industrials Index. Scheduled vesting of all performance share units (remain subject to the original performance conditions) for each of the named executive officers was as follows:

Vesting Date	Nelda J. Connors	Edward Kurasz	James Hays	James Pinto	Wesley Tomaszek
	Number of Shares Underlying Vesting Awards
2011
9/30/2011	10,340	4,740	4,310	—	3,440
2012
9/30/2012	8,440	3,400	3,250	1,980	3,180

Option Exercises and Stock Vested in Fiscal 2010

        The following table shows, for each of the named executive officers, the amounts realized from options that were exercised and restricted stock units that vested during fiscal 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
			Stock Awards
	Number of Shares Acquired on Exercise (#)
Name		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Nelda Connors	4,617	43,732	8,918	324,901
James Hays	1,922	20,950	2,704	96,927
Edward Kurasz	2,115	12,817	2,627	93,987
James Pinto	—	—	—	—
Wesley Tomaczek	4,600	70,521	2,334	83,733

(1)
The aggregate dollar amount realized is based on the NYSE closing price of Tyco's common stock on the vesting date.

Non-Qualified Deferred Compensation for Fiscal 2010

        The following table presents information on the non-qualified deferred compensation accounts of each of the named executive officers under plans maintained by the Predecessor Company or its affiliates as of September 24, 2010.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in FY 2010 ($)(1)	Registrant Contributions in FY 2010 ($)(1)	Aggregate Earnings in FY 2010 ($)(2)	Aggregate Withdrawals in FY 2010 ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
Nelda Connors	159,772	13,794	8,468	—	439,426
James Hays	8,835	11,639	35,705	—	329,397
Edward Kurasz	17,994	7,841	18,004	—	204,374
James Pinto	—	—	—	—	—
Wesley Tomaszek	21,602	14,797	16,542	—	179,823

(1)
Amounts in columns (b) and (c) include employee and Tyco contributions, respectively, under Tyco's Supplemental Savings and Retirement Plan (the "SSRP"), a non-qualified retirement savings plan. All of the amounts shown in column (c) are included in the Summary Compensation Table under the column heading "All Other Compensation." Under the terms of the SSRP, an eligible executive may choose to defer up to 50% of his or her base salary and up to 100% of his or her performance bonus.

(2)
Amounts in column (d) include earnings or (losses) on each named executive officer's notional account in the SSRP and in Tyco's Supplemental Executive Retirement Plan (the "SERP"). The SERP was frozen with respect to additional contributions on December 31, 2004. Except for the Tyco stock fund and the Fidelity Freedom Funds, investment options under the SSRP are the same as those available under Tyco's tax-qualified 401(k) retirement plans. Investment options under the SERP are the same as those available under the SSRP.

(3)
Under both the SSRP and the SERP, participants may elect to receive distributions in a single lump sum payment or in up to 15 annual installments. A participant who is still employed by Tyco may begin receiving distributions under each plan after a minimum of five years have elapsed from the plan year for which contributions have been made. A participant who has left Tyco may begin receiving distributions upon his or her termination of employment or retirement. Any SSRP or SERP balances held by the named executive officers upon completion of the Transactions were required to be paid by Tyco following the completion of the Transactions in accordance with the SSRP or SERP plan terms and each executive's distribution elections.

Potential Payments Upon Termination or Change in Control

        The following table summarizes the severance benefits that would have been payable to each of the named executive officers upon his or her termination of employment or upon the occurrence of a change in control, assuming that the triggering event or events occurred on September 24, 2010. The amounts shown are based on the NYSE closing price of $38.55 per share for Tyco's common stock on September 24, 2010.

        For each of the named executive officers, the Tyco Severance Plan governed termination benefits for certain of the triggering events specified below. In addition, individual equity award agreements govern the treatment of those awards under certain circumstances. For the definition of "Good Reason" and "Cause" under the relevant documents, see the discussion under the heading "Compensation, Discussion and Analysis—Change in Control and Severance Benefits." In addition to the benefits payable under the Tyco Severance Plan, certain of the named executive officers are party to retention agreements with our Predecessor Company, that entitle them to certain payments in the event of certain terminations of employment following the completion of the Transactions. For a description of the terms of these retention agreements, please see "Retention Agreements" below.

POTENTIAL PAYMENTS ON TERMINATION ON CHANGE IN CONTROL

			Other Termination
	Change in Control
				Without Cause or With Good Reason ($)
Name/Form of Compensation	Without Qualified Termination ($)	With Qualified Termination ($)	With Cause ($)		Resignation ($)	Death or Disability ($)	Retirement ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Nelda J. Connors
Severance(1)	—	536,000	—	536,000	—	—	—
Benefit & Perquisite Continuation(2)	—	10,438	—	10,438	—	—	—
Retention(3)	—	586,250	—	586,250	—	586,250	—
Accelerated Vesting of Equity Awards(4)	69,506	1,843,624	—	62,184	—	1,473,775	—
James Hays
Severance(1)	—	412,500	—	412,500	—	—	—
Benefit & Perquisite Continuation(2)	—	16,116	—	16,116	—	—	—
Retention(3)	—	206,250	—	206,250	—	206,250	—
Accelerated Vesting of Equity Awards(4)	100,808	655,777	—	25,349	—	508,824	—
Edward Kurasz
Severance(1)	—	367,500	—	367,500	—	—	—
Benefit & Perquisite Continuation(2)	—	16,116	—	16,116	—	—	—
Retention(3)	—	183,750	—	183,750	—	183,750	—
Accelerated Vesting of Equity Awards(4)	95,527	689,424	—	27,494	—	532,448	—
James Pinto
Severance(1)	—	397,500	—	397,500	—	—	—
Benefit & Perquisite Continuation(2)	—	17,547	—	17,547	—	—	—
Retention(3)	—	198,750	—	198,750	—	198,750	—
Accelerated Vesting of Equity Awards(4)	—	117,932	—	763	—	54,325	—
Wesley Tomasczek
Severance(1)	—	375,024	—	375,024	—	—	—
Benefit & Perquisite Continuation(2)	—	10,131	—	10,131	—	—	—
Accelerated Vesting of Equity Awards(3)	91,402	584,573	—	21,504	—	451,575	—

(1)
Under the Tyco Severance Plan, each named executive officer would have been entitled to salary continuation for the twelve months following termination of employment and payment of the target annual bonus for year of termination. In addition to the amounts included in this table, each named executive officer may be entitled to a prorated portion of the annual performance bonus for the year in which his or her employment was terminated. The bonus payments are included in the Summary Compensation table under the column heading "Non-Equity Incentive Compensation," and are discussed above under the heading "Compensation, Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation."

(2)
Medical and dental benefits are provided under the Tyco Severance Plan, which provides for 12 months of continuing health coverage and discretionary outplacement services. The executive shall be responsible for paying a portion of the benefit contribution subsidized value (which is not included in the amounts in this table) during the 12-month severance period.

(3)
Retention awards for the named executive officers are described below in "Retention Agreements." The amounts in the table represent the total amounts that would have been paid had the triggering events occurred on September 24, 2010. The Transaction triggered payment of the retention amounts; on January 28, 2011, the following four named executive officers received payments in the following respective amounts: Ms. Connors—$418,750; Mr. Hays—$103,125; Mr. Kurasz—$91,875; Mr. Pinto—$99,375. The remaining 50% of the retention bonus amounts will be paid at the time described below in "Retention Agreements."

(4)
Amount represents the intrinsic value, as of September 24, 2010, of all unvested Tyco equity awards (including stock options, restricted stock units and performance share unit awards) that would vest upon the occurrence of a triggering event. Awards granted prior to October 7, 2008 vest upon the occurrence of a change in control. Awards granted on or after such date vest upon a termination following a change in control.

Treatment of Outstanding Options, Restricted Stock Units and Performance Share Units

        The treatment upon completion of the Transactions of options to purchase shares of Tyco common stock, ("Tyco Options"), restricted stock units with respect to shares of Tyco common stock, ("Tyco RSUs"), and performance shares units with respect to Tyco common stock ("Tyco PSUs") granted to the named executive officers was governed by the Tyco equity plans and individual award agreements, and is as follows:

  Treatment of Tyco Options

        Upon completion of the Transactions, each grant of Tyco Options vested prorata based on the number of whole months completed from the grant date. The remaining unvested options were cancelled as of this date. The term of the vested option is based on the terms of the underlying grants and ranges from an exercise period of 90 days to 36 months.

  Treatment of Tyco RSUs

        Upon completion of the Transactions, each grant of Tyco RSUs vested prorata based on the number of whole months completed from the grant date. The remaining unvested shares were cancelled as of that date.

  Treatment of Tyco PSUs

        Upon completion of the Transactions, each grant of Tyco PSUs vested prorata based on the number of whole months completed from the grant date. The vested PSUs remain subject to the original performance conditions. The remaining unvested shares were cancelled as of that date.

Retention Agreements

        Each of Ms. Connors and Mr. Hays was, and each of Messrs. Pinto and Kurasz is, party to a retention agreement, entered into with Tyco in connection with the Transactions. Pursuant to these agreements, each executive was entitled to receive a retention payment (the "Retention Bonus") because the executive was employed by TEMP on the closing date of the Transactions. Fifty percent of each executive's Retention Bonus was paid on January 28, 2010, and 50% will be payable as soon as administratively practicable after June 22, 2011 (each such date of payment, a "Payment Date"). For each executive, the amount of the Retention Bonus that the executive has received or will receive may be increased or decreased by up to 25% based on individual performance during the retention period, and any portion that is currently outstanding may be reduced or eliminated if the executive's employment terminates prior to June 22, 2011. No executive's retention bonus was adjusted based on individual performance. However, due to Mr. Hays' termination of employment on April 14, 2011, he forfeited the 50% of his retention amount that remained unpaid on that date. Also, due to the circumstances of Ms. Connors' termination of employment and the provisions of the Retention Agreement, Ms. Connors will receive the second installment of the retention amount no later than 30 days following her termination of employment. Each executive's Retention Bonus amount was scheduled as follows:

Retention Bonus Amount
Nelda Connors	$335,000
James I. Pinto	$198,750
Edward Kurasz	$183,750
James W. Hays	$206,250

        In addition to the Retention Bonus listed above, pursuant to Ms. Connors' retention agreement, on the closing of the Transactions she was entitled to receive a sales price incentive payment of $251,250, which was calculated based on the sale price of the Predecessor Company, and which was paid on January 28, 2011. The target amount of the sales price incentive was $335,000, but she received 75% of the target amount based on the actual sales price paid.

        The Investment Agreement requires Atkore Group to honor the terms of the retention agreements, but requires Tyco to reimburse Atkore Group for the amount of Ms. Connors' sales price incentive payment and each Retention Bonus actually paid, plus any federal, state or local employment taxes payable, less any tax benefit actually realized by Atkore Group.

        On April 27, 2011, the Issuer entered into an additional retention agreement with Mr. Kurasz, pursuant to which he received a $100,000 payment, 50% of which must be repaid to us if Mr. Kurasz resigns or is terminated "for cause" prior to April 27, 2013. Pursuant to this retention agreement, Mr. Kurasz agreed to be subject to noncompetition and nonsolicitation covenants until the end of the one-year period following the termination of his employment.

Key Elements of Expected Compensation from the Issuer and Atkore Group

        As the Issuer was newly formed in fiscal 2011, it did not pay any compensation during fiscal 2010. The following summarizes certain key elements of compensation that the Issuer expects to provide in fiscal 2011 to each of its executive officers.

  Employment Agreements

        Pursuant to an offer letter dated September 16, 2010, Karl Schmidt, the Issuer's Chief Financial Officer, is entitled to an annual base salary of $325,000, a target bonus under the Atkore annual incentive plan equal to 60% of his base salary, and other employee benefits made available to similarly situated executives. If Mr. Schmidt's employment is terminated without cause, he is entitled to receive a severance benefit in an amount equal to (a) 12 months' of annual base salary plus (b) his annual target bonus for the year of his termination.

        On May 23, 2011, we entered into an employment agreement with John Williamson in connection with his commencement of employment on June 1, 2011 as president and chief executive officer of the

Issuer and a director of Atkore Group. See "Certain Relationships and Related Party Transactions—Employment Agreement with John P. Williamson."

  Annual Incentive Compensation

        The Issuer established, in the ordinary course, an annual incentive plan for fiscal 2011, which has terms and conditions that are substantially similar to Tyco's annual incentive plan for fiscal 2010, with such modifications as the Issuer deemed necessary and appropriate to reflect its new business structure and market capitalization following the closing of the Transactions, including, but not limited to, the modification of performance measures. The Issuer's executive officers participate in this annual incentive plan. The performance of the Issuer's executive officers will be evaluated based on both financial and individual performance metrics that have been set and communicated to each executive. For fiscal 2011, the financial performance measures for all of the Issuer's executive officers consist of EBITDA and Change in Working Capital Days goals, evaluated based on the performance of the Issuer's business as a whole. Fiscal 2011 individual performance metrics for each executive have also been set and approved. For fiscal 2011, the performance metrics are weighted as follows:

EBITDA	65%
Change in Working Capital Days	25%
Personal Performance Objectives	10%

  Atkore International Group Inc. Stock Incentive Plan

        On May 16, 2011, the Board of Directors of Atkore Group adopted the Atkore International Group Inc. Stock Incentive Plan, or the "Stock Incentive Plan" (also referred to as the "Management Incentive Plan"). A maximum of 6 million shares of common stock of Atkore Group are reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for stock purchases, and grants of other equity awards including non-qualified stock options, restricted stock, and restricted stock units, to officers and key employees. As of September 15, 2011, there were 283,200 shares of Atkore Group common stock outstanding as a result of stock purchases under the Stock Incentive Plan, and 1,258,500 shares underlying outstanding stock options issued under the Stock Incentive Plan. On May 16, 2011, Karl Schmidt, James Pinto, Edward Kurasz, Robert Pereira and Gary Uren purchased 32,000 shares, 25,000 shares, 19,200 shares, 20,000 shares and 15,000 shares, and received stock options to purchase 120,000 shares, 75,000 shares, 75,000 shares, 60,000 shares and 45,000 shares, respectively, of our common stock pursuant to the Stock Incentive Plan. On June 1, 2011, John Williamson purchased 100,000 shares and received stock options to purchase 400,000 shares. Messrs. Schmidt and Kurasz also committed to purchase an additional $80,000 and $58,000, respectively, worth of shares of our common stock in the future through the Deferred Investment Program (defined below).

        In connection with the initial offering of shares under the Stock Incentive Plan, participants who were offered the opportunity to purchase stock were also offered the opportunity to participate in a program under which each participant could make all or a portion of his or her investment over a period of time (the "Deferred Investment Program"). The portion of the investment that a participant chose to defer will be paid by applying 20% of the pre-tax amount of any annual bonuses to which the participant would otherwise receive towards the payment of the deferred investment amount until the total deferred investment amount is paid. The per share price applicable to shares purchased through deferred investments will be equal to the greater of (i) $10, and (ii) the fair market value of a share of common stock as of the applicable bonus payment date.

        As of September 15, 2011, employees have made commitments to purchase $790,500 worth of shares of Atkore Group common stock in the future under the Deferred Investment Program.

        Under the Stock Incentive Plan, an executive's unvested stock options are canceled upon the termination of his or her employment, except for terminations due to death or disability. Upon death or disability, unvested stock options vest and remain exercisable for the period specified below. In the case of a termination for "cause" (as defined in the Stock Incentive Plan), the executive's unvested and vested stock options are canceled as of the effective date of the termination. Following a termination of employment other than for "cause," vested options are canceled unless the executive exercises them within 90 days (180 days if the termination was due to death, disability or retirement) or, if sooner, prior to the options' normal expiration date.

        If the termination of employment occurs prior to a public offering, the Atkore Group, CD&R Investor and Seller have the right to purchase any shares of Atkore Group common stock owned by the executive, including common stock that the executive acquired upon the exercise of options. Upon a termination other than for cause (as defined in the Stock Incentive Plan), the purchase price per share is equal to the fair market value (as defined in the Stock Incentive Plan) of the shares on the later of the date (i) the executive's employment terminated and (ii) that is six months and one day after the shares were purchased by the executive. Upon termination for cause, the purchase price is equal to the lesser of fair market value and the cost of the shares to the executive.

        If the Atkore Group experiences a change in control (as defined in the Stock Incentive Plan), stock options will generally accelerate and be canceled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Board of Directors of Atkore Group elects to allow alternative awards in lieu of acceleration and payment. The Board of Directors of Atkore Group also has the discretion to accelerate the vesting of options at any time and from time to time.

        Under the Stock Incentive Plan a "change in control" is the occurrence of:

          (a)   the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the Atkore Group's then outstanding voting securities, other than any such acquisition by the Atkore Group, any of its subsidiaries, any employee benefit plan of the Atkore Group or any of its subsidiaries, or by the Investors (as defined in the Stock Incentive Plan), or any affiliates of any of the foregoing;

          (b)   the merger, consolidation or other similar transaction involving the Atkore Group, as a result of which both (x) persons who were stockholders of the Atkore Group immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company, and (y) any or all of the Investors (individually or collectively) do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (c)   within any 12-month period, the persons who were directors of the Atkore Group at the beginning of such period cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors (as defined in the Stock Incentive Plan) then still in office shall be deemed to be an Incumbent Director; or

          (d)   the sale, transfer or other disposition of all or substantially all of the assets of the Atkore Group to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Atkore Group.

BENEFICIAL OWNERSHIP

        After the completion of the Transactions, we became a wholly owned subsidiary of Atkore Holdings, which in turn is a wholly owned subsidiary of Atkore Group. Atkore Group's ownership is discussed below.

Security Ownership of Certain Beneficial Owners and Management of Atkore Group

        The following table provides information as of September 15, 2011 with respect beneficial ownership of Atkore Group capital stock immediately by:

  •
  each shareholder of Atkore Group who beneficially owns more than 5% of the outstanding capital stock of Atkore Group; and

  •
  each director of Atkore Group;

  •
  each of the executive officers of Atkore International, Inc. named in the Summary Compensation Table appearing under "Executive Compensation"; and

  •
  all executive officers of Atkore International, Inc. and directors of Atkore Group as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name and Address of Beneficial Owner(a)	Title of Class(b)	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding
CD&R Allied Holdings, L.P.	Cumulative Preferred Participating Convertible Stock	334,374	100	(c)
Tyco International Holding S.a.r.l.	Common stock	29,400,000	99.0	(d)
Nelda Connors	N/A	N/A	N/A
James Hays	N/A	N/A	N/A
Edward Kurasz	Common Stock	30,720	*
James Pinto	Common Stock	40,000	*
Wesley Tomaszek	N/A	N/A	N/A
Philip W. Knisely	N/A	N/A	N/A
James G. Berges(e)	N/A	N/A	N/A
Nathan K. Sleeper(e)	N/A	N/A	N/A
Jonathan L. Zrebiec(e)	N/A	N/A	N/A
George R. Oliver(f)	N/A	N/A	N/A
Arun Nayar(f)	N/A	N/A	N/A
Mark P. Armstrong(f)	N/A	N/A	N/A
All executive officers of Atkore International, Inc. and directors of Atkore Group as a group (14 persons)(g)	Common Stock	361,920	1.2

*
Less than 1%.

(a)
Except as otherwise indicated, the mailing address of each of these persons is c/o Atkore International, Inc., 16100 S. Lathrop Avenue, Harvey, Illinois 60426, (800) 882-5543.

(b)
The equity securities of Atkore Group consist of cumulative preferred participating convertible stock, par value $1.00 per share, and common stock, par value $0.01 per share. The holders of cumulative preferred participating convertible stock are entitled to vote together with common stock on all matters, as a single class, on an as-converted basis. See "The Transactions—Transaction Documents—Certificate of Designations" and "—Stockholders Agreement." Shares of cumulative preferred participating convertible stock of Atkore Group will be convertible into shares of common stock of Atkore Group at any time, at the option of the holder. The conversion price of each share of such preferred stock will initially be $10 per share of common stock of Atkore Group and each share of preferred stock will initially be convertible into 100 shares of common stock of Atkore Group.

(c)
Represents approximately 53% of the outstanding capital stock of Atkore Group (treating the cumulative preferred participating convertible stock of Atkore Group on an as-converted basis). CD&R Associates VIII, Ltd., as the general partner of CD&R Allied Holdings, L.P., may be deemed to beneficially own the shares of cumulative convertible participating preferred stock of Atkore Group in which CD&R Allied Holdings, L.P. has beneficial ownership (the "Preferred Stock"). CD&R Associates VIII, L.P., as the sole stockholder of CD&R Associates VIII, Ltd., may be deemed to beneficially own the Preferred Stock. CD&R Investment Associates VIII, Ltd., as the general partner of CD&R Associates VIII, L.P., may be deemed to beneficially own the Preferred Stock. CD&R Investment Associates VIII, Ltd. is managed by a three-person board of directors, and all board action relating to the voting or disposition of the Preferred Stock requires approval of a majority of the board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the Preferred Stock. Such persons disclaim such beneficial ownership. Each of CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. disclaims beneficial ownership of the Preferred Stock.

(d)
Represents approximately 47% of the outstanding capital stock of Atkore Group (treating the cumulative preferred participating convertible stock of Atkore Group on an as-converted basis).

(e)
Does not include cumulative preferred participating convertible stock held by investment funds associated with or designated by Clayton, Dubilier & Rice, LLC. Messrs. Berges, Sleeper and Zrebiec are directors of Atkore Group and executives of Clayton, Dubilier & Rice, LLC. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by Clayton, Dubilier & Rice, LLC. The address for Messrs. Berges, Sleeper and Zrebiec is 375 Park Avenue, New York, New York 10152.

(f)
Excludes 29,400,000 shares of common stock held by Tyco International Holding S.a.r.l. Messrs. Oliver, Nayar and Armstrong are each officers of one or more affiliates of Tyco International Holding S.a.r.l. and may be deemed to be the beneficial owner of our securities held by Tyco International Holding S.a.r.l. Messrs. Oliver, Nayar and Armstrong disclaim beneficial ownership of all our securities held by Tyco International Holding S.a.r.l.

(g)
See "Management—Equity Incentive Plans."

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investment Agreement

        On November 9, 2010, Seller, Tyco, CD&R Investor and Atkore Group entered into the Investment Agreement, which contemplated the issuance by Atkore Group of the Preferred Stock and the Common Stock to Seller and, subject to terms and conditions of the Investment Agreement, the subsequent sale by Seller of all of the Preferred Stock to CD&R Investor for cash consideration of $306 million. The consideration paid by Seller to Atkore Group for the Preferred Stock and the Common Stock will be subject to a post-closing adjustment pursuant to the terms of the Investment Agreement, based on the levels of cash, indebtedness and working capital of Atkore Group and its subsidiaries as of the closing of the Transactions.

  Indemnification

        Under the terms and subject to the conditions and restrictions in respect of indemnification claims set forth in Investment Agreement, Atkore Group indemnified Seller, its affiliates and each of its and its affiliates' representatives from and against any and all, or in the case of the third bullet below, 85% of, losses to the extent arising out of the following:

  •
  the operations and liabilities of TEMP and Atkore Group before or after the closing of the Transactions (except to the extent that Atkore Group or CD&R Investor are otherwise entitled to indemnification);

  •
  certain pending, threatened and future litigation claims relating to the alleged incompatibility of our ABF II anti-microbial coated sprinkler pipe with chlorinated polyvinylchloride pipes or fittings (the "Special Products Claims"), where there is no claim that Seller or its affiliates provided the applicable chlorinated polyvinylchloride pipes or fittings or installation services, subject in the case of future Special Products Claims not existing as of the date of the Investment Agreement to a cap of $13 million in respect of cumulative Atkore Group losses, other than losses paid prior to the closing of the Transactions, arising out of all future Special Products Claims not existing as of the date of the Investment Agreement (the "Special Products Deductible");

  •
  Special Products Claims, where there is a claim that Seller or its affiliates provided the applicable chlorinated polyvinylchloride pipes or fittings or installation services, subject, in respect of future Special Products Claims not existing as of the date of the Investment Agreement, to the Special Products Deductible;

  •
  the failure by Atkore Group to comply with its covenants or agreements in the Investment Agreement to be performed in whole or in part following the closing of the Transactions; and

  •
  post-closing taxes of Atkore Group or its subsidiaries.

        Under the terms and subject to the conditions, restrictions and limitations in respect of indemnification claims set forth in the Investment Agreement, Tyco and Seller indemnified Atkore Group, its subsidiaries and each of its and its affiliates' representatives from and against any and all, or in the case of the sixth bullet below, 15% of, losses to the extent arising out of the following:

  •
  inaccuracies of or breaches by Seller of its representations and warranties made in the Investment Agreement;

  •
  the failure by Seller to comply with its covenants or agreements in the Investment Agreement;

  •
  the operations and liabilities of Tyco and its affiliates (other than in respect of TEMP) before or after the closing (except to the extent that Seller is otherwise entitled to indemnification);

  •
  any modification to the reorganization steps to be performed prior to the closing of the Transactions and set forth in the Investment Agreement and the schedules thereto;

  •
  future Special Products Claims not existing as of the date of the Investment Agreement in excess of the Special Products Deductible;

  •
  Special Products Claims, where there is a claim that Seller or its affiliates provided the applicable chlorinated polyvinylchloride pipe or fittings or installation services; and

  •
  pre-closing taxes of Atkore Group or its subsidiaries.

        Additionally, under the terms and subject to the conditions, restrictions and limitations in respect of indemnification claims set forth in the Investment Agreement, CD&R Investor indemnified Seller, its subsidiaries and each of its and its affiliates' representatives from and against any and all losses to the extent arising out of inaccuracies of or breaches by CD&R Investor of its representations and warranties made in the Investment Agreement or the failure by CD&R Investor to comply with its covenants or agreements in the Investment Agreement.

  Fees and Expenses

        Upon the closing of the Transactions, Atkore Group (i) paid a fee to CD&R Manager of up to $15 million, (ii) paid or, as appropriate, reimbursed CD&R Investor for its and its affiliates' transaction expenses and (iii) paid all fees and other amounts required to be paid to the initial purchasers and their affiliates prior to the closing of the Transactions in respect of the ABL Credit Facility and the Notes. In addition, Atkore Group paid Tyco Manager a fee in an identical amount to the fee paid to CD&R Manager. The amount of the fee paid by Atkore Group to CD&R Manager and the amount of the transaction expenses of CD&R Investor and its affiliates paid or reimbursed by Atkore Group was subject to a cumulative cap of $50 million.

  Non-Competition

        Seller and its affiliates have agreed not to compete with Atkore Group and its business following the closing of the Transactions until two years after Seller owns less than 50% of the equity owned by Seller immediately after consummation of the Transactions. The non-competition provision is subject to certain exceptions, including the ability of Tyco's businesses to continue to conduct their business as currently operated.

Certificate of Designations of Atkore Group

        At the closing of the Transactions, Atkore Group filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Preferred Stock (the "Certificate of Designations"), which sets forth the rights, powers and preferences of the Preferred Stock, and the qualifications, limitations and restrictions thereof.

  Rank

        The Preferred Stock ranks senior to the Common Stock as to dividends and liquidation preference.

  Dividends

        The Preferred Stock entitles the holder to participate equally and ratably with the holders of Common Stock, on an as-converted basis, in all cash dividends paid on the shares of such Common Stock. In addition, the Preferred Stock is entitled to dividends at a rate of 12% per annum, compounding quarterly and payable in cash or in shares of Preferred Stock, at the option of Atkore Group. Upon the occurrence of a Default (as defined in the Certificate of Designations), the dividend rate will increase by 3% per annum for any prospective period during which the Default is continuing. Preferred dividend payments will be eliminated (an "Interest Elimination Event") for any prospective period if the EBITDA (as defined in the Certificate of Designations) of Atkore Group and its subsidiaries for three 12-month periods exceeds the following targets: (i) $250 million for the first and third of such 12-month periods; and (ii) $225 million for the second of such 12-month periods. Notwithstanding the foregoing, the dividend rate will be reinstated if any shares of Preferred Stock are outstanding after the tenth anniversary of the closing of the Transactions (the "Milestone Date").

  Liquidation Rights

        The Preferred Stock has a liquidation preference of $1,000 per share. In any liquidation of Atkore Group, each holder of shares of Preferred Stock is entitled to receive liquidating distributions, before any payment or distribution is made to holders of any junior securities of Atkore Group, in an amount equal to the greater of (i) the sum of the aggregate liquidation preference of such holder's shares of Preferred Stock and the aggregate accrued but unpaid dividends on such shares and (ii) the amount such holder would have received had such holder converted its shares of Preferred Stock into shares of Common Stock immediately prior to such liquidation.

  Conversion Rights

        Shares of Preferred Stock are convertible into shares of Common Stock at any time, at the option of the holder. Initially, the conversion price of each share of Preferred Stock is $10 per share of Common Stock, and each share of Preferred Stock is initially convertible into 100 shares of Common Stock. The Conversion Price is subject to subsequent adjustment pursuant to customary anti-dilution provisions set forth in the Certificate of Designations.

  Milestone Transactions

        The Preferred Stock may not be redeemed by Atkore Group without holder consent prior to the Milestone Date. At any time on or after such date, Atkore Group will have the right, at its option, to effect one of the following transactions:

          (i)  to redeem all of the then outstanding shares of Preferred Stock at a purchase price per share equal to the sum of the liquidation preference and the accrued but unpaid dividends, payable in cash; or

         (ii)  to effect a reorganization, consolidation, merger, share exchange, tender or exchange offer or other business combination or similar transaction, or a sale of all or substantially all assets or business of Atkore Group (including in connection with a liquidation) in which each holder of the Preferred Stock would be entitled to receive a cash amount equal to the greater of (x) its pro rata portion of the proceeds of such transaction (on an as-converted basis) and (y) the sum of the aggregate liquidation preference and accrued but unpaid dividends of all its shares of Preferred Stock, with the balance of such proceeds to be distributed pro rata among the holders of Common Stock (such transaction, a "Qualified Liquidity Event").

  Business Combinations

        In any reorganization, consolidation, merger, share exchange or other business combination or similar transaction involving Atkore Group immediately following which 50% or more of the combined voting power of the then outstanding voting securities of the entity resulting from such transaction is beneficially owned by persons who are not affiliates of CD&R Investor, the shares of Preferred Stock held by any holder of Preferred Stock will automatically convert into the right to receive, at the holder's option but subject to the requirement of the Stockholders Agreement either (x) the amount of consideration receivable in such business combination by a holder of that number of shares of Common

Stock in which such holder's shares of Preferred Stock would have been convertible immediately prior to the consummation of such business combination and (y) an amount of cash equal to the sum of the aggregate liquidation preference and accrued dividends of such holder's shares of Preferred Stock.

  Voting Rights

        The Preferred Stock is entitled to vote together with the Common Stock on all matters, as a single class, on an as-converted basis. In addition, for so long as any shares of Preferred Stock are outstanding, Atkore Group and its subsidiaries may not take certain actions specified in the Certificate of Designations without the prior written approval of at least a majority of the then-issued and outstanding shares of Preferred Stock, voting as a separate class.

Stockholders Agreement of Atkore Group

        In connection with the closing of the Transactions, Atkore Group, Seller and CD&R Investor entered into the Stockholders Agreement, which sets forth certain terms and conditions regarding the ownership of equity securities of Atkore Group and its subsidiaries, including certain restrictions on the transfer of such securities, and the management of Atkore Group and its subsidiaries.

  Corporate Governance

        Pursuant to the Stockholders Agreement, Atkore Group's board of directors is currently comprised of eight directors. CD&R Investor currently has the right to designate four directors, and Seller currently has the right to designate three directors. The Chief Executive Officer of Atkore Group (the "CEO") is the eighth director.

        Prior to a Qualified IPO (as defined in the Stockholders Agreement and described below under "—Qualified IPO"), CD&R Investor and its permitted transferees (not including any person that holds less than the Minimum Governance Amount (as defined below)) (collectively, the "CD&R Holders"), as a group, will be entitled to designate a number of directors that is proportional (based on the number of directors constituting the full board of directors of Atkore Group other than the CEO) to their aggregate percentage interest in Atkore Group (with the Preferred Stock treated on an as-converted basis).

        Prior to a Qualified IPO, Seller and its permitted transferees (not including any person that holds less than the Minimum Governance Amount (as defined below)) (collectively, the "Tyco Holders"), as a group, will be entitled to designate a number of directors equal to the greater of (i) three directors and (ii) to the extent that the aggregate percentage interest of the Tyco Holders in Atkore Group increases after the closing of the Transactions, a number of directors that is proportional (based on the number of directors constituting the full board of directors of Atkore Group other than the CEO) to their aggregate percentage interest in Atkore Group (with the Preferred Stock treated on an as-converted basis).

        For so long as the CD&R Holders own in the aggregate a majority of the outstanding capital stock of Atkore Group (with the Preferred Stock treated on an as-converted basis), they shall be entitled to designate one more director than the Tyco Holders. Following a Qualified IPO, the CD&R Holders, on the one hand, and the Tyco Holders, on the other hand, will be entitled to designate the same number of directors as they were entitled to designate immediately prior to the Qualified IPO.

        For so long as Atkore Group has not completed a Qualified IPO and the percentage interest of CD&R Investor (together with its affiliates) in Atkore Group exceeds the percentage interest of any other stockholder (together with its affiliates), CD&R Investor will have the right to designate one of its appointed directors as "lead director" or Chairman of the Board of Atkore Group. The lead director or the Chairman of the Board will not have a casting vote in any meetings of Atkore Group's board of directors.

        Any action or determination to be taken or made by Atkore Group's board of directors with respect to (i) whether preferred dividends payable on the outstanding shares of Preferred Stock are to be paid in cash or in shares of Preferred Stock, (ii) whether an adjustment to the conversion price of the Preferred Stock is to be made pursuant to the Certificate of Designations or (iii) whether Atkore Group shall exercise the right to redeem the Preferred Stock or to effect a Qualified Liquidity Event pursuant to the Certificate of Designations, will be taken or made by a majority of the directors not including the directors designated by the CD&R Holders.

  Stockholder Consent Rights

        Atkore Group and its subsidiaries may not take the following corporate actions (subject to certain exceptions) without the prior written consent of any stockholder who owns (together with its respective affiliates) in excess of 25% of the total number of outstanding shares of capital stock of Atkore Group (with the Preferred Stock treated on an as-converted basis) (provided that at no time will more than one CD&R Holder and more than one Tyco Holder have stockholder consent rights under the Stockholders Agreement):

  (i)
  commence a voluntary liquidation or bankruptcy or insolvency proceedings;

  (ii)
  issue equity securities of Atkore Group or any of its subsidiaries;

  (iii)
  amend or repeal the certificate of incorporation or the by-laws of Atkore Group;

  (iv)
  redeem, repurchase or otherwise acquire any equity securities of Atkore Group or of any non-wholly owned subsidiary of Atkore Group, or any debt securities of Atkore Group or any of its subsidiaries, other than (A) annual redemptions in an annual aggregate amount not to exceed 10% of the face amount at issuance of the Old Notes, (B) any redemption, repurchase or other acquisition of debt securities of Atkore Group or any of its subsidiaries that would not (1) reduce the restricted payment baskets in the ABL Credit Agreement or the Indenture or (2) exceed certain thresholds, (C) repurchases of equity securities from employees in connection with termination of employment, at a price not exceeding the fair market value of such equity securities and otherwise pursuant to the terms of the applicable award agreement and the Management Incentive Plan (as defined in the Stockholders Agreement), or (D) in connection with a recapitalization or reorganization of Atkore Group that would not otherwise be subject to the stockholder consent rights under the Stockholders Agreement;

  (v)
  incur additional indebtedness in excess of certain levels;

  (vi)
  undertake any merger or consolidation resulting in more than 50% of the total number of outstanding shares of capital stock of Atkore Group being held by any person who is not an affiliate of CD&R Investor or Seller, unless all stockholders receive their pro rata portion of the proceeds of such transaction (treating the Preferred Stock on an as-converted basis);

  (vii)
  undertake a sale of all or substantially all the assets of Atkore Group or its subsidiaries, unless all stockholders receive immediately following the consummation of such transaction their pro rata portion of the proceeds of such transaction (treating the Preferred Stock on an as-converted basis);

  (viii)
  effect any disposition of any assets or properties of Atkore Group or its subsidiaries outside of the ordinary course of business, with an aggregate consideration in excess of $50 million;

  (ix)
  enter into any agreement that would restrict any stockholder having the stockholder consent rights under the Stockholders Agreement, or their affiliates, from entering into or continuing to operate any line of business;

  (x)
  make a tax election that would change the U.S. federal income tax characterization of Atkore Group as an association taxable as a corporation, or engage in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2);

  (xi)
  enter into any new material line of business, terminate any existing material line of business by Atkore Group or any of its subsidiaries or make any other material change in the nature or scope of the business of Atkore Group and its subsidiaries;

  (xii)
  engage in any transaction with or involving CD&R Investor, Seller or any of their respective permitted transferees or affiliates;

  (xiii)
  effect any acquisition of the stock, assets, properties or business of any person, or enter into any joint venture with, or acquire ownership of any partnership or other interest in, for an aggregate consideration or capital contributions or investments by Atkore Group and its subsidiaries (whether at closing or on a contingent basis) in excess of $50 million;

  (xiv)
  prior to the earlier of (x) the third anniversary of the closing date of the Transactions and (y) the occurrence of an Interest Elimination Event (as described above under "—Certificate of Designations of Atkore Group—Dividends"), commence an initial public offering;

  (xv)
  increase or decrease the size of Atkore Group's board of directors;

  (xvi)
  create, or delegate authority to, any committee of the board of directors of Atkore Group;

  (xvii)
  during the time that the CEO is a current or former employee, consultant or advisor of CD&R Investor or any of its affiliates, approve the annual budget of Atkore Group and its subsidiaries, or any material changes thereto, including any increase or decrease in capital expenditures;

  (xviii)
  amend, restate, supplement, modify or replace the ABL Credit Agreement or the Indenture in any manner that would be more restrictive on the ability of Atkore Group to pay cash dividends, or enter into any new agreements relating to indebtedness or otherwise containing provisions that are more restrictive on the ability of Atkore Group or its subsidiaries to pay cash dividends than those set forth in the ABL Credit Agreement and the Indenture; and

  (xix)
  change any significant accounting policy of Atkore Group (other than as required by any accounting pronouncements or interpretations under GAAP issued after September 25, 2010) that in itself would result in a 5% or greater change from what Seller would have otherwise recorded in its financial statements as part of its recording of its investment in Atkore Group.

        The foregoing stockholder consent rights will terminate automatically upon the consummation of a Qualified IPO. If shares of Preferred Stock are outstanding after the Milestone Date, the stockholder consent rights relating to new indebtedness, disposition of assets, changes in the nature or scope of the business of Atkore Group and its subsidiaries and acquisitions of stock, assets or businesses of third parties will terminate effective as of such date. In addition, after the Milestone Date, the stockholder consent rights described in paragraphs (i), (ii), (iv) and (vi) through (viii) above will terminate with respect to any transaction that constitutes a Qualified Liquidity Event effected pursuant to the Certificate of Designations, and no stockholder holding any Preferred Stock will have the stockholder consent rights described in paragraphs (ii), (v) and (viii) above with respect to any transaction that is effected in connection with a redemption of the Preferred Stock pursuant to the Certificate of Designations (if certain conditions are satisfied).

  Transfer Restrictions

        Subject to certain exceptions, for so long as CD&R Investor and its affiliates, as a group, or Seller and its affiliates, as a group, own at least 25% of the outstanding capital stock of Atkore Group (treating the Preferred Stock on an as-converted basis), without the consent of CD&R Investor or Seller, (i) no stockholder may transfer any equity securities of Atkore Group (A) to any competitor of Atkore Group (other than in connection with a public offering) or (B) if such transfer would constitute a Prohibited Transaction (as defined in the Stockholders Agreement) and (ii) neither any CD&R Holder nor any Tyco Holder may transfer any equity securities of Atkore Group if such transfer would (A) involve less than 5% of the total outstanding capital stock of Atkore Group (treating the Preferred Stock on an as-converted basis) or (B) prior to the Milestone Date, result in the shares held by CD&R Investor or Seller, as applicable, at the closing of the Transactions being held by more than four or, after the Milestone Date, more than eight, stockholders that are not affiliates of each other.

        In the event that CD&R Investor seeks to transfer any shares of Preferred Stock to any person (other than an affiliate) prior to the Milestone Date (whether by sale, merger, consolidation or otherwise), CD&R Investor is required to convert such shares of Preferred Stock into shares of Common Stock in connection with such transfer, in accordance with the procedures set forth in the Certificate of Designations.

  Right of First Refusal

        For so long as CD&R Investor or Seller (each together with its respective affiliates) holds at least 10% of the total number of outstanding shares of capital stock of Atkore Group (with the Preferred Stock treated on an as-converted basis) (the "Minimum Governance Amount"), CD&R Investor or Seller, as applicable, has a right of first refusal to purchase any equity securities of Atkore Group proposed to be transferred by any stockholder (subject to certain exceptions) on the same terms and conditions as those of the proposed transfer. The right of first refusal will terminate upon a Qualified IPO.

  Tag-Along Right

        If CD&R Investor, Seller or any of their respective permitted transferees proposes to transfer any equity securities of Atkore Group (other than shares of Preferred Stock after the Milestone Date) to any person (subject to certain exceptions), CD&R Investor, Seller and any of their permitted transferees who owns (together with its affiliates) at least the Minimum Governance Amount will have a right to participate in such transfer on the same terms and conditions, up to such participating stockholder's pro rata share (calculated based on the number of equity securities of Atkore Group owned by such participating stockholder) of the equity securities proposed to be transferred. The tag-along rights will terminate upon a Qualified IPO.

  Drag-Along Right

        If CD&R Investor (together with its affiliates) proposes to transfer all of its outstanding shares of capital stock of Atkore Group to any person (subject to certain exceptions), and the amount of capital stock held by CD&R Investor and its affiliates, as a group, constitutes more than 50% of the total number of outstanding shares of capital stock of Atkore Group (treating the Preferred Stock on an as-converted basis and disregarding any shares of Common Stock issued pursuant to the Management Incentive Plan), then (subject to the right of first refusal described above), if requested by CD&R Investor, each other stockholder will be required to sell all of its equity securities in such transaction, on the same terms and conditions, provided that the proceeds and other rights received in such drag-along transaction are shared by all stockholders and CD&R Investor on a pro rata basis, based on the number of shares sold by each stockholder in such transaction (and treating the Preferred Stock on an as-converted basis). The drag-along right will terminate upon a Qualified IPO.

  Qualified IPO

        If, prior to the earlier of (x) the third anniversary of the closing date of the Transactions and (y) the occurrence of an Interest Elimination Event, Atkore Group has not completed a Qualified IPO (which is defined in the Stockholders Agreement to mean an IPO with aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $150 million (whether to Atkore Group, its stockholders, or both)) or a merger or consolidation resulting in more than 50% of the total number of outstanding shares of capital stock of Atkore Group being held by any person who is not an affiliate of CD&R Investor or Seller, CD&R Investor, Seller or any of their respective permitted transferees, so long as such party owns (together with its affiliates) at least 25% of the outstanding capital stock of Atkore Group (treating the Preferred Stock on an as-converted basis), may cause Atkore Group to consummate a Qualified IPO, pursuant to which each stockholder will have the right to sell a portion of its equity securities of Atkore Group in accordance with the Atkore Registration Rights Agreement (as defined below), and provided that the following conditions are satisfied: (i) the aggregate value of shares of Common Stock issued and sold by Atkore Group in the Qualified IPO does not exceed $112.5 million and (ii) after consummation of the Qualified IPO, CD&R Investor continues to own a majority of the outstanding shares of capital stock of Atkore Group (treating the Preferred Stock on an as-converted basis).

        Notwithstanding the foregoing, if a stockholder initiates a Qualified IPO, CD&R Investor may purchase all of the equity securities owned by the initiating stockholder. If CD&R Investor exercises this right, the equity securities will be purchased at a price to be determined by three nationally recognized investment banks using customary valuation concepts and techniques and in the manner set forth in the Stockholders Agreement.

  Equity Purchase Rights

        Pursuant to the Stockholders Agreement, Atkore Group granted each of CD&R Investor, Seller and their respective permitted transferees the right to purchase their pro rata share of any issuance of new equity securities of Atkore Group or any of its subsidiaries (subject to certain exceptions). The equity purchase rights will terminate upon the consummation of a Qualified IPO.

  Management Equity Awards

        The Stockholders Agreement contemplates that Atkore Group will establish a management equity pool and that the board of directors of Atkore Group will adopt a related equity incentive plan (the "Management Incentive Plan") in order to offer equity incentives to the officers and key employees of Atkore Group and its subsidiaries. The total number of equity securities of Atkore Group to be reserved for issuance under the Management Incentive Plan will equal 10% of the total number of shares of capital stock of Atkore Group outstanding immediately following the closing of the Transactions (treating the Preferred Stock on an as-converted basis).

Atkore Group Registration Rights Agreement

        At the closing of the Transactions, Atkore Group, Seller and CD&R Investor entered into the Atkore Group Registration Rights Agreement, pursuant to which Atkore Group granted to CD&R Investor, Seller and their respective permitted transferees customary demand registration rights, and to such stockholders and other stockholders party to the agreement customary piggyback registration rights, in each case subject to customary terms and conditions.

Indemnification Agreements

        In connection with the closing of the Transactions, Atkore Group, Atkore Holdings and Atkore (collectively, the "Atkore Entities") entered into separate indemnification agreements (the "Indemnification Agreements") with CD&R Investor and certain of its affiliates as well as with Seller and certain of its affiliates. Under the Indemnification Agreements, the Atkore Entities agreed to indemnify CD&R Investor, Seller and certain of their respective affiliates, related parties, directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons for certain losses, including losses (i) incurred by such indemnitees under applicable securities laws in connection with the Transactions, (ii) relating to other actions or omissions by Atkore Group or any of its subsidiaries, (iii) relating to the performance of certain services by such indemnitees for Atkore Group and its subsidiaries or (iv) arising out of service by any such indemnitee as a director or officer of Atkore Group or its subsidiaries, including any breaches by such indemnitee of his or her fiduciary duties as a director or officer of Atkore Group or any of its subsidiaries.

        The Atkore Entities did not indemnify the foregoing indemnitees for losses arising out of (i) any breach by such indemnitees of their obligations under any of the Transaction Agreements or certain related documents, (ii) any matter for which such indemnitee or any of its affiliates is required to indemnify Atkore Group, Seller, CD&R Investor or any of their respective affiliates under the Investment Agreement or any other Transaction Agreement or (iii) in the case of any Tyco indemnitees, the ownership or operation of Atkore Group and its subsidiaries by Seller and its affiliates prior to the closing of the Transactions.

        The indemnification obligations of the Atkore Entities under the Indemnification Agreements are primary to any similar rights to which any indemnitee may be entitled under any other agreement or document.

Consulting Agreements

        In connection with the closing of the Transactions, the Atkore Entities entered into separate consulting agreements (the "Consulting Agreements") with each of Clayton, Dubilier & Rice, LLC ("CD&R Manager") and Tyco International Management Company, LLC ("Tyco Manager").

        Pursuant to the Consulting Agreements, the Atkore Entities retained each of CD&R Manager and Tyco Manager to provide to the Atkore Entities certain management, consulting, advisory and monitoring services. In consideration for such services, Atkore Group and its subsidiaries will pay to CD&R Manager and Tyco Manager an aggregate annual fee of $6 million (the "Advisory Fee") payable in quarterly installments, to be divided between CD&R Manager and Tyco Manager on a pro rata basis, based on their relative percentage ownership interest in Atkore Group (treating the Preferred Stock on an as-converted basis); provided that, if either CD&R Investor or Seller (together with its affiliates) owns less than the Minimum Governance Amount, the other party's pro rata share of the Advisory Fee will be 100% (provided that such party continues to own at least the Minimum Governance Amount). The Consulting Agreements also require the Atkore Entities to reimburse each of CD&R Manager and Tyco Manager for reasonable out-of-pocket expenses incurred in the course of rendering the services under the Consulting Agreements.

        In addition, pursuant to the Consulting Agreements, immediately following the closing of the Transactions, Atkore Group paid to each of CD&R Manager and Tyco Manager an identical fee of up to $15 million, in accordance with (and without duplication with such payment made pursuant to) the Investment Agreement, for certain consulting, advisory, financial and other services performed by each of CD&R Manager and Tyco Manager for the Atkore Entities prior to the closing of the Transactions.

        The Consulting Agreements will terminate upon the earlier to occur of (i) the Milestone Date and (ii) the date on which CD&R Investor or Seller (each together with its respective affiliates), as applicable, ceases to own at least the Minimum Governance Amount. Either CD&R Manager or Tyco Manager may terminate its respective Consulting Agreement at any time upon 30 days' prior notice to Atkore Group. In the event of any termination of a Consulting Agreement, Atkore Group or its subsidiaries will be required to pay to CD&R Manager or Tyco Manager, as applicable, any unpaid installment of the Advisory Fee and all expenses due under the applicable Consulting Agreement with respect to periods prior to the termination date.

Transition Services Agreement

        Tyco and Atkore Group entered into a transition services agreement (the "Transition Services Agreement") whereby, subject to the terms and conditions thereof, Tyco agreed to provide or cause to be provided specified transition services related to the operation of Atkore Group and its subsidiaries for the time periods specified in the Transition Serves Agreement. Such services include support in the areas of IT, logistics, legal, finance, human resources, environmental health and safety, treasury, accounting and marketing. Atkore Group will to pay to Tyco the applicable fees for such transition services referenced in the Transition Services Agreement. Atkore's total estimated amount to be paid under the Transition Services Agreement is approximately $1 million.

Supply Agreement

        A subsidiary of Tyco, Tyco Fire, and Atkore Group entered into a Supply Agreement whereby, subject to the terms and conditions of the Supply Agreement, Atkore Group and its affiliates agreed to supply Tyco Fire with and Tyco Fire agreed to purchase from Atkore Group and its affiliates (i) 100% of the requirements of Tyco Fire's fire protection products distribution business for North America in sprinkler pipe and A53 pipe products and (ii) 75% or Tyco Fire's requirements in its EMEA fire protection products business, in each case at pricing levels specified in the Supply Agreement. Atkore's total estimated amount under the Supply Agreement is approximately $33 million.

Commercial Arrangements with Tyco Affiliates

        As of June 24, 2011, our accounts payable included $3 million of payables to Tyco affiliates. Amounts payable primarily relate to the purchase of certain raw materials, components and finished goods from Tyco affiliates, which totaled $1 million, $4 million and $5 million for the period from September 25, 2010 through December 22, 2010, the period from December 23, 2010 through June 24, 2011 and fiscal 2010, respectively. As of June 24, 2011, our accounts receivable included $2 million of receivables from Tyco affiliates. Amounts receivable relate to sales of certain products which totaled $6 million, $10 million and $24 million for the period from September 25, 2010 through December 22, 2010, the period from December 23, 2010 through June 24, 2011 and fiscal 2010, respectively, and associated cost of sales of $5 million, $8 million and $21 million for the period from September 25, 2010 through December 22, 2010, the period from December 23, 2010 through June 24, 2011 and fiscal 2010, respectively. See Note 8 to our audited combined financial statements. We believe that such transactions with Tyco are all conducted on an arm's-length basis.

        As of June 24, 2011, various letters of credit, bank guarantees, and surety bonds were provided by Tyco, which total $5 million. In addition, Tyco has guaranteed our performance to third parties ($13 million). Tyco intends to obtain releases for all guarantees they had provided related to us. In the future, we will have such items outstanding on our own behalf. See Note 12 to our unaudited financial statements.

Separation Agreement with Nelda J. Connors

        On May 2, 2011, we entered into a Separation Agreement and General Release with Nelda J. Connors, our former president and chief executive officer, and a director of Atkore Group.

Ms. Connors' employment with us ended on May 31, 2011 (the "Separation Date"). Pursuant to Ms. Connors' separation agreement, she is entitled to severance benefits of (i) a cash payment of $640,000, payable in equal installments over the 12-month period following the Separation Date, (ii) continued participation in the Issuer's medical, dental and health care reimbursement plans at active employee rates during the 12-month period following the Separation Date, (iii) payment of a prorated portion of the fiscal 2011 annual bonus that she would have received had she remained employed through the end of fiscal 2011, payable at the time bonuses are paid pursuant to the bonus plan, (iv) outplacement services for a period of 12 months following the Separation Date, and (v) 7,468 Tyco performance share units ("Tyco PSUs") with respect to her fiscal 2009 award, and 3,282 Tyco PSUs with respect to her fiscal 2010 award, to be paid out in accordance with the terms and conditions of each award. Additionally, within 30 days following the Separation Date she will be paid a $167,500 lump sum payment of the unpaid portion of her retention bonus, pursuant to the terms of her retention agreement. For a period of one and two years, respectively, following the Separation Date, Ms. Connors will be subject to noncompetition and nonsolicitation restrictions.

Employment Agreement with John P. Williamson

        On May 23, 2011, we entered into an employment agreement with John Williamson in connection with his commencement of employment on June 1, 2011 as president and chief executive officer of Atkore and Atkore Group, and a director of Atkore Group. The agreement provides for an annual base salary of $500,000 and eligibility for annual incentive bonuses, subject to meeting performance goals, with a fiscal 2011 target bonus equal to 100% of his base salary. The minimum bonus payment for fiscal 2011 is $500,000, prorated for the portion of the fiscal year during which Mr. Williamson is employed by Atkore. The agreement also provides for a cash signing bonus of $1,000,000; if he voluntarily terminates his employment (i) prior to the one year anniversary of his employment start date, he must repay the signing bonus in full, (ii) after the one year anniversary but prior to the two year anniversary of his employment start date, he must repay 50% of the signing bonus. Additionally, Mr. Williamson is entitled to receive relocation benefits, and the other benefits provided generally to Atkore's senior management.

        Upon the commencement of his employment, Mr. Williamson is entitled to purchase between 75,000 and 100,000 shares of common stock of Atkore Group, at a purchase price per share of $10, and for each share that he purchases will be granted four options to purchase shares, at an option exercise price of $10 per share. The options will vest in five equal installments, with the first vesting date to occur on September 20, 2011 and subsequent vesting dates at the end of the next four fiscal years.

        If Mr. Williamson's employment is terminated by us without "cause" or due to "good reason" (as each is defined in the employment agreement), then, subject to his execution of a general release of claims, he will be entitled to (i) receive a severance payment equal to 200% of his target bonus plus 200% of his then-current base salary, to be paid out in equal installments during the 24 months following the termination of his employment, and (ii) participate in the Issuer's health insurance plans at active employee rates for 18 months post-termination. If his employment is terminated due to his death or disability, he, or his beneficiaries, will be entitled to participate in our health and welfare insurance plans at active employee rates during the 18 months following termination. During the term of Mr. Williamson's employment and for a two-year period following termination of his employment for any reason, he will be subject to noncompetition and nonsolicitation restrictions.

DESCRIPTION OF OTHER INDEBTEDNESS

ABL Credit Facility

        In connection with the Transactions, we entered into a credit agreement (the "ABL Credit Agreement") for a new asset-based loan facility with UBS AG, Stamford Branch, as administrative agent and collateral agent, Deutsche Bank AG New York Branch, as co-collateral agent, and the other financial institutions and lenders from time to time party thereto (as described below, the "ABL Credit Facility").

General

        The borrower under the ABL Credit Facility is Atkore International, Inc. (the "Parent Borrower"), and, at the option of the Parent Borrower, one or more wholly owned U.S. restricted subsidiaries of the Parent Borrower may act as a co-borrower thereunder. The ABL Credit Facility provides for an asset- based revolving credit facility in the amount of up to $250 million, subject to borrowing base availability, and includes letter of credit and swingline sub-facilities. Amounts are available under the ABL Credit Facility in U.S. dollars and Canadian dollars and may permit borrowings in other currencies to be agreed. In addition, subject to certain terms and conditions, the Parent Borrower is entitled to request additional asset-based revolving credit commitments under the ABL Credit Facility (including a first-in, last-out tranche) or asset-based term loans under a new term loan facility to be included in the ABL Credit Facility, which shares in the borrowing base, in an aggregate amount of up to $100 million.

        The final maturity of the ABL Credit Facility is five years from the initial borrowing date. In addition, however, the ABL Credit Agreement provides the right for individual lenders to extend the maturity date of their commitments and loans upon the request of the Parent Borrower and without the consent of any other lender.

        The "borrowing base" is defined in the ABL Credit Agreement as, at any time, the sum of (i) 85% of the eligible accounts receivable of each borrower and each guarantor; plus (ii) the lesser of (x) 80% of eligible inventory of each borrower and each guarantor (other than the parent guarantor) valued at the lower of cost (on the first-in-first-out basis) and fair market value and (y) 85% of the net orderly liquidation value of such eligible inventory; minus (iii) such availability reserves as the administrative agent, in its permitted discretion, deems appropriate at such time.

        Approximately $162 million was available under our ABL Credit Facility and the borrowing base was estimated to be $250 million as of June 24, 2011.

Interest Rates and Fees

        The revolving credit loans under the ABL Credit Agreement, at the option of the Parent Borrower, initially bear interest at the following rates:

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  in the case of the U.S. dollar denominated loans, a rate equal to (i) the rate for deposits in U.S. dollars in the London interbank market (adjusted for maximum reserves) for the applicable interest period ("LIBOR rate"), plus an applicable margin ranging from 2.25% to 2.75%, based on available loan commitments, or (ii) the base rate, which is the highest of (x) the corporate base rate established by the administrative agent from time to time, (y) 0.5% in excess of the overnight federal funds rate and (z) the one-month LIBOR rate (adjusted for maximum reserves) plus 1.0% per annum, plus, in each case, an applicable margin ranging from 1.25% to 1.75%, based on available loan commitments;

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  in the case of Canadian dollar denominated loans, the "BA rate," defined as (A) for any lender that is a "Schedule I" bank the average annual yield rate for Canadian dollar bankers'

    acceptances with a duration equal to the applicable interest period which is shown on the "CDOR" page from time to time and (B) for any lender that is not a Schedule I bank, the BA rate for Schedule I banks, plus 0.10% per annum, plus an applicable margin ranging from 2.25% to 2.75% per annum, based on available loan commitments or (ii) the Canadian prime rate which is the higher of (x) the corporate base rate of interest established from time to time by such Schedule I bank selected by the administrative agent for the ABL Credit Facility as its "prime" reference rate and (y) the annual rate of interest equal to the sum of the one month BA rate in effect on such day, plus 0.75% per annum, plus an applicable margin ranging from 1.25% to 1.75% per annum.

        "Available loan commitments" is defined in the ABL Credit Agreement as the remainder of (a) the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Credit Facility over (b) the sum of (i) all revolving credit loans (including swingline loans) and (ii) all amounts outstanding under letters of credit at such time.

        The ABL Credit Facility bears a commitment fee, payable quarterly in arrears, of 0.375% per annum if the utilization of the ABL Credit Facility is greater than 50% or 0.50% per annum if such utilization is equal to or less than 50%. The ABL Credit Facility also bears customary letter of credit fees.

Prepayments

        If, at any time, the aggregate amount of outstanding revolving credit loans (including letters of credit outstanding) exceeds (a) the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Credit Facility, prepayments of the revolving credit loans (and/or the cash collateralization of letters of credit) will be required in an amount equal to such excess, without commitment reduction and without penalty, but subject to customary breakage costs in the case of LIBOR and BA rate loans.

        After the occurrence and during the continuance of a Cash Dominion Period (which is defined in the ABL Credit Agreement as (a) the period from the date available loan commitments (as defined above) shall have been less than the greater of (A) $34.35 million and (B) 15% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Credit Facility to the date available loan commitments shall have been in excess of such threshold for 30 consecutive calendar days, or (b) upon the occurrence of one or more events of default, the period that such events of default shall be continuing) all amounts deposited in the core concentration account controlled by the administrative agent will be applied on daily basis to the outstanding loan balances under the ABL Credit Facility and certain other secured obligations then due and owing.

        At the option of the borrower the unutilized portion of the commitments under the ABL Credit Facility may be permanently reduced and the revolving credit loans under the ABL Credit Facility may be voluntarily prepaid, in each case subject to requirements as to minimum amounts and multiples, at any time in whole or in part without premium or penalty, except that any prepayment of LIBOR and BA rate revolving credit loans other than the last day of the applicable interest period will be subject to customary breakage costs.

Guarantee; Security

        All obligations under the ABL Credit Facility are guaranteed by the direct parent of the Parent Borrower and each direct and indirect wholly owned material U.S. restricted subsidiary of the Parent Borrower, other than the subsidiary borrowers and certain excluded subsidiaries (the "Guarantors").

        All obligations of each borrower and each guarantor are secured by the following:

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  a perfected security interest in all present and after-acquired accounts receivable, inventory and other current assets and all proceeds thereof, including cash, cash equivalents, deposit accounts, securities accounts, investment accounts, instruments, chattel paper, general intangibles (excluding, for the avoidance of doubt, trademarks, trade names and other intellectual property), letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, inventory and other current assets and all books and records and related data processing software relating to, or arising from, any of the foregoing, subject to customary exceptions, which security interest are senior to the security interest in the foregoing assets securing the Notes (the "ABL Priority Collateral"); and

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  a perfected security interest in substantially all other tangible and intangible assets of each borrower and each guarantor, including the capital stock of the Parent Borrower and the capital stock of each U.S. subsidiary of each borrower and each guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by any borrower or any guarantor, subject to customary exceptions, which security interest is junior to the security interest in the foregoing assets securing the Notes (the "Notes Priority Collateral").

        No security interest is required to be granted in any capital stock and other securities of a subsidiary of the Parent Borrower to the extent that the pledge of or grant of any other lien on such capital stock and other securities in order to secure obligations of the Parent Borrower and its subsidiaries under the Notes and guarantees thereof results in the Parent Borrower being required to file separate financial statements of such subsidiary with the SEC (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement.

        The ABL Facility does not generally require the security interest in deposit accounts owned by the Parent Borrower and its subsidiaries to be perfected, except for certain "concentration" accounts into which cash is swept on a regular basis. The security interest in these concentration accounts granted for the benefit of the holders of the Notes is not required to be perfected.

        The respective rights of the ABL Credit Facility lenders and the holders of the notes in the ABL Priority Collateral and the Notes Priority Collateral are governed by an intercreditor agreement entered into by the collateral agent for the ABL Credit Facility and the collateral agent for the Notes.

Covenants, Representations and Warranties

        The ABL Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are limited to the following: limitations on indebtedness, dividends and distributions, investments, acquisitions, prepayments or redemptions of subordinated indebtedness, amendments of subordinated indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, negative pledge clauses, changes in fiscal periods, changes in line of business, changes in charter documents and hedging transactions. The negative covenants are subject to the customary exceptions and also permit the payment of dividends and distributions, investments, permitted acquisitions and payments or redemptions of subordinated indebtedness upon satisfaction of a "payment condition." The payment condition are deemed satisfied upon 30-day average available loan commitments exceeding agreed upon thresholds of (i) 17.5% for dividends and distributions, (ii) 12.5% for investments and permitted acquisitions and (iii) 15% for redemptions of subordinated indebtedness and, in certain cases, the absence of a default or event of default and pro forma compliance with a fixed charge coverage ratio of 1.0 to 1.0.

        There are no financial covenants included in the ABL Credit Agreement, other than a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0, which will be tested only when available loan commitments (as defined above) are less than the greater of (A) $28.625 million and (B) 12.5% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Credit Facility, and continuing until such time as available loan commitments have been in excess of such threshold for a period of 30 consecutive days.

Events of Default

        Events of default under the ABL Credit Agreement are limited to nonpayment of principal when due, nonpayment of interest, fees or other amounts, inaccuracy of representations or warranties in any material respect, violation of other covenants, cross-default to other material debt, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, actual or asserted invalidity of material guarantees or security interests in excess of a certain amount to be agreed, subject to a grace period to be agreed upon, actual or asserted invalidity of any loan document (other than the ABL Credit Agreement or any of the material guaranty or security interests), and a change of control.

DESCRIPTION OF NOTES

General

        The old 9.875% Senior Secured Notes due January 1, 2018 (the "Old Notes") were issued and the new 9.875% Senior Secured Notes due January 1, 2018 (the "New Notes") are to be issued under the Indenture, dated as of December 22, 2010, as amended by the First Supplemental Indenture, dated as of December 22, 2010 (the "Indenture"), among the Company, as issuer, the Note Guarantors, Wilmington Trust FSB, as Trustee (the "Trustee") and Wilmington Trust FSB, as Note Collateral Agent (the "Note Collateral Agent"). The terms of the New Notes will be substantially identical to the terms of the Old Notes except that the New Notes will be registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Old Notes, and will not entitle their holders to registration rights. New Notes will otherwise be treated as Old Notes for purposes of the Indenture.

        The Indenture, the Notes, the Intercreditor Agreement and the Note Security Documents contain (and the Note Collateral Intercreditor Agreement, if entered into in the future, will contain) provisions that define your rights and govern the obligations of the Company under the Notes. Copies of the forms of the Indenture, the Notes, the Intercreditor Agreement and the Collateral Agreement have been filed as exhibits to the registration statement of which this prospectus constitutes a part. Copies of the Indenture, the Notes, the Intercreditor Agreement and the Collateral Agreement are available as set forth under "Where You Can Find More Information."

        The following is a summary of certain provisions of the Indenture, the Notes, the Intercreditor Agreement, the Note Security Documents and the Note Collateral Intercreditor Agreement. It is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, the Notes, the Intercreditor Agreement, the Note Security Documents and the Note Collateral Intercreditor Agreement, including the definitions of certain terms therein and (in the case of the Indenture) those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The term "Company," "Holdings" and the other capitalized terms defined in "—Certain Definitions" below are used in this "Description of Notes" as so defined, except as otherwise provided herein. Any reference to a "Holder" or a "Noteholder" in this Description of Notes refers to the Holders of the Old Notes or the New Notes, as applicable. The Old Notes and the New Notes, are each considered collectively to be a single class for all purposes under the Indenture, including, without limitations, for purposes of waivers, amendments, redemptions and offers to purchase. In this Description of Notes, any reference to (i) "Notes" refers collectively to the Old Notes and the New Notes, unless the context otherwise requires, and (ii) a "series" of Notes refers to the Old Notes and New Notes collectively, as applicable.

Brief Description of the Notes

        The Notes are:

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  Senior Indebtedness of the Company;

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  secured on a senior priority basis by the Note Priority Collateral owned by the Company and on a junior priority basis by the ABL Priority Collateral owned by the Company (in each case in relation to any ABL Obligations) pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture;

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  equal or senior in priority as to the Note Priority Collateral owned by the Company with respect to any Additional Obligations incurred by the Company after the Issue Date;

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  effectively subordinated to all Indebtedness and other liabilities (including Trade Payables) of the Company's Subsidiaries (other than Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of the Company;

  •
  senior in right of payment to all existing and future Subordinated Obligations of the Company;

  •
  effectively senior to all existing and future unsecured Indebtedness of the Company to the extent of the value of the Collateral owned by the Company (after giving effect to any senior Lien on such Collateral), and effectively senior to all existing and future ABL Obligations of the Company to the extent of the value of the Note Priority Collateral owned by the Company; and

  •
  effectively subordinated to (i) the Company's existing and future ABL Obligations to the extent of the value of the ABL Priority Collateral owned by the Company and (ii) any existing or future Indebtedness of the Company that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets.

Brief Description of the Parent Guarantee

        The Parent Guarantee of Holdings in respect of the Notes is:

  •
  Senior Indebtedness of Holdings;

  •
  secured on a senior priority basis by the Note Priority Collateral owned by Holdings and on a junior priority basis by the ABL Priority Collateral owned by Holdings (in each case in relation to any ABL Obligations) pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture;

  •
  equal or senior in priority as to the Note Priority Collateral owned by Holdings with respect to any Additional Obligations incurred by Holdings after the Issue Date;

  •
  effectively subordinated to all Indebtedness and other liabilities (including Trade Payables) of Holdings' Subsidiaries (other than the Company and Subsidiaries of the Company that are or become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of Holdings;

  •
  senior in right of payment to all existing and future Parent Subordinated Obligations of Holdings;

  •
  effectively senior to all existing and future unsecured Indebtedness of Holdings to the extent of the value of the Collateral owned by Holdings (after giving effect to any senior Lien on such Collateral), and effectively senior to all existing and future ABL Obligations of Holdings to the extent of the value of the Note Priority Collateral owned by Holdings; and

  •
  effectively subordinated to (i) Holdings' existing and future ABL Obligations to the extent of the value of the ABL Priority Collateral owned by Holdings and (ii) any existing or future Indebtedness of Holdings that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets.

Brief Description of the Subsidiary Guarantees

        The Subsidiary Guarantees of each Subsidiary Guarantor in respect of the Notes are:

  •
  Senior Indebtedness of such Subsidiary Guarantor;

  •
  secured on a senior priority basis by the Note Priority Collateral owned by such Subsidiary Guarantor and on a junior priority basis by the ABL Priority Collateral owned by such Subsidiary Guarantor (in each case in relation to any ABL Obligations) pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture;

  •
  equal or senior in priority as to the Note Priority Collateral owned by such Subsidiary Guarantor with respect to any Additional Obligations incurred by such Subsidiary Guarantor after the Issue Date;

  •
  effectively subordinated to all Indebtedness and other liabilities (including Trade Payables) of any Subsidiary Guarantor's Subsidiaries (other than Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor;

  •
  senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Subsidiary Guarantor;

  •
  effectively senior to all existing and future unsecured Indebtedness of such Subsidiary Guarantor to the extent of the value of the Collateral owned by such Subsidiary Guarantor (after giving effect to any senior Lien on such Collateral), and effectively senior to all existing and future ABL Obligations of such Subsidiary Guarantor to the extent of the value of the Note Priority Collateral owned by such Subsidiary Guarantor; and

  •
  effectively subordinated to (i) such Subsidiary Guarantor's existing and future ABL Obligations to the extent of the value of the ABL Priority Collateral owned by such Subsidiary Guarantor and (ii) any existing or future Indebtedness of such Subsidiary Guarantor that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets.

Principal, Maturity and Interest

        The Notes will mature on January 1, 2018. Each Note will bear interest at the applicable rate per annum shown on the front cover of this prospectus from December 22, 2010, or from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually in cash to Holders of record at the close of business on December 15 or June 15 immediately preceding the interest payment date on January 1 and July 1 of each year, commencing July 1, 2011. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

        An aggregate principal amount of $410.0 million of Notes is currently outstanding. Additional securities may be issued under the Indenture in one or more series from time to time ("Additional Notes"), subject to the limitations set forth under "—Certain Covenants—Limitation on Indebtedness," which will vote as a class with the Notes (except as otherwise provided herein) and otherwise be treated as Notes for purposes of the Indenture. The Indenture permits the Company to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Notes issued on the Issue Date. Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Notes issued on the Issue Date will constitute a different series of Notes from such initial Notes. Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the Notes issued on the Issue Date will be treated as the same series as such initial Notes unless otherwise designated by the Company. The Company similarly will be entitled to vary the application of certain other provisions to any series of Additional Notes.

Other Terms

        Principal of, and premium, if any, and interest on, the Notes are payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which initially shall be the corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

        The Notes were issued in the form of global notes that were deposited upon issuance with the Trustee as custodian for The Depository Trust Company, and purchasers of Notes will not receive or be entitled to receive physical, certificated Notes (except in the very limited circumstances described herein). The Notes will be issued only in fully registered form, without coupons. The Notes were issued only in minimum denominations of $2,000 (the "Minimum Denomination") and any integral multiple of $1,000 in excess thereof.

Optional Redemption

        The Notes are redeemable, at the Company's option, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below.

        The Notes are redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after January 1, 2014, and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the date of redemption (the "Redemption Date"). The Company may provide in such notice that payment of the redemption price and the performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes are so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 1 of the years set forth below:

Redemption Period	Price
2014	107.406%
2015	104.938%
2016	102.469%
2017 and thereafter	100.000%

        In addition, during any 12-month period prior to January 1, 2014, the Company is entitled to redeem up to 10% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes of the same series) at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date (subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date).

        In addition, the Indenture provides that at any time and from time to time prior to January 1, 2014, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes of the same series), with funds in an equal aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 109.875%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that if Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes of the same series) must remain outstanding immediately after each such redemption of Notes. "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock) or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries.

Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

        At any time prior to January 1, 2014, Notes may also be redeemed in whole or in part, at the Company's option, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

        "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on January 1, 2014 (such redemption price being that described in the second paragraph of this "—Optional Redemption" section) plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

        "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to January 1, 2014; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, in integral multiples of $1,000, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Holdings Guarantee

        Holdings, as primary obligor and not merely as surety, irrevocably and fully and unconditionally Guarantees (the "Parent Guarantee"), on a senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by Holdings being herein called the "Parent Guaranteed Obligations"). Holdings agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Parent Guarantee.

        The Parent Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Parent Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon Holdings and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

        Notwithstanding the preceding paragraph, Holdings will automatically and unconditionally be released from all obligations under the Parent Guarantee, and the Parent Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) at any time that Holdings is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, the Parent Guarantee shall also be reinstated), (ii) upon the merger or consolidation of Holdings with and into the Company or a Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of Holdings following the transfer of all of its assets to the Company or a Subsidiary Guarantor, (iii) upon legal or covenant defeasance of the Company's obligations, or satisfaction and discharge of the Indenture, or (iv) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Parent Guaranteed Obligations then due and owing. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the Parent Guarantee.

        Neither the Company nor Holdings shall be required to make a notation on the Notes to reflect the Parent Guarantee or any such release, termination or discharge.

Subsidiary Guarantees

        The Company has caused or will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility (including by reason of being a borrower thereunder on a joint and several basis with the Company) to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary has guaranteed or will guarantee payment of the Notes, whereupon such Domestic Subsidiary became or will become a Subsidiary Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Notes and become a Subsidiary Guarantor.

        Each Subsidiary Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). Such Subsidiary Guarantor agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

        The obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Credit Facility Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

        Each such Subsidiary Guarantee is a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

        Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the Indenture (including the covenants described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Merger and Consolidation") by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facility, including by reason of ceasing to be a borrower thereunder on a joint and several basis with the Company (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors"), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) during the Suspension Period, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Note Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a subsidiary that is not a Note Guarantor, (vi) upon legal or covenant defeasance of the Company's obligations, or satisfaction and discharge of the Indenture, or (vii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days' notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the

Company under the Senior Credit Facility to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

        Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

Ranking

        The Indebtedness evidenced by the Notes (a) is Senior Indebtedness of the Company, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Company, (c) is secured by the Collateral, which Collateral will be shared on a pari passu or senior basis with any Additional Obligations incurred thereafter and (d) is senior in right of payment to all existing and future Subordinated Obligations of the Company. The ABL Obligations are also secured by the Collateral. The liens securing Indebtedness evidenced by the Notes and (unless otherwise agreed in writing between the ABL Collateral Agent and the applicable Additional Agent) certain Additional Obligations will with respect to the Note Priority Collateral rank senior and with respect to the ABL Priority Collateral rank junior to the liens securing the ABL Obligations pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture. The liens securing the ABL Obligations with respect to the ABL Priority Collateral rank senior and with respect to the Note Priority Collateral rank junior to the Indebtedness evidenced by the Notes pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture. Such security interests are described under "—Security for the Notes." The Notes are effectively subordinated to all Indebtedness and other liabilities (including Trade Payables) of the Company's Subsidiaries (other than Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

        The Parent Guarantee in respect of Notes (a) is Senior Indebtedness of Holdings, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of Holdings, (c) is secured by the Collateral, which Collateral will be shared on a pari passu or senior basis with any Additional Obligations incurred thereafter and (d) is senior in right of payment to all existing and future Parent Subordinated Obligations of Holdings. The ABL Obligations are also secured by the Collateral. The liens securing Indebtedness evidenced by the Parent Guarantee and (unless otherwise agreed in writing between the ABL Collateral Agent and the applicable Additional Agent) certain Additional Obligations with respect to the Note Priority Collateral rank senior and with respect to the ABL Priority Collateral rank junior to the liens securing the ABL Obligations pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture. The liens securing the ABL Obligations with respect to the ABL Priority Collateral rank senior and with respect to the Note Priority Collateral rank junior to the Indebtedness evidenced by the Parent Guarantee pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture. Such security interests are described under "—Security for the Notes." The Parent Guarantee is also effectively subordinated to all Indebtedness and other liabilities (including Trade Payables) of Holdings' Subsidiaries (other than the Company and Subsidiaries of the Company that are or become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

        Each Subsidiary Guarantee in respect of Notes (a) is Senior Indebtedness of the applicable Subsidiary Guarantor, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Person, (c) is secured by the Collateral, which Collateral will be shared on a pari passu or senior basis with any Additional Obligations incurred thereafter and (d) is senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person. The ABL Obligations are also secured by the Collateral. The liens securing Indebtedness evidenced by the

Subsidiary Guarantees and (unless otherwise agreed in writing between the ABL Collateral Agent and the applicable Additional Agent) certain Additional Obligations with respect to the Note Priority Collateral rank senior and with respect to the ABL Priority Collateral rank junior to the liens securing the ABL Obligations pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture. The liens securing the ABL Obligations with respect to the ABL Priority Collateral rank senior and with respect to the Note Priority Collateral rank junior to the Indebtedness evidenced by the Subsidiary Guarantees pursuant to the terms of the Intercreditor Agreement, subject to certain liens permitted under the Indenture. Such security interests are described under "—Security for the Notes." Such Subsidiary Guarantee is also effectively subordinated to all Indebtedness and other liabilities (including Trade Payables) of the Subsidiaries of such Person (other than Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

Security for the Notes

        The Notes, the Parent Guarantee and the Subsidiary Guarantees have the benefit of the Collateral, which generally consists of substantially all of the tangible and intangible assets of the Company and the Note Guarantors, including pledges of all Capital Stock of the Company and its Restricted Subsidiaries owned by the Company and the Note Guarantors (but only up to 65% of the voting stock of each direct Foreign Subsidiary owned by the Company or any Note Guarantor), subject to certain thresholds and exceptions, and excluding any Excluded Assets. Collateral of the Company secures the Obligations of the Company under the Notes, Collateral of Holdings secures the Obligations of Holdings under the Parent Guarantee, and Collateral of each Subsidiary Guarantor secures the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

        Not all assets of Holdings, the Company and the Company's subsidiaries constitute Collateral. See "Risk Factors—Risk Factors Relating to our Capital Structure and the Notes—Certain assets are excluded from the collateral." In addition, Holdings, the Company and the Subsidiary Guarantors are not required to (x) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (y) deliver control agreements with respect to, or confer perfection by "control" over, any deposit accounts, bank or securities account or other Collateral, except, in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $3.0 million) to the Note Collateral Agent (or another Person as required under the Intercreditor Agreement or Note Collateral Intercreditor Agreement) or (z) deliver landlord lien waivers, estoppels or collateral access letters. Certain control agreements will be delivered for the benefit of the ABL Collateral Agent as described under "Description of Other Indebtedness—ABL Credit Facility—Guarantee; Security."

        The Company and the Note Guarantors are able to incur additional Indebtedness in the future which could be secured by Liens sharing in all or part of the Collateral, which security interests may rank senior to, equally with or junior to the security interest of the Holders of the Notes. The amount of all such additional Indebtedness will be limited by the covenants described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Indebtedness." Under certain circumstances the amount of such additional secured Indebtedness could be significant.

        The Collateral consists of (i) the Note Priority Collateral, as to which the Holders of the Notes and (unless otherwise agreed in writing between the ABL Collateral Agent and the applicable Additional Agent) certain Additional Obligations will have a security interest ranking senior to the security interest of the holders of ABL Obligations, and (ii) the ABL Priority Collateral, as to which the holders of ABL Obligations have a security interest ranking senior to the security interest of the Holders of the Notes and certain Additional Obligations.

Note Priority Collateral

        The Notes, the Parent Guarantee and the Subsidiary Guarantees are secured by the Note Priority Collateral, which security interest ranks senior to the security interest of the holders of ABL Obligations. For purposes of this Description of Notes, the term "Note Priority Collateral" is used as defined in the Intercreditor Agreement. The Note Priority Collateral generally consists of all Collateral, other than the ABL Priority Collateral, and excludes Excluded Assets.

        Except as provided in the Intercreditor Agreement, holders of Liens on the Note Priority Collateral that are governed by the Intercreditor Agreement and rank junior to the security interest of the Holders of the Notes, including holders of the ABL Obligations, are not able to take any enforcement action with respect to the Note Priority Collateral so long as any Notes are outstanding. See "—Certain Intercreditor Provisions—Remedies Standstill."

ABL Priority Collateral

        The Notes, the Parent Guarantee and the Subsidiary Guarantees are secured by the ABL Priority Collateral, which security interest ranks junior to the security interest of the holders of ABL Obligations. For purposes of this Description of Notes, the term "ABL Priority Collateral" is used as defined in the Intercreditor Agreement. The ABL Priority Collateral generally consists of (subject to certain thresholds and exceptions) all Collateral consisting of accounts receivable, inventory and other current assets and all proceeds thereof, including cash, cash equivalents, deposit accounts, securities accounts, investment accounts, instruments, chattel paper, general intangibles (other than intellectual property), letters of credit, insurance proceeds and investment property, in each case arising from any such accounts receivable, inventory and other current assets, and all books and records relating to any of the foregoing. See "—Certain Definitions—Certain Intercreditor Agreement Definitions—"ABL Priority Collateral.""

        Except as provided in the Intercreditor Agreement, holders of Liens on the ABL Priority Collateral that are governed by the Intercreditor Agreement and rank junior to the security interest of the holders of ABL Obligations, including Holders of the Notes, are not able to take any enforcement action with respect to the ABL Priority Collateral so long as any ABL Obligation is outstanding. See "—Certain Intercreditor Provisions—Remedies Standstill."

After Acquired Property

        Promptly, but in no event later than 90 days, following the acquisition by the Company or any Note Guarantor of any After Acquired Property, the Company or such Note Guarantor shall execute and deliver such mortgages, Note Security Document supplements, security instruments and financing statements as shall be reasonably necessary to cause such After Acquired Property to be made subject to a perfected Lien (subject to Permitted Liens) in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and thereupon all provisions of the Indenture and the Note Security Documents relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect; provided that, in the case of After Acquired Property constituting ABL Priority Collateral, the execution and delivery of such documents will only be required, and such After Acquired Property will only become part of the Collateral securing the Notes, if and to the extent that such After Acquired Property becomes part of the Collateral securing the ABL Obligations substantially concurrently therewith; provided further that the Company or such Guarantor will not be required to (x) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (y) deliver control agreements with respect to, or confer perfection by "control" over, any deposit accounts, bank or securities account or other Collateral, except, in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $3.0 million) to the Note Collateral Agent (or another Person as required under the Intercreditor Agreement or Note Collateral Intercreditor Agreement) or (z) deliver landlord lien waivers, estoppels or collateral access letters.

Note Security Documents

        The Company, the Note Guarantors, the Note Collateral Agent and the Trustee entered into one or more Note Security Documents creating and establishing the terms of the Liens that secure the Notes, the Parent Guarantee and the Subsidiary Guarantees. These Liens secure the payment when due of all of the Obligations of the Company and the Note Guarantors under the Notes, the Indenture, the Parent Guarantee, the Subsidiary Guarantees and the Note Security Documents, as provided in the Note Security Documents. Wilmington Trust FSB was appointed, pursuant to the Indenture, as the Note Collateral Agent.

Certain Intercreditor Provisions

        On the Issue Date, the Company, the Note Guarantors, the ABL Agent and the Note Agent entered into the Intercreditor Agreement. Although the Holders of the Notes are not be party to the Intercreditor Agreement, by their acceptance of the Notes they agree to be bound thereby. For purposes of this "—Certain Intercreditor Provisions," capitalized terms defined in "—Certain Definitions—Certain Intercreditor Agreement Definitions" are used as so defined. The Intercreditor Agreement contains certain provisions governing the relationships between or among the parties subject thereto, including the following:

        Lien Priority.    Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the Collateral, or of any Liens granted to the Note Agent or the Noteholder Secured Parties in respect of all or any portion of the Collateral, or of any Liens granted to any Additional Agent or any Additional Creditors in respect of all or any portion of the Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent, the Note Agent or any Additional Agent (or the ABL Lenders, the Noteholder Secured Parties or any Additional Creditors) in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents, the Note Documents or any Additional Documents, (iv) whether the ABL Agent, the Note Agent or any Additional Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders, the Note Agent or the Noteholder Secured Parties or any Additional Agent or any Additional Creditors securing any of the ABL Obligations, the Note Obligations or any Additional Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Note Obligations or any Additional Obligations (in the case of the ABL Obligations) or the ABL Obligations (in the case of the Note Obligations or any Additional Obligations), respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever:

  (1)
  any Lien in respect of all or any portion of the ABL Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of the Note Agent or any

    Noteholder Secured Party that secures all or any portion of the Note Obligations, and any Lien in respect of all or any portion of the ABL Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations, shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

  (2)
  any Lien in respect of all or any portion of the ABL Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Note Agent or any Noteholder Secured Party in the ABL Priority Collateral to secure all or any portion of the Note Obligations, and all Liens granted to any Additional Agent or any Additional Creditors in the ABL Priority Collateral to secure all or any portion of the Additional Obligations;

  (3)
  any Lien in respect of all or any portion of the Note Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Note Agent and the Noteholder Secured Parties in the Note Priority Collateral to secure all or any portion of the Note Obligations;

  (4)
  any Lien in respect of all or any portion of the Note Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to any Additional Agent or any Additional Creditors in the Note Priority Collateral to secure all or any portion of any Additional Obligations (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the ABL Agent, on behalf of itself and the ABL Lenders);

  (5)
  any Lien in respect of all or any portion of the Note Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of the Note Agent or any Noteholder Secured Party that secures all or any portion of the Note Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Note Priority Collateral to secure all or any portion of the ABL Obligations;

  (6)
  any Lien in respect of all or any portion of the Note Priority Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Note Priority Collateral to secure all or any portion of the ABL Obligations (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the ABL Agent, on behalf of itself and the ABL Lenders);

  (7)
  any Lien in respect of all or any portion of the Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations shall in all respects be pari passu and equal in priority with any Lien in respect of all or any portion of the Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of the Note Agent or any Noteholder Secured Party that secures all or any portion of the Note Obligations (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties); and

  (8)
  any Lien in respect of all or any portion of the Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations shall in all respects be pari passu and equal in priority with any Lien in respect of all or any portion of the Collateral as of the date of the Intercreditor Agreement or thereafter held by or on behalf of any other Additional Agent or any Additional Creditor represented by such other Additional Agent that secures all or any portion of the Additional Obligations (except as may be separately otherwise agreed in writing by and between such Additional Agents, in each case on behalf of itself and the Additional Creditors represented thereby).

Lien priority as among the ABL Obligations, the Note Obligations and the Additional Obligations with respect to any Collateral is governed solely by the Intercreditor Agreement, except as may be separately otherwise agreed in writing by or among any applicable Parties (including pursuant to the Note Collateral Intercreditor Agreement, if entered into in the future).

        Waiver of Right to Contest Liens.    The Note Agent, for and on behalf of itself and the Noteholder Secured Parties, shall not (and waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Lenders in respect of the Collateral or the provisions of the Intercreditor Agreement. Except to the extent expressly set forth in the Intercreditor Agreement, none of the Note Agent or the Noteholder Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Lender under the ABL Documents with respect to the ABL Priority Collateral. Except to the extent expressly set forth in the Intercreditor Agreement, the Note Agent, for itself and on behalf of the Noteholder Secured Parties, waives any and all rights it or the Noteholder Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral.

        The Note Agent, for and on behalf of itself and the Noteholder Secured Parties, shall not (and waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Additional Agent and any Additional Creditors in respect of the Collateral or the provisions of the Intercreditor Agreement (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties). Except to the extent expressly set forth in the Intercreditor Agreement and, for the avoidance of doubt, subject to the provisions described under "—Note Collateral Representative," none of the Note Agent or the Noteholder Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Additional Agent or any Additional Creditor under any Additional Documents with respect to the Collateral (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties). Except to the extent expressly set forth in the Intercreditor Agreement and, for the avoidance of doubt, subject to the provisions described under "—Note Collateral Representative," the Note Agent, for itself and on behalf of the Noteholder Secured Parties, waives any and all rights it or the Noteholder Secured Parties may have as a pari passu lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any Additional Agent or any Additional Creditor seeks to enforce its Liens in any Collateral (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties).

        Remedies Standstill.    Until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Note Agent (including in its capacity as Note Collateral Representative, as applicable) nor any Noteholder Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent and will not knowingly take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Note Agent shall not constitute a breach of the Intercreditor Agreement so long as such Proceeds are promptly remitted to the ABL Agent. Subject to the provisions described under "—Note Collateral Representative," from and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Note Agent or any Noteholder Secured Party may Exercise Any Secured Creditor Remedies under the Note Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Note Agent or any Noteholder Secured Party is at all times subject to the provisions of the Intercreditor Agreement, including the provisions regarding application of proceeds. The ABL Agent will be subject to similar restrictions with respect to its ability to Exercise Any Secured Creditor Remedies with respect to any of the Note Priority Collateral prior to the Discharge of Note Obligations and the Discharge of Additional Obligations, and any Additional Agent will be subject to similar restrictions with respect to its ability to Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral prior to the Discharge of ABL Obligations.

        The Note Agent and the Noteholder Secured Parties will not Exercise Any Secured Creditor Remedies with respect to any of the Collateral without the written consent of the Note Collateral Representative and will not knowingly take, receive or accept any Proceeds of Collateral (except as may be separately otherwise agreed in writing by and between or among each Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties), it being understood and agreed that the temporary deposit of Proceeds of Collateral in a Deposit Account controlled by the Note Agent shall not constitute a breach of the Intercreditor Agreement so long as such Proceeds are promptly remitted to the Note Collateral Representative; provided that nothing in this sentence shall prohibit the Note Agent from taking such actions in its capacity as Note Collateral Representative, if applicable. Any Additional Agent will be subject to similar restrictions with respect to its ability to Exercise Any Secured Creditor Remedies with respect to any of the Collateral. Subject to the provisions described under the first paragraph of this "—Remedies Standstill," the Note Collateral Representative may Exercise Any Secured Creditor Remedies under the Note Priority Collateral Documents or applicable law as to any Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Note Collateral Representative is at all times subject to the provisions of the Intercreditor Agreement, including the provisions regarding application of proceeds.

        The Note Agent, the ABL Agent and any Additional Agent may make such demands or file such claims in respect of the Note Obligations, the ABL Obligations or the Additional Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

        Releases.    In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent, (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents or (C) the release of the ABL Secured Parties' Lien on all or any portion of the ABL Priority Collateral, so long as such release shall have been approved by the requisite ABL Lenders (as determined pursuant to the ABL Documents), in the case of clauses (B) and (C) only to the extent prior to the date upon which the Discharge of ABL Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided under "—Application of Proceeds," such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Note Obligations, and the Note Agent's and the Noteholder Secured Parties' Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. Similar provisions will apply with respect to releases of the Additional Secured Parties' Liens. Similar provisions will apply with respect to releases of the ABL Secured Parties' Liens with respect to the Note Priority Collateral.

        Waiver of Marshalling.    Until the Discharge of ABL Obligations, the Note Agent, on behalf of itself and the Noteholder Secured Parties, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, will not (including in its capacity as Note Collateral Representative, if applicable) assert, and waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law. The ABL Agent will be subject to similar restrictions with respect to the Note Priority Collateral.

        Insurance.    Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to ABL Priority Collateral and the Note Collateral Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Note Priority Collateral. The ABL Agent shall have the sole and exclusive right, as against the Note Agent (including in its capacity as Note Collateral Representative, if applicable) and any Additional Agent (including in its capacity as Note Collateral Representative, if applicable), to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Note Collateral Representative shall have the sole and exclusive right, as against the ABL Agent, the Note Agent (other than in its capacity as Note Collateral Representative, if applicable) and any Additional Agent (other than in its capacity as Note Collateral Representative, if applicable), to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Note Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or to the Note Collateral Representative, as the case may be, and each of the Note Collateral Representative and the ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with the Intercreditor Agreement provisions regarding application of proceeds.

        Inspection Rights.    Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent and the ABL Secured Parties may, at any time and whether or not the Note Agent (including in its capacity as Note Collateral Representative, if applicable) or any other Noteholder Secured Party or any Additional Agent (including in its capacity as Note Collateral Representative, if applicable) or any other Additional Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the "ABL Permitted Access Right"), during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Note Priority Collateral (collectively, the "ABL Commingled Collateral"), for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, selling, storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL Commingled Collateral, in each case without notice to, the involvement of or interference by any Noteholder Secured Party or Additional Secured Party or liability to any Noteholder Secured Party or

Additional Secured Party. In addition, subject to the terms of the Intercreditor Agreement, the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral without notice to, the involvement of or interference by any Noteholder Secured Party or Additional Secured Party (including the Note Collateral Representative) or liability to any Noteholder Secured Party or Additional Secured Party (including the Note Collateral Representative). In the event that any ABL Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to any ABL Commingled Collateral, the Note Agent (including in its capacity as Note Collateral Representative, if applicable) and any Additional Agent (including in its capacity as Note Collateral Representative, if applicable) may not sell, assign or otherwise transfer the related Note Priority Collateral prior to the expiration of the 180-day period commencing on the date such ABL Secured Party begins to Exercise Any Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions described under this "—Inspection Rights." If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Commingled Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order.

        Application of Proceeds.    All ABL Priority Collateral, and all Proceeds thereof, received by the ABL Agent, the Note Agent or any Additional Agent in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of costs and expenses of the ABL Agent, the Note Agent or any Additional Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

  second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

  third, to the payment of (x) the Note Obligations and in accordance with the Note Documents until the Discharge of Note Obligations shall have occurred and (y) any Additional Obligations in accordance with the applicable Additional Documents until the Discharge of Additional Obligations shall have occurred, which payment shall be made between and among the Note Obligations and any Additional Obligations on a pro rata basis (except (i) with respect to allocation of payments between the Note Obligations and any Additional Obligations, as may be separately otherwise agreed in writing by and between the applicable Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties, and (ii) with respect to allocation of payments among Additional Agents, as may be separately otherwise agreed in writing by and between or among any applicable Additional Agents, in each case on behalf of itself and the Additional Creditors represented thereby), and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        All Note Priority Collateral, and all Proceeds thereof, received by the ABL Agent, the Note Agent or any Additional Agent in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of costs and expenses of the ABL Agent, the Note Agent or any Additional Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

  second, to the payment of (x) the Note Obligations in accordance with the Note Documents until the Discharge of Note Obligations shall have occurred and (y) any Additional Obligations in accordance with the applicable Additional Documents until the Discharge of Additional Obligations shall have occurred, which payment shall be made between and among the Note Obligations and any Additional Obligations on a pro rata basis (except (i) with respect to allocation of payments between the Note Obligations and any Additional Obligations, as may be separately otherwise agreed in writing by and between the applicable Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties, and (ii) with respect to allocation of payments among Additional Agents, as may be separately otherwise agreed in writing by and between or among any applicable Additional Agents, in each case on behalf of itself and the Additional Creditors represented thereby), third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, except, in the case of application of Note Priority Collateral and Proceeds thereof as between Additional Obligations and ABL Obligations, as may be separately otherwise agreed in writing by and between any applicable Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the ABL Agent, on behalf of itself and the ABL Lenders, with respect to the Additional Obligations owing to any of such Additional Agent and Additional Creditors.

        Turnover of Cash Collateral After Discharge.    Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Note Collateral Representative or shall execute such documents as the Company or the Note Collateral Representative (if other than a Designated Additional Agent) may reasonably request to enable the Note Collateral Representative to have control over any Cash Collateral or Control Collateral still in the ABL Agent's possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Note Collateral Obligations, the Note Collateral Representative shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Note Collateral Representative's possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. As between (i) the Note Collateral Representative and (ii) the Note Agent and any Additional Agent (other than the Note Collateral Representative), any such Cash Collateral or Control Collateral held by the Note Collateral Representative shall be held by it subject to the terms and conditions of the provisions described under "—Waiver of Right to Contest Liens."

        Modifications to ABL Documents and Note Documents.    Without affecting the obligations of the Note Agent and the Noteholder Secured Parties under the Intercreditor Agreement, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Note Agent or any Noteholder Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of the Intercreditor Agreement), and without incurring any liability to the Note Agent or any Noteholder Secured Party or impairing or releasing the subordination provided for in the Intercreditor Agreement, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever.

        Without affecting the obligations of the ABL Agent and the ABL Lenders under the Intercreditor Agreement, the Note Agent and the Noteholder Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of the Intercreditor Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for in the Intercreditor Agreement, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Note Documents in any manner whatsoever.

        Without affecting the obligations of any Additional Agent and the Additional Creditors represented thereby under the Intercreditor Agreement, the Note Agent and the Noteholder Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to such Additional Agent or any such Additional Creditor (except to the extent such notice or consent is required pursuant to the express provisions of the Intercreditor Agreement), and without incurring any liability to such Additional Agent or any such Additional Creditor or impairing or releasing the subordination provided for in the Intercreditor Agreement, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Note Documents in any manner whatsoever, except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties.

        Without affecting the obligations of the Note Agent and the Noteholder Secured Parties under the Intercreditor Agreement, any Additional Agent and any Additional Creditors may, at any time and from time to time, in their sole discretion without the consent of or notice to the Note Agent or any Noteholder Secured Party or (except to the extent such notice or consent is required pursuant to the express provisions of the Intercreditor Agreement), and without incurring any liability to the Note Agent or any Noteholder Secured Party or impairing or releasing the subordination provided for in the Intercreditor Agreement, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Additional Documents in any manner whatsoever, except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties.

        The ABL Obligations, the Note Obligations and any Additional Obligations may be refunded, replaced or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refunding, replacement or refinancing transaction under any ABL Document, any Note Document or any Additional Document) of the ABL Agent, the ABL Lenders, the Note Agent or the Noteholder Secured Parties, any Additional Agent or any Additional Creditors, as the case may be, all without affecting the Lien Priorities provided for in the Intercreditor Agreement or the other provisions of the Intercreditor Agreement; provided, however, that, if the indebtedness refunding, replacing or refinancing any such ABL Obligations, Note Obligations or Additional Obligations is to constitute ABL Obligations, Note Obligations or Additional Obligations governed by the Intercreditor Agreement, the holders of such indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to a joinder agreement substantially in the form of an exhibit attached to the Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to the ABL Agent or any Additional Agent (other than any Designated Additional Agent), as the case may be (or, if there is no continuing Agent other than the Note Agent and any Designated Additional Agent, as designated by the Company), and any such refunding, replacement or refinancing transaction shall be in accordance with any applicable provisions of the ABL Documents, the Note Documents and any Additional Documents.

        DIP Financing.    If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code ("DIP Financing"), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the Note Agent, on behalf of itself and the Noteholder Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide "adequate protection" for the Liens of the Note Agent securing the Note Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Note Agent retains its Lien on the Collateral to secure the Note Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Note Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such DIP Financing is junior and subordinate to the Lien of the Note Agent on the Note Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Note Agent also receives an adequate protection Lien on such post-petition assets of the debtor to secure the Note Obligations, provided that (x) such Liens in favor of the ABL Agent and the Note Agent shall be subject to the provisions of the following paragraph and (y) the foregoing provisions of this paragraph shall not prevent the Note Agent and the Noteholder Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization. Any Additional Agents or Additional Creditors will be subject to similar provisions restricting their ability to object to any DIP Financing.

        All Liens granted to the ABL Agent, the Note Agent or any Additional Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of the Intercreditor Agreement.

        Relief From Stay.    Until the Discharge of ABL Obligations has occurred, the Note Agent, on behalf of itself and the Noteholder Secured Parties, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, shall not seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent's express written consent. Until the Discharge of Note Collateral Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Lenders, shall not seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Note Priority Collateral without the Note Collateral Representative's express written consent. In addition, none of the Note Agent (including in its capacity as Note Collateral Representative, if applicable), the ABL Agent nor any Additional Agent (including in its capacity as Note Collateral Representative, if applicable) shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days' prior written notice to each other Party, unless such period is agreed in writing by the ABL Agent, the Note Agent and each Additional Agent to be modified.

        No Contest.    Prior to the Discharge of ABL Obligations, none of the Note Agent or the Noteholder Secured Parties shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Lender for adequate protection of its interest in the Collateral, or (ii) any objection by the ABL Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Lender that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to the Intercreditor Agreement. Prior to the Discharge of ABL Obligations, none of any Additional Agent or any Additional Creditors shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Lender for adequate protection of its interest in the Collateral, or (ii) any objection by the ABL Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Lender that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to the Intercreditor Agreement (except as may be separately otherwise agreed in writing by and between such

Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the ABL Agent, on behalf of itself and the ABL Lenders).

        Prior to the Discharge of Note Obligations, none of the ABL Agent or the ABL Lenders shall contest (or support any other Person contesting) (i) any request by the Note Agent or any Noteholder Secured Party for adequate protection of its interest in the Collateral (unless in contravention of the provisions described under "—DIP Financing"), or (ii) any objection by the Note Agent or any Noteholder Secured Party to any motion, relief, action or proceeding based on a claim by the Note Agent or any Noteholder Secured Party that its interests in the Collateral (unless in contravention of the provisions described under "—DIP Financing") are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Note Agent as adequate protection of its interests are subject to the Intercreditor Agreement. Prior to the Discharge of Note Obligations, none of any Additional Agent or any Additional Creditors shall contest (or support any other Person contesting) (i) any request by the Note Agent or any Noteholder Secured Party for adequate protection of its interest in the Collateral, or (ii) any objection by the Note Agent or any Noteholder Secured Party to any motion, relief, action or proceeding based on a claim by the Note Agent or any Noteholder Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Note Agent as adequate protection of its interests are subject to the Intercreditor Agreement (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties).

        Prior to the Discharge of Additional Obligations, none of the Note Agent or the Noteholder Secured Parties shall contest (or support any other Person contesting) (i) any request by any Additional Agent or any Additional Creditor for adequate protection of its interest in the Collateral, or (ii) any objection by any Additional Agent or any Additional Creditor to any motion, relief, action, or proceeding based on a claim by any Additional Agent or any Additional Creditor that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Additional Agent as adequate protection of its interests are subject to the Intercreditor Agreement (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties). Prior to the Discharge of Additional Obligations, none of the ABL Agent or the ABL Lenders shall contest (or support any other Person contesting) (i) any request by any Additional Agent or any Additional Creditor for adequate protection of its interest in the Collateral (unless in contravention of the provisions described under "—DIP Financing"), or (ii) any objection by any Additional Agent or any Additional Creditor to any motion, relief, action, or proceeding based on a claim by any Additional Agent or any Additional Creditor that its interests in the Collateral (unless in contravention of the provisions described under "—DIP Financing") are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Additional Agent as adequate protection of its interests are subject to the Intercreditor Agreement (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the ABL Agent, on behalf of itself and the ABL Lenders). Prior to the applicable Discharge of Additional Obligations, none of any Additional Agent or any Additional Creditors shall contest (or support any other Person contesting) (a) any request by any other Additional Agent or any Additional Creditor represented by such other Additional Agent for adequate protection of its interest in the Collateral, or (b) any objection by such other Additional Agent or any Additional Creditor to any motion, relief, action, or proceeding based on a claim by any Additional Agent or any Additional Creditor represented by such other Additional Agent that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such other Additional Agent as adequate protection of its interests are subject to the Intercreditor Agreement (except as may be separately otherwise agreed in writing by and between such Additional Agents, in each case on behalf of itself and the Additional Creditors represented thereby).

        Asset Sales.    The Note Agent, on behalf of itself and the Noteholder Secured Parties, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with the Intercreditor Agreement. The ABL Agent, on behalf of itself and the ABL Lenders, will not oppose any sale consented to by the Note Agent, any Additional Agent or the Note Collateral Representative of any Note Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with the Intercreditor Agreement. If such sale of Collateral includes both ABL Priority Collateral and Note Priority Collateral and the Parties are unable to agree on the allocation of the purchase price between the ABL Priority Collateral and Note Priority Collateral, any Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court's determination shall be binding upon the Parties.

        Adequate Protection.    Except to the extent expressly provided in the provisions described under "—DIP Financing," nothing in the Intercreditor Agreement shall limit the rights of (a) the ABL Agent and the ABL Lenders, (b) the Note Agent and the Noteholder Secured Parties, or (c) any Additional Agent and any Additional Creditors, respectively, from seeking or requesting adequate protection with respect to their interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that the ABL Agent, on behalf of itself or any of the ABL Lenders, seeks or requests adequate protection in respect of the ABL Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Note Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Lenders, agrees that the Note Agent shall also be granted a senior Lien on such collateral as security for the Note Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to any Lien on such collateral securing the Note Obligations, (b) in the event that the ABL Agent, on behalf of itself or any of the ABL Lenders, seeks or requests adequate protection in respect of the ABL Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Note Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Lenders, agrees that any Additional Agent shall also be granted a senior Lien on such collateral as security for the Additional Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to any Lien on such collateral securing the Additional Obligations (except as may be separately otherwise agreed in writing by and between such Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the ABL Agent, on behalf of itself and the ABL Lenders), (c) in the event that the Note Agent, on behalf of itself or any of the Noteholder Secured Parties, seeks or requests adequate protection in respect of the Note Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then the Note Agent, on behalf of itself and each of the Noteholder Secured Parties, agrees that the ABL Agent shall also be granted a senior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Note Obligations shall be subordinate to the Lien on such collateral securing the ABL Obligations and (d) in the event that any Additional Agent, on behalf of itself or any Additional Creditor, seeks or requests adequate protection in respect of the Additional Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then such Additional Agent, on behalf of itself and any Additional Creditor represented thereby, agrees that the ABL Agent shall also be granted a senior

Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Additional Obligations shall be subordinate to the Lien on such collateral securing the ABL Obligations.

        Designation of Additional Indebtedness.    The Company may designate any Additional Indebtedness complying with the requirements of the definition of "Additional Indebtedness" as Additional Indebtedness for purposes of the Intercreditor Agreement, upon complying with the following conditions:

  (i)
  one or more Additional Agents for one or more Additional Creditors in respect of such Additional Indebtedness shall have executed the Additional Indebtedness Joinder with respect to such Additional Indebtedness, and the Company or any such Additional Agent shall have delivered such executed Additional Indebtedness Joinder to the ABL Agent, the Note Agent and any other Additional Agent then party to the Intercreditor Agreement;

  (ii)
  at least five Business Days (unless a shorter period is agreed in writing by the Parties and the Company) prior to delivery of the Additional Indebtedness Joinder, the Company shall have delivered to the ABL Agent, the Note Agent and any other Additional Agent then party to the Intercreditor Agreement complete and correct copies of any Additional Credit Facility, Additional Guaranties and Additional Collateral Documents that will govern such Additional Indebtedness upon giving effect to such designation (which may be unexecuted copies of Additional Documents to be executed and delivered concurrently with the effectiveness of such designation);

  (iii)
  the Company shall have executed and delivered to the ABL Agent, the Note Agent and any other Additional Agent then party to the Intercreditor Agreement an Additional Indebtedness Designation, with respect to such Additional Indebtedness;

  (iv)
  all state and local stamp, recording, filing, intangible and similar taxes or fees (if any) that are payable in connection with the inclusion of such Additional Indebtedness under the Intercreditor Agreement shall have been paid and reasonable evidence thereof shall have been given to the ABL Agent, the Note Agent and any other Additional Agent then party to the Intercreditor Agreement; and

  (v)
  no Event of Default shall have occurred and be continuing.

  Note Collateral Representative

        The Note Collateral Representative shall act for the Note Collateral Secured Parties as provided in the Intercreditor Agreement, and shall be entitled to so act at the direction of the Requisite Holders from time to time. The Intercreditor Agreement provides that as between or among the Note Agent and any Additional Agents, the Note Collateral Representative has the right to Exercise Any Secured Creditor Remedies with respect to any of the Collateral and the other applicable Agents shall have no right to Exercise Any Secured Creditor Remedies with respect to any of the Collateral without the consent of the Note Collateral Representative. See "—Remedies Standstill." The Note Collateral Representative shall be the Note Agent, unless the principal amount of Additional Obligations under any Additional Credit Facility exceeds the principal amount of Note Obligations under the Indenture, and in such case (unless otherwise agreed in writing between the Note Agent and any Additional Agent), the Note Collateral Representative shall be the Additional Agent under such Additional Credit Facility (or, if there is more than one such Additional Credit Facility, the Additional Credit Facility under which the greatest principal amount of Additional Obligations is outstanding at the time).

  Additional Intercreditor Arrangements

        By their acceptance of the Notes, the Holders of the Notes authorize the Note Agent and the Trustee, as applicable, to enter into any intercreditor agreement on behalf of, and binding with respect to, the Holders of the Notes and their interest in designated assets, in connection with the incurrence of any Additional Indebtedness, including to clarify the respective rights of all parties in and to designated assets, including a Note Collateral Intercreditor Agreement substantially in the form of an exhibit to be attached to the Indenture. The Trustee will enter into the Note Collateral Intercreditor Agreement and any other intercreditor agreement at the request of the Company, provided that the Company will have delivered to the Trustee an Officer's Certificate to the effect that such other intercreditor agreement complies with the provisions of the Note Documents.

        The Company will have the right to determine whether Additional Obligations under the Intercreditor Agreement will, as between or among such Additional Obligations and the Note Obligations and any other Additional Obligations, rank pari passu or junior with respect to the Collateral. The terms on which any Additional Obligations will rank junior in priority to the Note Obligations with respect to the Collateral will be set forth in the Note Collateral Intercreditor Agreement. The Note Collateral Intercreditor Agreement would provide that the liens on Collateral securing any Additional Obligations designated as "Junior Priority Obligations" thereunder would rank junior to the liens on Collateral securing the Notes and any Additional Obligations designated as "Senior Priority Obligations" thereunder. See "—Certain Note Collateral Intercreditor Provisions."

  Release of Collateral

        The Company and the Note Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

  •
  to enable the disposition of such property or assets to any Person (other than the Company or a Note Guarantor) to the extent not prohibited under the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock";

  •
  the release of Excess ABL Proceeds or Excess Proceeds (whether in respect of any Asset Disposition of Collateral or non-Collateral) that remain unexpended after the conclusion of an applicable Offer conducted in accordance with the Indenture;

  •
  in the case of a Note Guarantor that is released from its Guarantee of the Notes, the release of the property and assets of such Note Guarantor;

  •
  as described under "—Amendments and Waivers" below; or

  •
  as described under "—Certain Intercreditor Provisions—Releases" above.

        The security interests in all Collateral securing the Notes and Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Guarantees under the Indenture and the Note Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under "—Defeasance" or a discharge of the Indenture as described under "—Satisfaction and Discharge."

Change of Control

        Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "—Optional Redemption."

        The term "Change of Control" means:

  (i)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the "beneficial owner";

  (ii)
  the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the beneficial owner; or

  (iii)
  during any period of two consecutive years (during which period the Company has been a party to the Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

        In the event that, at the time of such Change of Control, the terms of any Credit Facility Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption"), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Credit Facility Indebtedness subject to such terms or offer to repay in full all such Credit Facility Indebtedness and repay the Credit Facility Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Credit Facility Indebtedness to permit the repurchase of the

Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "—Defaults" below.

        Unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption," the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Agreements governing Indebtedness of the Company may prohibit the Company from repurchasing the Notes upon a Change of Control unless such Indebtedness has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company's obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. As described above under "—Optional Redemption," the Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control or otherwise. See "Risk Factors—Risk Factors Relating to our Capital Structure and the Notes—The Issuer may not be able to repurchase the Notes upon a change of control."

        The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders of the Notes have the right to require the Company to repurchase such Notes.

Certain Covenants

        The Indenture contains covenants including, among others, the covenants as described below. If on any day following the Issue Date (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture, then, beginning on that day subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this "Description of Notes" section of this prospectus (collectively, the "Suspended Covenants") will be suspended:

  (i)
  "—Limitation on Indebtedness";

  (ii)
  "—Limitation on Restricted Payments";

  (iii)
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries";

  (iv)
  "—Limitation on Sales of Assets and Subsidiary Stock";

  (v)
  "—Limitation on Transactions with Affiliates";

  (vi)
  "—Future Subsidiary Guarantors"; and

  (vii)
  clause (iii) of the first paragraph of "—Merger and Consolidation."

        During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with the covenant described under "—Limitation on Restricted Payments" as if such covenant would have been in effect during such period.

        If on any subsequent date one or both of the Rating Agencies downgrade the ratings assigned to the Notes below an Investment Grade Rating, the foregoing covenants will be reinstated as of and from the date of such rating decline (any such date, a "Reversion Date"). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the "Suspension Period." Upon such reinstatement, all Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred under the exception provided by clause (b)(3) of "—Limitation on Indebtedness." With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments will be calculated as if the covenant described under "—Limitation on Restricted Payments" had been in effect prior to, but not during, the Suspension Period. For purposes of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock," upon the occurrence of a Reversion Date the amount of Excess Proceeds or Excess ABL Proceeds not applied in accordance with such covenant will be deemed to be reset to zero.

        During the Suspension Period, any reference in the definitions of "Permitted Liens" and "Unrestricted Subsidiary" to the covenant described under "—Limitation on Indebtedness" or any provision thereof shall be construed as if such covenant were in effect during the Suspension Period.

        Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by the Company or any Subsidiary (including for the avoidance of doubt any failure to comply with the Suspended Covenants) during any Suspension Period and the Company and any Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

        There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

        The Indenture contains covenants including, among others, the covenants as described below.

        Limitation on Indebtedness.    The Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00.

  (b)
  Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

  (i)
  Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $75.0 million, plus (B) the amount (not less than zero) equal to the Borrowing Base less the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Restricted Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

  (ii)
  Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

    (iii)
    Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

    (iv)
    Purchase Money Obligations, Capitalized Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $40.0 million and 3% of Consolidated Total Assets;

    (v)
    Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;

    (vi)
    (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness"), or (B) without limiting the covenant described under "—Limitation on Liens," Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness");

    (vii)
    Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

    (viii)
    Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, or (H) Bank Products Obligations;

    (ix)
    Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

    (x)
    Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (2) the Consolidated Coverage Ratio of the Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;

    (xi)
    Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;

    (xii)
    Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with paragraph (a) above, and any Refinancing Indebtedness with respect thereto; and

    (xiii)
    Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $50.0 million and 4% of Consolidated Total Assets.

  (c)
  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause); (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (iv) the principal amount of Indebtedness outstanding under any clause of paragraph (b) above shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

  (d)
  For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Limitation on Restricted Payments.    The Indenture provides as follows:

  (a)
  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness"; or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

      (A)
      50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on December 25, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

      (B)
      the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

      (C)
      the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

      (D)
      in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.

  (b)
  The provisions of the foregoing paragraph (a) do not prohibit any of the following (each, a "Permitted Payment"):

  (i)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph;

    (ii)
    any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under "—Limitation on Indebtedness," (x) from Net Available Cash or an equivalent amount to the extent permitted by the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock," (y) following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the covenant described under "—Change of Control" and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

    (iii)
    any dividend paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph;

    (iv)
    Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

    (v)
    loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Company or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x)(1) $10.0 million, plus (2) $5.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (y) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a), plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Issue Date to the extent such cash proceeds are not included in any calculation under clause (3)(A) of the preceding paragraph (a);

    (vi)
    the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;

    (vii)
    Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed (net of repayments of any such loans or advances) $30.0 million;

    (viii)
    loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Investment Agreements, (B) pursuant to the Tax Sharing

      Agreement or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

    (ix)
    payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $3.0 million in the aggregate outstanding at any time;

    (x)
    dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

    (xi)
    any Restricted Payment pursuant to or in connection with the Transactions; and

    (xii)
    the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under "—Limitation on Indebtedness" above;

  provided, that (A) in the case of clauses (iii), (vi) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).

        Notwithstanding the foregoing provisions of this covenant, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay any cash dividend or make any cash distribution on or in respect of the Company's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Company or any Parent, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of the Company or any Parent for cash from, the CDR Investors or the Tyco Group, or Guarantee any Indebtedness of any Affiliate of the Company for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the CDR Investors or the Tyco Group, in each case by means of utilization of the cumulative Restricted Payment credit provided by clause (3)(A) of the preceding paragraph (a), or the exceptions provided by clause (iii), (vii), (x) or (xii) of the preceding paragraph (b) or clause (xv) or (xvii) of the definition of "Permitted Investments," unless at the time and after giving effect to such payment, (x) the Consolidated Total Leverage Ratio of the Company would have been equal to or less than 3.0 to 1.0 and (y) such payment is otherwise in compliance with this covenant.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

  (1)
  pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, the Indenture (including the Note Security Documents) or the Notes;

  (2)
  pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

  (3)
  pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

  (4)
  (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or (I) pursuant to Hedging Obligations or Bank Products Obligations;

  (5)
  with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (6)
  by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

  (7)
  pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

        Limitation on Sales of Assets and Subsidiary Stock.    The Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

  (i)
  the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $15.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

  (ii)
  in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $15.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

  (iii)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) in accordance with paragraph (b) or (c) below, as applicable.

  (b)
  To the extent that such Asset Disposition is an Asset Disposition of any assets that do not constitute ABL Priority Collateral ("Non-ABL Assets"), an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

    (A)
    first, either (x) to the extent such Net Available Cash is not from an Asset Disposition of any Collateral, and to the extent the Company elects (or is required by the terms of any Credit Facility Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers' acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

      (B)
      second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any Additional Obligations of the Company or a Restricted Subsidiary, or any other Indebtedness with Pari Passu Lien Priority with respect to the Note Priority Collateral, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

      (C)
      third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

      provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this paragraph (b), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this paragraph (b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions subject to this paragraph (b) or equivalent amount that is not applied in accordance with this paragraph (b) exceeds $15.0 million. If the aggregate principal amount of Notes and/or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

  (c)
  To the extent that such Asset Disposition is an Asset Disposition of ABL Priority Collateral, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

    (A)
    first, either (x) to the extent the Company elects (or is required by the terms of any Indebtedness constituting ABL Obligations, including by the ABL Credit Agreement), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers' acceptances or other similar instruments) cash collateralize any such Indebtedness within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

    (B)
    second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess ABL Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any Additional Obligations of the Company or a Restricted Subsidiary, or any other Indebtedness with Pari Passu Lien Priority with respect to the Note Priority Collateral, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness;

    (C)
    third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this paragraph (c), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this paragraph (c) except to the extent that the aggregate Net Available Cash from all Asset Dispositions subject to this paragraph (c) or equivalent amount that is not applied in accordance with this paragraph (c) exceeds $15.0 million. If the aggregate principal amount of Notes and/or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess ABL Proceeds, the Excess ABL Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess ABL Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess ABL Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

  (d)
  For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to $40.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

  (e)
  In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (B) of paragraph (b) or (c) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (B) of paragraph (b) or (c) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (C) of paragraph (b) or (c) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) of paragraph (b) or (c) above, as applicable) is less than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

  (f)
  For the purposes of paragraphs (b) and (c) of this covenant, (i) in the event of any Asset Disposition of Capital Stock of a Person that has any right, title or interest to or in assets constituting both Non-ABL Assets and ABL Priority Collateral, such Asset Disposition shall instead be deemed to be an Asset Disposition of such assets, and the Company shall allocate the Net Available Cash from such Asset Disposition between the Non-ABL Assets and ABL Priority Collateral in proportion to their respective fair market values as determined by the Company in good faith (which determination shall be conclusive), (ii) any Asset Disposition of Capital Stock of any Person that has any right, title or interest to or in assets constituting only Non-ABL Assets will be subject to paragraph (b) and not paragraph (c) of this covenant, and (iii) any Asset Disposition of Capital Stock of any Person that has any right, title or interest to or in assets constituting only ABL Priority Collateral will be subject to paragraph (c) and not paragraph (b) of this covenant.

  (g)
  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Transactions with Affiliates.    The Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $15.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

  (b)
  The provisions of the preceding paragraph (a) do not apply to:

  (i)
  any Restricted Payment Transaction,

  (ii)
  (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer or director or consultant of or to the Company, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries or any Parent (as determined in good faith by the Company, such Subsidiary or such Parent), (4) any transaction with an officer or director of the Company or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

  (iii)
  any transaction between or among any of the Company, one or more Restricted Subsidiaries, or one or more Special Purpose Entities,

  (iv)
  any transaction arising out of agreements or instruments in existence on the Issue Date (other than any Tax Sharing Agreement or Transaction Agreement referred to in clause (b)(vii) of this covenant), and any payments made pursuant thereto,

    (v)
    any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,

    (vi)
    any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity,

    (vii)
    (1) the execution, delivery and performance of any Tax Sharing Agreement and any Transaction Agreements, and (2) payments to CD&R, Tyco or any of their respective Affiliates (w) of fees of $30.0 million in the aggregate, plus out-of-pocket expenses, in connection with the Transactions, (x) for any management consulting, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, of up to $7.5 million in any fiscal year (or such other amount as may be approved by a majority of the Disinterested Directors), (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Transaction Agreements or are approved by a majority of the Board of Directors in good faith, and (z) of all out-of-pocket expenses incurred in connection with such services or activities,

    (viii)
    the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions,

    (ix)
    any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or any capital contribution to the Company, and

    (x)
    (1) any investment by any CD&R Investor in securities of the Company or any of its Restricted Subsidiaries so long as (i) such securities are being offered generally to other investors on the same or more favorable terms and (ii) such investment by all CD&R Investors constitutes less than 5% of the proposed or outstanding issue amount of such class of securities and (2) any investment by any member of the Tyco Group in securities of the Company or any of its Restricted Subsidiaries so long as (i) such securities are being offered generally to other investors on the same or more favorable terms and (ii) such investment by all members of the Tyco Group constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

        Limitation on Liens.    The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness (the "Initial Lien"), unless (a) in the case of an Initial Lien on any Collateral, such Initial Lien expressly has Junior Lien Priority on such Collateral in relation to the Notes and the Subsidiary Guarantees, as applicable or (b) in the case of an Initial Lien on any other asset or property, contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of any Initial Lien on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under "—Merger and Consolidation" below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

        Future Subsidiary Guarantors.    As set forth more particularly under "—Subsidiary Guarantees," the Indenture provides that from and after the Issue Date, the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility (including by reason of being a borrower thereunder on a joint and several basis with the Company) to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. Within 90 days of so becoming a Subsidiary Guarantor, the Company will also cause such Subsidiary Guarantor to execute and deliver such documents and instruments as shall be reasonably necessary to cause its property and assets of a type that would constitute Collateral to be made subject to a perfected Lien (subject to Permitted Liens) in favor of the Note Collateral Agent, as and to the extent provided in the Indenture, as described under "—Security for the Notes." The Company will also have the right to cause any other Subsidiary so to guarantee payment of the Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Notes. See "—Subsidiary Guarantees."

        SEC Reports.    The Indenture provides that, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject; provided that the Company shall not in any event be required to file or cause to be filed with the SEC any of such information, documents and reports prior to the commencement of the exchange offer or effectiveness of the shelf registration statement described in "Exchange Offer; Registration Rights." The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed (or, in lieu of any thereof, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included therein). Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of the Company's accountants not being "independent" (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that (a) the Company shall in any event be required to make such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the "Reporting Date") and (b) if the Company makes such an election and such filing has not been made, or such information, documents and reports have not been transmitted or made available, as the case may be, within 90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company).

        Notwithstanding the foregoing, (x) the Company shall not be required to file or cause to be filed with the SEC or transmit or make available (or to make any filing with the SEC that would be required to include) separate financial statements of any Subsidiary solely as a result of the inclusion of any class of securities of any such Subsidiary in the Collateral and (y) prior to the commencement of the exchange offer or effectiveness of the shelf registration statement described in "Exchange Offer; Registration Rights," (i) the Company will be deemed to have satisfied the requirements of the second sentence of the first paragraph of this covenant by providing, within the time periods specified therein, (A) with respect each fiscal year, the information required under Items 6, 7, 7A and 8 of Form 10-K (as in effect on the Issue Date), (B) with respect to the first three fiscal quarters of each fiscal year, the information required under Items 1, 2 and 3 of Form 10-Q (as in effect on the Issue Date) and (C) with respect to the occurrence of an event required to be reported as a "current report" on Form 8-K, the information required under Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.06, 4.01, 4.02, 5.01, 5.02(a),(b),(c) and (d) (other than any information relating to compensation arrangements with any directors or officers) and 9.01(a) (but only with respect to historical financial statements relating to transactions required to be reported pursuant to Item 2.01) of Form 8-K (as in effect on the Issue Date) and (ii) the Company shall not be required to transmit or make available (x) separate financial statements of any Note Guarantor or any consolidating footnote contemplated by Rule 3-10 of Regulation S-X of the Securities Act, (y) any "current report" if the Company determines in good faith that the event that would be the subject of such report is not material to Holders or the business, assets, operations or financial position of the Company and its Restricted Subsidiaries, taken as a whole, or (z) any information that would otherwise be required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and Items 307, 308 or 308T of Regulation S-K.

        The Company will be deemed to have satisfied the requirements of this covenant if any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company also will comply with the other provisions of TIA § 314(a).

Merger and Consolidation

        The Indenture provides that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (i)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

  (ii)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

  (iii)
  immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

  (iv)
  each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

  (v)
  the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

        Immediately after giving effect to such transaction, the Collateral owned by the Successor Company upon giving effect thereto (including any Collateral transferred to the Successor Company pursuant to such transaction) shall continue to constitute Collateral under the Indenture and the Note Security Documents and be subject to the Lien in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and shall not be subject to any Lien other than Permitted Liens, in each case except as otherwise permitted by or provided in the Indenture and the Note Security Documents. Any property and assets of any Person that is so consolidated or merged with the Company, to the extent of a type that would constitute Collateral under the Note Security Documents (excluding, for the avoidance of doubt, any Excluded Assets), shall be treated as After Acquired Property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to a Lien in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, in each case to the extent required under the covenant described under "—Security for the Notes—After Acquired Property."

        Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

        Clauses (ii) and (iii) of the first paragraph of this "—Merger and Consolidation" covenant will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital

Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. The first paragraph of this "—Merger and Consolidation" covenant will not apply to (1) any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Transactions.

Defaults

        An Event of Default is defined in the Indenture as:

  (i)
  a default in any payment of interest on any Note when due, continued for 30 days;

  (ii)
  a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

  (iii)
  the failure by the Company to comply with its obligations under the first paragraph of the covenant described under "—Merger and Consolidation" above;

  (iv)
  the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under "—Change of Control" above (other than a failure to purchase Notes);

  (v)
  the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

  (vi)
  the failure by any Subsidiary Guarantor to comply for 45 days after notice with its obligations under its Subsidiary Guarantee;

  (vii)
  the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Company or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $30.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration (the "cross acceleration provision");

  (viii)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the "bankruptcy provisions");

  (ix)
  the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $25.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision");

  (x)
  the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the Indenture or any Subsidiary Guarantee (other than by reason of the termination of the Indenture or such Subsidiary Guarantee or the release of such Subsidiary Guarantee in accordance with such Subsidiary Guarantee or the Indenture), if such Default continues for 10 days; or

  (xi)
  with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $40.0 million, any of the Note Security Documents ceases to be in full force and effect, or any of the Note Security Documents ceases to give the holders of the Notes the Liens purported to be created thereby, or any of the Note Security Documents is declared null and void or the Company or any Subsidiary Guarantor denies in writing that it has any further liability under any Note Security Document (in each case (i) other than in accordance with the terms of the Indenture or any of the Note Security Documents or (ii) unless waived by the requisite creditors under the ABL Credit Agreement (or by their agent or other representative on their behalf) if, after that waiver, the Company is in compliance with the covenant described under "—Security for the Notes"), except to the extent that any loss of perfection or priority results from the failure of the Note Collateral Agent, the ABL Agent (as defined in the Intercreditor Agreement), any Additional Agent (as defined in the Intercreditor Agreement) or the Note Collateral Representative (as defined in the Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities, promissory notes or other instruments pledged under the Note Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee, the Note Collateral Agent, the ABL Agent, any Additional Agent or the Note Collateral Representative; provided, that if a failure of the sort described in this clause (xi) is susceptible of cure (including with respect to any loss of Lien priority on material portions of the Collateral), no Event of Default shall arise under this clause (xi) with respect thereto until 30 days after notice of such failure shall have been given to the Company by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company in writing of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

        Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

  Amendments and Waivers With the Consent of Holders

        Subject to certain exceptions, the Indenture, the Notes, the Note Security Documents, the Intercreditor Agreement and the Note Collateral Intercreditor Agreement may be amended with the consent of the Holders of not less than a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes); provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under the Indenture, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for

Notes) shall be required. However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described under "—Optional Redemption" above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder's Notes, or (vii) make any change in the amendment or waiver provisions described in this sentence.

        In addition, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may (1) make any change to any Note Security Document, the Intercreditor Agreement, the Note Collateral Intercreditor Agreement, or the specified provisions in the Indenture dealing with the Collateral or the Note Security Documents, that would release all or substantially all of the Collateral from the Liens of the Note Security Documents (except as permitted by the terms of the Indenture, the Note Security Documents, the Intercreditor Agreement and the Note Collateral Intercreditor Agreement) or would change or alter the priority of the security interests in the Collateral under the Intercreditor Agreement or the Note Collateral Intercreditor Agreement in any manner adverse to the Holders in any material respect, or (2) make any other change to any Note Security Document, the Intercreditor Agreement, the Note Collateral Intercreditor Agreement, or the specified provisions in the Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to the Indenture, that would adversely affect the Holders in any material respect, in each case other than in accordance with the terms of the Indenture, the Note Security Documents, the Intercreditor Agreement and the Note Collateral Intercreditor Agreement.

  Amendments and Waivers Without the Consent of Holders

        Without the consent of any Holder, the Company, Holdings, the Trustee, the Note Collateral Agent and (as applicable) any Subsidiary Guarantor may amend the Indenture, any Note, any Note Security Document, the Intercreditor Agreement or the Note Collateral Intercreditor Agreement (or the form thereof prior to its execution) to cure any ambiguity, mistake, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company, Holdings or a Subsidiary Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes or to add to the Collateral (including to mortgage, pledge, hypothecate or grant any other Lien in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted, to or for the benefit of the Note Collateral Agent pursuant to the Indenture, any of the Note Security Documents or otherwise), to evidence a successor Trustee or Note Collateral Agent, to provide for Additional Obligations pursuant to the Intercreditor Agreement or the Note Collateral Intercreditor Agreement, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the Indenture or any of the Note Security Documents, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes or Exchange Notes, to conform the text of the Indenture, the Notes, any Note Security Document, the Intercreditor Agreement, the Note Collateral Intercreditor Agreement, the Parent Guarantee or any Subsidiary Guarantee to any provision of the "Description of Notes" section of the Offering Memorandum to increase the minimum denomination of Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Note in part), to make any change that does not materially adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

        In addition, the Intercreditor Agreement provides that, subject to certain exceptions, any amendment, waiver or consent to any of the ABL Collateral Documents, to the extent applicable to the ABL Priority Collateral (including the release of any Liens on ABL Priority Collateral), will also apply automatically to the comparable Note Security Documents with respect to the security interest of the Holders in the ABL Priority Collateral. The Intercreditor Agreement has a similar provision regarding the effect of any amendment, waiver or consent to any of the Note Security Documents or any of the Additional Collateral Documents, to the extent applicable to the Note Priority Collateral, on the corresponding ABL Collateral Documents.

        The Intercreditor Agreement may be amended from time to time with the consent of the parties thereto. In addition, the Company may, without the consent of any other party thereto, amend the Intercreditor Agreement to designate indebtedness as "Additional Indebtedness" as described under "—Security for the Notes—Certain Intercreditor Provisions—Designation of Additional Indebtedness," to designate one or more agreements as an "ABL Credit Agreement" as described under "—Certain Definitions—Certain Intercreditor Agreement Definitions—"ABL Credit Agreement,"" to designate one or more agreements as an "Indenture" as described under "—Certain Definitions—Certain Intercreditor Agreement Definitions—"Indenture,"" or to designate one or more agreements as an "Additional Credit Facility" as described under "—Certain Definitions—Certain Intercreditor Agreement Definitions—"Additional Credit Facilities.""

        The Note Collateral Intercreditor Agreement may be amended from time to time with the consent of the parties thereto. In addition, the Company may, without the consent of any other party thereto, amend the Note Collateral Intercreditor Agreement to designate indebtedness as "Additional Indebtedness" as described under "—Certain Note Collateral Intercreditor Provisions—Designation of Additional Indebtedness," to designate one or more agreements as an "Initial Junior Priority Credit Facility" as described under "—Certain Note Collateral Intercreditor Provisions—Certain Note Collateral Intercreditor Definitions—"Initial Junior Priority Credit Facility,"" to designate one or more agreements as an "Indenture" as described under "—Certain Note Collateral Intercreditor Provisions—Certain Note Collateral Intercreditor Definitions—"Indenture,"" or to designate one or more agreements as an "Additional Credit Facility" as described under "—Certain Note Collateral Intercreditor Provisions—Certain Note Collateral Intercreditor Definitions—"Additional Credit Facilities.""

        The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. After an amendment or waiver that requires the consent of the Noteholders under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

        The Company at any time may terminate all obligations of the Company under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under certain covenants under the Indenture, including the covenants described under "—Certain Covenants," "—Security for the Notes—After Acquired Property" and "—Change of Control," the operation of the default provisions relating to such covenants described under "—Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "—Defaults" above, and the limitations contained in clauses (iii), (iv) and (v) and the second paragraph under "—Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, Holdings will be released from all of its obligations with respect to its Parent Guarantee, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee, and Liens on the Collateral securing the Indebtedness evidenced by the Notes will be released and the Note Security Documents shall cease to be of further effect.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under "—Certain Covenants" or "—Security for the Notes—After Acquired Property" above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix), (x) or (xi) under "—Defaults" above or because of the failure of the Company to comply with clause (iii), (iv) or (v) or the second paragraph under "—Merger and Consolidation" above.

        Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the fifth paragraph under "—Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date), and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

        The Indenture and the Note Security Documents will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been cancelled or delivered to the Trustee for cancellation or (b) all Notes not previously cancelled or delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on the Notes not previously cancelled or delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of redemption or their Stated Maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the fifth paragraph under "—Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date); (iii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "—Satisfaction and Discharge" section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

        No director, officer, employee, incorporator or stockholder of Holdings, the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of Holdings, the Company or any Subsidiary Guarantor under the Indenture, the Notes, the Parent Guarantee, any Subsidiary Guarantee, the Note Security Documents, the Intercreditor Agreement or the Note Collateral Intercreditor Agreement, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee and the Note Collateral Agent

        Wilmington Trust FSB is the Trustee under the Indenture and is appointed by the Company as initial Registrar and Paying Agent with regard to the Notes. Wilmington Trust FSB is the Note Collateral Agent under the Indenture and the Note Security Documents.

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Indenture and the TIA impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

        The Indenture provides that neither the Trustee nor the Note Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and for trust monies actually received), for the legality, effectiveness or sufficiency of any Note Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien on Collateral.

Transfer and Exchange

        A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

        The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

  Certain Intercreditor Agreement Definitions

        The following terms which are defined in the Uniform Commercial Code are used in the Intercreditor Agreement as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations, and Tangible Chattel Paper.

        "ABL Agent" means UBS AG, Stamford Branch in its capacity as collateral agent under the ABL Credit Agreement, together with its successors and assigns in such capacity from time to time, whether under the Original ABL Credit Agreement or any subsequent ABL Credit Agreement, as well as any Person designated as the "Agent" or "Collateral Agent" under any ABL Credit Agreement.

        "ABL Bank Products Affiliate" means any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that has entered into a Bank Products Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents.

        "ABL Borrowers" means the Company and certain of its Subsidiaries, in their capacities as borrowers under the ABL Credit Agreement, together with its and their respective successors and assigns.

        "ABL Collateral Documents" means all "Security Documents" as defined in the Original ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, supplemented, waived or modified from time to time.

        "ABL Credit Agreement" means (i) the Original ABL Credit Agreement and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under (x) the Original ABL Credit Agreement or (y) any subsequent ABL Credit Agreement (in each case, as amended, restated, supplemented, waived or otherwise modified from time to time); provided, that the requisite creditors party to such ABL Credit Agreement (or their agent or other representative on their behalf) shall agree, by a joinder agreement substantially in the form of an exhibit attached to the Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to any Additional Agent (other than any Designated Additional Agent) (or, if there is no continuing Agent other than the Note Agent and any Designated Additional Agent, as designated by the Company), that the obligations under such ABL Credit Agreement are subject to the terms and provisions of the Intercreditor Agreement. Any reference to the ABL Credit Agreement shall be deemed a reference to any ABL Credit Agreement then in existence.

        "ABL Credit Agreement Lenders" means the lenders, debtholders and other creditors party from time to time to the ABL Credit Agreement, together with their successors, assigns and transferees.

        "ABL Credit Parties" means the ABL Borrowers, the ABL Guarantors and each other direct or indirect Subsidiary of the Company or any of its Affiliates that is or becomes a party to any ABL Document.

        "ABL Documents" means the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, any Bank Products Agreements between any ABL Credit Party and any ABL Bank Products Affiliate, any Hedging Agreements between any ABL Credit Party and any ABL Lender, those other ancillary agreements as to which the ABL Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, as of the date of the Intercreditor Agreement or thereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "ABL Guaranties" means that certain guarantee agreement dated as of the date of the Intercreditor Agreement by the ABL Guarantors in favor of the ABL Agent, and all other guarantees of any ABL Obligations of any ABL Credit Party by any other ABL Credit Party in favor of any ABL Secured Party, in each case as amended, restated, supplemented, waived or otherwise modified from time to time.

        "ABL Guarantors" means the collective reference to Holdings (so long as it is a guarantor under any of the ABL Guaranties), each of the Company's Domestic Subsidiaries that is a guarantor under any of the ABL Guaranties and any other Person who becomes a guarantor under any of the ABL Guaranties.

        "ABL Hedging Affiliate" means any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that has entered into a Hedging Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents.

        "ABL Lenders" means all ABL Credit Agreement Lenders, together with any Affiliates thereof in their capacity as ABL Bank Products Affiliates or ABL Hedging Affiliates, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a "Lender" under any ABL Credit Agreement.

        "ABL Obligations" means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether existing as of the date of the Intercreditor Agreement or thereafter arising, whether arising before, during or after the commencement of any case with respect to any ABL Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each ABL Credit Party from time to time to the ABL Agent, the "administrative agent" or "agent" under the ABL Credit Agreement, the ABL Credit Agreement Lenders or any of them, any ABL Bank Products Affiliates or any ABL Hedging Affiliates, under any ABL Document, whether for principal, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest and fees in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "ABL Priority Collateral" means all Collateral consisting of the following:

  (i)
  all Accounts (other than Accounts which constitute identifiable proceeds of Note Priority Collateral);

  (ii)
  all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);

  (iii)
  (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (y) all Securities, Security Entitlements, and Securities Accounts, in each case, to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents, in each case other than the Asset Sales Proceeds Account and Capital Stock of Subsidiaries of Holdings and all cash, checks and other property held therein or credited thereto, but in any event and regardless of the foregoing clauses, excluding the Asset Sales Proceeds Account and Proceeds of Note Priority Collateral;

  (iv)
  all Inventory;

  (v)
  to the extent involving or governing any of the items referred to in the preceding clauses (i) through (iv), all Documents, General Intangibles (other than Intellectual Property and Capital Stock of Subsidiaries of Holdings), Instruments (including, without limitation, Promissory Notes), and Letter of Credit Rights, provided that to the extent any of the foregoing also relates to Note Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (iv) shall be included in the ABL Priority Collateral;

  (vi)
  to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (v), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Note Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) shall be included in the ABL Priority Collateral;

  (vii)
  all books and Records relating to the foregoing (including without limitation all books, databases, data processing software, customer lists, and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

  (viii)
  all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, securities (other than Capital Stock of Subsidiaries of Holdings), financial assets, Investment Property (other than Capital Stock of Subsidiaries of Holdings), insurance proceeds and deposit accounts directly received as proceeds of any ABL Priority Collateral described in the preceding clauses (i) through (v) (such proceeds, "ABL Priority Proceeds"); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

        For the avoidance of doubt, under no circumstances shall Excluded Assets (as defined in the next succeeding sentence) be ABL Priority Collateral. As used in this definition of "ABL Priority Collateral," the term "Excluded Assets" shall have the meaning provided in the Original ABL Credit Agreement (if the Original ABL Credit Agreement is then in effect) or in the ABL Collateral Documents relating thereto, or in any other ABL Credit Agreement then in effect (if the Original ABL Credit Agreement is not then in effect) or in the ABL Collateral Documents relating thereto.

        "ABL Secured Parties" means the ABL Agent and the ABL Lenders.

        "Additional Agent" means any one or more agents, trustees or other representatives for or of any one or more Additional Credit Facility Creditors, and shall include any successor thereto, as well as any Person designated as an "Agent" under any Additional Credit Facility.

        "Additional Bank Products Affiliate" means any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more Additional Collateral Documents.

        "Additional Bank Products Provider" means any Person (other than an Additional Bank Products Affiliate) that has entered into a Bank Products Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, as designated by the Company in accordance with the terms of the Additional Collateral Documents.

        "Additional Borrower" means any Additional Credit Party that incurs or issues Additional Indebtedness.

        "Additional Collateral Documents" means all "Security Documents" as defined in any Additional Credit Facility, and in any event shall include all security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Additional Credit Facility, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Additional Obligations or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Additional Credit Facilities" means (a) any one or more agreements, instruments and documents under which any Additional Indebtedness is or may be incurred, including without limitation any credit agreements, loan agreements, indentures or other financing agreements, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, together with (b) if designated by the Company, any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Additional Obligations, whether by the same or any other lender, debtholder or other creditor or group of lenders, debtholders or other creditors, or the same or any other agent, trustee or representative therefor, or otherwise, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

        "Additional Credit Facility Creditors" means one or more holders of Additional Indebtedness (or commitments therefor) that is or may be incurred under one or more Additional Credit Facilities.

        "Additional Credit Party" means the Company, Holdings (so long as it is a guarantor under any of the Additional Guaranties), each direct or indirect Subsidiary of the Company or any of its Affiliates that is or becomes a party to any Additional Document, and any other Person who becomes a guarantor under any of the Additional Guaranties.

        "Additional Creditors" means one or more Additional Credit Facility Creditors and shall include all Additional Bank Products Affiliates, Additional Hedging Affiliates, Additional Bank Products Providers and Additional Hedging Providers and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an "Additional Creditor" under any Additional Credit Facility; and with respect to any Additional Agent, means the Additional Creditors represented by such Additional Agent.

        "Additional Documents" means any Additional Credit Facilities, any Additional Guaranties, any Additional Collateral Documents, any Bank Products Agreements between any Credit Party and any Additional Bank Products Affiliate or Additional Bank Products Provider, any Hedging Agreements between any Credit Party and any Additional Hedging Affiliate or Additional Hedging Provider, those other ancillary agreements as to which any Additional Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, as of the date of the Intercreditor Agreement or thereafter executed by or on behalf of any Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to any Additional Agent, in connection with any of the foregoing or any Additional Credit Facility, including any intercreditor or joinder agreement among any of the Additional Secured Parties or among any of the Noteholder Secured Parties and Additional Secured Parties, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Additional Guaranties" means any one or more guarantees of any Additional Obligations of any Additional Credit Party by any other Additional Credit Party in favor of any Additional Secured Party, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Additional Guarantor" means any Additional Credit Party that at any time has provided an Additional Guaranty.

        "Additional Hedging Affiliate" means any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor that has entered into a Hedging Agreement with any Credit Party with the obligations of such Credit Party thereunder being secured by one or more Additional Collateral Documents.

        "Additional Hedging Provider" means any Person (other than an Additional Hedging Affiliate) that has entered into a Hedging Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, as designated by the Company in accordance with the terms of the Additional Collateral Documents.

        "Additional Indebtedness" means any Additional Specified Indebtedness that (1) is permitted to be secured by a Lien (as hereinafter defined) on Collateral by

  (a)
  prior to the Discharge of ABL Obligations, the negative covenant restricting Liens contained in the Original ABL Credit Agreement (if the Original ABL Credit Agreement is then in effect) or the corresponding negative covenant restricting Liens contained in any other ABL Credit Agreement then in effect if the Original ABL Credit Agreement is not then in effect (which covenant is designated in such ABL Credit Agreement as applicable for purposes of this definition);

  (b)
  prior to the Discharge of Note Obligations, the covenant described under "—Certain Covenants—Limitation on Liens" (if the Original Indenture is then in effect) or the corresponding negative covenant restricting Liens contained in any other Indenture then in effect if the Original Indenture is not then in effect (which covenant is designated in such Indenture as applicable for purposes of this definition); and

  (c)
  prior to the Discharge of Additional Obligations, any negative covenant restricting Liens contained in any applicable Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition); and

        (2)   is designated as "Additional Indebtedness" by the Company pursuant to an Additional Indebtedness Designation and in compliance with the procedures described under "—Security for the Notes—Certain Intercreditor Provisions—Designation of Additional Indebtedness."

        As used in this definition of "Additional Indebtedness," the term "Lien" shall have the meaning set forth (x) for purposes of the preceding clause (1)(a), prior to the Discharge of ABL Obligations, in the Original ABL Credit Agreement (if the Original ABL Credit Agreement is then in effect), or in any other ABL Credit Agreement then in effect (if the Original ABL Credit Agreement is not then in effect), (y) for purposes of the preceding clause (1)(b), prior to the Discharge of Note Obligations, in the Original Indenture (if the Original Indenture is then in effect), or in any other Indenture then in effect (if the Original Indenture is not then in effect), and (z) for purposes of the preceding clause (1)(c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect.

        "Additional Indebtedness Designation" means a certificate of the Company with respect to Additional Indebtedness substantially in the form of an exhibit to the Intercreditor Agreement.

        "Additional Indebtedness Joinder" means a joinder agreement executed by one or more Additional Agents in respect of the Additional Indebtedness subject to an Additional Indebtedness Designation, on behalf of one or more Additional Creditors in respect of such Additional Indebtedness, substantially in the form of an exhibit to the Intercreditor Agreement.

        "Additional Obligations" means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether existing on the date if the Intercreditor Agreement or thereafter arising, whether arising before, during or after the commencement of any case with respect to any Additional Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Additional Credit Party from time to time to any Additional Agent, any Additional Creditors or any of them, including any Additional Bank Products Affiliates, Additional Hedging Affiliates, Additional Bank Products Provider or Additional Hedging Provider, under any Additional Document, whether for principal, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Additional Credit Party, would have accrued on any Additional Obligation, whether or not a claim is allowed against such Additional Credit Party for such interest and fees in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Additional Secured Parties" means any Additional Agents and any Additional Creditors.

        "Additional Specified Indebtedness" means any Indebtedness (as hereinafter defined) that is or may from time to time be incurred by any Credit Party in compliance with:

  (a)
  prior to the Discharge of ABL Obligations, the negative covenant restricting Indebtedness contained in the Original ABL Credit Agreement (if the Original ABL Credit Agreement is

    then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other ABL Credit Agreement then in effect if the Original ABL Credit Agreement is not then in effect (which covenant is designated in such ABL Credit Agreement as applicable for purposes of this definition);

  (b)
  prior to the Discharge of Note Obligations, the covenant described under "—Certain Covenants—Limitation on Indebtedness" (if the Original Indenture is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Indenture then in effect if the Original Indenture is not then in effect (which covenant is designated in such Indenture as applicable for purposes of this definition); and

  (c)
  any negative covenant restricting Indebtedness contained in any Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition).

        As used in this definition of "Additional Specified Indebtedness," the term "Indebtedness" shall have the meaning set forth (x) for purposes of the preceding clause (a), prior to the Discharge of ABL Obligations, in the Original ABL Credit Agreement (if the Original ABL Credit Agreement is then in effect), or in any other ABL Credit Agreement then in effect (if the Original ABL Credit Agreement is not then in effect), (y) for purposes of the preceding clause (b), prior to the Discharge of Note Obligations, in the Original Indenture (if the Original Indenture is then in effect), or in any other Indenture then in effect (if the Original Indenture is not then in effect), and (z) for purposes of the preceding clause (c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect. In the event that any Indebtedness as defined in any such Credit Document shall not be Indebtedness as defined in any other such Credit Document, but is or may be incurred in compliance with such other Credit Document, such Indebtedness shall constitute Additional Specified Indebtedness for purposes of such other Credit Document.

        "Affiliate" means with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        "Asset Sales Proceeds Account" means one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Note Priority Collateral and the proceeds or investment thereof.

        "Bank Products Agreement" means any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts and interstate depository network services).

        "Bankruptcy Code" means title 11 of the United States Code.

        "Borrower" means any of the ABL Borrowers, the Note Issuer and any Additional Borrower.

        "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

        "Cash Collateral" means any Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

        "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or Canadian government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any ABL Lender or any Additional Lender or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the ABL Agent, the Note Agent or any Additional Agent, in each case, in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the ABL Agent or any Additional Agent (other than any Designated Additional Agent), in each case, in its reasonable judgment (or, if there is no continuing Agent other than the Note Agent or any Designated Additional Agent, as designated by the Company)), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Company, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.

        "Collateral" means all Property owned as of the date of the Intercreditor Agreement or thereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent, the Note Agent or any Additional Agent under any of the ABL Collateral Documents, the Note Collateral Documents or the Additional Collateral Documents, together with all rents, issues, profits, products, and Proceeds thereof.

        "Company" means Atkore International, Inc., a Delaware corporation, and any successor in interest thereto.

        "Control Collateral" means any Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

        "Copyright Licenses" means with respect to any Credit Party, all United States written license agreements of such Credit Party providing for the grant by or to such Credit Party of any right to use any United States copyright of such Credit Party, other than agreements with any Person who is an Affiliate or a Subsidiary of such Credit Party, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the date of the Intercreditor Agreement or thereafter covered by such licenses.

        "Copyrights" means with respect to any Credit Party, all of such Credit Party's right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications, and (i) all renewals thereof, (ii) all income, royalties, damages and payments as of the date of the Intercreditor Agreement or thereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

        "Credit Documents" means the ABL Documents, the Note Documents and any Additional Documents.

        "Credit Parties" means the ABL Credit Parties, the Note Credit Parties and any Additional Credit Parties.

        "Designated Additional Agent" means any Additional Agent that the Company designates as a Designated Additional Agent (as confirmed in writing by such Additional Agent if such designation is made subsequent to the joinder of such Additional Agent to the Intercreditor Agreement), as and to the extent so designated. Such designation may be for all purposes under the Intercreditor Agreement, or may be for one or more specified purposes thereunder or provisions thereof.

        "Discharge of ABL Obligations" means (a) the payment in full in cash of the applicable ABL Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other obligations) at the time all Indebtedness under the applicable ABL Credit Agreement is paid in full in cash, including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such ABL Credit Agreement (which shall not exceed an amount equal to 101.5% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all then outstanding commitments to extend credit under the ABL Documents.

        "Discharge of Additional Obligations" means, if any Indebtedness shall at any time have been incurred under any Additional Credit Facility, (a) the payment in full in cash of the applicable Additional Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other obligations) at the time all Additional Indebtedness under such Additional Credit Facility is paid in full in cash, including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such Additional Credit Facility (which shall not exceed an amount equal to 101.5% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all then outstanding commitments to extend credit under the applicable Additional Credit Facility.

        "Discharge of Note Collateral Obligations" means the Discharge of Note Obligations and (if applicable) the Discharge of Additional Obligations.

        "Discharge of Note Obligations" means the payment in full in cash of the applicable Note Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other obligations) at the time all Indebtedness under the applicable Note Document is paid in full in cash.

        "Domestic Subsidiary" means any Subsidiary of the Company that is not a Foreign Subsidiary.

        "Event of Default" means an Event of Default under any ABL Credit Agreement, any Indenture or any Additional Credit Facility.

        "Exercise Any Secured Creditor Remedies" or "Exercise of Secured Creditor Remedies" means:

  (a)
  the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

  (b)
  the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

  (c)
  the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

  (d)
  the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

  (e)
  the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

  (f)
  the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

  (g)
  the exercise of any voting rights relating to any Capital Stock included in the Collateral; and

  (h)
  the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

For the avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

        "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles as in effect in the United States.

        "Foreign Subsidiary" means (a) any Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary and (b) any Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more of the Subsidiaries described in clause (a) above (or Subsidiaries thereof), intellectual property relating to such Subsidiaries described in clause (a) above (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

        "General Intangibles" means all "general intangibles" as such term is defined in the Uniform Commercial Code including, without limitation, with respect to any Credit Party, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified from time to time.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

        "Guarantor" means any of the ABL Guarantors, Note Guarantors and any Additional Guarantors.

        "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

        "Holdings" means Atkore International Holdings Inc., a Delaware corporation, and any successor in interest thereto.

        "Indebtedness" means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

        "Indenture" means (i) the Original Indenture and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under (x) the Original Indenture or (y) any subsequent Indenture (as amended, restated, supplemented, waived or otherwise modified from time to time); provided, that the requisite creditors party to such Indenture (or their agent or other representative on their behalf) shall agree, by a joinder agreement substantially in the form of an exhibit to the Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to the ABL Agent and any Additional Agent (other than any Designated Additional Agent) (or, if there is no continuing Agent other than the Note Agent and any Designated Additional Agent, as designated by the Company), that the obligations under such Indenture are subject to the terms and provisions of the Intercreditor Agreement. Any reference to the Indenture shall be deemed a reference to any Indenture then in existence.

        "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code.

        "Intellectual Property" means, with respect to any Credit Party, the collective reference to such Credit Party's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.

        "Inventory" has the meaning assigned in the Uniform Commercial Code as of the date of the Intercreditor Agreement.

        "Lien" means any mortgage, pledge, hypothecation, assignment for purposes of security, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

        "Lien Priority" means, with respect to any Lien of the ABL Agent, the ABL Lenders, the Note Agent, the Noteholder Secured Parties, any Additional Agent or any Additional Creditors in the Collateral, the order of priority of such Lien as specified in the provisions described under "—Security for the Notes—Certain Intercreditor Provisions—Lien Priority."

        "Management Credit Provider" means any Person that is a beneficiary of a Management Guarantee, as designated by the Company in accordance with the terms of the Note Collateral Documents.

        "Note Agent" means Wilmington Trust FSB in its capacity as collateral agent under the Indenture, together with its successors and assigns in such capacity from time to time, whether under the Original Indenture or any subsequent Indenture, as well as any Person designated as the "Agent" or "Collateral Agent" under any Indenture.

        "Note Bank Products Provider" means any Person that has entered into a Bank Products Agreement with a Note Credit Party with the obligations of such Note Credit Party thereunder being secured by one or more Note Collateral Documents, as designated by the Company in accordance with the terms of the Note Collateral Documents.

        "Note Collateral Documents" means all "Note Security Documents" as defined in the Indenture, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Indenture, in each case as the same may be amended, modified or supplemented from time to time.

        "Note Collateral Obligations" means the Note Obligations and any Additional Obligations.

        "Note Collateral Representative" means the Note Agent acting for the Note Collateral Secured Parties, unless the principal amount of Additional Obligations under any Additional Credit Facility exceeds the principal amount of Note Obligations under the Indenture, and in such case (unless otherwise agreed in writing between the Note Agent and any Additional Agent or, after the Discharge of Note Obligations, between any Additional Agents), the Additional Agent under such Additional Credit Facility (or, if there is more than one such Additional Credit Facility, the Additional Credit Facility under which the greatest principal amount of Additional Obligations is outstanding at the time) acting for the Note Collateral Secured Parties.

        "Note Collateral Secured Parties" means the Noteholder Secured Parties and any Additional Secured Parties.

        "Note Credit Parties" means the Note Issuer, the Note Guarantors and each other direct or indirect Subsidiary of the Company or any of its Affiliates that is or becomes a party to any Note Document.

        "Note Documents" means the Indenture, the Note Collateral Documents, any Bank Products Agreements between any Note Credit Party and any Note Bank Products Provider, any Hedging Agreements between any Note Credit Party and any Note Hedging Provider, any Management Guarantee, and all other agreements, instruments, documents and certificates, as of the date of the Intercreditor Agreement or thereafter executed by or on behalf of any Note Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Trustee or Note Agent, in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Note Guaranties" means the guarantees of the Note Guarantors pursuant to the Original Indenture and all other guarantees of any Note Obligations of any Note Credit Party by any other Note Credit Party in favor of any Noteholder Secured Party, in each case as amended, restated, supplemented, waived or otherwise modified from time to time.

        "Note Guarantors" means the collective reference to Holdings (so long as it is a guarantor under any of the Note Guaranties), each of the Company's Domestic Subsidiaries that is a guarantor under any of the Note Guaranties and any other Person who becomes a guarantor under any of the Note Guaranties.

        "Note Hedging Provider" means any Person that has entered into a Hedging Agreement with a Note Credit Party with the obligations of such Note Credit Party thereunder being secured by one or more Note Collateral Documents, as designated by the Company in accordance with the terms of the Note Collateral Documents.

        "Note Issuer" means the Company, in its capacity as issuer under the Indenture, together with its successors and assigns.

        "Note Obligations" means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether existing as of the date of the Intercreditor Agreement or thereafter arising, whether arising before, during or after the commencement of any case with respect to any Note Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Note Credit Party from time to time to the Note Agent, the Trustee, the Noteholders, any Note Bank Products Provider, any Note Hedging Provider or any Management Credit Provider under any Note Document, whether for principal, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Note Credit Party, would have accrued on any Note Obligation, whether or not a claim is allowed against such Note Credit Party for such interest and fees in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Note Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Note Priority Collateral" means all Collateral, other than the ABL Priority Collateral, including all real property, Equipment, Intellectual Property and Capital Stock of any Subsidiaries of any Credit Party, collateral security and guarantees with respect to any Note Priority Collateral and all cash, Money, instruments, securities, financial assets and deposit accounts directly received as proceeds of any Note Priority Collateral; provided, however, no proceeds of proceeds will constitute Note Priority Collateral unless such proceeds of proceeds would otherwise constitute Note Priority Collateral or are credited to the Asset Sales Proceeds Account. For the avoidance of doubt, under no circumstance shall Excluded Assets be Note Priority Collateral. As used in this definition of "Note Priority Collateral," the term "Excluded Assets" shall have the meaning provided (x) prior to the Discharge of Note Obligations, in the Original Indenture (if the Original Indenture is then in effect), or in any other Indenture then in effect (if the Original Indenture is not then in effect) or the Note Collateral Documents relating thereto, and (y) from and after the Discharge of Note Obligations, in the applicable Additional Credit Facility then in effect or the Note Collateral Documents Relating thereto.

        "Note Priority Collateral Documents" means the Note Documents and any Additional Documents, as applicable.

        "Noteholder Secured Parties" means the Trustee, the Note Agent, the Noteholders, any Note Bank Products Provider, any Note Hedging Provider and any Management Credit Provider.

        "Noteholders" means the holders of the Notes, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a "Holder" or a "Noteholder" under any Indenture.

        "Notes" means the notes issued by the Company or any Indebtedness otherwise incurred pursuant to the Indenture.

        "Original ABL Credit Agreement" means that certain Credit Agreement dated as of the Issue Date by and among the ABL Borrowers, Holdings, UBS AG, Stamford Branch, as administrative agent, the ABL Credit Agreement Lenders and the ABL Agent, as amended, restated, supplemented, waived or otherwise modified from time to time.

        "Original Indenture" means that certain Indenture dated as of the Issue Date by and among the Note Issuer, Holdings, the Note Guarantors, the Trustee, and the Note Agent, as amended, restated, supplemented, waived or otherwise modified from time to time.

        "Party" means the ABL Agent, the Note Agent or any Additional Agent, and "Parties" means all of the ABL Agent, the Note Agent and any Additional Agent.

        "Patent License" means, with respect to any Credit Party, all United States written license agreements of such Credit Party with any other Person that is not an Affiliate or a Subsidiary of such Credit Party, in connection with any United States patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of such Credit Party, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the date of the Intercreditor Agreement or thereafter covered by such licenses.

        "Patents" means, with respect to any Credit Party, all of such Credit Party's right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments as of the date of the Intercreditor Agreement or thereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Credit Party accruing thereunder or pertaining thereto.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Proceeds" means (a) all "proceeds," as such term is defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily and (c) in the case of Proceeds of Pledged Securities, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Requisite Holders" means Additional Secured Parties and/or Noteholder Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Additional Obligations and the Note Obligations; provided that, (x) if the matter being consented to or the action being taken by the Note Collateral Representative is the subordination of Liens to other Liens, the consent to DIP Financing, or the consent to a sale of all or substantially all of the Note Priority Collateral or (after the Discharge of ABL Obligations) all or substantially all of the Collateral, then "Requisite Holders" means those Note Collateral Secured Parties necessary to validly consent to the requested action in accordance with the applicable Note Documents and Additional Documents, (y) except as may be separately otherwise agreed in writing by and between or among each Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder Secured Parties, if the matter being consented to or the action being taken by the Note Collateral Representative will affect the Noteholder Secured Parties in a manner different and materially adverse relative to the manner such matter or action affects any Additional Secured Parties (except to the extent expressly set forth in the Intercreditor Agreement), then "Requisite Holders" means (1) Additional Secured Parties and/or Noteholder Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Additional Obligations and the Note Obligations and (2) Noteholder Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Note Obligations and (z) except as may be separately otherwise agreed in writing by and between or among each Additional Agent, on behalf of itself and the Additional Creditors represented thereby, and the Note Agent, on behalf of itself and the Noteholder

Secured Parties, if the matter being consented to or the action being taken by the Note Collateral Representative will affect any Additional Agent or the Additional Creditors represented thereby in a manner different and materially adverse relative to the manner such matter or action affects the Noteholder Secured Parties or the other Additional Secured Parties (except to the extent expressly set forth in the Intercreditor Agreement), then "Requisite Holders" means (1) Additional Secured Parties and/or Noteholder Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Additional Obligations and the Note Obligations and (2) such Additional Agent and/or Additional Creditors represented thereby holding, in the aggregate, in excess of 50% of the aggregate principal amount of the applicable Additional Obligations.

        "Secured Parties" means the ABL Secured Parties, the Noteholder Secured Parties and the Additional Secured Parties.

        "Subsidiary" of any Person means a corporation, partnership, limited liability company, or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.

        "Trade Secret Licenses" means, with respect to any Credit Party, all United States written license agreements of such Credit Party providing for the grant by or to such Credit Party of any right under any United States trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Credit Party, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the date of the Intercreditor Agreement or thereafter covered by such licenses.

        "Trade Secrets" mean, with respect to any Credit Party, all of such Credit Party's right, title and interest in and to all United States trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments as of the date of the Intercreditor Agreement or thereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

        "Trademark License" means, with respect to any Credit Party, all United States written license agreements of such Credit Party providing for the grant by or to such Credit Party of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, with any other Person who is not an Affiliate or Subsidiary of such Credit Party, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the date of the Intercreditor Agreement or thereafter covered by such licenses.

        "Trademarks" means, with respect to any Credit Party, all of such Credit Party's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize such Credit Party's rights therein), and any renewals thereof, including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments as of the date of the Intercreditor Agreement or thereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Credit Party accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

        "Trustee" means Wilmington Trust FSB in its capacity as trustee under the Indenture, together with its successors and assigns in such capacity from time to time, whether under the Original Indenture or any subsequent Indenture, as well as any Person designated as the "Trustee" under any Indenture.

        "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

  Certain Indenture and Note Security Document Definitions

        "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "After Acquired Property" means any and all assets or property (other than Excluded Assets) acquired by the Company or any Guarantor after the Issue Date that constitutes Collateral.

        "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by the provisions described under "—Merger and Consolidation," (vii) any Financing Disposition, (viii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $10.0 million or (xvi) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole.

        "Atkore Group" means Atkore International Group Inc., a Delaware corporation, and any successor in interest thereto.

        "Bank Products Agreement" means any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts and interstate depository network services).

        "Bank Products Obligations" of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

        "Board of Directors" means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, "Board of Directors" means the Board of Directors of the Company.

        "Borrowing Base" means the sum of (1) 80% of the book value of Inventory of the Company and its Restricted Subsidiaries, (2) 85% of the book value of Receivables of the Company and its Restricted Subsidiaries and (3) cash, Cash Equivalents and Temporary Cash Investments of the Company and its Restricted Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

        "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

        "Cash Equivalents" means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under a Senior Credit Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

        "CD&R" means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, or any successor to CD&R's investment management business.

        "CD&R Atkore Investor" means CDR Allied Holdings, L.P., a Delaware limited partnership, and any successor in interest thereto.

        "CD&R Indemnification Agreement" means the Indemnification Agreement dated as of the Issue Date among Atkore Group, Holdings, the Company, CD&R Atkore Investor, Clayton, Dubilier & Rice

Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., Clayton, Dubilier & Rice, Inc. and CD&R, as amended, supplemented, waived or otherwise modified from time to time.

        "CD&R Investors" means, collectively, (i) CD&R Atkore Investor, (ii) Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto ("Clayton, Dubilier & Rice Fund VIII, L.P."), (iii) CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, and (iv) any Affiliate of any CD&R Investor.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all the assets and properties subject to the Liens created by the Note Security Documents.

        "Collateral Agreement" means the collateral agreement, dated as of the Issue Date, among the Note Collateral Agent, the Company and the Note Guarantors party thereto from time to the time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

        "Commodities Agreement" means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

        "Company" means Atkore International, Inc., a Delaware corporation, and any successor in interest thereto.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each of the foregoing clauses (i) and (ii), determined for any fiscal quarter (or portion thereof) ending prior to the Issue Date, on a pro forma basis to give effect to the Recapitalization as if it had occurred at the beginning of such four-quarter period); provided, that

  (1)
  if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

  (4)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

  (5)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Company to be taken no later than 18 months after the date of determination. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus (x) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense and any Special Purpose Financing Fees, (iii) depreciation, (iv) amortization (including but not limited to amortization of intangibles and amortization and write-off of financing costs), (v) any non-cash charges or non-cash losses, (vi) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Company or its Restricted Subsidiaries), (vii) the amount of any loss attributable to non-controlling interests and (viii) any management, monitoring, consulting and advisory fees and related expenses paid to any of CD&R, Tyco and their respective Affiliates, plus (y) the amount of net cost savings projected by the Company in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 12 months after the Issue Date, or 12 months after the consummation of any operational change, respectively, and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that such cost savings are reasonably identifiable and factually supportable and the aggregate amount thereof added pursuant to this clause (y) shall not exceed $10.0 million for any four quarter period.

        "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation, any such interest expense consisting of (A) interest expense attributable to Capitalized Lease Obligations, (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (D) non-cash interest expense, (E) the interest portion of any deferred payment obligation and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

  (i)
  any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

  (ii)
  solely for purposes of determining the amount available for Restricted Payments under clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or the Indenture (including the Note Security Documents) and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

  (iii)
  any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

  (iv)
  any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date),

  (v)
  the cumulative effect of a change in accounting principles,

  (vi)
  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

  (vii)
  any unrealized gains or losses in respect of Currency Agreements,

  (viii)
  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

  (ix)
  any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

  (x)
  to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary,

  (xi)
  any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), and

  (xii)
  expenses related to the conversion of various employee benefit programs in connection with the Transactions, and non-cash compensation-related expenses.

        In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(C) or (D) thereof.

        "Consolidated Secured Indebtedness" means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

        "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available (determined, for any fiscal quarter (or portion thereof) ending prior to the Issue Date, on a pro forma basis to give effect to the Recapitalization as if it had occurred at the beginning of such four-quarter period), provided, that:

  (1)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

  (3)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Company to be taken no later than 18 months after the date of determination.

        "Consolidated Total Assets" means, as of any date of determination, the total assets in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to (i) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, clause (b)(ix) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" and (B) cash, Cash Equivalents and Temporary Cash Investments in an amount not exceeding $35.0 million held by the Company and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available.

        "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available (determined, for any fiscal quarter (or portion thereof) ending prior to the Issue Date, on a pro forma basis to give effect to the Recapitalization as if it had occurred at the beginning of such four-quarter period), provided that:

  (i)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

  (ii)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

  (iii)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a

    Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Company to be taken no later than 18 months after the date of determination.

        "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

        "Contracts" means, with respect to the Company or any Note Guarantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Person is a party or under which such Person or any property of such Person is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Person to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Person to damages arising thereunder and (iii) all rights of such Person to perform and to exercise all remedies thereunder.

        "Contractual Obligation" means, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Contribution Amounts" means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to clause (b)(xi) of the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        "Contribution Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer's Certificate on the date of Incurrence thereof.

        "Copyright Licenses" means, with respect to the Company or any Guarantor, all United States written license agreements of such Person providing for the grant by or to such Person of any right under any United States copyright of such Person, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Person, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the Issue Date or thereafter covered by such licenses.

        "Copyrights" means, with respect to the Company or any Guarantor, all of such Person's right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, and (i) all renewals thereof, (ii) all income, royalties, damages and payments as of the Issue Date and thereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

        "Credit Facilities" means one or more of (i) the Senior Credit Facility and (ii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Credit Facility Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation.

        "Designated Senior Indebtedness" means with respect to a Person (i) the Credit Facility Indebtedness under or in respect of the Senior Credit Facility and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

        "Disinterested Directors" means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a

Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" means the collective reference to:

  (a)
  any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Restricted Subsidiary of Holdings or an Affiliate thereof (collectively, "Restrictive Agreements") that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant to the Note Security Documents would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Uniform Commercial Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

  (b)
  any Equipment or other property that would otherwise be included in the Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Collateral) if such Equipment or other property (x) is subject to a Lien in respect of Purchase Money Obligations or Capitalized Lease Obligations described in clause (h) of the definition of "Permitted Liens", or a Lien (with respect to such a Lien described in such clause (h)) described in clause (o) of such definition (but in each case only for so long as such Liens are in place) or (y) is subject to any Lien in respect of Hedging Obligations described in clause (h) of the definition of "Permitted Liens", or a Lien (with respect to such a Lien described in such clause (h)) described in clause (o) of such definition (but in each case only for so long as such Liens are in place), and such Equipment or other property consists solely of (i) cash, Cash Equivalents, Temporary Cash Investments and Investment Grade Securities, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions or to any Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (A) any Interest Rate Agreements, Currency Agreements or Commodities Agreements or (B) any other agreements, instruments or documents related to any Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this clause (y).

  (c)
  any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property (x) has been sold or otherwise transferred in connection with a Special Purpose Financing, or (y) constitutes the proceeds or products of any property that has been sold or otherwise transferred pursuant to such Special Purpose Financing (other than any payments received by the Company or any Guarantor in payment for the sale and transfer of such property in such Special Purpose Financing), or (z) is subject to any Liens securing Indebtedness incurred in compliance with clause (b)(ix) of "—Certain Covenants—Limitation on Indebtedness," or Liens permitted under clause (k)(5) or (p)(12) of the definition of "Permitted Liens";

  (d)
  any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property has been sold or otherwise transferred in connection with a sale and leaseback transaction permitted under the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"; provided that notwithstanding the foregoing, the security interest of the Note Collateral Agent shall attach to any money, securities or other consideration received by the Company or any Guarantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Collateral;

  (e)
  Capital Stock that constitutes (i) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary, (ii) the Capital Stock of a Subsidiary of a Foreign Subsidiary or (iii) de minimis shares of a Foreign Subsidiary held by the Company or any Guarantor as a nominee or in a similar capacity;

  (f)
  any Money, cash, checks, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Company or any of its Subsidiaries in the nature of a security deposit with respect to obligations for the benefit of the Company or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;

  (g)
  the Investment Agreement and any rights therein or arising thereunder;

  (h)
  any interest in leased real property;

  (i)
  any fee interest in owned real property if the fair market value of such fee interest is less than $2.0 million individually;

  (j)
  any Vehicles and any other assets subject to certificate of title;

  (k)
  Letter of Credit Rights and Commercial Tort Claims individually with a value of less than $3.0 million;

  (l)
  assets to the extent a security interest in such assets would result in costs or consequences as reasonably determined by the Company with respect to the granting or perfecting of a security interest that is excessive in view of the benefits to be obtained by the secured parties;

  (m)
  those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Indenture, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), or to the extent that such security interests would result in material adverse tax consequences as reasonably determined by the Company;

  (n)
  Foreign Intellectual Property;

  (o)
  any Capital Stock and other securities of a Subsidiary to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement; and

  (p)
  any Capital Stock of any Foreign Subsidiary, provided that if the ownership interest in such Capital Stock is not transferred to a Subsidiary of the Company that is not a Guarantor substantially concurrently with the consummation of the Transactions or within forty-five days thereafter, such Capital Stock shall no longer be an Excluded Asset pursuant to this clause (p) and shall be deemed to constitute a part of the Collateral to the extent not an Excluded Asset pursuant to any of clauses (a) through (o) above.

For purposes of the definition of "Excluded Assets," the following terms shall have the meanings assigned to such terms under the Uniform Commercial Code: Chattel Paper, Commercial Tort Claims, Deposit Accounts, Equipment, General Intangibles, Instruments, Letter of Credit Rights and Money.

        "Excluded Contribution" means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in clause (a)(3)(B)(x) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

        "Fair Market Value" means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Fixed GAAP Date" means the Issue Date, provided that at any time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

        "Fixed GAAP Terms" means (a) the definitions of the terms "Borrowing Base," "Capitalized Lease Obligation," "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Secured Indebtedness," "Consolidated Secured Leverage Ratio," "Consolidated Total Leverage Ratio," "Consolidated Total Assets," "Consolidated Total Indebtedness," "Consolidation," "Inventory" or "Receivables," (b) all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the Indenture, the Note Security Documents or the Notes that, at the Company's election, may be specified by the Company by written notice to the Trustee from time to time.

        "Foreign Intellectual Property" means any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, trademark applications, trade names, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or a state thereof.

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following: If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor Subordinated Obligations" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

        "Holdings" means Atkore International Holdings Inc., a Delaware corporation, and any successor in interest thereto.

        "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

        "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms "Incurs," "Incurred" and "Incurrence" shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital

Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (i)
  the principal of indebtedness of such Person for borrowed money,

  (ii)
  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

  (iii)
  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers' acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

  (iv)
  all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

  (v)
  all Capitalized Lease Obligations of such Person,

  (vi)
  the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

  (vii)
  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

  (viii)
  all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

  (ix)
  to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

        "Intellectual Property" means with respect to the Company or any Guarantor, the collective reference to such Person's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, between the ABL Collateral Agent and the Note Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

        "Inventory" means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

        "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        "Investment Agreement" means the Investment Agreement, dated as of November 9, 2010, among CD&R Atkore Investor, Tyco, Seller and Atkore Group, as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Investment Grade Rating" means a rating of Baa3 or better by Moody's and BBB- or better by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities": (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Issue Date" means means the first date on which Notes are issued.

        "Junior Lien Priority" means with respect to specified Indebtedness, secured by a Lien on specified Collateral ranking junior to the Lien on such Collateral securing the Notes, the Parent Guarantee or any Subsidiary Guarantee, as applicable, either pursuant to the Note Collateral Intercreditor Agreement or one or more other intercreditor agreements having terms no less favorable to the Holders with respect to such Collateral than the terms of the Intercreditor Agreement applicable to the Note Priority Collateral, as determined in good faith by the Company.

        "Liabilities" means, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Advances" means (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $5.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        "Management Guarantees" means guarantees (x) of up to an aggregate principal amount outstanding at any time of $15.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $5.0 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of "Permitted Holders," such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

        "Management Stock" means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Net Available Cash" from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

        "Note Guarantors" means Holdings and the Subsidiary Guarantors.

        "Note Security Documents" means the Collateral Agreement and any mortgages, security agreements, pledge agreements or other instruments evidencing or creating Liens on the assets of the Company and the Note Guarantors to secure the obligations under the Notes and the Indenture, as amended, restated, supplemented, waived or otherwise modified from time to time.

        "Obligations" means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such

Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Offering Memorandum" means the confidential Offering Memorandum of the Company, dated December 15, 2010, relating to the offering of the Old Notes.

        "Officer" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the Indenture by the Board of Directors).

        "Officer's Certificate" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent" means any of Atkore Group, Holdings, any Other Parent, and any other Person that is a Subsidiary of Holdings or any Other Parent and of which the Company is a Subsidiary. As used herein, "Other Parent" means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

        "Parent Guarantee" means the Guarantee executed and delivered by Holdings as described under "—Holdings Guarantee."

        "Parent Subordinated Obligations" means, with respect to Holdings, any Indebtedness of Holdings (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of Holdings under its Parent Guarantee pursuant to a written agreement.

        "Parent Expenses" means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person (including the CD&R Indemnification Agreement and the Tyco Indemnification Agreement), or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or

Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

        "Pari Passu Lien Priority" means, with respect to specified Indebtedness, secured by a Lien on specified Collateral ranking equal with the Lien on such Collateral securing the Notes, the Parent Guarantee or any Subsidiary Guarantee, as applicable, either pursuant to the Intercreditor Agreement or one or more other intercreditor agreements having terms no less favorable to the Holders in relation to the holders of such specified Indebtedness with respect to such Collateral than the terms of the Intercreditor Agreement applicable to the rights of the Holders in relation to the holders of Additional Obligations with respect to the Note Priority Collateral, as determined in good faith by the Company.

        "Patent Licenses" means, with respect to the Company or any Note Guarantor, all United States written license agreements of such Person providing for the grant by or to such Person of any right under any United States patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Person, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the Issue Date or thereafter covered by such licenses.

        "Patents" means, with respect to the Company or any Note Guarantor, all of such Person's right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments as of the Issue Date and thereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Person accruing thereunder or pertaining thereto.

        "Permitted Holder" means any of the following: (i) any member of the Tyco Group; (ii) any of the CD&R Investors; (iii) any of the Management Investors, CD&R, Tyco and their respective Affiliates; (iv) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (v) any limited or general partners of, or other investors in, any CD&R Investor or any Affiliate thereof, or any such investment fund or vehicle; and (vi) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

  (i)
  a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

  (ii)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

  (iii)
  Temporary Cash Investments or Cash Equivalents;

  (iv)
  receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

  (v)
  any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock";

  (vi)
  securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

  (vii)
  Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

  (viii)
  Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (ix)
  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "—Certain Covenants—Limitation on Liens";

  (x)
  (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company;

  (xi)
  bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

  (xii)
  the Notes;

  (xiii)
  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of any Parent, as consideration;

  (xiv)
  Management Advances;

  (xv)
  Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed the greater of $50.0 million and 4% of Consolidated Total Assets;

  (xvi)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Transactions with Affiliates" (except transactions described in clauses (i), (v) and (vi) of such paragraph), including any Investment pursuant to any transaction described in clause (ii) of such paragraph (whether or not any Person party thereto is at any time an Affiliate of the Company); and

  (xvii)
  other Investments in an aggregate amount outstanding at any time not to exceed $30.0 million.

        If any Investment pursuant to clause (xv) or (xvii) above, or paragraph (b)(vii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xv) or (xvii) above, or paragraph (b)(vii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," as applicable (and, in the case of the foregoing clause (A), for so long as such Person continues to be a Restricted Subsidiary unless and until such Person is merged or consolidated into or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary).

        "Permitted Liens" means:

  (a)
  Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

  (b)
  carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

  (c)
  pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

  (d)
  pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

  (e)
  easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

  (f)
  Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries

    existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

  (g)
  (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

  (h)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (i)
  Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

  (j)
  leases, subleases, licenses or sublicenses to third parties;

  (k)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii) or (b)(ix) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or clause (b)(iii) thereof (other than the Notes and Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Credit Facility Indebtedness Incurred in compliance with paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," (3) the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (limited, in the case of this clause (4), to Liens on any of the property and assets of any Restricted Subsidiary that is not a Subsidiary Guarantor), (5) Indebtedness or other obligations of any Special Purpose Entity, or (6) obligations in respect of Management Advances or Management Guarantees; in each case including Liens securing any Guarantee of any thereof;

  (l)
  Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided further, that for purposes of this clause (l), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

  (m)
  Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

  (n)
  any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (o)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

  (p)
  Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, including Liens arising under or by reason of the Perishable Agricultural Commodities Act of 1930, as amended from time to time, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on Receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or other goods and proceeds securing obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness" on assets that are the subject of such repurchase agreements or (12) in favor of any Special Purpose Entity in connection with any Financing Disposition;

  (q)
  other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed the greater of $20.0 million and 1.5% of Consolidated Total Assets at any time outstanding; and

  (r)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness," provided that on the date of the incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness), the Consolidated Secured Leverage Ratio shall not exceed 3.75 to 1.0.

        For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

        "Recapitalization" means (i) the investment on the Issue Date by one or more CD&R Investors in equity of Atkore Group as contemplated by the Investment Agreement and (ii) the repayment of $400,000,000 of indebtedness and other obligations owing by Atkore Group and its Subsidiaries to Tyco and its Affiliates (other than Atkore Group and its Subsidiaries), and the forgiveness or cancellation of other indebtedness and other obligations owing to Tyco and its Affiliates (other than the Atkore Group and its Subsidiaries) by Atkore Group and any of its Subsidiaries, as contemplated by the Investment Agreement.

        "Rating Agency" means Moody's or S&P or, if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivable" means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the Indenture shall have a correlative meaning.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the Indenture or Incurred in compliance with such Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in such Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date between the Company and the initial purchasers of the Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

        "Related Taxes" means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under "—Certain Covenants—Limitation on Restricted Payments," or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Issue Date, or to the consummation of any of the Transactions, or to any Parent's receipt of (or entitlement to) any payment in connection with the Transactions, including any payment received after the Issue Date pursuant to any agreement related to the Transactions or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Company had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state or local tax laws for filing such return) consisting only of the Company and its Subsidiaries. Taxes include all interest, penalties and additions relating thereto.

        "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment" (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller" means Tyco International Holdings S.ar.l, a company organized under the laws of Luxembourg, and any successor in interest thereto.

        "Senior Credit Agreement" means the Credit Agreement, dated as of the Issue Date, among the Company; Holdings; the other borrowers party thereto from time to time; the lenders and other financial institutions party thereto from time to time; and UBS AG, Stamford Branch, as administrative agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that is not intended to be and is not a Senior Credit Agreement).

        "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Credit Facility). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Senior Indebtedness" means any Indebtedness of Holdings, the Company or any Restricted Subsidiary other than (x) in the case of Holdings, Parent Subordinated Obligations, (y) in the case of the Company, Subordinated Obligations and (z) in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

        "Special Purpose Entity" means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

        "Special Purpose Financing" means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

        "Special Purpose Financing Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

        "Special Purpose Financing Undertakings" means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

        "Special Purpose Subsidiary" means any Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a "Special Purpose Subsidiary" by the Company.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

        "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means any guarantee of the Notes that may from time to time be entered into by a Restricted Subsidiary of the Company on the Issue Date or after the Issue Date pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors." As used in the Indenture, "Subsidiary Guarantee" refers to a Subsidiary Guarantee of the Notes.

        "Subsidiary Guarantor" means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

        "Successor Company" shall have the meaning assigned thereto in clause (i) under "—Merger and Consolidation."

        "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of the Issue Date, among the Company, Atkore Group and Holdings, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

        "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture, except as otherwise provided therein.

        "Trade Secret Licenses" means, with respect to the Company or any Note Guarantor, all United States written license agreements of such Person providing for the grant by or to such Person of any right under any United States trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Person, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the Issue Date or thereafter covered by such licenses.

        "Trade Secrets" means, with respect to the Company or any Note Guarantor, all of such Person's right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments as of the Issue Date or thereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

        "Trademark Licenses" means, with respect to the Company or any Note Guarantor, all United States written license agreements of such Person providing for the grant by or to such Person of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any other Person who is not an Affiliate or a Subsidiary of the Company or such Person, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory as of the Issue Date or thereafter covered by such licenses.

        "Trademarks" means, with respect to the Company or any Guarantor, all of such Person's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize such Person's rights therein), and any renewals thereof, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments as of the Issue Date and thereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Person accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

        "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transaction Agreements" means, collectively, (i) the Investment Agreement, (ii) the Stockholders' Agreement, dated as of the Issue Date, among Atkore Group, Seller, CD&R Atkore Investor and any person who becomes a party thereto pursuant to Section 3.1(f) thereof; (iii) the Tyco Indemnification Agreement, (iv) the CD&R Indemnification Agreement, (v) the Joint Defense Agreement, dated as of the Issue Date, between Atkore Group and Tyco, (vi) the Registration Rights Agreement, dated as of the Issue Date, among Atkore Group, each of the stockholders of Atkore Group whose name appears on the signature pages thereof and any person who becomes a party thereto pursuant to Section 10(c) thereof, (vii) the Supply Agreement, dated as of the Issue Date, among Tyco Fire Products, LP, on behalf of itself and its affiliates, and Atkore Group, on behalf of itself and its affiliates, (viii) the Transition Services Agreement, dated as of the Issue Date, among Tyco and Atkore Group, (ix) the letter agreement, dated as of the Issue Date, among Atkore Group, Holdings, the Company and Tyco Manager for Tyco Manager to provide management, consulting and advisory services; (x) the letter agreement, dated as of the Issue Date, among Atkore Group, Holdings, the Company and CD&R, for CD&R to provide management, consulting and advisory services; and (xi) any agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management consulting, financial advisory, financing, underwriting or placement services or other investment banking activities to, for or in respect of any Parent or any of its Subsidiaries, (b) any offering of securities or other financing activity or arrangement of or by any Parent or any of its Subsidiaries or (c) any action or failure to act of or by any Parent or any of its Subsidiaries (or any of their respective predecessors), in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

        "Transactions" means, collectively, any or all of the following: (i) the Recapitalization, (ii) the entry into the Indenture, the Intercreditor Agreement, the Note Security Documents and the Registration Rights Agreement and the offer and issuance of the Notes, (iii) the entry into the Senior Credit Facility and Incurrence of Indebtedness thereunder by one or more of Holdings, the Company and its Subsidiaries, (iv) the repayment of certain existing Indebtedness of the Company and its Subsidiaries, and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

        "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Tyco" means Tyco International Ltd., a company limited by shares (Aktiengesellschaft) organized under the Laws of Switzerland, and any successor in interest thereto.

        "Tyco Group" means Tyco and its Affiliates.

        "Tyco Indemnification Agreement" means the Indemnification Agreement dated as of the Issue Date among Atkore Group, Holdings, the Company, Tyco, Seller and Tyco Manager, as amended, supplemented, waived or otherwise modified from time to time.

        "Tyco Manager" means Tyco International Management Company, LLC, a Delaware limited liability company, or any successor in interest thereto.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the state of New York from time to time.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, or (B) the

Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Indebtedness." Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii) is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

        "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

Registration Rights; Exchange Offer

        See "Exchange Offer; Registration Rights"

Book Entry, Delivery and Form

  The Global Notes

  •
  The New Notes to be issued in exchange for Old Notes will be issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes.

        Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold beneficial interests through DTC participants.

        We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Exchanges Among the Global Notes

        Beneficial interests in one global note of a series may generally be exchanged for interests in another global note of the same series.

        A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

  Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. None of the Company, the Trustee or the Note Collateral Agent is responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture.

        Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have Notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the Notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the Notes represented by a global note will be made by the paying agent to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

  Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 120 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

Certain Note Collateral Intercreditor Provisions

        In the future, the Company or any of its Restricted Subsidiaries may elect to incur Indebtedness to be secured by a Junior Priority Lien on any Collateral. In that event, upon notice from the Company, the Note Collateral Agent, any Additional Agent and the applicable initial Junior Priority Agent, will enter into the Note Collateral Intercreditor Agreement. Although the Holders of the Notes will not be party to the Note Collateral Intercreditor Agreement, by their acceptance of the Notes they agree to be bound thereby. The Note Collateral Intercreditor Agreement will not supersede the provisions of the Base Intercreditor Agreement. Certain capitalized terms used in this "Certain Note Collateral Intercreditor Provisions" are defined under "—Certain Note Collateral Intercreditor Definitions" below. Capitalized terms used in this "Certain Note Collateral Intercreditor Provisions" and not defined hereunder, shall have the meaning assigned to such terms under the heading "—Certain Definitions—Certain Intercreditor Agreement Definitions." The Note Collateral Intercreditor Agreement will contain certain provisions governing the relationships between or among the parties subject thereto, including the following:

        Lien Priority.    Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Senior Priority Agent or any Senior Priority Creditors in respect of all or any portion of the Collateral, or of any Liens granted to any Junior Priority Agent or any Junior Priority Creditors in respect of all or any portion of the Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Senior Priority Agent, any Senior Priority Creditors, any Junior Priority Agent or any Junior Priority Creditors in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any Senior Priority Documents or Junior Priority Documents, (iv) whether any Senior Priority Agent or any Junior Priority Agent, in each case either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of any Senior Priority Agent or any Senior Priority Creditors securing any of the Senior Priority Obligations are (x) subordinated to any Lien securing any other obligation of any Credit Party or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever:

  (1)
  any Lien in respect of all or any portion of the Collateral as of the date of the Note Collateral Intercreditor Agreement or thereafter held by or on behalf of any Junior Priority Agent or any Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations shall be junior and subordinate in all respects to all Liens granted to any of the Senior Priority Agents and the Senior Priority Creditors in the Collateral to secure all or any portion of the Senior Priority Obligations;

  (2)
  any Lien in respect of all or any portion of the Collateral as of the date of the Note Collateral Intercreditor Agreement or thereafter held by or on behalf of any Senior Priority Agent or any Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations shall be senior and prior in all respects to all Liens granted to any of the Junior Priority Agents and the Junior Priority Creditors in the Collateral to secure all or any portion of the Junior Priority Obligations;

  (3)
  except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Secured Parties represented thereby, any Lien in respect of all or any portion of the Collateral as of the date of the Note Collateral Intercreditor Agreement or thereafter held by or on behalf of any Senior Priority Agent or any Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Collateral as of the date of the Note Collateral Intercreditor Agreement or thereafter held by or on behalf of any other Senior Priority Agent or any other Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations; and

  (4)
  except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Secured Parties represented thereby, any Lien in respect of all or any portion of the Collateral as of the date of the Note Collateral Intercreditor Agreement or thereafter held by or on behalf of any Junior Priority Agent or any Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Collateral as of the date of the Note Collateral Intercreditor Agreement or thereafter held by or on behalf of any other Junior Priority Agent or any other Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations.

Lien priority as among the Senior Priority Obligations and the Junior Priority Obligations with respect to any Collateral will be governed solely by the Note Collateral Intercreditor Agreement, except as may be separately otherwise agreed in writing by or among any applicable Parties.

        Waiver of Right to Contest Liens.    Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, shall not (and waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Senior Priority Agent or any Senior Priority Creditor in respect of the Collateral, or the provisions of the Note Collateral Intercreditor Agreement. Except to the extent expressly set forth in the Note Collateral Intercreditor Agreement, no Junior Priority Agent nor any Junior Priority Creditors will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Senior Priority Agent or any Senior Priority Creditor under the Senior Priority Documents with respect to the Collateral. Except to the extent expressly set forth in the Note Collateral Intercreditor Agreement, each Junior Priority Agent, for itself and on behalf of the Junior Priority Creditors represented thereby, waives any and all rights it or such Junior Priority Creditors may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which any Senior Priority Agent or any Senior Priority Creditor seeks to enforce its Liens in any Collateral.

        Remedies Standstill.    Until the date upon which the Discharge of Senior Priority Obligations shall have occurred, no Junior Priority Agent nor any Junior Priority Creditors:

  (a)
  will Exercise Any Secured Creditor Remedies with respect to the Collateral without the written consent of the Senior Priority Representative; provided that any Junior Priority Agent may Exercise Any Secured Creditor Remedies (other than any Secured Creditor Remedies the exercise of which is otherwise prohibited by the Note Collateral Intercreditor Agreement) after a period of 180 consecutive days has elapsed from the date of delivery of written notice by such Junior Priority Agent to each Senior Priority Agent stating that an Event of Default (as defined under the applicable Junior Priority Credit Facility) has occurred and is continuing thereunder and stating its intention to Exercise Any Secured Creditor Remedies (the "Standstill Period"), and then only so long as (1) no Event of Default relating to the payment of interest, principal, fees or other Senior Priority Obligations shall have occurred and be continuing and (2) no Senior Priority Secured Party shall have commenced (or attempted to commence or given notice of its intent to commence) the Exercise of Secured Creditor Remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency Proceeding), and

  (b)
  will take, receive or accept any Proceeds of the Collateral, it being understood and agreed that the temporary deposit of Proceeds of Collateral in a Deposit Account controlled by the Junior Priority Representative shall not constitute a breach of the Note Collateral Intercreditor Agreement so long as such Proceeds are promptly remitted to the Senior Priority Representative.

        From and after the date upon which the Discharge of Senior Priority Obligations shall have occurred (or prior thereto upon obtaining the written consent of each Senior Priority Agent), any Junior Priority Agent and any Junior Priority Creditor may Exercise Any Secured Creditor Remedies under the Junior Priority Documents or applicable law as to any Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by any Junior Priority Agent or any Junior Priority Creditor is at all times subject to the provisions of the Note Collateral Intercreditor Agreement, including the provisions regarding application of proceeds.

        Any Senior Priority Agent, on behalf of itself and any Senior Priority Creditors represented thereby, agrees that such Senior Priority Agent and such Senior Priority Creditors will not Exercise Any Secured Creditor Remedies with respect to any of the Collateral without the written consent of the Senior Priority Representative and will not take, receive or accept any Proceeds of Collateral (except as may be separately otherwise agreed in writing by and between or among all Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby), it being understood and agreed that the temporary deposit of Proceeds of Collateral in a Deposit Account controlled by such Senior Priority Agent shall not constitute a breach of the Note Collateral Intercreditor Agreement so long as such Proceeds are promptly remitted to the Senior Priority Representative; provided that nothing in this sentence shall prohibit any Senior Priority Agent from taking such actions in its capacity as Senior Priority Representative, if applicable. The Senior Priority Representative may Exercise Any Secured Creditor Remedies under the Senior Priority Collateral Documents or applicable law as to any Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Senior Priority Representative is at all times subject to the provisions of the Note Collateral Intercreditor Agreement, including the provisions regarding application of proceeds.

        Insurance.    Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, the Senior Priority Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Collateral. Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, the Senior Priority Representative shall have the sole and exclusive right, as against any Secured Party, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral. Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, all proceeds of such insurance shall be remitted to the Senior Priority Representative, and each other Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with the provisions of the Note Collateral Intercreditor Agreement regarding application of proceeds.

        Application of Proceeds.    All Collateral, and all Proceeds thereof, received by any Agent in connection with any Exercise of Secured Creditor Remedies shall be applied,

  first, to the payment, on a pro rata basis, of costs and expenses of each Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

  second, to the payment, on a pro rata basis (except as may be separately otherwise agreed in writing by and between any applicable Senior Priority Agent, on behalf of itself and the Senior Priority Creditors represented thereby), of the Senior Priority Obligations in accordance with the Senior Priority Documents until the Discharge of Senior Priority Obligations shall have occurred, third, to the payment, on a pro rata basis (except as may be separately otherwise agreed in writing by and between any applicable Junior Priority Agent, on behalf of itself and the Junior Priority Creditors represented thereby), of the Junior Priority Obligations in accordance with the Junior Priority Documents until the Discharge of Junior Priority Obligations shall have occurred; and

  fourth, the balance, if any, to the Credit Parties or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        Turnover of Cash Collateral After Discharge.    Subject to the obligations of each Senior Priority Agent under the Base Intercreditor Agreement with respect to ABL Priority Collateral, upon the Discharge of Senior Priority Obligations, each Senior Priority Agent shall deliver to the Junior Priority Representative or shall execute such documents as the Company or the Junior Priority Representative (if a Junior Priority Agent other than a Designated Agent) may reasonably request to enable it to have control over any Cash Collateral or Control Collateral still in such Senior Priority Agent's possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

        Modifications to Senior Priority Documents and Junior Priority Documents.    Without affecting the obligations of any Junior Priority Agent and Junior Priority Secured Parties under the Note Collateral Intercreditor Agreement, each Senior Priority Agent and the Senior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Junior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of the Note Collateral Intercreditor Agreement), and without incurring any liability to any such Junior Priority Secured Party or impairing or releasing the subordination provided for in the Note Collateral Intercreditor Agreement, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Senior Priority Documents in any manner whatsoever.

        Without affecting the obligations of any Senior Priority Agent and the Senior Priority Secured Parties under the Note Collateral Intercreditor Agreement, each Junior Priority Agent and the Junior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Senior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of the Note Collateral Intercreditor Agreement), and without incurring any liability to any such Senior Priority Secured Party or impairing or releasing the priority provided for in the Note Collateral Intercreditor Agreement, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Junior Priority Documents in any manner whatsoever.

        Except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby, without affecting the obligations of any other Senior Priority Agent and the other Senior Priority Secured Parties under the Note Collateral Intercreditor Agreement, each Senior Priority Agent and any Senior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Senior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of the Note Collateral Intercreditor Agreement), and without incurring any liability to any such Senior Priority Secured Party, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Senior Priority Documents to which such other Senior Priority Agent or any Senior Priority Creditor represented thereby is party or beneficiary in any manner whatsoever.

        Except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Creditors represented thereby, without affecting the obligations of any other Junior Priority Agent and the other Junior Priority Secured Parties under the Note Collateral Intercreditor Agreement, each Junior Priority Agent and any Junior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Junior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of the Note Collateral Intercreditor Agreement), and without incurring any liability to any such Junior Priority Secured Party, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Junior Priority Documents to which such other Junior Priority Agent or any Junior Priority Creditor represented thereby is party or beneficiary in any manner whatsoever.

        The Senior Priority Obligations and the Junior Priority Obligations may be refunded, replaced or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refunding, replacement or refinancing transaction under any Senior Priority Document or any Junior Priority Document) of any Senior Priority Agent, Senior Priority Creditors, Junior Priority Agent or Junior Priority Creditors, as the case may be, all without affecting the Lien Priorities provided for in the Note Collateral Intercreditor Agreement or the other provisions of the Note Collateral Intercreditor Agreement. If the indebtedness refunding, replacing or refinancing any such Senior Priority Obligations or Junior Priority Obligations is to constitute Senior Priority Obligations or Junior Priority Obligations under the Note Collateral Intercreditor Agreement (as designated by the Company), as the case may be, the holders of such indebtedness (or an authorized agent or trustee on their behalf) shall bind themselves in writing to the terms of the Note Collateral Intercreditor Agreement pursuant to a joinder substantially in the form of an exhibit attached to the Note Collateral Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to the Senior Priority Agents (other than the Note Agent and any Designated Agent) and Junior Priority Agents (other than any Designated Agent) (or, if there is no continuing Agent other than the Note Agent and Designated Agents, as designated by the Company), and any such refunding, replacement or refinancing transaction shall be in accordance with any applicable provisions of the Senior Priority Documents and the Junior Priority Documents.

        Relief From Stay.    Until the Discharge of Senior Priority Obligations has occurred, no Junior Priority Agent nor any Junior Priority Creditors shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral without each Senior Priority Agent's express written consent.

        No Contest.    Prior to the Discharge of Senior Priority Obligations, no Junior Priority Agent nor any Junior Priority Creditors shall contest (or support any other Person contesting) (i) any request by any Senior Priority Agent or Senior Priority Creditor for adequate protection of its interest in the Collateral or (ii) any objection by any Senior Priority Agent or Senior Priority Creditor to any motion, relief, action or proceeding based on a claim by such Senior Priority Agent or Senior Priority Creditor that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Senior Priority Agent as adequate protection of its interests are subject to the Note Collateral Intercreditor Agreement. Except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and any Senior Priority Creditors represented thereby prior to the applicable Discharge of Senior Priority Obligations, no Senior Priority Agent nor any Senior Priority Creditors shall contest (or support any other Person contesting) (a) any request by any other Senior Priority Agent or any Senior Priority Creditor represented by such other Senior Priority Agent for adequate protection of its interest in the Collateral, or (b) any objection by such other Senior Priority Agent or any Senior Priority Creditor to any motion, relief, action, or proceeding based on a claim by such other Senior Priority Agent or any Senior Priority Creditor represented by such other Senior Priority Agent that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such other Senior Priority Agent as adequate protection of its interests are subject to the Note Collateral Intercreditor Agreement.

        Asset Sales.    No Junior Priority Agent nor any Junior Priority Creditors will oppose any sale consented to by any Senior Priority Agent of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with the Note Collateral Intercreditor Agreement.

        Adequate Protection.    Except as expressly provided in the Intercreditor Agreement, nothing in the Note Collateral Intercreditor Agreement shall limit the rights of any Agent and the Secured Parties represented thereby from seeking or requesting adequate protection with respect to their interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that any Junior Priority Agent, on behalf of itself or any of the Junior Priority Creditors represented thereby, seeks or requests adequate protection in respect of the Junior Priority Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Collateral, then each Senior Priority Agent shall also be granted a senior Lien on such collateral as security for the Senior Priority Obligations and that any Lien on such collateral securing the Junior Priority Obligations shall be subordinate to any Lien on such collateral securing the Senior Priority Obligations and (b) in the event that any Senior Priority Agent, for or on behalf of itself or any Senior Priority Creditor represented thereby, seeks or requests adequate protection in respect of the Senior Priority Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Collateral, then each other Senior Priority Agent shall also be granted a pari passu Lien on such collateral as security for the Senior Priority Obligations owing to such other Senior Priority Agent and the Senior Priority Secured Parties represented thereby, and that any such Lien on such collateral securing such Senior Priority Obligations shall be pari passu to each such other Lien on such collateral securing such other Senior Priority Obligations (except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Secured Parties represented thereby).

        Designation of Additional Indebtedness.    The Company may designate any Additional Indebtedness complying with the requirements of the definition of "Additional Indebtedness" as Additional Indebtedness for purposes of the Note Collateral Intercreditor Agreement, upon complying with the following conditions:

  (i)
  one or more Additional Agents for one or more Additional Creditors in respect of such Additional Indebtedness shall have executed the Additional Indebtedness Joinder with respect to such Additional Indebtedness, and the Company or any such Additional Agent shall have delivered such executed Additional Indebtedness Joinder to the Note Agent, the Initial Junior Priority Agent and any other Additional Agent then party to the Note Collateral Intercreditor Agreement;

  (ii)
  at least five Business Days (unless a shorter period is agreed in writing by the Parties and the Company) prior to delivery of the Additional Indebtedness Joinder, the Company shall have delivered to the Note Agent, the Initial Junior Priority Agent and any other Additional Agent then party to the Note Collateral Intercreditor Agreement complete and correct copies of any Additional Credit Facility, Additional Guaranties and Additional Collateral Documents that will govern such Additional Indebtedness upon giving effect to such designation (which may be unexecuted copies of Additional Documents to be executed and delivered concurrently with the effectiveness of such designation);

  (iii)
  the Company shall have executed and delivered to the Note Agent, the Initial Junior Priority Agent and any other Additional Agent then party to the Note Collateral Intercreditor Agreement the Additional Indebtedness Designation (including whether such Additional Indebtedness is designated Senior Priority Debt or Junior Priority Debt) with respect to such Additional Indebtedness;

  (iv)
  all state and local stamp, recording, filing, intangible and similar taxes or fees (if any) that are payable in connection with the inclusion of such Additional Indebtedness under the Note Collateral Intercreditor Agreement shall have been paid and reasonable evidence thereof shall have been given to the Note Agent, the Initial Junior Priority Agent and any other Additional Agent then party to the Note Collateral Intercreditor Agreement; and

  (v)
  no Event of Default shall have occurred and be continuing.

        Senior Priority Representative.    The Senior Priority Representative shall act for the Senior Priority Secured Parties as provided in the Note Collateral Intercreditor Agreement, and shall be entitled to so act at the direction of the Requisite Senior Priority Holders from time to time. The Note Collateral Intercreditor Agreement will provide that as between or among any Senior Priority Agents, the Senior Priority Representative will have the right to Exercise Any Secured Creditor Remedies with respect to any of the Collateral and the other applicable Senior Priority Agents shall have no right to Exercise Any Secured Creditor Remedies with respect to any of the Collateral without the consent of the Senior Priority Representative. See "—Remedies Standstill." The Senior Priority Representative shall be the Agent designated by the Senior Priority Agents to act on their behalf; provided that, at any time the Base Intercreditor Agreement is in effect, the Senior Priority Representative shall be the "Note Collateral Representative" as defined under the Base Intercreditor Agreement. The Note Collateral Intercreditor Agreement will provide that no Junior Priority Agent shall act as Note Collateral Representative under the Base Intercreditor Agreement, and that for purposes of determining the Note Collateral Representative and the Requisite Holders under the Base Intercreditor Agreement in accordance with the definitions thereof, the principal amount of any Junior Priority Obligations shall be disregarded.

  Certain Note Collateral Intercreditor Definitions

        The following terms which are defined in the Uniform Commercial Code are used in the Note Collateral Intercreditor Agreement as so defined: Deposit Accounts, Financial Assets, Instruments, Investment Property, Money, Security and Security Entitlements. For purposes of this section "Certain Note Collateral Intercreditor Provisions," the terms "Affiliate," "Bank Products Agreement," Capital Stock," "Company," "Domestic Subsidiary," "Governmental Authority," "Hedging Agreements," "Holdings," "Indebtedness," "Insolvency Proceeding," "Lien," "Person," "Proceeds," "Property," "Subsidiary" and "Uniform Commercial Code" are used as defined under

"—Certain Definitions—Certain Intercreditor Agreement Definitions." For purposes of this section "Certain Note Collateral Intercreditor Provisions," the term "Issue Date" is used as defined under "—Certain Definitions—Certain Indenture and Note Security Document Definitions."

        "ABL Priority Collateral" shall have the meaning assigned thereto in the Base Intercreditor Agreement.

        "Additional Agent" means any one or more agents, trustees or other representatives for or of any one or more Additional Credit Facility Creditors, and shall include any successor thereto, as well as any Person designated as an "Agent" under any Additional Credit Facility.

        "Additional Bank Products Affiliate" means any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more Additional Collateral Documents.

        "Additional Bank Products Provider" means any Person (other than an Additional Bank Products Affiliate) that has entered into a Bank Products Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, as designated by the Company in accordance with the terms of the Additional Collateral Documents.

        "Additional Borrower" means any Additional Credit Party that incurs or issues Additional Indebtedness, together with its and their respective successors and assigns.

        "Additional Collateral Documents" means all "Security Documents" as defined in any Additional Credit Facility, and in any event shall include all security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Additional Credit Facility, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Additional Obligations or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Additional Credit Facilities" means (a) any one or more agreements, instruments and documents under which any Additional Indebtedness is or may be incurred, including without limitation any credit agreements, loan agreements, indentures or other financing agreements, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, together with (b) if designated by the Company, any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Additional Obligations, whether by the same or any other lender, debtholder or other creditor or group of lenders, debtholders or other creditors, or the same or any other agent, trustee or representative therefor, or otherwise, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

        "Additional Credit Facility Creditors" means one or more holders of Additional Indebtedness (or commitments therefor) that is or may be incurred under one or more Additional Credit Facilities.

        "Additional Credit Party" means the Company, Holdings (so long as it is a guarantor under any of the Additional Guaranties), each direct or indirect Subsidiary of the Company or any of its Affiliates that is or becomes a party to any Additional Document, and any other Person who becomes a guarantor under any of the Additional Guaranties.

        "Additional Creditors" means one or more Additional Credit Facility Creditors and shall include all Additional Bank Products Affiliates, Additional Hedging Affiliates, Additional Bank Products Providers and Additional Hedging Providers and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an "Additional Creditor" under any Additional Credit Facility; and

with respect to any Additional Agent, means the Additional Creditors represented by such Additional Agent.

        "Additional Documents" means any Additional Credit Facilities, any Additional Guaranties, any Additional Collateral Documents, any Bank Products Agreements between any Credit Party and any Additional Bank Products Affiliate or Additional Bank Products Provider, any Hedging Agreements between any Credit Party and any Additional Hedging Affiliate or Additional Hedging Provider, those other ancillary agreements as to which any Additional Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, as of the date of the Note Collateral Intercreditor Agreement or thereafter executed by or on behalf of any Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to any Additional Agent, in connection with any of the foregoing or any Additional Credit Facility, including any intercreditor or joinder agreement among any of the Additional Secured Parties or among any of the Noteholder Secured Parties and Additional Secured Parties, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Additional Guaranties" means any one or more guarantees of any Additional Obligations of any Additional Credit Party by any other Additional Credit Party in favor of any Additional Secured Party, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Additional Guarantor" means any Additional Credit Party that at any time has provided an Additional Guaranty.

        "Additional Hedging Affiliate" means any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor that has entered into a Hedging Agreement with any Credit Party with the obligations of such Credit Party thereunder being secured by one or more Additional Collateral Documents.

        "Additional Hedging Provider" means any Person (other than an Additional Hedging Affiliate) that has entered into a Hedging Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, as designated by the Company in accordance with the terms of the Additional Collateral Documents.

        "Additional Indebtedness" means any Additional Specified Indebtedness that (1) is permitted to be secured by a Lien (as defined below) on Collateral by:

  (a)
  prior to the Discharge of Note Obligations, the covenant described under "—Certain Covenants—Limitation on Liens" (if the Original Indenture is then in effect) or the corresponding negative covenant restricting Liens contained in any other Indenture then in effect if the Original Indenture is not then in effect (which covenant is designated in such Indenture as applicable for purposes of this definition);

  (b)
  prior to the Discharge of Initial Junior Priority Obligations, the negative covenant restricting Liens in the Original Initial Junior Priority Credit Facility (if the Original Initial Junior Priority Credit Facility is then in effect) or the corresponding negative covenant restricting Liens contained in any other Initial Junior Priority Credit Facility then in effect (which covenant is designated in such Initial Junior Priority Credit Facility as applicable for purposes of this definition); and

  (c)
  prior to the Discharge of Additional Obligations, any negative covenant restricting Liens contained in any applicable Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition); and

(2) is designated as "Additional Indebtedness" by the Company pursuant to an Additional Indebtedness Designation and in compliance with the procedures described under "—Certain Note Collateral Intercreditor Provisions—Designation of Additional Indebtedness."

        As used in this definition of "Additional Indebtedness," the term "Lien" shall have the meaning set forth (x) for purposes of the preceding clause (1)(a), prior to the Discharge of Note Obligations, in the Original Indenture (if the Original Indenture is then in effect), or in any other Indenture then in effect (if the Original Indenture is not then in effect), (y) for purposes of the preceding clause (1)(b), prior to the Discharge of Initial Junior Priority Obligations, in the Original Initial Junior Priority Credit Facility (if the Original Initial Junior Priority Credit Facility is then in effect), or in any other Initial Junior Priority Credit Facility then in effect (if the Original Initial Junior Priority Credit Facility is not then in effect), and (z) for purposes of the preceding clause (1)(c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect.

        "Additional Indebtedness Designation" means a certificate of the Company with respect to Additional Indebtedness, substantially in the form of an exhibit to the Note Collateral Intercreditor Agreement.

        "Additional Indebtedness Joinder" means a joinder agreement executed by one or more Additional Agents in respect of any Additional Indebtedness subject to an Additional Indebtedness Designation on behalf of one or more Additional Creditors in respect of such Additional Indebtedness, substantially in the form of an exhibit to the Note Collateral Intercreditor Agreement.

        "Additional Obligations" means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether existing as of the date of the Note Collateral Intercreditor Agreement or thereafter arising, whether arising before, during or after the commencement of any case with respect to any Additional Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Additional Credit Party from time to time to any Additional Agent, any Additional Creditors or any of them, including any Additional Bank Products Affiliates, Additional Hedging Affiliates, Additional Bank Products Provider or Additional Hedging Provider, under any Additional Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Additional Credit Party, would have accrued on any Additional Obligation, whether or not a claim is allowed against such Additional Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Additional Specified Indebtedness" means any Indebtedness (as defined below) that is or may from time to time be incurred by any Credit Party in compliance with:

  (a)
  prior to the Discharge of Note Obligations, the covenant described under "—Certain Covenants—Limitation on Indebtedness" (if the Original Indenture is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Indenture then in effect if the Original Indenture is not then in effect (which covenant is designated in such Indenture as applicable for purposes of this definition);

  (b)
  prior to the Discharge of Initial Junior Priority Obligations, the negative covenant restricting Indebtedness contained in the Original Initial Junior Priority Credit Facility (if the Original Initial Junior Priority Credit Facility is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Initial Junior Priority Credit Facility then in effect (which covenant is designated in such Initial Junior Priority Credit Facility as applicable for purposes of this definition); and

  (c)
  prior to the Discharge of Additional Obligations, any negative covenant restricting Indebtedness contained in any Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition).

        As used in this definition of "Additional Specified Indebtedness," the term "Indebtedness" shall have the meaning set forth (x) for purposes of the preceding clause (a), prior to the Discharge of Note Obligations, in the Original Indenture (if the Original Indenture is then in effect), or in any other Indenture then in effect (if the Original Indenture is not then in effect), (y) for purposes of the preceding clause (b), prior to the Discharge of Initial Junior Priority Obligations, in the Original Initial Junior Priority Credit Facility (if the Original Initial Junior Priority Credit Facility is then in effect), or in any other Initial Junior Priority Credit Facility then in effect (if the Initial Junior Priority Credit Facility is not then in effect), and (z) for purposes of the preceding clause (c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect. In the event that any Indebtedness as defined in any such Credit Document shall not be Indebtedness as defined in any other such Credit Document, but is or may be incurred in compliance with such other Credit Document, such Indebtedness shall constitute Additional Specified Indebtedness for purposes of such other Credit Document.

        "Agent" means any Senior Priority Agent or Junior Priority Agent.

        "Base Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, among UBS AG, Stamford Branch, as ABL agent, Wilmington Trust FSB, as note agent, and any additional agents party thereto from time to time, as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Borrower" means any of the Note Issuer, the Initial Junior Priority Borrower and any Additional Borrower.

        "Cash Collateral" means any Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

        "Cash Equivalents" shall mean (a) securities issued or fully guaranteed or insured by the United States government or Canadian government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any ABL Lender (as defined under the Base Intercreditor Agreement) or any Additional Lender (as defined under the Base Intercreditor Agreement) or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the ABL Agent, the Note Agent or any Additional Agent, in each case, in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by any Senior Priority Agent (other than the Note Agent or a Designated Agent) or any Junior Priority Agent (other than a Designated Agent), in each case, in its reasonable judgment (or, if there is no continuing Agent other than the Note Agent or any Designated Agent, as designated by the Company)), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Company, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.

        "Collateral" means all Property owned as of the date of the Note Collateral Intercreditor Agreement or thereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to any Agent under any of the Note Collateral Documents, the Initial Junior Priority Collateral Documents or the Additional Collateral Documents, together with all rents, issues, profits, products, and Proceeds thereof.

        "Control Collateral" means any Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

        "Credit Documents" means the Note Documents, the Initial Junior Priority Documents and any Additional Documents.

        "Credit Parties" means the Note Credit Parties, the Initial Junior Priority Credit Parties and any Additional Credit Parties.

        "Creditor" means any Senior Priority Creditor or Junior Priority Creditor.

        "Designated Agent" means any Party (other than the Note Agent) that the Company designates as a Designated Agent (as confirmed in writing by such Party if such designation is made after the execution of the Note Collateral Intercreditor Agreement by such Party (in the case of the Initial Junior Priority Agent) or the joinder of such Party to the Note Collateral Intercreditor Agreement), as and to the extent so designated. Such designation may be for all purposes of the Note Collateral Intercreditor Agreement, or may be for one or more specified purposes thereunder or provisions thereof.

        "Discharge of Additional Obligations" means, if any Indebtedness shall at any time have been incurred under any Additional Credit Facility, (a) the payment in full in cash of the applicable Additional Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other obligations) at the time all Additional Indebtedness under such Additional Credit Facility is paid in full in cash, including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such Additional Credit Facility (which shall not exceed an amount equal to 101.5% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all then outstanding commitments to extend credit under the applicable Additional Credit Facility.

        "Discharge of Initial Junior Priority Obligations" means (a) the payment in full in cash of the applicable Initial Junior Priority Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other obligations) at the time all Indebtedness under the applicable Initial Junior Priority Credit Facility is paid in full in cash, including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such Initial Junior Priority Credit Facility (which shall not exceed an amount equal to 101.5% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all then outstanding commitments to extend credit under the Initial Junior Priority Documents.

        "Discharge of Note Obligations" means the payment in full of the applicable Note Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other obligations) at the time all Indebtedness under the applicable Note Document is paid in full.

        "Discharge of Senior Priority Obligations" means the occurrence of all of the Discharge of Note Obligations and the Discharge of Additional Obligations in respect of Senior Priority Debt.

        "Event of Default" means an Event of Default under any Indenture, any Initial Junior Priority Credit Facility or any Additional Credit Facility.

        "Exercise Any Secured Creditor Remedies" or "Exercise of Secured Creditor Remedies" means:

  (a)
  the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

  (b)
  the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

  (c)
  the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

  (d)
  the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

  (e)
  the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

  (f)
  the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

  (g)
  the exercise of any voting rights relating to any Capital Stock included in the Collateral; and

  (h)
  the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

        For the avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

        "Guarantor" means any of the Note Guarantors, the Initial Junior Priority Guarantors and any Additional Guarantors.

        "Indenture" means (i) the Original Indenture and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under (x) the Original Indenture or (y) any subsequent Indenture (as amended, restated, supplemented, waived or otherwise modified from time to time); provided, that the requisite creditors party to such Indenture (or their agent or other representative on their behalf) shall agree, by a joinder agreement substantially in the form of an exhibit attached to the Note Collateral Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to the Initial Junior Priority Agent (if other than a Designated Agent) and any other Junior Priority Agent (other than any Designated Agent) (or, if there is no continuing Junior Priority Agent other than any Designated Agent, as designated by the Company), that the obligations under such Indenture are subject to the terms and provisions of the Note Collateral Intercreditor Agreement. Any reference to the Indenture shall be deemed a reference to any Indenture then in existence.

        "Initial Junior Priority Agent" means the initial collateral agent under the Original Initial Junior Priority Credit Facility, together with its successors and assigns in such capacity from time to time, whether under the Original Initial Junior Priority Credit Facility or any subsequent Initial Junior Priority Credit Facility, as well as any Person designated as the "Agent" or "Collateral Agent" under any Initial Junior Priority Credit Facility.

        "Initial Junior Priority Bank Products Affiliate" means any Initial Junior Priority Credit Facility Creditor or any Affiliate of any Initial Junior Priority Credit Facility Creditor that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more Initial Junior Priority Collateral Documents.

        "Initial Junior Priority Borrower" means the borrower or borrowers under the Initial Junior Priority Credit Facility, together with its or their respective successors and assigns.

        "Initial Junior Priority Collateral Documents" means all "Security Documents" as defined in the Initial Junior Priority Credit Facility, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Initial Junior Priority Credit Facility, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Initial Junior Priority Credit Facility" means (a) the initial agreement designated by the Company as the initial junior priority credit facility, as such agreement may be amended, supplemented, restated or otherwise modified from time to time (the "Original Initial Junior Priority Credit Facility"), and (b) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under (x) the Original Initial Junior Priority Credit Facility or (y) any subsequent Initial Junior Priority Credit Facility (as amended, restated, supplemented, waived or otherwise modified from time to time); provided, that the requisite creditors party to such Initial Junior Priority Credit Facility (or their agent or other representative on their behalf) shall agree, by a joinder agreement substantially in the form of an exhibit to the Note Collateral Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to any Senior Priority Agent (other than the Note Agent and any Designated Agent) (or, if there is no continuing Senior Priority Agent other than the Note Agent and any Designated Agent, as designated by the Company), that the obligations under such Initial Junior Priority Credit Facility are subject to the terms and provisions of the Note Collateral Intercreditor Agreement. Any reference to the Initial Junior Priority Credit Facility shall be deemed a reference to any Initial Junior Priority Credit Facility then in existence.

        "Initial Junior Priority Credit Facility Creditors" means one or more holders of Indebtedness (or commitments therefor) that is or may be incurred under the Initial Junior Priority Credit Facility.

        "Initial Junior Priority Credit Parties" means the Initial Junior Priority Borrower, the Initial Junior Priority Guarantors and each other direct or indirect Subsidiary of the Company or any of its Affiliates that is as of the date of the Note Collateral Intercreditor Agreement or thereafter becomes a party to any Initial Junior Priority Document.

        "Initial Junior Priority Creditors" means one or more Initial Junior Priority Credit Facility Creditors and shall include all Initial Junior Priority Bank Products Affiliates and Initial Junior Priority Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an "Initial Junior Priority Creditor" under any Initial Junior Priority Credit Facility.

        "Initial Junior Priority Documents" means the Initial Junior Priority Credit Facility, the Initial Junior Priority Guaranties, the Initial Junior Priority Collateral Documents, those other ancillary agreements as to which the Initial Junior Priority Agent or any Initial Junior Priority Creditor is a party or a beneficiary and all other agreements, instruments, documents and certificates, as of the date of the Note Priority Intercreditor Agreement or thereafter executed by or on behalf of any Initial Junior Priority Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Initial Junior Priority Agent, in connection with any of the foregoing or any Initial Junior Priority Credit Facility, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Initial Junior Priority Guaranties" means the guarantees of the Initial Junior Priority Guarantors pursuant to the initial guarantee agreement entered into in connection with the Initial Junior Priority Credit Facility, and all other guaranties of any Initial Junior Priority Obligations of any Initial Junior Priority Credit Party in favor of any Initial Junior Priority Secured Party, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Initial Junior Priority Guarantors" means the collective reference to each of the Company's Domestic Subsidiaries that is a guarantor under any of the Initial Junior Priority Guaranties and any other Person who becomes a guarantor under any of the Initial Junior Priority Guaranties.

        "Initial Junior Priority Hedging Affiliate" means any Initial Junior Priority Credit Facility Creditor or any Affiliate of any Initial Junior Priority Credit Facility Creditor that has entered into a Hedging Agreement with any Credit Party with the obligations of such Credit Party thereunder being secured by one or more Initial Junior Priority Collateral Documents.

        "Initial Junior Priority Obligations" means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether existing as of the date of the Note Collateral Intercreditor Agreement or thereafter arising, whether arising before, during or after the commencement of any case with respect to any Initial Junior Priority Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Initial Junior Priority Credit Party from time to time to any Initial Junior Priority Agent, any Initial Junior Priority Creditors or any of them, including any Initial Junior Priority Bank Products Affiliates or Initial Junior Priority Hedging Affiliates, under any Initial Junior Priority Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Initial Junior Priority Credit Party, would have accrued on any Initial Junior Priority Obligation, whether or not a claim is allowed against such Initial Junior Priority Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Initial Junior Priority Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Initial Junior Priority Secured Parties" means the Initial Junior Priority Agent and the Initial Junior Priority Creditors.

        "Junior Priority Agent" means any of the Initial Junior Priority Agent and any Additional Agent under any Junior Priority Documents.

        "Junior Priority Collateral Documents" means the Initial Junior Priority Collateral Documents and any Additional Collateral Documents in respect of any Junior Priority Obligations.

        "Junior Priority Credit Facility" means the Initial Junior Priority Credit Facility and any Additional Credit Facility in respect of any Junior Priority Obligations.

        "Junior Priority Creditors" means the Initial Junior Priority Creditors and any Additional Creditor in respect of any Junior Priority Obligations.

        "Junior Priority Debt" means:

  (1)
  all Initial Junior Priority Obligations; and

  (2)
  any Additional Obligations of any Credit Party so long as on or before the date on which the relevant Additional Indebtedness is incurred, such Indebtedness is designated by the Company as "Junior Priority Debt" in the relevant Additional Indebtedness Designation delivered pursuant to the procedures described under "—Certain Note Collateral Intercreditor Provisions—Designation of Additional Indebtedness."

        "Junior Priority Documents" means the Initial Junior Priority Documents and any Additional Documents in respect of any Junior Priority Obligations.

        "Junior Priority Lien" means a Lien granted (a) by an Initial Junior Priority Collateral Document to the Initial Junior Priority Agent or (b) by an Additional Collateral Document to any Additional Agent for the purpose of securing Junior Priority Obligations.

        "Junior Priority Obligations" means the Initial Junior Priority Obligations and any Additional Obligations constituting Junior Priority Debt.

        "Junior Priority Representative" means the Junior Priority Agent designated by the Junior Priority Agents to act on behalf of the Junior Priority Agents under the Note Collateral Intercreditor Agreement, acting in such capacity. The Junior Priority Representative shall initially be the Initial Junior Priority Agent.

        "Junior Priority Secured Parties" means, at any time, all of the Junior Priority Agents and all of the Junior Priority Creditors.

        "Lien Priority" means, with respect to any Lien of the Note Agent, the Noteholder Secured Parties, the Initial Junior Priority Agent, the Initial Junior Priority Creditors, any Additional Agent or any Additional Creditors in the Collateral, the order of priority of such Lien as specified in the provisions described under "Lien Priority."

        "Management Credit Provider" means any Person that is a beneficiary of a Management Guarantee, as designated by the Company in accordance with the terms of the Note Collateral Documents.

        "Note Agent" means Wilmington Trust in its capacity as collateral agent under the Indenture, together with its successors and assigns in such capacity from time to time, whether under the Original Indenture or any subsequent Indenture, as well as any Person designated as the "Agent" or "Collateral Agent" under any Indenture.

        "Note Bank Products Provider" means any Person that has entered into a Bank Products Agreement with a Note Credit Party with the obligations of such Note Credit Party thereunder being secured by one or more Note Collateral Documents, as designated by the Company in accordance with the terms of the Note Collateral Documents.

        "Note Collateral Documents" means all "Note Security Documents" as defined in the Indenture, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Indenture, in each case as the same may be amended, modified or supplemented from time to time.

        "Note Credit Parties" means the Note Issuer, the Note Guarantors and each other direct or indirect Subsidiary of the Company or any of its Affiliates that is as of the date of the Note Collateral Intercreditor Agreement or thereafter becomes a party to any Note Document.

        "Note Documents" means the Indenture, the Note Collateral Documents, any Bank Products Agreements between any Note Credit Party and any Note Bank Products Provider, any Hedging Agreements between any Note Credit Party and any Note Hedging Provider, any Management

Guarantee, and all other agreements, instruments, documents and certificates, as of the date of the Note Collateral Intercreditor Agreement or thereafter executed by or on behalf of any Note Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Trustee or Note Agent, in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Note Guaranties" means the guarantees of the Note Guarantors pursuant to the Original Indenture and all other guarantees of any Note Obligations of any Note Credit Party by any other Note Credit Party in favor of any Noteholder Secured Party, in each case as amended, restated, supplemented, waived or otherwise modified from time to time.

        "Note Guarantors" means the collective reference to Holdings (so long as it is a guarantor under any of the Note Guaranties), each of the Company's Domestic Subsidiaries that is a guarantor under any of the Note Guaranties and any other Person who becomes a guarantor under any of the Note Guaranties.

        "Note Hedging Provider" means any Person that has entered into a Hedging Agreement with a Note Credit Party with the obligations of such Note Credit Party thereunder being secured by one or more Note Collateral Documents, as designated by the Company in accordance with the terms of the Note Collateral Documents.

        "Note Issuer" means the Company, in its capacity as issuer under the Indenture, together with its successors and assigns.

        "Note Obligations" means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether existing as of the date of the Note Collateral Intercreditor Agreement or thereafter arising, whether arising before, during or after the commencement of any case with respect to any Note Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Note Credit Party from time to time to the Note Agent, the Trustee, the Noteholders, any Note Bank Products Provider, any Note Hedging Provider or any Management Credit Provider under any Note Document, whether for principal, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Note Credit Party, would have accrued on any Note Obligation, whether or not a claim is allowed against such Note Credit Party for such interest and fees in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Note Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Noteholder Secured Parties" means the Trustee, the Note Agent, the Noteholders, any Note Bank Products Provider, any Note Hedging Provider and any Management Credit Provider.

        "Noteholders" means the holders of the Notes, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a "Holder" or a "Noteholder" under any Indenture.

        "Original Indenture" means that certain Indenture dated as of the Issue Date by and among the Note Issuer, Holdings, the Note Guarantors, the Trustee, and the Note Agent, as amended, restated, supplemented, waived or otherwise modified from time to time.

        "Party" means any of the Note Agent, the Initial Junior Priority Agent or any Additional Agent, and "Parties" means all of the Note Agent, the Initial Junior Priority Agent and any Additional Agent.

        "Requisite Senior Priority Holders" means Senior Priority Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Senior Priority Obligations; provided that, (x) if the matter being consented to or the action being taken by the Senior Priority Representative is the subordination of Liens to other Liens, or the consent to a sale of all or substantially all of the Collateral, then "Requisite Senior Priority Holders" means those Senior Priority Secured Parties necessary to validly consent to the requested action in accordance with the applicable Senior Priority Documents and (y) except as may be separately otherwise agreed in writing by and between or among each Senior Priority Agent, on behalf of itself and the Senior Priority Creditors represented thereby, if the matter being consented to or the action being taken by the Senior Priority Representative will affect any Series of Senior Priority Debt in a manner different and materially adverse relative to the manner such matter or action affects any other Series of Senior Priority Debt (except to the extent expressly set forth in the Note Collateral Intercreditor Agreement), then "Requisite Senior Priority Holders" means (1) Senior Priority Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Senior Priority Obligations and (2) Senior Priority Secured Parties holding, in the aggregate, in excess of 50% of the aggregate principal amount of the applicable Series of Senior Priority Debt.

        "Secured Parties" means the Senior Priority Secured Parties and the Junior Priority Secured Parties.

        "Senior Priority Agent" means any of the Note Agent or any Additional Agent under any Senior Priority Documents.

        "Senior Priority Credit Facility" means the Indenture and any Additional Credit Facility in respect of any Senior Priority Obligations.

        "Senior Priority Creditors" means the Noteholder Secured Parties and any Additional Creditor in respect of any Senior Priority Obligations.

        "Senior Priority Debt" means:

  (1)
  all Note Obligations; and

  (2)
  any Additional Obligations of any Credit Party so long as on or before the date on which the relevant Additional Indebtedness is incurred, such Indebtedness is designated by the Company as "Senior Priority Debt" in the relevant Additional Indebtedness Designation delivered pursuant to the procedures described under "—Certain Note Collateral Intercreditor Provisions—Designation of Additional Indebtedness."

        "Senior Priority Documents" means the Note Documents and any Additional Documents in respect of any Senior Priority Obligations.

        "Senior Priority Lien" means a Lien granted (a) by a Note Collateral Document to the Note Agent or (b) by an Additional Collateral Document to any Additional Agent for the purpose of securing Senior Priority Obligations.

        "Senior Priority Obligations" means the Note Obligations and any Additional Obligations constituting Senior Priority Debt.

        "Senior Priority Representative" means the Senior Priority Agent designated by the Senior Priority Agents to act on behalf of the Senior Priority Agents under the Note Collateral Intercreditor Agreement, acting in such capacity; provided that, at any time the Base Intercreditor Agreement is in effect, the Senior Priority Representative shall be the "Note Collateral Representative" as defined under the Base Intercreditor Agreement. The Senior Priority Representative shall initially be the Note Agent.

        "Senior Priority Secured Parties" means, at any time, all of the Senior Priority Agents and all of the Senior Priority Creditors.

        "Series of Senior Priority Debt" means, severally, (a) the Indebtedness outstanding under the Indenture and (b) the Indebtedness outstanding under any Additional Credit Facility in respect of or constituting Senior Priority Debt.

EXCHANGE OFFER; REGISTRATION RIGHTS

        In connection with the issuance of the Old Notes we entered into the Registration Rights Agreement pursuant to which we agreed, for the benefit of the Holders of the applicable class of Notes, to use our commercially reasonable efforts:

          (1)   to file with the SEC the registration statement, of which this prospectus is a part, with respect to a registered offer to exchange the Old Notes for the New Notes; and

          (2)   to cause the registration statement to become effective under the Securities Act by September 18, 2011.

        We further agreed to use commercially reasonable efforts to commence the exchange offer promptly after the registration statement has become effective, hold the offer open for the period required by applicable law (including pursuant to any applicable interpretation by the staff of the SEC), but in any event for at least 10 business days, and exchange the New Notes for all Old Notes validly tendered and not withdrawn before the expiration of the exchange offer.

        Under existing SEC interpretations contained in several no action letters to third parties, the New Notes would in general be freely transferable by Holders thereof (other than affiliates of the Issuer) after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each Holder of Old Notes participating in the exchange offer, as set forth below). However, any purchaser of Old Notes who is an "affiliate" of the Issuer or who intends to participate in the exchange offer for the purpose of distributing the New Notes (1) will not be able to rely on such SEC interpretations, (2) will not be able to tender its Old Notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, in connection with any resales of New Notes, broker-dealers, or "Participating Broker-Dealers," receiving New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those New Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) by delivery of the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers to use the prospectus contained in the exchange offer registration statement in connection with the resale of such New Notes for a period of 90 days after the consummation of the exchange offer. Each Holder of Old Notes (other than certain specified Holders) who wishes to exchange such Old Notes in the exchange offer will be required to represent (1) that any New Notes to be received by it will be acquired in the ordinary course of its business, (2) that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes, (3) that it is not an affiliate of ours, as defined in Rule 405 of the Securities Act, (4) if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes, (5) if it is a Participating Broker-Dealer, that it will deliver a prospectus in connection with any resale of such New Notes, and (6) that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

        However, if:

          (1)   on or before the date of consummation of the exchange offer, the existing SEC interpretations are changed such that the New Notes would not in general be freely transferable in such manner on such date;

          (2)   the exchange offer has not been completed by December 17, 2011;

          (3)   under certain circumstances, the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the exchange offer; or

          (4)   any Holder of the Old Notes (other than an Initial Purchaser) is not permitted by applicable law to participate in the exchange offer, or if any Holder may not resell the New Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not available for such resales by such Holder (other than, in either case, due solely to the status of such Holder as an affiliate of the Issuer or due to such Holder's inability to make the representations referred to above), we will use our commercially reasonable efforts to file, as promptly as reasonably practicable, one or more registration statements under the Securities Act relating to a shelf registration, or the "Shelf Registration Statement," of either or both series of the Old Notes or New Notes, as the case may be, for resale by Holders or, in the case of clause (3), of the Old Notes held by the Initial Purchasers for resale by such Initial Purchasers, or the "Resale Registration," and will use our commercially reasonable efforts to cause the Shelf Registration Statement to become effective within 90 days following the date on which the obligation to file the Shelf Registration Statement arises. We will use our commercially reasonable efforts to cause the Shelf Registration Statement to remain effective until the earlier of one year following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are distributed to the public pursuant to Rule 144 or would be eligible to be sold by a Person that is not an "affiliate" (as defined in Rule 144) of ours without volume restriction. Under certain circumstances, we may suspend the availability of the Shelf Registration Statement for certain periods of time.

        We will, in the event of the Resale Registration, provide to the Holder or Holders of the Old Notes or New Notes, as applicable, copies of the prospectus that is a part of the Shelf Registration Statement, notify such Holder or Holders when the Resale Registration for the Old Notes or New Notes, as applicable, has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or New Notes, as applicable. A Holder of the Old Notes or New Notes, as applicable, that sells such Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the prospectus related to the Shelf Registration Statement and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations). In addition, each such Holder of Old Notes or New Notes, as applicable, will be required, among other things, to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to benefit from the provisions regarding additional interest set forth below.

        Although we are filing the registration statement of which this prospectus forms a part to satisfy our obligations as previously described, there can be no assurance that such registration statement will become effective.

        In the event that:

          (1)   the exchange offer has not been consummated on or before December 17, 2011; or

          (2)   if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement, the Shelf Registration Statement is not declared effective within 90 days following the date on which the obligation to file the Shelf Registration Statement arises; or

          (3)   any Shelf Registration Statement required by the Exchange and Registration Rights Agreement is filed and declared effective, and during the period the Issuer is required to use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective

  (i) the Issuer shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement for more than 60 days in the aggregate in any consecutive twelve-month period, or (ii) such Shelf Registration Statement ceases to be effective and such Shelf Registration Statement is not replaced within 90 days by a Shelf Registration Statement that is filed and declared effective (any such event referred to in clauses (1) through (3) is referred to as a "Registration Default"), then additional interest will accrue on the Transfer Restricted Notes (as defined below), for the period from the occurrence of a Registration Default (but only with respect to one Registration Default at any particular time) until such time as all Registration Defaults have been cured at a rate per annum equal to 0.25% during the first 90-day period following the occurrence of such Registration Default which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 0.50% regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest will be paid in the same manner and on the same dates as interest payments in respect of Transfer Restricted Notes. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. A Registration Default with respect to a failure to file, cause to become effective or maintain the effectiveness of a Shelf Registration Statement will be deemed cured upon consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period. References in the "Description of Notes," except for provisions described under the caption "—Amendments and Waivers," to interest on the Old Notes shall include additional interest, if any.

        For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (1) the date on which such Old Note has been exchanged for a freely transferable New Note in the exchange offer, (2) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, or (3) the date on which such Old Note is distributed to the public pursuant to Rule 144 of the Securities Act or (4) the earliest date that is no earlier than April 15, 2012 and on which such Old Note would be eligible to be sold by a Person that is not an "affiliate" (as defined in Rule 144) of us pursuant to Rule 144 without volume restriction.

        Old Notes not tendered in the exchange offer will bear interest at the applicable rate set forth with respect to such Old Notes on the cover page of this prospectus and will be subject to all the terms and conditions specified in the Indenture, including transfer restrictions. The New Notes will be accepted for clearance through DTC.

        The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available as set forth under the heading "Where You Can Find More Information."

        The Old Notes and the New Notes, will be respectively considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and for purposes of this prospectus all references to "Notes" shall be deemed to refer collectively to Old Notes and any New Notes, unless the context otherwise requires.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of New Notes received in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time, in one or more transactions, through the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or, alternatively, to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer, other than underwriting discounts and commissions, brokerage commissions and applicable transfer taxes, and will indemnify certain Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes, other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  such New Notes are acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

  •
  such holder is not engaged in and does not intend to engage in a distribution of such New Notes.

        We have not sought and do not intend to seek a no-action letter from the SEC, with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations relating to the exchange offer (as described under the heading "The Exchange Offer"). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold the Notes as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a "functional currency" other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. As used in this discussion, the term "Holder" means a beneficial owner of a Note.

        The exchange of an Old Note for a New Note pursuant to the exchange offer will not result in a taxable exchange to a Holder of such Old Note. Accordingly, a Holder of an Old Note will not recognize any gain or loss upon the exchange of an Old Note for a New Note pursuant to the exchange offer. Such Holder's holding period for such New Note will include the holding period for such Old Note, and such Holder's adjusted tax basis in such New Note will be the same as such Holder's adjusted tax basis in such Old Note. The U.S. federal income tax considerations relating to the Old Notes will generally continue to apply to the New Notes. Similarly, there will be no U.S. federal income tax consequences to a Holder of an Old Note that does not participate in the exchange offer.

        INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND ANY OTHER TAX CONSIDERATIONS TO THEM RELATING TO THE NOTES, INCLUDING THE TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFER OR NOT PARTICIPATING IN THE EXCHANGE OFFER.

 VALIDITY OF THE NOTES

        Debevoise & Plimpton LLP, New York, New York will pass upon the validity of the New Notes and the guarantees. Debevoise & Plimpton LLP has in the past provided, and continues to provide, legal services to CD&R and its affiliates. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is the Chairman of Clayton, Dubilier & Rice, LLC. Richards, Layton & Finger, P.A., Wilmington, Delaware will pass upon certain Delaware legal matters relating to the New Notes and the guarantees. Lionel Sawyer & Collins, P.C. Reno, Nevada will pass upon certain Nevada legal matters relating to the guarantees. Paul, Hastings, Janofsky & Walker LLP, Atlanta, Georgia will pass upon certain Georgia legal matters relating to the guarantees. Edwards Angell Palmer & Dodge LLP, Providence, Rhode Island will pass upon certain Rhode Island legal matters relating to the guarantees. Friday, Eldredge & Clark, LLP, Little Rock, Arkansas will pass upon certain Arkansas legal matters relating to the guarantees.

WHERE YOU CAN FIND MORE INFORMATION

        In connection with the exchange offer, we have filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the New Notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus omits information included in the registration statement. For a more complete understanding of the exchange offer, you should refer to the registration statement, including its exhibits.

        Following effectiveness of the registration statement relating to the exchange offer, we will file annual, quarterly and current reports and other information with the SEC. The Indenture requires us to distribute to the holders of the Notes annual reports containing our financial statements audited by our independent auditors as well as other information, documents and other information we file with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

        The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the internet at the SEC's website at http://www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of the exchange offer's registration statement and other information that we file with the SEC at no cost by calling us or writing to us at the following address:

Atkore International Holdings Inc.
16100 S. Lathrop Avenue
Harvey, IL 60426
Tel: (800) 882-5543

        In order to obtain timely delivery of such materials, you must request documents from us no later than five business days before you make your investment decision or at the latest by                         , 2011.

 EXPERTS

        The combined financial statements of The Electrical and Metal Products Business of Tyco International Ltd. as of September 24, 2010 and September 25, 2009 and for each of the three years in the periods ended September 24, 2010, September 25, 2009 and September 26, 2008, and the related financial statement schedule, included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the combined financial statements which were prepared from the separate records maintained by The Electrical and Metal Products Business of Tyco International Ltd. and which may not necessarily be indicative of the conditions that would have existed or the results of operations that would have occurred if The Electrical and Metal Products Business of Tyco International Ltd. had been operated as an unaffiliated company and portions of certain expenses represent allocations from Tyco International Ltd. Such combined financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO COMBINED FINANCIAL STATEMENTS

ATKORE INTERNATIONAL HOLDINGS INC.

Page
Audited Combined Financial Statements of The Electrical and Metal Products Business of Tyco International Ltd.
Report of Independent Registered Public Accounting Firm	F-2
Combined Statements of Operations for the fiscal years ended September 24, 2010, September 25, 2009 and September 26, 2008	F-3
Combined Balance Sheets as of September 24, 2010 and September 25, 2009	F-4
Combined Statements of Parent Company Equity for the fiscal years ended September 24, 2010, September 25, 2009 and September 26, 2008	F-5
Combined Statements of Cash Flows for the fiscal years ended September 24, 2010, September 25, 2009 and September 26, 2008	F-6
Notes to Combined Financial Statements	F-7
Schedule II-Valuation and Qualifying Accounts	F-46
Unaudited Condensed Financial Statements of Atkore International Holdings Inc.
Condensed Consolidated Statement of Operations for the three months ended June 24, 2011 (Successor Company)	F-48
Condensed Consolidated Statement of Operations for the period from December 23, 2010 to June 24, 2011 (Successor Company)	F-48
Condensed Combined Statements of Operations for the period from September 25, 2010 to December 22, 2010 and the three and nine months ended June 25, 2010 (Predecessor Company)	F-48
Condensed Consolidated Balance Sheet as of June 24, 2011 (Successor Company)	F-49
Combined Balance Sheet as of September 24, 2010 (Predecessor Company)	F-49
Condensed Consolidated Statement of Cash Flows for the period from December 23, 2010 to June 24, 2011 (Successor Company)	F-50
Condensed Combined Statements of Cash Flows for the period from September 25, 2010 to December 22, 2010 and the nine months ended June 25, 2010 (Predecessor Company)	F-50
Notes to Condensed Financial Statements	F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Atkore International Holdings Inc.:

        We have audited the accompanying combined balance sheets of The Electrical and Metal Products Business of Tyco International Ltd. (the "Company"), a division of Tyco International, Ltd ("Tyco" or "Parent"), as described in Note 1 to the combined financial statements, as of September 24, 2010 and September 25, 2009, and the related combined statements of operations, parent company equity, and cash flows for the years ended September 24, 2010, September 25, 2009, and September 26, 2008. Our audits also included the financial statement schedule shown as Schedule II. The combined companies are under common ownership and common management. These combined financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of September 24, 2010 and September 25, 2009, and the results of its operations and its cash flows for the years ended September 24, 2010, September 25, 2009, and September 26, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 1, the accompanying combined financial statements have been prepared from the separate records maintained by the Company and its Parent and may not necessarily be indicative of the conditions that would have existed or the results of operations that would have occurred if the Company had been operated as an unaffiliated company. Portions of certain expenses represent allocations of costs from Tyco.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 5, 2010, except for Notes 18 and 19, as to which the date is May 31, 2011

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

COMBINED STATEMENTS OF OPERATIONS

Fiscal Years Ended September 24, 2010, September 25, 2009 and September 26, 2008

($ in millions)

	2010	2009	2008
Net sales	$1,433	$1,433	$2,318
Cost of sales	1,192	1,282	1,762
Selling, general and administrative expenses	166	158	212
Goodwill impairment (see Note 6)	—	940	—
Restructuring and asset impairment charges (see Note 2)	7	16	33

Operating income (loss)	68	(963)	311
Interest expense, net	48	41	26
Other income, net	—	—	(4)

Income (loss) before income taxes	20	(1,004)	289
Income tax expense (benefit)	19	(35)	117

Net income (loss)	$1	$(969)	$172

See Notes to Combined Financial Statements.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

COMBINED BALANCE SHEETS

As of September 24, 2010 and September 25, 2009

($ in millions)

	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$33	$31
Accounts receivable trade, less allowance for doubtful accounts of $10 and $11, respectively	204	206
Receivables due from Tyco International Ltd. and affiliates (see Note 8)	356	—
Inventories	272	177
Prepaid expenses and other current assets	25	26
Deferred income taxes	22	27

Total current assets	912	467
Receivables due from Tyco International Ltd. and affiliates (see Note 8)	—	501
Property, plant and equipment, net	234	196
Deferred income taxes	52	54
Other assets	26	23

Total Assets	$1,224	$1,241

Liabilities and Parent Company Equity
Current Liabilities:
Current maturities of long-term debt, including due to Tyco and affiliates of $312 and $60, respectively (see Note 9)	$312	$61
Accounts payable	138	86
Payable due to Tyco and affiliates (see Note 8)	6	16
Accrued and other current liabilities	79	74

Total current liabilities	535	237
Long-term debt, net including due to Tyco and affiliates of $388 and $651, respectively (see Note 9)	389	652
Income taxes payable	20	23
Other liabilities	47	37

Total Liabilities	991	949

Commitments and contingencies (see Note 12)
Parent Company Equity:
Parent company investment	212	274
Accumulated other comprehensive income	21	18

Total Parent Company Equity	233	292

Total Liabilities and Parent Company Equity	$1,224	$1,241

See Notes to Combined Financial Statements.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

COMBINED STATEMENTS OF PARENT COMPANY EQUITY

Fiscal Years Ended September 24, 2010, September 25, 2009 and September 26, 2008

($ in millions)

	Parent Company Investment	Accumulated Other Comprehensive Income	Total Parent Company Equity
Balance as of September 28, 2007	1,483	32	$1,515
Comprehensive income:
Net income	172	—	172
Currency translation	—	(3)	(3)

Total comprehensive income			169
Net transfers from Parent	94	—	94
Cumulative effect of adopting a new accounting principle (see Note 3)	(5)	—	(5)

Balance as of September 26, 2008	1,744	29	1,773
Comprehensive income:
Net loss	(969)	—	(969)
Currency translation	—	(2)	(2)
Retirement plans, net of income tax benefit of $6	—	(10)	(10)

Total comprehensive loss			(981)
Net transfers to Parent	(501)	—	(501)
Cumulative effect of adopting a new accounting principle, net of income tax of $1 (see Note 13)	—	1	1

Balance as of September 25, 2009	274	18	292
Comprehensive income:
Net income	1	—	1
Currency translation	—	4	4
Retirement plans, net of income tax benefit of $1	—	(1)	(1)

Total comprehensive income			4
Net transfers to Parent	(63)	—	(63)

Balance as of September 24, 2010	$212	$21	$233

See Notes to Combined Financial Statements.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

COMBINED STATEMENTS OF CASH FLOWS

Fiscal Years Ended September 24, 2010, September 25, 2009 and September 26, 2008

($ in millions)

	2010	2009	2008
Cash Flows From Operating Activities:
Net income (loss)	$1	$(969)	$172
Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation	36	31	36
Goodwill impairment	—	940	—
Deferred income taxes	10	(40)	(11)
Provision for losses on accounts receivable and inventory	2	6	11
Gain on sale of investments and fixed assets	(2)	(1)	(4)
Other non-cash items	—	(6)	(1)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	5	125	(10)
Prepaid expenses and other current assets	2	4	(12)
Inventories	(88)	179	(27)
Accounts payable	50	(48)	(4)
Income taxes payable	5	(7)	109
Accrued and other liabilities	9	(6)	37
Other	—	5	1

Net cash provided by operating activities	30	213	297

Cash Flows From Investing Activities:
Capital expenditures	(46)	(45)	(31)
Change in due to (from) Tyco and affiliates	136	305	(275)
Proceeds from sale of fixed assets	3	1	2
Acquisition of a Business	(39)	—	—
Proceeds from sale of investment	—	—	7
Other investing activities	—	1	(1)

Net cash provided by (used in) investing activities	54	262	(298)

Cash Flows From Financing Activities:
Proceeds from long-term debt due to Tyco and affiliates	12	—	20
Repayments of long-term debt due to Tyco and affiliates	(22)	—	(21)
Change in parent company investment	(72)	(452)	(7)

Net cash used in financing activities	(82)	(452)	(8)

Effect of currency translation on cash	—	1	—
Net increase (decrease) in cash and cash equivalents	2	24	(9)
Cash and cash equivalents at beginning of year	31	7	16

Cash and cash equivalents at end of year	$33	$31	$7

Supplementary Cash Flow Information:
Income taxes paid, net of refunds	4	11	20
Supplemental non-cash investing activity:
Note receivable from divestiture of a business	—	9	—

See Notes to Combined Financial Statements.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

        Spin-off—On April 27, 2010, Tyco International Ltd. ("Tyco" or "Parent") announced its plan to spin-off its Electrical and Metal Products Business (the "Company") into an independent, publicly traded company (the "Spin-off"). Upon Spin-off, Electrical and Metal Products will own the electrical and metal products businesses as of the Spin-off date and its shares will be distributed to Tyco shareholders. The Company as presented herein represents a combined reporting entity comprising the assets and liabilities used in managing and operating the Tyco electrical and metal products business. Tyco intends to accomplish the Spin-off through a distribution of the Company's common stock to Tyco shareholders (the "Distribution"). Immediately following the Distribution, Tyco's shareholders will own 100% of the equity of the Company. The Spin-off is subject to approval by the Board of Directors of Tyco and the approval of Tyco shareholders.

        Basis of Presentation—The Combined Financial Statements have been prepared in United States dollars, in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Unless otherwise indicated, references in the Combined Financial Statements to 2010, 2009 and 2008 are to the Company's fiscal year ended September 24, 2010, September 25, 2009 and September 26, 2008, respectively.

        Description of Business—The Company is engaged in the design, manufacture and distribution of electrical conduits, cable products, steel tube and pipe products. The Company conducts business globally and is organized into the following business segments:

  1.
  Electrical and Infrastructure designs and manufactures electrical conduits, cable and other products. It also manufactures and distributes metal framing, support products and systems such as strut channels, cable tray and cable ladder products.

  2.
  Pipe and Tube designs, manufactures and fabricates steel tube, plate and pipe products. It also provides conceptual design, engineering and installation services regarding strut related applications.

        The Company also provides general corporate services to its segments and these costs are reported as Corporate and other (See Note 16).

        Fiscal Year—The Company has a 52- or 53- week fiscal year that ends on the last Friday in September. Fiscal years 2010, 2009 and 2008 were all 52- week years. The next 53- week fiscal year is fiscal 2011 and will end on September 30, 2011.

        Principles of Combination—The Combined Financial Statements include the assets and liabilities used in operating Tyco's electrical and metal products business, including entities in which the Company owns or controls more than 50% of the voting shares or has the ability to control through similar rights. The impact of subsidiaries owned or controlled with ownership less than 100% were not material to any of the Combined Financial Statements presented. All intercompany transactions have been eliminated. The results of companies acquired or disposed of are included in the Combined Financial Statements from the effective date of acquisition or up to the date of disposal.

        Additionally, the Combined Financial Statements may not be indicative of the Company's future performance and do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Company operated as an independent, publicly traded company during the periods presented. To the extent that an asset, liability, revenue or expense is

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

directly associated with the Company, it is reflected in the accompanying Combined Financial Statements. Certain general corporate overhead and other expenses have been allocated by Tyco to the Company. See Note 8. Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent, publicly traded company for the periods presented, nor are they indicative of the costs that will be incurred in the future as an independent, publicly traded company.

        Use of Estimates—The preparation of the Combined Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Significant estimates in these Combined Financial Statements include restructuring charges, allowances for doubtful accounts receivable, estimates of future cash flows associated with asset impairments, useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories, legal liabilities, income taxes and tax valuation allowances, and pension and postretirement employee benefit liabilities. Actual results could differ materially from these estimates.

        Revenue Recognition—The Company's revenues are generated principally from the sale of its products. Revenue from the sale of products is recognized at the time title and risks and rewards of ownership pass. This is generally when the products reach the free-on-board shipping point, the sales price is fixed and determinable and collection is reasonably assured.

        Provisions for certain rebates, sales incentives, trade promotions, product returns and discounts to customers are accounted for as reductions in determining sales in the same period the related sales are recorded. Rebates are estimated based on sales terms, historical experience and trend analysis.

        Cost of sales—The Company includes all costs directly related to the production of goods for sale in cost of goods sold. The Company classifies direct material, direct labor, production related overheads, freight and distribution costs, and the depreciation and amortization of assets directly used in the production of goods for sale as cost of sales in the Combined Statement of Operations

        Selling, general and administrative expenses—The Company includes all costs not directly related to the production of goods for sale in selling, general and administrative expenses. These costs include mainly administrative and selling labor, related support materials and the depreciation and amortization of assets used in the administrative and selling functions.

        Translation of Foreign Currency—For the Company's non-U.S. subsidiaries that account in a functional currency other than U.S. dollars, assets and liabilities are translated into U.S. dollars using year-end exchange rates. Revenue and expenses are translated at the average exchange rates in effect during the year. Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income within parent company equity.

        Cash and Cash Equivalents—All highly liquid investments purchased with original maturities of three months or less from the time of purchase are considered to be cash equivalents. The Company has reflected book overdrafts of less than a million and $6 million within accounts payable within the Combined Balance Sheets as of September 24, 2010 and September 25, 2009, respectively.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        Allowance for Doubtful Accounts—The allowance for doubtful accounts receivable reflects the best estimate of losses inherent in the Company's accounts receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other available evidence.

        Inventories—Inventories are recorded at the lower of cost (primarily first-in, first-out) or market value.

        Property, Plant and Equipment—Property, plant, and equipment, net, is recorded at cost less accumulated depreciation. Maintenance and repair expenditures are charged to expense when incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings	20 to 40 years
Building improvements	5 to 15 years
Machinery and equipment production	10 to 20 years
Support and testing machinery and equipment	2 to 10 years
Leasehold improvements	Lesser of remaining term of the lease or economic useful life

        Long-Lived Asset Impairments—The Company reviews long-lived assets, including property, plant and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. The Company performs undiscounted operating cash flow analyses to determine if impairment exists. For purposes of recognition and measurement of an impairment for assets held for use, the Company groups assets and liabilities at the lowest level for which cash flows are separately identified. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

        Goodwill and Indefinite-Lived Intangible Asset Impairments—Goodwill and indefinite-lived intangible assets are assessed for impairment annually and more frequently if triggering events occur. See Note 6. In performing these assessments, management relies on various factors, including operating results, business plans, economic projections, anticipated future cash flow forecasts, market multiples of publicly traded comparable companies and other market data. Historically, when the Company carried a goodwill balance, it performed its annual impairment tests for goodwill and indefinite-lived intangible assets on the first day of the fourth quarter each year or when a triggering event occurred.

        When testing for goodwill impairment, the Company first compares the fair value of a reporting unit with its carrying amount. Fair value for the goodwill impairment test is determined utilizing a discounted cash flow analysis based on the forecast cash flows (including estimated underlying revenue and operating income growth rates) discounted using an estimated weighted average cost of capital of market participants. A market approach, utilizing observable market data of comparable companies in similar lines of business that are publicly traded is used to corroborate the discounted cash flow analysis performed at each reporting unit. If the carrying amount of a reporting unit exceeds its fair value, goodwill is considered potentially impaired and further tests are performed to measure the amount of impairment loss. In the second step of the goodwill impairment test, the Company compares the implied fair value of the reporting unit's goodwill with the carrying amount of the reporting unit's

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess of the carrying amount of goodwill over its implied fair value. The implied fair value of goodwill is determined in the same manner that the amount of goodwill recognized in a business combination is determined. The Company allocates the fair value of a reporting unit to all of the assets and liabilities of that unit, including intangible assets, as if the reporting unit had been acquired in a business combination. Any excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities represents the implied fair value of goodwill.

        Income Taxes and Uncertain Tax Positions—Income taxes are computed on a stand-alone basis in accordance with authoritative guidance for the accounting of income taxes. In these Combined Financial Statements, income taxes have been reflected on a basis where such tax returns have or could have been filed based upon entities and their related jurisdictions as included in these Combined Financial Statements. Income tax payables and receivables presented herein reflect only the existing legal and contractual obligations of the Company's members that are expected to be settled in cash. At each balance sheet date, amounts resulting from the computation of stand-alone provisions that will not be settled with cash pursuant to the Company's policies have been recorded as contributions to or distributions from the Parent within parent company investment in the Combined Balance Sheet.

        In determining net income, the Company must make certain estimates and judgments. These estimates and judgments affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, included in both prepaid expenses and other current assets and other assets in the accompanying Combined Balance Sheets.

        Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the Combined Financial Statements. Deferred tax assets and liabilities are determined based on the differences between the book and tax bases of particular assets and liabilities and operating loss carryforwards, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset deferred tax assets if, based upon the available evidence, including tax planning strategies, it is more likely-than-not that some or all of the deferred tax assets will not be realized.

        In evaluating the ability to recover deferred tax assets, the Company considers all available positive and negative evidence including past operating results, the existence of cumulative losses in the most recent years and the forecast of future taxable income. In estimating future taxable income, the Company develops assumptions including the amount of future state, federal, and international pre-tax operating income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimates the Company is using to manage the underlying businesses.

        Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. The Company is not aware of any such changes that would have a material effect on the Company's Combined Financial Position, Results of Operations, and Cash Flows.

        In addition, the calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across global operations. The Company recognizes potential liabilities and records tax liabilities for anticipated tax audit issues in the U.S. and

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

other tax jurisdictions based on an estimate of whether it is more likely than not that the position will be sustained upon examination. These tax liabilities are reflected net of related tax loss carryforwards. The Company adjusts these reserves in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the tax liabilities. If the estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities would result in tax benefits being recognized in the period when the Company determines the liabilities are no longer necessary. If the tax liabilities relate to tax uncertainties existing at the date of the acquisition of a business, the adjustment of such tax liabilities will result in an adjustment to the Combined Statement of Operations in the current year.

        Insurable Liabilities—The Company insures workers' compensation, property, general and auto liabilities through a wholly owned subsidiary of Tyco, a captive insurance company, which retains the risk of loss. The captive's policies covering these risks are deductible reimbursement policies. Tyco has insurance for losses in excess of the captive insurance company policies' limits through third party insurance companies. In addition to the liabilities retained by the Captives, the Company has a deductible for and retains the risk of loss of product liability claims. For product liability losses that exceed the deductible the Company is covered by an excess insurance program as an insured under the Tyco policy. The related insurance expenses are included within Selling, General and Administrative expenses in the Combined Statement of Operations

        These insurance costs have been allocated to the Company on a specific identification basis by Tyco. The Company believes the allocations are reasonable; however, they may not be indicative of the actual insurance costs of the Company had the Company been operating as an independent, stand-alone entity for the periods presented. See Note 8.

        Financial Instruments—The Company uses forward contracts to manage risks generally associated with foreign currency exchange rate risk. The objective of these forward foreign currency exchange contracts is to minimize impacts to cash flows on the Company's operations associated with accounts receivable, accounts payable, transactions with Parent and forecasted transactions due to changes in foreign currency exchange rates. These instruments are marked to market with gains and losses recognized currently in earnings. The notional value for such forward contracts was $3 million and $6 million as of September 24, 2010 and September 25, 2009, respectively.

        Parent Company Investment—Parent company investment in the Combined Balance Sheets represents the historical investment in the Company, the Company's accumulated net earnings after taxes, and the net effect of transactions with and allocations from Tyco.

        Recently Adopted Accounting Pronouncements—In December 2008, the FASB issued authoritative guidance for employers' disclosures about postretirement benefit plan assets. The guidance requires additional disclosures about plan assets related to an employer's defined benefit pension or other post-retirement plans to enable investors to better understand how investment decisions are made, the major categories of plan assets, the inputs and valuation techniques used to measure the fair value of plan assets, the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period, and the significant concentrations of risk within plan assets. The disclosure provisions of the guidance were adopted concurrently with the pension disclosures associated

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

with the Company's annual valuation process during the fourth quarter of fiscal 2010. The adoption did not impact the Company's financial position, results of operations or cash flows. See Note 13.

        In December 2007, the FASB revised the authoritative guidance for business combinations. The revised guidance retains the underlying concepts of the existing guidance in that business combinations are still accounted for at fair value. However, the accounting for certain other aspects of business combinations will be affected. Acquisition costs will generally be expensed as incurred. Restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date. In-process research and development will be recorded at fair value as an indefinite-lived intangible at the acquisition date until it is completed or abandoned and its useful life can be determined. Changes in deferred tax asset valuation allowances and uncertain tax positions after the acquisition date will generally impact income tax expense. The revised guidance also expands required disclosures surrounding the nature and financial effects of business combinations. The revised guidance was adopted by the Company in the first quarter of fiscal 2010, which did not have a material impact on the Company's financial position, results of operations or cash flows. The revised guidance is primarily effective for all business combinations beginning in the first quarter of fiscal 2010 and thereafter.

        In June 2009, the Financial Accounting Standards Board ("FASB") issued authoritative guidance which established the FASB Standards Accounting Codification ("Codification") as the source of authoritative GAAP recognized by the FASB to be applied to nongovernmental entities, and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification supersedes all the existing non-SEC accounting and reporting standards upon its effective date and, subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. The guidance is not intended to change or alter existing GAAP. The guidance became effective for the Company in the fourth quarter of 2009. The guidance did not have an impact on the Company's financial position, results of operations or cash flows.

        In May 2009, the FASB issued authoritative guidance for subsequent events. The amended guidance provides authoritative accounting literature related to evaluating subsequent events that was previously addressed only in the auditing literature. The guidance is similar to the current guidance with some exceptions that are not intended to result in significant change to current practice. The guidance defines subsequent events and also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company adopted the disclosure provisions of the guidance as of September 25, 2009. The adoption did not have an impact on the Company's financial position, results of operations or cash flows.

        In September 2006, the FASB issued authoritative guidance for employers' accounting for defined benefit pension and other postretirement plans. The guidance requires companies to measure plan assets and benefit obligations as of their fiscal year end. The Company adopted the measurement date provisions of the guidance on September 27, 2008. As a result, the Company measured its plan assets and benefit obligations on September 26, 2008 and adjusted its opening balance of accumulated other comprehensive income for the change in net periodic benefit cost and fair value, respectively, from the previously used measurement date of August 31, 2008. The adoption of the measurement date provisions resulted in a net increase to accumulated other comprehensive income of $1 million, net of income taxes of $1 million for 2009. See Note 13.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        In June 2006, the FASB issued authoritative guidance on uncertain tax positions. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company adopted this guidance on September 29, 2007. As a result of this adoption, the Company recorded a decrease to parent company investment of $5 million for the cumulative effect of adoption. See Note 3.

        Recently Issued Accounting Pronouncements—In June 2009, the FASB issued authoritative guidance which amended the existing guidance for the consolidation of variable interest entities, to address the elimination of the concept of a qualifying special purpose entity. The guidance also replaces the quantitative based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity, and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, the guidance requires any enterprise that holds a variable interest in a variable interest entity to provide enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a variable interest entity. The guidance is effective for the Company in the first quarter of fiscal 2011. The Company believes that the guidance will not have a material impact on its financial position, results of operations or cash flows.

2. Restructuring and Asset Impairment Charges

  2009 Program

        During fiscal 2009 and 2010, the Company identified and pursued opportunities for cost savings through restructuring activities and workforce reductions to improve operating efficiencies across all of the Company's segments (the "2009 Program"). As of September 24, 2010, the Company has substantially completed the 2009 Program.

        Restructuring and asset impairment charges during fiscal 2010 and 2009 related to 2009 program are as follows ($ in millions):

	2010
	Employee Severance and Benefits	Facility Exit and Other Charges	Charges reflected in Cost of Sales	Total
Electrical and Infrastructure	$1	$2	$2	$5
Pipe and Tube	—	1	5	6
Corporate and Other	1	—	—	1

Restructuring and asset impairment charges	$2	$3	$7	$12

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Restructuring and Asset Impairment Charges (Continued)

	2009
	Employee Severance and Benefits	Facility Exit and Other Charges(1)	Charges reflected in Cost of Sales	Total
Electrical and Infrastructure	$1	$1	$1	$3
Pipe and Tube	2	1	—	3
Corporate and Other	7	1	6	14

Restructuring and asset impairment charges	$10	$3	$7	$20

(1)
Facility exit and other charges include asset impairment charges of $1 million.

  2007 Program

        During fiscal 2007 and 2008, the Company launched a restructuring program to streamline some of the businesses and reduce the operational footprint (the "2007 Program").

        Restructuring and asset impairment charges, during fiscal 2010, 2009 and 2008, related to 2007 Program are as follows ($ in millions):

2010 Facility Exit and Other Charges
Electrical and Infrastructure	$1

Corporate and Other	1

Restructuring and asset impairment charges	$2

2009 Facility Exit and Other Charges
Corporate and Other	$3

Restructuring and asset impairment charges	$3

	2008
	Employee Severance and Benefits	Facility Exit and Other Charges(1)	Charges reflected in Cost of Sales	Total
Electrical and Infrastructure	$1	$19	$—	$20
Corporate and Other	5	8	8	21

Restructuring and asset impairment charges	$6	$27	$8	$41

(1)
Facility exit and other charges include asset impairment charges of $16 million.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Restructuring and Asset Impairment Charges (Continued)

  Restructuring Reserves

        Activity in the Company's restructuring reserves by program is summarized as follows ($ in millions):

	2009 Program	2007 Program	Total
Balance as of September 26, 2008	—	$14	$14
Charges	12	3	15
Utilization	(4)	(9)	(13)

Balance as of September 25, 2009	$8	$8	$16

Charges	5	2	7
Utilization	(7)	(3)	(10)

Balance as of September 24, 2010	$6	$7	$13

        As of September 24, 2010 and September 25, 2009, restructuring reserves were included in the Company's Combined Balance Sheets as follows ($ in millions):

	2010	2009
Accrued and other current liabilities	$8	$10
Other liabilities	5	6

	$13	$16

3. Income Taxes

        Significant components of the income tax provision for 2010, 2009 and 2008 are as follows ($ in millions):

	2010	2009	2008
Current:
United States:
Federal	$3	$(4)	$102
State	3	3	12
Non-U.S.	3	6	15

Current income tax provision	9	5	129
Deferred:
United States:
Federal	8	(36)	(9)
State	—	(2)	(2)
Non-U.S.	2	(2)	(1)

Deferred income tax (benefit) provision	10	(40)	(12)

	$19	$(35)	$117

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Income Taxes (Continued)

        Non-U.S. income (loss) from operations before income taxes was $15 million, ($52) and $23 million for fiscal 2010, 2009, and 2008, respectively.

        The reconciliation between U.S. federal income taxes at the statutory rate and the Company's provision for income taxes for fiscal 2010, 2009, and 2008 is as follows ($ in millions):

	2010	2009	2008
Notional U.S. federal income tax (benefit) expense at the statutory rate	$7	$(352)	$101
Adjustments to reconcile to the income tax provision:
U.S. state income tax (benefit) provision, net	—	(2)	4
Non-U.S. net (loss) earnings	—	(1)	—
Nondeductible charges	1	3	—
Valuation allowance	5	4	14
U.S. tax effects of foreign dividends	7	—	—
Goodwill impairment	—	314	—
Other	(1)	(1)	(2)

Provision (benefit) for income taxes	$19	$(35)	$117

        Deferred income taxes result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes. The components of the net deferred income tax asset as of September 24, 2010 and September 25, 2009 are as follows ($ in millions):

	2010	2009
Deferred tax assets:
Accrued liabilities and reserves	$32	$30
Tax loss and credit carryforwards	46	53
Postretirement benefits	15	15
Intangible assets	6	8
Other	4	6

	$103	$112

Deferred tax liabilities:
Property, plant and equipment	$(5)	$(5)
Other	—	(1)

	(5)	$(6)

Net deferred tax asset before valuation allowance	$98	$106
Valuation allowance	(27)	(26)

Net deferred tax asset	$71	$80

        Federal and state income taxes have not been provided on accumulated undistributed earnings of certain foreign subsidiaries aggregating approximately $11 million and $9 million at September 24, 2010 and September 26, 2008, respectively, as such earnings have been reinvested in the business. There were no accumulated undistributed earnings of foreign subsidiaries at September 25, 2009. The determination of the amount of the unrecognized deferred tax liability related to the undistributed earnings is not practicable.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Income Taxes (Continued)

        As of September 24, 2010, the Company had nil net operating loss carryforwards in certain non-U.S. jurisdictions. In the U.S., there were approximately $109 million of federal and $128 million of state net operating loss carryforwards as of September 24, 2010, which will expire in future years through 2029.

        The valuation allowance for deferred tax assets of $27 million and $26 million as of September 24, 2010 and September 25, 2009, respectively, relates principally to the uncertainty of the utilization of certain deferred tax assets, primarily tax loss carryforwards in various jurisdictions. The valuation allowance was calculated and recorded when the Company determined that it was more-likely-than-not that all or a portion of the Company's deferred tax assets would not be realized. The Company believes that it will generate sufficient future taxable income to realize the tax benefits related to the remaining net deferred tax assets on the Combined Balance Sheets.

        The Company adopted the recognition, measurement and disclosure guidance for the accounting of uncertain tax positions, on September 29, 2007. As discussed in Note 1, the Company has presented in the Combined Balance Sheets the income tax payable amounts, including those amounts recorded for uncertain tax positions, for those legal and contractual liabilities that the Company is obligated to settle in cash. Thus, to the extent the adoption impacted income tax payables for the historical operations of the Company, but the Company is not obligated to settle such payables, the adoption would impact parent company investment. The Company has reflected this impact as a separate line item in the Combined Statements of Parent Company Equity. As a result of this adoption, the Company recorded a decrease to parent company investment of $5 million for the cumulative effect of adoption. As of September 24, 2010, September 25, 2009, and September 26, 2008, the Company had gross unrecognized tax benefits of $19 million, $20 million and $20 million, respectively, $13 million, $14 million and $14 million of which, if recognized, would affect the effective tax rate. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. The Company recognized $2 million, $2 million and nil of gross income tax expense for interest and penalties related to unrecognized tax benefits for the periods ending September 24, 2010, September 25, 2009 and September 26, 2008 respectively. As of September 24, 2010, September 25, 2009 and September 26, 2008, the Company accrued gross interest and penalties related to unrecognized tax benefits of $11 million, $9 million and $7 million in the Combined Balance Sheets, respectively.

        A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows ($ in millions):

Balance as of September 28, 2007	$22
Additions based on tax positions related to the current year	1
Additions based on tax positions related prior years	1
Reductions based on tax positions related to prior years	(3)
Reductions related to settlement adjustments	(1)

Balance as of September 26, 2008	20
Additions based on tax positions related to the current year	1
Reductions based on tax positions related to prior years	(1)

Balance as of September 25, 2009	20
Additions based on tax positions related to prior years	1
Additions based on tax positions related to the current year	1
Reductions based on tax positions related to prior years	(3)

Balance as of September 24, 2010	$19

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Income Taxes (Continued)

        Many of the Company's uncertain tax positions relate to tax years that remain subject to audit by the taxing authorities in the U.S. federal, state and local or foreign jurisdictions. Open tax years in significant jurisdictions are as follows:

Jurisdiction	Years Open To Audit
Australia	2005 - 2009
Brazil	2005 - 2009
Canada	2001 - 2009
United Kingdom	2008 - 2009
United States	1997 - 2009

        Based on the current status of its income tax audits, the Company believes that it is reasonably possible that $4 million in unrecognized tax benefits may be resolved in the next twelve months.

  Other Income Tax Matters

        Except for earnings that are currently distributed, no additional material provision has been made for U.S. or non-U.S. income taxes on the undistributed earnings of subsidiaries or for unrecognized deferred tax liabilities for temporary differences related to investments in subsidiaries, since the earnings are expected to be permanently reinvested, the investments are essentially permanent in duration, or the Company has concluded that no additional tax liability will arise as a result of the distribution of such earnings. A liability could arise if amounts are distributed by such subsidiaries or if such subsidiaries are ultimately disposed. It is not practicable to estimate the additional income taxes related to permanently reinvested earnings or the basis differences related to investments in subsidiaries.

        The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across its global operations. The Company records tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. These tax liabilities are reflected net of related tax loss carryforwards. The Company adjusts these reserves in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company's current estimate of the tax liabilities. If the Company's estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities may result in income tax benefits being recognized in the period when the Company determines the liabilities are no longer necessary. As of September 24, 2010, $4 million of these reserves were classified as current liabilities in the Consolidated Balance Sheet as settlement is expected within one year.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

4. Inventories

        As of September 24, 2010 and September 25, 2009, inventories were comprised of ($ in millions):

	2010	2009
Purchased materials and manufactured parts	$109	$65
Work in process	26	20
Finished goods	137	92

Inventories	$272	$177

        Inventories are recorded at the lower of cost (primarily first-in, first-out) or market value.

5. Property, plant and equipment

        As of September 24, 2010 and September 25, 2009, property, plant and equipment at cost and accumulated depreciation were ($ in millions):

	2010	2009
Land	$18	$16
Buildings and related improvements	158	120
Machinery and equipment	330	288
Leasehold improvements	6	5
Construction in progress	21	45

Property, plant and equipment	533	474
Accumulated depreciation	(299)	(278)

Property, plant and equipment, net	$234	$196

        Depreciation expense for fiscal 2010, 2009 and 2008 was $36 million, $31 million and $36 million, respectively.

6. Goodwill

        The Company experienced a decline in revenue during 2009 due mainly to the downturn in the non-residential construction market. This decline in revenue, along with downward revisions to forecasted results, restructuring actions and weaker industry outlooks, caused the Company to conclude that sufficient indicators of impairment existed for all of its reporting units. The Company determined that these underlying events and circumstances constituted triggering events for all of its reporting units where such events would more-likely-than-not reduce the fair value below their respective carrying amounts. As a result of the triggering events, the Company assessed the recoverability of the reporting unit's long-lived assets and concluded that the carrying amounts were recoverable. Subsequently, the Company performed the first step of the goodwill impairment test for the reporting units.

        To perform the first step of the goodwill impairment test for the reporting units, the Company compared the carrying amounts of these reporting units to their estimated fair values. The Company utilized a discounted cash flow analysis for determining the fair value of each of its reporting units. Based on the factors described above, actual and anticipated reductions in demand for the reporting unit's products and services as well as increased risk due to general economic uncertainty, the estimates

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

6. Goodwill (Continued)

of future cash flows used in the 2009 discounted cash flow analysis were revised downward from the Company's tests conducted during the fourth quarter of 2008.

        The results of the first step of the goodwill impairment test indicated there was a potential impairment of goodwill in each of the reporting units, as the carrying amounts of the reporting units exceeded their respective fair values. As a result, the Company performed the second step of the goodwill impairment test for these reporting units. The implied fair values of goodwill were determined by allocating the fair values of each reporting unit to all of the assets and liabilities of the applicable reporting unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination. The results of the second step of the goodwill impairment test indicated that the implied goodwill amount was less than the carrying amount of goodwill for each of the reporting units. As a result, the Company recorded an aggregate non-cash impairment charge of $940 million ($921 million after-tax). The non-cash impairment charge was recorded as goodwill impairments in the Company's Combined Statements of Operations during fiscal 2009. Specifically, the Company recorded the following non-cash goodwill impairment charges at the following reporting units ($ in millions):

Reporting Unit	Pre-tax Charge	After-tax Charge
Standard Mechanical, Pipe and Structural Shapes	$291	$280
Unistrut and Cable Management	101	101
Electrical and Conduit	548	540

Total	$940	$921

        The changes in the carrying amount of goodwill by segment for 2009 was as follows ($ in millions):

	Electrical and Infrastructure	Pipe and Tube	Total
Balance as of September 26, 2008	$694	$312	$1,006
Divestitures	—	(6)	(6)
Impairment	(649)	(291)	(940)
Currency translation	(45)	(15)	(60)

Balance as of September 25, 2009	$—	$—	$—

7. Accrued Other Current Liabilities ($ in millions)

	2010	2009
Accrued payroll and payroll related	$27	$26
Accrued transportation costs	16	14
Accrued restructuring costs	8	10
Other	28	24

Accrued other current liabilities	$79	$74

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

8. Related Party Transactions

        Cash Management—Tyco used a centralized approach to cash management and financing of operations. The Company's cash was available for use and was regularly "swept" by Tyco at its discretion.

        Trade Activity—Accounts payable includes $2 million and $2 million of payables to Tyco affiliates as of September 24, 2010 and September 25, 2009, respectively. These amounts primarily relate to the purchase of certain raw materials, components and finished goods from Tyco affiliates which totaled $5 million, $7 million and $11 million for fiscal 2010, 2009 and 2008, respectively. Accounts receivable includes $3 million and $7 million of receivables from Tyco affiliates as of September 24, 2010 and September 25, 2009, respectively. These amounts primarily relate to sales of certain products which totaled $24 million, $33 million and $54 million for fiscal 2010, 2009 and 2008, respectively, and associated cost of sales of $21 million, $30 million and $42 million for fiscal 2010, 2009 and 2008, respectively.

        Balances due from (to) Tyco and affiliates—Balances due from (to) Tyco and affiliates presented in the Combined Balance Sheets as of September 24, 2010 and September 25, 2009 primarily relate to cash to be transferred to or from Tyco's cash management system. These balances are reflected as "Receivables due from Tyco and affiliates" in the Combined Balance Sheets. As of September 24, 2010, the balances due from (to) Tyco and affiliates were classified as a current asset as the Company intends to utilize this balance to service their current maturities of debt. As of September 25, 2009, the balances due from Tyco and affiliates are classified as a non-current asset. Prior to the Spin-off, the Company will settle the amounts due from (to) Tyco.

        Debt—See Note 9 for further information relating to the amounts due to Tyco and affiliates.

        Parent Company Investment—This account includes transactions with the Company's parent for items such as tax payments, dividends and capital contributions.

        Interest expense, net—The Company recognized $51 million, $45 million and $58 million of interest expense associated with the debt due to Tyco and affiliates during fiscal 2010, 2009 and 2008, respectively. The Company recognized interest income of $2 million, $4 million and $32 million associated with cash to be transferred from Tyco's cash management system during fiscal 2010, 2009 and 2008, respectively.

        Insurable Liabilities—From fiscal 2008 through fiscal 2010, the Company was insured for worker's compensation, property, general and auto liabilities by a captive insurance company that was wholly-owned by Tyco. The Company paid a premium in each year to obtain insurance coverage during these periods. Premiums expensed by the Company were $5 million, $6 million and $7 million in 2010, 2009 and 2008, respectively, and are included in the selling, general and administrative expenses in the Combined Statements of Operations.

        As discussed in Note 1, the Company maintains liabilities related to workers' compensation, property, general and auto liabilities. As of September 24, 2010 and September 25, 2009, the Company maintained liabilities reflected in the Combined Balance Sheets of $8 million and $9 million, respectively, with an offsetting insurance asset of the same amount due from the Parent's captive insurance company.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

8. Related Party Transactions (Continued)

        Allocated Expenses—The Company was allocated corporate overhead expenses from Tyco for corporate related functions based on a pro-rata percentage of the Company's net revenue to Tyco's consolidated net revenue. Corporate overhead expenses primarily related to centralized corporate functions, including treasury, tax, legal, internal audit, human resources and risk management functions. During fiscal 2010, 2009 and 2008, the Company was allocated $20 million, $19 million and $33 million, respectively, of general corporate expenses incurred by Tyco which are included within selling, general and administrative expenses in the Combined Statements of Operations.

        As discussed in Note 1, the Company believes the assumptions and methodologies underlying the allocations of general corporate overhead from Tyco are reasonable. However, such expenses may not be indicative of the actual level of expenses that would have been or will be incurred by the Company if it were to operate as an independent, publicly traded company. As a result, the financial information herein may not necessarily reflect the combined financial position, results of operations and cash flows of the Company in the future or what it would have been had the Company been an independent, publicly traded company during the periods presented.

9. Debt

        Debt as of September 24, 2010 and September 25, 2009 is as follows ($ in millions):

	2010	2009
Due to Tyco and affiliates	$700	$711
Other	1	2

Total debt	701	713
Less current portion	312	61

Long-term debt	$389	$652

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

9. Debt (Continued)

        Amounts due to Tyco International and affiliates as of September 24, 2010 and September 25, 2009 is as follows ($ in millions):

	2010	2009
7.50% due fiscal 2011	$50	$50
16.30% due fiscal 2011	12	—
8.57% due fiscal 2011	10	10
7.59% due fiscal 2011	240	240
6.44% due fiscal 2012	98	98
AUS LIBOR + 1.5% due fiscal 2013	—	21
17.88% due fiscal 2014	17	18
7.60% due fiscal 2015	80	80
7.35% due fiscal 2017	20	20
5.65% due fiscal 2018	15	15
7.75% due fiscal 2020	135	135
Other(1)	23	24

Total	$700	$711

(1)
The other amounts consist primarily of various loans between the Company and other Tyco subsidiaries.

        The carrying amount of the Company's short-term and long-term debt reported in the combined balance sheet as of September 24, 2010 was $312 million and $389 million, respectively. The carrying amount of the Company's short-term and long-term debt reported in the combined balance sheet as of September 25, 2009 was $61 million and $652 million, respectively. The fair value of the short-term debt approximated its carrying amount as of September 24, 2010 and September 25, 2009 based on the short-term nature of such debt. The fair value of the Company's long-term debt was $396 million and $632 million as of September 24, 2010 and September 25, 2009, respectively. In determining the fair value of its long-term debt, the Company utilized a discounted cash flow technique that incorporated a market interest yield curve with adjustments for duration, optionality and risk profile. In determining the market interest yield curve, the Company assumed it had a B credit rating.

        The agreements underlying the amounts due to Tyco and affiliates contain a provision which allows Tyco, at its sole discretion, to immediately call the debt upon the occurrence of a change in control triggering event.

        The amount of debt that is presented in the Company's Combined Balance Sheet is not necessarily indicative of the amount of debt that will exist following the Spin-off. Prior to, or in connection with, the Spin-off, the Company expects to alter its capital structure by refinancing its existing indebtedness. The amount of debt which may exist following the Spin-off may be materially different from the amounts presented herein.

        The Company believes it has various sources of financing to pay amounts due in 2011. If new financing is not available, the Company intends to pay amounts due in 2011 with the proceeds of its Receivable due from Tyco International ltd. and affiliates and available cash from operations. The Company believes that it will have adequate liquidity to service its financial needs and working capital requirements.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

10. Guarantees

        Tyco has guaranteed the performance to third parties and provided financial guarantees for financial commitments on behalf of the Company. Tyco intends to obtain releases from the guarantees related to the Company upon divestiture from Tyco.

        In disposing of assets or businesses, the Company often provides representations, warranties and indemnities to cover various risks including unknown damage to the assets, environmental risks involved in the sale of real estate, liability to investigate and remediate environmental contamination at waste disposal sites and manufacturing facilities, and unidentified tax liabilities and legal fees related to periods prior to disposition. The Company does not have the ability to estimate the potential liability from such indemnities because they relate to unknown conditions. However, the Company has no reason to believe that these uncertainties would have a material adverse effect on the Company's financial position, results of operations or cash flows.

        In the normal course of business, the Company is liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect the Company's financial position, results of operations or cash flows.

        The Company records estimated product warranty costs at the time of sale, which were not material to the Combined Balance Sheets as of September 24, 2010 and September 25, 2009.

11. Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, debt and forward foreign currency exchange contracts. The fair value of cash and cash equivalents, accounts receivable and accounts payable approximated book value as of September 24, 2010. The fair value of derivative financial instruments was not material to any of the periods presented. See Note 9 for the fair value of the Company's debt.

12. Commitments and Contingencies

        Rental expense under facility, vehicle and equipment operating leases was $10 million, $12 million and $12 million for fiscal 2010, 2009 and 2008, respectively.

        Following is a schedule of minimum lease payments for non-cancelable operating leases as of September 24, 2010 ($ in millions):

Operating Leases
Fiscal 2011	$8
Fiscal 2012	7
Fiscal 2013	6
Fiscal 2014	5
Fiscal 2015	4
Thereafter	4

Total minimum lease payments	$34

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

12. Commitments and Contingencies (Continued)

        The company also had purchase obligations related to commitments to purchase certain goods and services. As of September 24, 2010, such obligations were as follows: $108 million in 2011, nil in 2012 and thereafter.

        Legal Contingencies—The Company is a defendant in a number of pending legal proceedings incidental to present and former operations, including several lawsuits alleging that the ABF II anti-microbial coated sprinkler pipe caused stress cracking in polyvinyl chloride pipe when mated with certain kinds of such pipe manufactured by unrelated parties. After consulting internal counsel and external counsel representing the Company in these matters, the Company has reserved its best estimate of the probable loss related to the matter, which is $6 million as of September 24, 2010. The Company does not expect the outcome of these proceedings, either individually or in the aggregate, to have a material effect on its financial statements.

        In October 2010, the Company was notified of an assessment by the Rio Grande do Sul State Treasury Secretariat related to the appropriateness of certain value added tax credits taken in Brazil during the periods 2005 to 2007. The Company believes the position was in accordance with the applicable law; however it has engaged a third party to assist in documenting and responding to the notice. The Company believes it will be successful in defending their position. The Company does not believe that the liability is probable or reasonably estimable and accordingly has not recorded a loss contingency related to this matter.

        From time to time, the Company is subject to a number of disputes, administrative proceedings and other claims arising out of the conduct of the Company's business. These matters generally relate to disputes arising out of the use or installation of the Company's products, product liability litigation, contract disputes, employment matters and similar matters. On the basis of information currently available to the Company, it does not believe that existing proceedings and claims will have a material impact on its financial statements. However, litigation is unpredictable, and the Company could incur judgments or enter into settlements for current or future claims that could adversely affect its financial statements.

        The Company accounts for loss contingencies in accordance with GAAP. Estimated loss contingencies are accrued only if the loss is probable and the amount of the loss can be reasonably estimated. With respect to a particular loss contingency, it may be probable that a loss has occurred but the estimate of the loss is a wide range. If the Company deems some amount within the range to be a better estimate than any other amount within the range, that amount is accrued. However, if no amount within the range is a better estimate than any other amount, the minimum amount of the range is accrued. While the Company believes that none of these claims, disputes, administrative, and legal matters will have a material effect on its financial statements, these matters are uncertain and the Company cannot at this time determine whether the financial impact, if any, of these matters will be material to its financial statements in the period in which such matters are resolved or a better estimate becomes available.

13. Retirement Plans

        The Company sponsors a number of pension plans. The Company measures its pension plans as of its fiscal year end. The following disclosures exclude the impact of plans which are immaterial individually and in the aggregate.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Retirement Plans (Continued)

        Defined Benefit Pension Plans—The Company has a number of noncontributory and contributory defined benefit retirement plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. Net periodic pension benefit cost is based on periodic actuarial valuations which use the projected unit credit method of calculation and is charged to the Combined Statements of Operations on a systematic basis over the expected average remaining service lives of current participants. Contribution amounts are determined based on local regulations and consideration of the advice of professionally qualified actuaries in the countries concerned. The benefits under the defined benefit plans are based on various factors, such as years of service and compensation. The defined benefit pension plans are presented combined as the non-U.S. plans are not material to the total of all plans to warrant separate disclosure.

        The net periodic benefit cost for 2010, 2009 and 2008 is as follows ($ in millions):

	2010	2009	2008
Service cost	$2	$2	$2
Interest cost	4	5	5
Expected return on plan assets	(4)	(4)	(5)
Amortization of prior service cost	1	1	1
Amortization of net actuarial loss	2	—	—

Net periodic benefit cost	$5	$4	$3

Weighted-average assumptions used to determine net periodic pension cost during the year:
Discount rate	5.5%	7.6%	6.3%
Expected return on plan assets	8.0%	8.0%	8.0%
Rate of compensation increase	0%	0%	0%

        The estimated net actuarial loss and prior service cost for pension benefit plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are expected to be $1 million and $1 million, respectively.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Retirement Plans (Continued)

        The change in benefit obligations, plan assets and the amounts recognized on the Combined Balance Sheets as of September 24, 2010 and September 25, 2009 is as follows ($ in millions):

	2010	2009
Change in benefit obligations:
Benefit obligations as of beginning of year	$81	$66
Service cost	2	2
Interest cost	4	5
Plan Amendments	1	—
Actuarial loss (gain)	6	11
Benefits and administrative expenses paid	(3)	(3)

Benefit obligations as of end of year	$91	$81

Change in plan assets:
Fair value of plan assets as of beginning of year	$60	$55
Actual return on plan assets	7	(2)
Employer contributions	—	10
Benefits and administrative expenses paid	(3)	(3)

Fair value of plan assets as of end of year	$64	$60

Funded status	$(27)	$(21)

Net amount recognized	$(27)	$(21)

        The Company adopted the measurement date provisions of the authoritative guidance for the employers' accounting for defined benefit pension and other postretirement plans on September 27, 2008. As a result, the Company measured its plan assets and benefit obligations on September 26, 2008 and adjusted its opening balances of parent company investment and accumulated other comprehensive income for the change in net periodic benefit cost and fair value, respectively, from the previously used measurement date of August 31, 2008. The adoption of the measurement date provisions resulted in a

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Retirement Plans (Continued)

net increase to accumulated other comprehensive income of $1 million, net of income taxes of $1 million. See Note 1.

	2010	2009
Amounts recognized in the Combined Balance Sheets consist of:
Other liabilities	$(27)	$(21)

Net amount recognized	$(27)	$(21)

Amounts recognized in accumulated other comprehensive (loss) income (before income taxes) consist of:
Prior service cost	$(6)	$(7)
Net actuarial loss	(27)	(25)

Total loss recognized	$(33)	$(32)

Weighted-average assumptions used to determine pension benefit obligations at year end:
Discount rate	5.0%	5.5%
Rate of compensation increase	0%	0%

        The accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $91 million and $64 million, respectively, as of September 24, 2010 and $81 million and $60 million, respectively, as of September 25, 2009.

        In determining the expected return on plan assets, the Company considers the relative weighting of plan assets by class, historical performance of asset classes over long-term periods, asset class performance expectations as well as current and future economic conditions.

        The Company's investment strategy for its pension plans is to manage the plans on a going-concern basis. Current investment policy is to maximize the return on assets, subject to a prudent level of portfolio risk, for the purpose of enhancing the security of benefits for participants. For the pension plans, this policy targets a 60% allocation to equity securities and a 40% allocation to debt securities.

        Pension plans have the following weighted-average asset allocations:

	2010	2009
Asset Category:
Equity securities	59%	60%
Debt securities	38%	36%
Cash and cash equivalents	3%	4%

Total	100%	100%

        Tyco's common shares are not a direct investment of the Company's pension funds. The aggregate amount of the securities would not be considered material relative to the total fund assets.

        The Company evaluates its defined benefit plans' asset portfolios for the existence of significant concentrations of risk. Types of investment concentration risks that are evaluated include, but not limited to, concentrations in a single entity, industry, foreign country and individual fund manager. As

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Retirement Plans (Continued)

of September 24, 2010, there were no significant concentrations of risk in the Company's defined benefit plan assets.

        The Company's plan assets are accounted for at fair value and are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value of assets and their placement within the fair value hierarchy levels. The Company's asset allocations by level within the fair value hierarchy as of September 24, 2010 are presented in the table below for the Company's material defined benefit plans.

	September 24, 2010
	Level 1	Level 2	Total
	($ in millions)
Equity securities:
U.S. equity securities	$12	$12	$24
Non-U.S. equity securities	5	9	14
Fixed income securities:
Government and government agency securities	1	2	3
Corporate debt securities	—	16	16
Mortgage and other asset-backed securities	—	5	5
Cash and cash equivalents	2	—	2

Total	$20	$44	$64

        Equity securities consist primarily of publicly traded U.S. and non-U.S. equities. Publicly traded securities are valued at the last trade or closing price reported in the active market in which the individual securities are traded. Certain equity securities are held within commingled funds which are valued at the unitized net asset value ("NAV") or percentage of the net asset value as determined by the custodian of the fund. These values are based on the fair value of the underlying net assets owned by the fund.
        Fixed income securities consist primarily of government and agency securities, corporate debt securities, and mortgage and other asset-backed securities. When available, fixed income securities are valued at the closing price reported in the active market in which the individual security is traded. Government and agency securities and corporate debt securities are valued using the most recent bid prices or occasionally the mean of the latest bid and ask prices when markets are less liquid. Asset-backed securities including mortgage backed securities are valued using broker/dealer quotes when available. When quotes are not available, fair value is determined utilizing a discounted cash flow approach, which incorporates other observable inputs such as cash flows, underlying security structure and market information including interest rates and bid evaluations of comparable securities. Certain fixed income securities are held within commingled funds which are valued utilizing NAV as determined by the custodian of the fund. These values are based on the fair value of the underlying net assets owned by the fund.

        Cash and cash equivalents consist primarily of short-term commercial paper, bonds and other cash or cash-like instruments including settlement proceeds due from brokers, stated at cost, which approximates fair value.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Retirement Plans (Continued)

        The following table sets forth a summary of pensions plan assets valued using NAV or its equivalent as of September 24, 2010 ($ in millions):

Investment ($ in millions)	Fair Value	Redemption Frequency	Redemption Notice Period
U.S equity securities	$12	Daily	1 day
Non-U.S. equity securities	9	Semi-monthly, Monthly	5 days, 15 days
Government and government agency securities	2	Daily	1 day
Corporate debt securities	12	Daily	1 day, 2 days
Mortgage and other asset-backed securities	1	Daily	1 day

	$36

        The strategy of the Company's investment managers with regard to the investments valued using NAV or its equivalent is to either match or exceed relevant benchmarks associated with the respective asset category. None of the investments valued using NAV or its equivalent contain any redemption restrictions or unfunded commitments.

        The Company's funding policy is to make contributions in accordance with the laws and customs of the various countries in which it operates as well as to make discretionary voluntary contributions from time-to-time. During 2010, the Company contributed less than $1 million to its pension plans, which represented the Company's minimum required contributions to its pension plans for fiscal year 2010. The Company did not make any voluntary contributions during 2010 to its pension plans.

        The Company anticipates that it will contribute at least the minimum required contribution to its pension plans in 2011 of $2 million.

        Benefit payments, which reflect future expected service as appropriate, are expected to be paid as follows ($ in millions):

2011	3
2012	4
2013	4
2014	4
2015	5
2016 - 2020	28

        Defined Contribution Retirement Plans—The Company participates in several defined contribution retirement plans maintained by Tyco, which include 401(k) matching programs, as well as qualified and nonqualified profit sharing and share bonus retirement plans sponsored by Tyco. Expense for the defined contribution plans is computed as a percentage of participants' compensation and was $4 million, $4 million and $5 million for 2010, 2009 and 2008, respectively. The Company also maintains through Tyco an unfunded Supplemental Executive Retirement Plan ("SERP"). This plan is nonqualified and restores the employer match that certain employees lose due to IRS limits on eligible compensation under the defined contribution plans. The SERP did not have a material impact on any of the Combined Financial Statements presented. Additionally, the Company maintains a SERP that preceded the acquisition of AFC Cable Systems by Tyco. This plan is fully funded and further contributions were prohibited subsequent to Tyco acquiring the Company.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Retirement Plans (Continued)

        Deferred Compensation Plans—The Company participates in nonqualified deferred compensation plans maintained by Tyco, which permit eligible employees to defer a portion of their compensation. A record keeping account is set up for each participant and the participant chooses from a variety of measurement funds for the deemed investment of their accounts. The measurement funds correspond to a number of funds in the Company's 401(k) plans and the account balance fluctuates with the investment returns on those funds. Deferred compensation expense did not have a material impact on any of the Combined Statements of Operations presented. Total deferred compensation liabilities were $6 million and $6 million as of September 24, 2010 and September 25, 2009, respectively.

        Postretirement Benefit Plans—The Company generally does not provide postretirement benefits other than pensions for its employees. However, certain acquired operations provide these benefits to employees who were eligible at the date of acquisition, and a small number of Canadian operations provide ongoing eligibility for such benefits. The net periodic postretirement benefit cost for 2010, 2009 and 2008 was not material. Also the accrued postretirement benefit obligations as of September 24, 2010 and September 25, 2009 were not material to any of the Combined Financial Statements presented.

14. Share Plans

        As of September 24, 2010, all equity awards (restricted share awards and share options) held by Company employees were granted under the Tyco International Ltd. 2004 Stock and Incentive Plan (the "2004 Plan") or other Tyco equity incentive plans. The 2004 Plan is administered by the Compensation and Human Resources Committee of the Board of Directors of Tyco, which consists exclusively of independent directors of Tyco and provides for the award of stock options, stock appreciation rights, annual performance bonuses, long-term performance awards, restricted units, restricted shares, deferred stock units, promissory stock, and other stock-based awards (collectively "Awards").

        Total share-based compensation cost was approximately $3 million, $3 million, and $4 million for fiscal 2010, 2009, and 2008, respectively, which has been included in the Combined Statements of Operations within selling, general, and administrative expenses. The Company has recognized a related tax benefit associated with its share-based compensation arrangements of $1 million in 2010, 2009 and 2008, respectively.

        The grant-date fair value of each option grant is estimated using the Black-Scholes option pricing model. The fair value is then amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on an analysis of historic and implied volatility measures for a set of peer companies. The average expected life was based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant. The compensation expense recognized is net of estimated forfeitures. Forfeitures are estimated based on voluntary termination behavior, as well as an analysis of actual option forfeitures.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

14. Share Plans (Continued)

        The weighted-average assumptions used in the Black-Scholes option pricing model are as follows:

	2010	2009	2008
Expected stock price volatility	34%	32%	26%
Risk-free interest rate	2.2%	2.5%	3.2%
Expected annual dividend per share	$0.80	$0.80	$0.60
Average expected life of options (years)	4.7	4.8	4.9

        The weighted-average grant-date fair values of Tyco options granted to Company employees during 2010, 2009 and 2008 were $9, $7 and $10 respectively. The total intrinsic value of Tyco options exercised by Company employees was $1 million during 2010 and nil in 2009 and 2008. The related excess cash tax benefit classified as a financing cash inflow for 2010, 2009 and 2008 was not significant.

        Share Options—Options are granted to purchase Tyco common shares at prices that are equal to or greater than the closing market price of the common shares on the date the option is granted. Conditions of vesting are determined at the time of grant under the 2004 Plan. Options are generally exercisable in equal annual installments over a period of four years and will generally expire 10 years after the date of grant.

        Share option activity for Company employees under all Tyco plans as of September 24, 2010, and changes during the year then ended are presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value ($ in millions)
Outstanding—September 25, 2009	882,357	$48.59
Granted	98,430	34.03
Exercised	(51,504)	26.90
Expired	(174,676)	58.38
Forfeited	(37,030)	39.44
Net transfers(1)	50,622	27.73

Outstanding—September 24, 2010	768,199	44.34	5.2	2.8

Vested and unvested expected to vest—September 24, 2010	743,088	44.67	5.1	2.7
Exercisable—September 24, 2010	560,766	48.25	4.1	1.5

(1)
Net transfers of shares relate to the share options associated with employees transferring between the Company and another Tyco entity while maintaining their Tyco share options.

        As of September 24, 2010, there was $1 million of total unrecognized compensation cost related to nonvested Tyco share options granted to Company employees under Tyco share option plans. The cost is expected to be recognized over a period of 2.4 years.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

14. Share Plans (Continued)

        Restricted Share Awards—Restricted share awards are granted by Tyco subject to certain restrictions. Conditions of vesting are determined at the time of grant under the 2004 Plan. All restrictions on the award generally lapse upon normal retirement, if more than twelve months form the grant date, death, or disability of the employee.

        The fair market value of restricted awards, both time vesting and those subject to specific performance criteria, are expensed over the period of vesting. Restricted share awards that vest based upon passage of time generally vest over a period of four years. The fair value of restricted share awards is determined based on the closing market price of the Company's shares on the grant date. Restricted share awards that vest dependent upon attainment of various levels of performance that equal or exceed targeted levels generally vest in their entirety three years from the grant date. The fair value of performance share awards is determined based on the Monte Carlo valuation model. The compensation expense recognized for restricted share awards is net of estimated forfeitures.

        The Company generally grants restricted stock units. Recipients of restricted stock units have no voting rights and receive dividend equivalent units. Recipients of performance shares have no voting rights and may receive dividend equivalent units depending on the terms of the grant.

        A summary of the status of Tyco's restricted share awards including performance share awards as of September 24, 2010 and changes during the year then ended are presented in the table below:

Non-vested Restricted Share and Performance Awards	Shares	Weighted Average Grant-Date Fair Value
Nonvested—September 25, 2009	205,430	$36.95
Granted	78,805	36.61
Vested	(57,989)	39.97
Forfeited	(33,834)	45.12
Net transfers(1)	(7,341)	33.86

Nonvested—September 24, 2010	185,071	34.47

(1)
Net transfers of shares relate to the restricted share and performance awards associated with employees transferring between the Company and another Tyco entity while maintaining their Tyco restricted share and performance awards.

        As of September 24, 2010, there was $3 million of total unrecognized compensation cost related to nonvested Tyco restricted share awards and performance shares granted to Company employees. That cost is expected to be recognized over a weighted-average period of 2.1 years.

        The weighted-average grant-date fair value of Tyco restricted share and performance share awards granted to Company employees during 2010, 2009 and 2008 was approximately $37, $27, and $41, respectively. The total fair value of restricted share and performance share awards vested for Company employees during 2010, 2009 and 2008 was $2 million, $3 million, and $1 million, respectively.

        Impact of the Spin-off—Prior to the Spin-off, the Company's Board of Directors is expected to adopt, with the approval of Tyco as its sole shareholder, the establishment of stock incentive plans providing for future awards to employees of the Company.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

14. Share Plans (Continued)

        Following the Spin-off, restricted share awards are expected to be converted into shares of the spun-off company. In addition, employee share options and performance units outstanding as of the completion of the Spin-off are expected to be converted at equivalent value into equity awards of the newly formed company at the time of the Spin-off. All other provisions are expected to remain in effect.

15. Accumulated Other Comprehensive Income

        The components of accumulated other comprehensive income are as follows ($ in millions):

	Currency Translation	Retirement Plans	Accumulated Other Comprehensive Income
Balance as of September 28, 2007	$42	$(10)	$32
Pre-tax current period change	(3)	—	(3)

Balance as of September 26, 2008	39	(10)	29
Cumulative effect of adopting a new accounting principle (see Note 14)		2	2
Pre-tax current period change	(2)	(16)	(18)
Income tax benefit, net	—	5	5

Balance as of September 25, 2009	37	(19)	18
Pre-tax current period change	4	(2)	2
Income tax benefit, net	—	1	1

Balance as of September 24, 2010	$41	$(20)	$21

16. Segment and Geographic Data

        Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions and assesses operating performance. Selected information by business segment is presented in the following tables ($ in millions):

	2010	2009	2008
Net sales(1):
Electrical and Infrastructure	$791	$805	$1,214
Pipe and Tube	642	628	1,104

	$1,433	$1,433	$2,318

Operating (loss)/ income(2):
Electrical and Infrastructure	$62	$(625)	$196
Pipe and Tube	62	(278)	187
Corporate and Other	(56)	(60)	(72)

	$68	$(963)	$311

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data (Continued)

	2010	2009	2008
Total assets:
Electrical and Infrastructure	$315	$282	$1,220
Pipe and Tube	433	340	770
Corporate and Other(3)	476	619	778

	$1,224	$1,241	$2,768

Depreciation:
Electrical and Infrastructure	$13	$10	$13
Pipe and Tube	22	21	23
Corporate and Other(4)	1	—	—

	$36	$31	$36

Capital expenditures:
Electrical and Infrastructure	$6	$11	$13
Pipe and Tube	34	32	17
Corporate and Other	6	2	1

	$46	$45	$31

(1)
Amounts represent sales to external customers and related parties (see Note 8). No single customer represented 10% or more of the Company's total net sales in any period presented.

(2)
The operating loss in 2009 includes a goodwill impairment charge of $940 million.

(3)
Includes cash and cash equivalents, receivables due from Tyco and affiliates and shared manufacturing facilities.

(4)
Depreciation for Corporate and Other rounds to zero in 2009 and 2008.

        Selected information by geographic area is as follows ($ in millions):

	2010	2009	2008
Net revenue(1):
United States	$1,128	$1,168	$1,948
Other Americas	223	182	260
Europe	49	53	77
Asia—Pacific	33	30	33

	$1,433	$1,433	$2,318

Long-lived assets(2):
United States	$204	$174	$152
Other Americas	28	18	16
Europe	5	6	7
Asia—Pacific	2	2	2

	$239	$200	$177

(1)
Revenue from external customers is attributed to individual countries based on the reporting entity that records the transaction.

(2)
Long-lived assets comprise primarily of property, plant and equipment and exclude goodwill, receivables due from Tyco and deferred taxes.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data (Continued)

        Selected information by product category is presented in the following tables ($ in millions):

	Fiscal Year Ended
	2010	2009	2008
Net sales:
Electrical Infrastructure
Electrical Conduits	$330	$316	$507
Armored and Metal-Clad Cable	281	291	456
Cable Management Systems	180	198	251

Total Electrical and Infrastructure	791	805	1,214
Pipe and Tube
Mechanical Tube	295	310	564
Sheets and Plates	101	77	103
Fence Framework	101	93	186
Fire Sprinkler Pipe	86	111	206
Metal Framing Systems	32	37	45
Hollow Structural Sections	27	—	—

Total Pipe and Tube	642	628	1,104

	$1,433	1,433	$2,318

17. Acquisitions

        On November 13, 2009, the Company completed an acquisition from Barzel Industries of substantially all of the assets related to the business of Novamerican Steel for $39 million in cash. This business is included within the Company's Pipe and Tube segment. The acquisition is not material to the combined financial statements.

18. Subsequent Events

        On November 9, 2010, Tyco announced that it entered into an agreement to sell a majority interest in TEMP to an affiliate of the private equity firm Clayton Dubilier & Rice, LLC ("CD&R"). On December 22, 2010, the transaction closed and CD&R acquired shares of a newly created class of cumulative convertible preferred stock (the "Preferred Stock") of Atkore International Group Inc. ("Atkore Group"). The Preferred Stock initially represented 51% of the outstanding capital stock (on an as-converted basis) of Atkore Group. On December 22, 2010, Atkore Group also issued common stock to a Tyco subsidiary that initially represented the remaining 49% of the outstanding capital stock of Atkore Group. Atkore Group is the sole owner of Atkore International Holdings Inc., which in turn continues to be the sole owner of the Atkore International, Inc. ("Atkore"). Atkore was initially formed by Tyco as a holding company to hold TEMP. Subsequent to the close of the transaction on December 22, 2010, Atkore began operating as an independent, standalone entity. Collectively, the transactions described herein are referred to as the "Transactions."

        These Transactions are being accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

18. Subsequent Events (Continued)

liability. The following table summarizes the fair values assigned to the net assets acquired as of the December 22, 2010 acquisition date (in millions):

Fair value of consideration transferred:
Fair value of equity	$600
Purchase price adjustment	14

614

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	14
Accounts receivable	221
Inventories	294
Property and equipment	340
Intangible assets	271
Deferred income tax assets—current and long-term	79
Other assets—current and long-term	37
Indebtedness—current and long-term, including amounts due to Tyco and affiliates of $400	(405)
Accounts payable and amounts due Tyco	(114)
Deferred income tax liabilities—current and long-term	(113)
Other liabilities—current and long-term	(111)

Net assets acquired	513

Excess purchase price attributed to goodwill acquired	$101

        As of May 31, 2011, the purchase price allocation is preliminary and could change materially in subsequent periods. Any subsequent changes to the purchase price allocation that result in material changes to financial results will be adjusted retrospectively by Atkore. The final purchase price allocation is pending the finalization of valuation work and the completion of Atkore's internal review of such work, which is expected to be completed during fiscal 2011. The provisional items pending finalization include, but are not limited to, the valuation of our property and equipment, operating lease intangible assets and liabilities, inventory, intangible assets, goodwill, pension obligations and income tax related matters. These adjustments could include, but are not limited to, adjustments to reflect the fair value of tangible and intangible assets and liabilities acquired, and the resulting goodwill.

        The acquisition resulted in the recognition of $101 million of goodwill, which is not deductible for income tax purposes. Goodwill consists of the excess of the purchase price over the fair value of the acquired assets and represents the estimated economic value attributable to future operations.

        Atkore recorded $16 million of transaction-related costs incurred in connection with the Transactions in the period from December 23, 2010 to March 25, 2011.

        Atkore is obligated to pay an annual management fee to Tyco and CD&R, totaling $6 million annually, subsequent to the Transactions. Such fees are to be paid quarterly, in advance, except that the fee for the first calendar quarter of 2011 will be paid in arrears.

        In connection with the closing, Atkore paid Tyco cash proceeds of $400 million for the repayment of indebtedness due to Tyco (see Note 9). In order to finance the transaction, Atkore issued senior secured notes in the face amount of $410 million, due on January 1, 2018, with a coupon of 9.875%

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

18. Subsequent Events (Continued)

and obtained an asset-backed credit facility of up to $250 million, of which $55 million was drawn as of December 22, 2010. The interest rate on the credit facility is LIBOR plus an applicable margin ranging from 2.25% to 2.75%, or an alternative base rate for U.S. dollar denominated borrowings. Interest on the senior secured notes is payable on a semi-annual basis, commencing on July 1, 2011. The net proceeds from the issuance of the senior secured notes and the borrowing under the credit facility was approximately $393 million and $49 million respectively. Additionally, in connection with the funding of the senior secured notes and credit facility, Atkore capitalized $37 million in debt issuance costs.

        On May 16, 2011, the Board of Directors of Atkore Group adopted the Atkore International Group Inc. Stock Incentive Plan (the "Stock Incentive Plan"). A maximum of 6 million shares are reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for stock purchases, and grants of other equity awards including non-qualified stock options, restricted stock, and restricted stock units, to officers and key employees. As of May 31, 2011, there were 183,200 shares of Atkore Group common stock outstanding as a result of stock purchases under the Stock Incentive Plan, and 871,750 shares underlying outstanding stock options issued under the Stock Incentive Plan.

        Under the Stock Incentive Plan, an executive's unvested stock options are canceled upon the termination of his or her employment, except for terminations due to death or disability. Upon death or disability, unvested stock options vest and remain exercisable for the period specified below. In the case of a termination for "cause" (as defined in the Stock Incentive Plan), the executive's unvested and vested stock options are canceled as of the effective date of the termination. Following a termination of employment other than for "cause", vested options are canceled unless the executive exercises them within 90 days (180 days if the termination was due to death, disability or retirement) or, if sooner, prior to the options' normal expiration date.

        If the termination of employment occurs prior to a public offering, the Atkore Group, CD&R and Tyco or its affiliates have the right to purchase any shares of Atkore Group common stock owned by the executive, including common stock that the executive acquired upon the exercise of options. Upon a termination other than for cause (as defined in the Stock Incentive Plan), the purchase price per share is equal to the fair market value (as defined in the Stock Incentive Plan) of the shares on the later of the date (i) the executive's employment terminated and (ii) that is six months and one day after the shares were purchased by the executive. Upon termination for cause, the purchase price is equal to the lesser of fair market value and the cost of the shares to the executive.

        If the Atkore Group experiences a change in control (as defined in the Stock Incentive Plan), stock options will generally accelerate and be canceled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Board of Directors of Atkore Group elects to allow alternative awards in lieu of acceleration and payment. The Board of Directors of Atkore Group also has the discretion to accelerate the vesting of options at any time and from time to time.

        The Company has evaluated subsequent events through the time it issued its financial statements on November 5, 2010 and May 31, 2011.

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information

        Under the indenture governing the senior secured notes entered into on December 22, 2010 by Atkore International, certain 100% owned U.S. subsidiaries of Atkore International provided a full and unconditional guarantee on a joint and several basis of the senior secured notes. Under the same indenture, Atkore International Holdings Inc. also provided a full and unconditional guarantee of the senior secured notes. Atkore International is a 100% owned subsidiary of Atkore International Holdings Inc. The following tables present condensed combining financial information for (a) the Company's domestically domiciled entities ("Guarantor Entities"); (b) the Company's foreign entities ("Non-Guarantor Entities"); (c) elimination entries necessary to combine Guarantor Entities with the Non-Guarantor Entities; and (d) the Company on a combined basis. The presentation herein is as of prior to the occurrence of the Transactions. Accordingly, this is a combined presentation of the entities comprising TEMP and excludes Atkore and Atkore International Holdings Inc.

Condensed Combined Statements of Operations

For the Fiscal Year Ended September 24, 2010

($ in millions)

	Guarantor Entities	Non- Guarantor Entities	Eliminating Entries	TEMP Combined
Net sales	$1,157	$302	$(26)	$1,433
Cost of sales	963	255	(26)	1,192
Selling, general and administrative expenses	139	27	—	166
Restructuring and asset impairment charges	4	3	—	7

Operating income	51	17	—	68
Interest expense, net	40	8	—	48

Income before income taxes	11	9	—	20
Income tax expense	14	5	—	19

Net (loss) income	$(3)	$4	$—	$1

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information (Continued)

Condensed Combined Statements of Operations

For the Fiscal Year Ended September 25, 2009

($ in millions)

	Guarantor Entities	Non- Guarantor Entities	Eliminating Entries	TEMP Combined
Net sales	$1,174	$263	$(4)	$1,433
Cost of sales	1,061	225	(4)	1,282
Selling, general and administrative expenses	133	25	—	158
Goodwill impairment	753	187	—	940
Restructuring and asset impairment charges	12	4	—	16

Operating loss	(785)	(178)	—	(963)
Interest expense, net	34	7	—	41

Loss before income taxes	(819)	(185)	—	(1,004)
Income tax (benefit) expense	(39)	4	—	(35)

Net loss	$(780)	$(189)	$—	$(969)

Condensed Combined Statements of Operations

For the Fiscal Year Ended September 26, 2008

($ in millions)

	Guarantor Entities	Non- Guarantor Entities	Eliminating Entries	TEMP Combined
Net sales	$1,961	$367	$(10)	$2,318
Cost of sales	1,462	310	(10)	1,762
Selling, general and administrative expenses	178	34	—	212
Restructuring and asset impairment charges	29	4	—	33

Operating income	292	19	—	311
Interest expense, net	18	8		26
Other income, net	—	(4)	—	(4)

Income before income taxes	274	15	—	289
Income tax expense	103	14	—	117

Net income	$171	$1	$—	$172

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information (Continued)

Condensed Combined Balance Sheets

As of September 24, 2010

($ in millions)

	Guarantor Entities	Non- Guarantor Entities	TEMP Combined
Assets
Current Assets:
Cash and cash equivalents	$—	$33	$33
Accounts receivable trade, net	140	64	204
Receivables due from Tyco International Ltd. and affiliates	396	(40)	356
Inventories	210	62	272
Prepaid expenses and other current assets	19	6	25
Deferred income taxes	21	1	22

Total current assets	786	126	912
Property, plant and equipment, net	201	33	234
Deferred income taxes	47	5	52
Other assets	17	9	26

Total Assets	$1,051	$173	$1,224

Liabilities and Parent Company Equity
Current Liabilities:
Current maturities of long-term debt, including due to Tyco International Ltd. and affiliates	$300	$12	$312
Accounts payable	118	20	138
Payable due to Tyco International Ltd. and affiliates	(10)	16	6
Accrued and other current liabilities	62	17	79

Total current liabilities	470	65	535
Long-term debt, net including due to Tyco International Ltd. and affiliates	250	139	389
Income taxes payable	20	—	20
Other liabilities	46	1	47

Total Liabilities	786	205	991

Commitments and contingencies
Parent Company Equity:
Parent company investment	286	(74)	212
Accumulated other comprehensive (loss) income	(21)	42	21

Total Parent Company Equity	265	(32)	233

Total Liabilities and Parent Company Equity	$1,051	$173	$1,224

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information (Continued)

Condensed Combined Balance Sheets

As of September 25, 2009

($ in millions)

	Guarantor Entities	Non- Guarantor Entities	TEMP Combined
Assets
Current Assets:
Cash and cash equivalents	$—	$31	$31
Accounts receivable trade, net	134	72	206
Inventories	145	32	177
Prepaid expenses and other current assets	18	8	26
Deferred income taxes	23	4	27

Total current assets	320	147	467
Receivables due from Tyco International Ltd. and affiliates	489	12	501
Property, plant and equipment, net	170	26	196
Deferred income taxes	66	(12)	54
Other assets	17	6	23

Total Assets	$1,062	$179	$1,241

Liabilities and Parent Company Equity
Current Liabilities:
Current maturities of long-term debt, including due to Tyco International Ltd. and affiliates	$61	$—	$61
Accounts payable	66	20	86
Payable due to Tyco International Ltd. and affiliates	(40)	56	16
Accrued and other current liabilities	60	14	74

Total current liabilities	147	90	237
Long-term debt, net including due to Tyco International Ltd. and affiliates	537	115	652
Income taxes payable	21	2	23
Other liabilities	34	3	37

Total Liabilities	739	210	949

Commitments and contingencies
Parent Company Equity:
Parent company investment	342	(68)	274
Accumulated other comprehensive (loss) income	(19)	37	18

Total Parent Company Equity	323	(31)	292

Total Liabilities and Parent Company Equity	$1,062	$179	$1,241

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information (Continued)

Condensed Combined Statements of Cash Flows

For the Fiscal Year Ended September 24, 2010

($ in millions)

	Guarantor Entities	Non-Guarantor Entities	TEMP Combined
Cash flows provided by (used in) operating activities:	$60	$(30)	$30

Cash flows from investing activities:
Capital expenditures	(35)	(11)	(46)
Change in due to (from) Tyco International Ltd. and affiliates	67	69	136
Proceeds from sale of fixed assets	3	—	3
Acquisition of a Business	(39)	—	(39)

Net cash (used in) provided by investing activities	(4)	58	54

Cash flows from financing activities
Proceeds from long-term debt due to Tyco International Ltd. and affiliates	—	12	12
Repayments of long-term debt due to Tyco International Ltd. and affiliates	—	(22)	(22)
Change in parent company investment	(56)	(16)	(72)

Net cash used in financing activities	(56)	(26)	(82)

Net increase in cash and cash equivalents	—	2	2
Cash and cash equivalents at beginning of period	—	31	31

Cash and cash equivalents at end of period	$—	$33	$33

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information (Continued)

Condensed Combined Statements of Cash Flows

For the Fiscal Year Ended September 25, 2009

($ in millions)

	Guarantor Entities	Non-Guarantor Entities	TEMP Combined
Cash flows provided by operating activities:	$180	$33	$213

Cash flows from investing activities:
Capital expenditures	(41)	(4)	(45)
Change in due to (from) Tyco International Ltd. and affiliates	251	54	305
Proceeds from sale of fixed assets	—	1	1
Other investing activities	1	—	1

Net cash provided by investing activities	211	51	262

Cash flows from financing activities
Change in parent company investment	(391)	(61)	(452)

Net cash used in financing activities	(391)	(61)	(452)

Effect of currency translation on cash	—	1	1

Net increase in cash and cash equivalents	—	24	24
Cash and cash equivalents at beginning of period	—	7	7

Cash and cash equivalents at end of period	$—	$31	$31

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

19. Guarantor Financial Information (Continued)

Condensed Combined Statements of Cash Flows

For the Fiscal Year Ended September 26, 2008

($ in millions)

	Guarantor Entities	Non-Guarantor Entities	TEMP Combined
Cash flows provided by operating activities:	$210	$87	$297

Cash flows from investing activities:
Capital expenditures	(27)	(4)	(31)
Change in due to (from) Tyco International Ltd. and affiliates	(435)	160	(275)
Proceeds from sale of fixed assets	1	1	2
Proceeds from sale of investment	—	7	7
Other investing activities	—	(1)	(1)

Net cash (used in) provided by investing activities	(461)	163	(298)

Cash flows from financing activities
Proceeds from long-term debt due to Tyco International Ltd. and affiliates	—	20	20
Repayments of long-term debt due to Tyco International Ltd. and affiliates	—	(21)	(21)
Change in parent company investment	251	(258)	(7)

Net cash provided by (used in) financing activities	251	(259)	(8)

Net decrease in cash and cash equivalents	—	(9)	(9)
Cash and cash equivalents at beginning of period	—	16	16

Cash and cash equivalents at end of period	$—	$7	$7

THE ELECTRICAL AND METAL PRODUCTS BUSINESS OF TYCO INTERNATIONAL LTD.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

($ in millions)

Description	Balance at Beginning of Year	Additions Charged to Income	Divestitures and Other	Deductions	Balance at End of Year
Accounts Receivable:
Year Ended September 26, 2008	$12	$4	$—	$—	$16
Year Ended September 25, 2009	16	1	—	(6)	11
Year Ended September 24, 2010	11	1	—	(2)	10

ATKORE INTERNATIONAL HOLDINGS INC.
Unaudited Condensed Financial Statements
As of June 24, 2011 and September 24, 2010 and for periods ended
June 24, 2011, December 22, 2010 and June 25, 2010

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

	Consolidated Successor Company	Combined Predecessor Company
	For the Three Months Ended June 24, 2011	For the Three Months Ended June 25, 2010
Net sales	$429	$398
Cost of sales	349	322
Selling, general and administrative expenses	49	46
Restructuring and asset impairment charges (see Note 3)	—	3

Operating income	31	27
Interest expense, net	12	12

Income before income taxes	19	15
Income tax expense	6	7

Net income	$13	$8

	Consolidated Successor Company	Combined Predecessor Company
	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010	For the Nine Months Ended June 25, 2010
Net sales	$835	$352	$1,047
Cost of sales	691	304	856
Selling, general and administrative expenses	109	41	126
Restructuring and asset impairment charges (see Note 3)	1	(1)	4

Operating income	34	8	61
Interest expense, net	24	11	35

Income (loss) before income taxes	10	(3)	26
Income tax expense	8	—	14

Net income (loss)	$2	$(3)	$12

See Notes to Condensed Unaudited Financial Statements.

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED BALANCE SHEETS

($ in millions)

(Unaudited)

	Consolidated Successor Company	Combined Predecessor Company
	June 24, 2011	September 24, 2010
Assets
Current Assets:
Cash and cash equivalents	$35	$33
Accounts receivable, less allowance for doubtful accounts of $1 and $10, respectively	250	204
Receivables due from Tyco International Ltd. and affiliates (see Note 10)	—	356
Inventories, net	316	272
Prepaid expenses and other current assets	30	25
Deferred income taxes	22	22

Total current assets	653	912
Property, plant and equipment, net	348	234
Intangible assets, net	270	—
Goodwill	99	—
Deferred income taxes	57	52
Other assets	47	26

Total Assets	$1,474	$1,224

Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt, including due to Tyco International Ltd. and affiliates of $0 and $312, respectively (see Note 11)	$85	$312
Accounts payable	112	138
Payable due to Tyco International Ltd. and affiliates (see Note 10)	—	6
Accrued and other current liabilities	99	79

Total current liabilities	296	535
Long-term debt, including due to Tyco International Ltd. and affiliates of $0 and $388, respectively (see Note 11)	411	389
Deferred income taxes	102	—
Income taxes payable	20	20
Other liabilities	30	47

Total Liabilities	859	991

Commitments and contingencies (see Note 14)
Predecessor Company Parent Company Equity:
Parent company investment	—	212
Accumulated other comprehensive income	—	21

Total Predecessor Company Parent Company Equity	—	233

Successor Company Stockholder's Equity:
Common stock, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	604	—
Retained earnings	2	—
Accumulated other comprehensive income	9	—

Total Successor Company Stockholder's Equity	615	—

Total Liabilities and Equity	$1,474	$1,224

See Notes to Condensed Unaudited Financial Statements.

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED STATEMENTS OF CASH FLOWS

($ in millions)

(Unaudited)

	Consolidated Successor Company	Combined Predecessor Company
	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010	For the Nine Months Ended June 25, 2010
Cash Flows From Operating Activities:
Net income (loss)	$2	$(3)	$12
Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization	25	7	21
Amortization of debt issuance costs	3	—	—
Deferred income taxes	(9)	(6)	11
Share-based compensation	1	—	—
Provision for losses on accounts receivable and inventory	3	3	5
Other items	—	2	(1)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(26)	(18)	(24)
Prepaid expenses and other current assets	(2)	(2)	(1)
Inventories	(22)	(10)	(113)
Accounts payable	(5)	(34)	53
Income taxes payable	9	2	3
Accrued and other liabilities	25	(8)	(1)
Other	(2)	—	—

Net cash provided by (used in) operating activities	2	(67)	(35)

Cash Flows From Investing Activities:
Capital expenditures	(27)	(12)	(40)
Change in due to Tyco International Ltd. and affiliates	—	357	68
Purchase price adjustment	(12)	—	—
Acquisition of a business, net of cash acquired	—	—	(39)
Other	—	—	3

Net cash (used in) provided by investing activities	(39)	345	(8)

Cash Flows From Financing Activities:
Payments of long-term debt due to Tyco International Ltd. and affiliates	(400)	(300)	—
Proceeds of long-term debt due to Tyco International Ltd. and affiliates	—	—	11
Proceeds from issuance of senior secured notes	410	—	—
Increase in debt outstanding under credit facility	85	—	—
Payment of debt issuance costs	(37)	—	—
(Payments) proceeds from short-term debt	(4)	4	—
Proceeds from sale of common stock	3	—	—
Change in parent company investment	—	(1)	14

Net cash provided by (used in) financing activities	57	(297)	25

Effect of currency translation on cash	1	—	—

Net increase (decrease) in cash and cash equivalents	21	(19)	(18)
Cash and cash equivalents at beginning of period	14	33	31

Cash and cash equivalents at end of period	$35	$14	$13

Supplementary Cash Flow Information:
Interest paid	$1	$11	$40
Income taxes paid, net of refunds	8	1	4
Capital expenditures not yet paid	1	—	3

See Notes to Condensed Unaudited Financial Statements.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

Organization and Description of the Business

        Atkore International Holdings Inc. (hereinafter collectively with all its subsidiaries referred to as the "Company," "We," "Our," "Us," or "Atkore") was incorporated in the State of Delaware on November 4, 2010. The Company is 100% owned by Atkore International Group Inc., ("Atkore Group"). The Company is the sole owner of Atkore International, Inc. ("Atkore International"). Prior to the transactions described below, all the capital stock of Atkore International was owned by Tyco International Ltd. ("Tyco"). The business operated as the Electrical and Metal Products Business of Tyco ("TEMP"). Atkore was initially formed by Tyco as a holding company to register ownership of TEMP.

Sale

        On November 9, 2010, Tyco announced that it entered into an agreement to sell a majority interest in TEMP to an affiliate of the private equity firm Clayton Dubilier & Rice, LLC ("CD&R"). On December 22, 2010, the transaction closed and CD&R acquired shares of a newly created class of cumulative convertible preferred stock (the "Preferred Stock") of Atkore Group. The Preferred Stock initially represented 51% of the outstanding capital stock (on an as-converted basis) of Atkore Group. On December 22, 2010, Atkore Group also issued common stock to a Tyco subsidiary that initially represented the remaining 49% of the outstanding capital stock of Atkore Group. Atkore Group continues to be the sole owner of the Company, which in turn continues to be the sole owner of the Atkore International. Collectively, the transactions described herein are referred to as the "Transactions."

        Subsequent to December 22, 2010, Atkore has operated as an independent, standalone entity (see Note 2).

        The Company is engaged in the design, manufacture and distribution of electrical conduits, cable products, steel tube and pipe products. The Company conducts business globally and is organized into the following reportable segments:

  1.
  Electrical and Infrastructure designs and manufactures electrical conduits, cable and other products. It also manufactures and distributes metal framing, support products and systems such as strut channels, cable tray and cable ladder products.

  2.
  Engineered Products and Services (formerly referred to as Pipe and Tube) designs, manufactures and fabricates steel tube, plate and pipe products. It also provides conceptual design, engineering and installation services regarding strut-related applications.

        The Company also provides general corporate services to its segments and these costs are reported as Corporate and other (see Note 16).

Basis of Presentation

        The Electrical and Metal Products Business of Tyco, prior to the sale described above and in Note 2, is considered a predecessor company (the "Predecessor Company") to Atkore (the "Successor Company"). Combined statements of operations and cash flows for periods ended December 22, 2010 or June 25, 2010 and the combined balance sheet as of September 24, 2010 include the results of operations, cash flows and the financial condition of TEMP reflecting the historical carrying values of

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

that business on a predecessor basis. Combined financial statements for December 22, 2010 are as of and for the period immediately prior to the close of the sale as described in Note 2. The period from September 25, 2010 through December 22, 2010 is the "Predecessor 2011 Period." The period from December 23, 2010 through June 24, 2011 is the "Successor 2011 Period."

        The consolidated financial statements as of and for periods ended on June 24, 2011 include the financial condition, results of operations and cash flows for Atkore on a successor basis, reflecting the impact of the preliminary purchase price allocation.

        The financial statements have been prepared in United States dollars, in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The financial statements included herein are unaudited, but in the opinion of management, such financial statements include all adjustments, consisting of normal recurring adjustments, necessary to summarize fairly the Company's financial position, results of operations and cash flows for the interim periods presented. The results reported in the Predecessor Company's combined financial statements should not be taken as indicative of results that may be expected for the entire year. These financial statements should be read in conjunction with the Predecessor Company's audited annual combined financial statements as of September 24, 2010.

        Additionally, the Predecessor Company's combined financial statements may not be indicative of the Company's future performance and do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Company operated as an independent, standalone company during the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Company, it is reflected in the accompanying combined financial statements. Certain general corporate overhead and other expenses have been allocated by Tyco to the Company (see Note 10). Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent, standalone company for the periods presented, nor are they indicative of the costs that will be incurred in the future as an independent, standalone company.

        We have either a 52- or 53-week fiscal year that ends on the last Friday in September. Fiscal 2010 and 2009 were all 52-week years. Fiscal 2011 is a 53-week fiscal year and will end on September 30, 2011.

Principles of Combination and Consolidation

        The balance sheets presented herein include the assets and liabilities used in operating the Company's business, including entities in which the Company owns or controls more than 50% of the voting shares or has the ability to control through similar rights. All intercompany transactions have been eliminated. The results of companies acquired or disposed of are included in the combined balance sheet from the effective date of acquisition or up to the date of disposal. The eventual composition of the Company as of the December 22, 2010 transaction differed from that as of September 24, 2010 in that one holding company was not included. This holding company had no operating activities; it held certain intercompany loans and investments in subsidiaries.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Use of Estimates

        The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Significant estimates in these financial statements include the preliminary allocation of purchase price, restructuring charges, allowances for doubtful accounts receivable, estimates of future cash flows associated with asset impairments, useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories, legal liabilities, income taxes and tax valuation allowances, and pension and postretirement employee benefit liabilities. Actual results could differ materially from these estimates.

Recently Adopted Accounting Pronouncements

        In December 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (ASU 2010-29), which amended its guidance for disclosure requirements of supplementary pro forma information for business combinations. The objective of the amended guidance is to address diversity in practice regarding pro forma disclosures of revenue and earnings of an acquired entity and specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The guidance became effective for the Company in the first quarter of fiscal 2011. The adoption of this guidance did not have a material impact on the Company's financial statements.

        In September 2009, the FASB issued authoritative guidance for the accounting for revenue arrangements with multiple deliverables. The guidance establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE") if available, third-party evidence ("TPE") if VSOE is not available, or estimated selling price if neither VSOE nor TPE is available. The guidance requires arrangements under which multiple revenue generating activities to be performed be allocated at inception. The residual method under the existing accounting guidance has been eliminated. The guidance became effective for the Company for revenue arrangements entered into or materially modified beginning in the first quarter of fiscal 2011. The adoption of this guidance did not have a material impact on the Company's financial statements.

        In June 2009, the FASB issued authoritative guidance which amended the existing guidance for the consolidation of variable interest entities, to address the elimination of the concept of a qualifying special purpose entity. The guidance also replaces the quantitative based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the significant activities of a variable interest entity, and the obligation to absorb losses or the right to receive benefits that may be significant to the variable interest entity. The guidance became effective for the Company in the first

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

quarter of fiscal 2011. The adoption of this guidance did not have a material impact on the Company's financial statements.

Recently Issued Accounting Pronouncements

        In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. The guidance now requires the Company to present the components of net income and other comprehensive income either in one continuous statement of comprehensive income or in two separate but consecutive statements. Regardless of whether the Company chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the Company is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The standard does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. This standard is effective retrospectively for fiscal years and interim periods within these years beginning after December 15, 2011 (fiscal year 2012 for the Company), with early adoption permitted. The Company is currently evaluating which method it will utilize to present items of net income and other comprehensive income. The Company is evaluating the financial and disclosure impact of this guidance. The Company does not anticipate a material impact on its consolidated financial statements as a result of adopting this amended guidance.

        In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (ASU 2011-04). The new guidance clarifies the concepts applicable to fair value measurement of non-financial assets and requires the disclosure of quantitative information about the unobservable inputs used in fair value measurement. This guidance will be effective for the interim and annual reporting periods beginning after December 15, 2011 (fiscal year 2012 for the Company), and will be applied prospectively (with early adoption prohibited). The Company is evaluating the financial and disclosure impact of this guidance. The Company does not anticipate a material impact on its consolidated financial statements as a result of adopting this amended guidance.

2. Acquisitions

Fiscal 2011 Transactions

        On December 22, 2010, Tyco sold a majority interest in Atkore Group to an affiliate of the private equity firm CD&R. The Transactions were completed at the end of business on December 22, 2010. In connection with the closing, Atkore International paid Tyco cash proceeds of $400 million for the repayment of indebtedness due to Tyco (see Note 11). In order to finance the transaction, Atkore International issued senior secured notes in the face amount of $410 million, due on January 1, 2018, with a coupon of 9.875% and obtained an asset-backed credit facility of up to $250 million, of which $55 million was drawn as of December 22, 2010 (see Note 11).

        As a result of the Transactions, an affiliate of CD&R acquired shares of a newly created class of cumulative preferred participating convertible stock (the "Preferred Stock") of Atkore Group for total

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

2. Acquisitions (Continued)

cash consideration of $306 million. As of the closing date of the Transactions, the Preferred Stock held by the affiliate of CD&R represented 51% of the outstanding voting interest in Atkore Group. As of the same date, the ownership of Tyco International Holding S.à.r.l. ("Tyco Holding"), an affiliate of Tyco, represented the remaining 49% voting interest in Atkore Group.

        The Company further determined that CD&R and Tyco Holding represent a collaborative group in accordance with ASC 805-10. As a result, in following the acquisition method of accounting, the Company applied "push down" accounting treatment as required by the authoritative guidance. The Company concluded that CD&R and Tyco constitute a collaborative group under the applicable guidance due to the existence of tag-along and drag-along rights, guaranteed board seats, stockholder consent rights and the restrictions on the transfer of equity securities.

        Tag-along right—If CD&R or Tyco proposes to transfer any equity securities of Atkore Group (other than shares of Preferred Stock) to any person, CD&R or Tyco will have a right to participate in such transfer on the same terms and conditions, up to such participating stockholder's pro rata share of the equity securities proposed to be transferred. The tag-along rights will terminate upon a public offering.

        Drag-along right—If CD&R proposes to transfer all of its outstanding shares of capital stock of Atkore Group to any person and the amount of capital stock held by CD&R constitutes more than 50% of the total number of outstanding shares of capital stock of Atkore Group, then each other stockholder will be required to sell all of its equity securities in such transaction, on the same terms and conditions, provided that the proceeds and other rights received in such drag-along transaction are shared by all stockholders and CD&R on a pro rata basis, based on the number of shares sold by each stockholder in such transaction. The drag-along right will terminate upon a public offering.

        Guaranteed board seats—Atkore Group's board of directors is currently comprised of eight directors. CD&R currently has the right to designate four directors, including the chairman of the board, and Tyco currently has the right to designate three directors. The Chief Executive Officer of Atkore Group is the eighth director.

        Stockholder consent rights—Atkore Group and its subsidiaries may not take certain corporate actions without the prior written consent of any stockholder who owns in excess of 25% of the total number of outstanding shares of capital stock of Atkore Group.

        Restrictions on the transfer of equity securities—For so long as CD&R or Tyco own at least 25% of the outstanding capital stock of Atkore Group, without the consent of CD&R or Tyco, (i) no stockholder may transfer any equity securities of Atkore Group (A) to any competitor of Atkore Group (other than in connection with a public offering) or (B) if such transfer would constitute a prohibited transaction and (ii) neither CD&R nor Tyco may transfer any equity securities of Atkore Group if such transfer would (A) involve less than 5% of the total outstanding capital stock of Atkore Group or (B) prior to the tenth anniversary of the closing of the Transactions ("Milestone Date"), result in the shares held by CD&R or Tyco, as applicable, at the closing of the Transactions being held by more than four or, after the Milestone Date, more than eight, stockholders that are not affiliates of each other.

        Dividends—The Preferred Stock entitles the holder to participate equally and ratably with the holders of Common Stock, on an as-converted basis, in all cash dividends paid on the shares of such Common Stock. In addition, the Preferred Stock is entitled to dividends at a rate of 12% per annum, compounding quarterly and payable in cash or in shares of Preferred Stock, at the option of

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

2. Acquisitions (Continued)

Atkore Group. Upon the occurrence of a Default (as defined in the Certificate of Designations of Atkore Group), the dividend rate will increase by 3% per annum for any prospective period during which the default is continuing. Preferred dividend payments will be eliminated for any prospective period if the EBITDA, or earnings before interest, taxes, depreciation and amortization, of Atkore Group and its subsidiaries for three 12-month periods exceeds the following targets: (i) $250 million for the first and third of such 12-month periods; and (ii) $225 million for the second of such 12-month periods. Notwithstanding the foregoing, the dividend rate will be reinstated if any shares of Preferred Stock are outstanding after the tenth anniversary of the closing of the Transactions.

        This acquisition is being accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability.

        The following table summarizes the fair values assigned to the net assets acquired as of the December 22, 2010 acquisition date (in millions):

Fair value of consideration transferred:
Fair value of equity	$600
Purchase price adjustment	12

612

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	14
Accounts receivable	221
Inventories	294
Property and equipment	334
Intangible assets	277
Deferred income tax assets—current and long-term	79
Other assets—current and long-term	37
Indebtedness—current and long-term, including amounts due to Tyco and affiliates of $400	(405)
Accounts payable and amounts due Tyco	(114)
Deferred income tax liabilities—current and long-term	(113)
Other liabilities—current and long-term	(111)

Net assets acquired	513

Excess purchase price attributed to goodwill acquired	$99

        The estimated fair values of assets acquired and liabilities assumed included above are preliminary and are based on the information that was available as of the acquisition date and prior to the filing of the Company's 2011 third quarter results. The Company believes the information available as of the acquisition date and prior to filing of the Company's 2011 third quarter results provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, however the Company is awaiting the finalization of certain third party valuations to finalize those fair values. Thus, the preliminary measurements of fair value set forth above are subject to change. The Company does not expect material changes as a result of the completion of the purchase price allocation. The Company

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

2. Acquisitions (Continued)

expects to finalize the valuation and complete the purchase price allocations by the end of fiscal 2011 or as soon as practicable.

        The acquisition resulted in the recognition of $99 million of goodwill, which is not deductible for income tax purposes. Goodwill consists of the excess of the purchase price over the fair value of the acquired assets and represents the estimated economic value attributable to future operations. Goodwill was recognized due to the fact that the Company's end markets have begun to stabilize. Although the timing of a full turnaround in the non-residential construction market is unknown, the Company believes that sales volumes will continue to increase in the coming years through sales to both existing and new customers. Projected sales to new customers and projected increases to the Company's gross margins are the primary drivers of the goodwill recognized as part of the December 2010 acquisition. The positive sentiment appears to be shared in the market as our publicly traded peers have higher enterprise values and are trading at higher multiples relative to February 2009. The more positive outlook as of December 2010 led to an implied enterprise value greater than that utilized for the 2009 goodwill impairment test, and thus, led to the recognition of goodwill as part of the Transactions. In connection with applying the provisions of purchase accounting, to state inventory at fair value, the Company increased its value by $13 million, which negatively impacted cost of sales over the Successor 2011 Period.

        The Company recorded $16 million of transaction-related costs incurred in connection with the Transactions within selling, general and administrative expenses in the consolidated statement of operations for the period from December 23, 2010 to June 24, 2011. Additionally, in connection with the funding of the senior secured notes and credit facility (see Note 11) upon closing of the sale, the Company capitalized $37 million in debt issuance costs.

Pro Forma Impact of the Transactions

        The following table presents unaudited pro forma consolidated results of operations for the nine months ended June 24, 2011 and June 25, 2010, as if the Transactions had occurred as of the first day of our fiscal 2010 period:

	For the Nine Months Ended
	June 24, 2011	June 25, 2010
Net sales	$1,187	$1,047
Net income (loss)	20	(25)

        The unaudited pro forma consolidated results of operations were prepared using the acquisition method of accounting and are based on the historical financial information of the Company. In addition, the unaudited pro forma information does not reflect any incremental costs to operate as a stand-alone company.

        The unaudited pro forma information is not necessarily indicative of what the Company's consolidated results of operations actually would have been had the Transactions been completed on the first day of our fiscal 2010 period. In addition, the unaudited pro forma information does not

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

2. Acquisitions (Continued)

purport to project the future results of operations of the Company. The unaudited pro forma information reflects primarily the following unaudited pro forma adjustments:

  •
  Additional amortization expense related to the fair value of identifiable intangible assets acquired ($3 million and $9 million for the nine months ended June 24, 2011 and June 25, 2010, respectively);

  •
  Additional depreciation expense related to the fair value adjustment to property, plant and equipment acquired ($2 million and $7 million for the nine months ended June 24, 2011 and June 25, 2010, respectively);

  •
  Additional cost of goods sold in the nine months ended June 25, 2010 to reflect the increased value of inventory sold as a result of applying purchase accounting, and an offsetting impact in the nine months ended June 24, 2011 ($(13) million and $13 million for the nine months ended June 24, 2011 and June 25, 2010, respectively);

  •
  Additional expense in the nine months ended June 25, 2010 to reflect the transaction-related costs incurred, and an offsetting impact in the nine months ended June 24, 2011 ($(16) million and $16 million for the nine months ended June 24, 2011 and June 25, 2010, respectively);

  •
  An incremental increase of interest expense related to the financing of the Transactions including amortization of associated deferred financing costs (none for the nine months ended June 24, 2011 and $1 million for the nine months ended June 25, 2010);

  •
  Additional expense for the annual management fee of $6 million per annum to be paid to CD&R and Tyco ($2 million and $4 million for the nine months ended June 24, 2011 and June 25, 2010, respectively);

  •
  A reduction in pension expense from the impacts of revaluing obligations under purchase accounting ($(1) million and $(2) million for the nine months ended June 24, 2011 and June 25, 2010, respectively); and

        The above adjustments were adjusted for the applicable tax impact ($3 million and $(11) million for the nine months ended June 24, 2011 and June 25, 2010, respectively).

Fiscal 2010 Transaction

        On November 13, 2009, the Company completed an acquisition from Barzel Industries of substantially all of the assets related to the business of Novamerican Steel for $39 million in cash. This business is included within the Company's Engineered Products and Services segment. The acquisition is not material to the combined financial statements.

3. Restructuring and Asset Impairment Charges

2009 Program

        During fiscal 2009 and 2010, the Company identified and pursued opportunities for cost savings through restructuring activities and workforce reductions to improve operating efficiencies across all of the Company's segments (the "2009 Program"). The Company expects such actions to be substantially completed by the end of fiscal 2011. The Company maintained a restructuring reserve related to the 2009 Program of $5 million and $6 million as of June 24, 2011 and September 24, 2010, respectively. The aggregate remaining reserves relate to employee severance and benefits as well as facility exit costs

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

3. Restructuring and Asset Impairment Charges (Continued)

for long-term non-cancelable lease obligations. Restructuring and asset impairment charges for the three months ended June 24, 2011, the Successor 2011 Period and the Predecessor 2011 Period related to the 2009 Program were less than $1 million in each period. Restructuring and asset impairment charges during the three and nine months ended June 25, 2010 related to the 2009 Program were $2 million and $3 million, respectively. During the three months ended June 24, 2011, the Successor 2011 Period, the Predecessor 2011 Period, the three and nine months ended June 25, 2010, the Company utilized less than $1 million, less than $1 million, less than $1 million, $1 million and $5 million of reserves, respectively.

2007 Program

        During fiscal 2007 and 2008, the Company launched a restructuring program to streamline some of the businesses and reduce the operational footprint (the "2007 Program"). The Company maintained a restructuring reserve related to the 2007 Program of $5 million and $7 million as of June 24, 2011 and September 24, 2010, respectively. The aggregate remaining reserves relate to employee severance and benefits as well as facility exit costs for long-term non-cancelable lease obligations. The Company incurred charges of less than $1 million related to the 2007 Program actions for the three months ended June 24, 2011, Successor 2011 Period, the Predecessor 2011 Period, the three months ended June 25, 2010, respectively. The Company incurred charges of $1 million for the nine months ended June 25, 2010. For the three months ended June 24, 2011, the Successor 2011 Period, the Predecessor 2011 Period, the three and nine months ended June 25, 2010, the Company utilized less than $1 million, $1 million, less than $1 million, $1 million, and $3 million of reserves, respectively. During the Predecessor 2011 Period, $2 million of reserves were reversed for previously contemplated actions that will not be taken.

Restructuring reserves

        The roll-forward of the reserves is as follows ($ in millions):

Balance as of September 24, 2010	$13
Charges	1
Utilization	(1)
Reversals	(2)

Balance as of December 22, 2010	11
Charges	1
Utilization	(2)

Balance as of June 24, 2011	$10

        As of June 24, 2011 and September 24, 2010, restructuring reserves related to the 2009 and 2007 Program, were included in the Company's balance sheets as follows ($ in millions):

	June 24, 2011	September 24, 2010
Accrued and other current liabilities	$4	$8
Other liabilities	6	5

	$10	$13

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

4. Income Taxes

        The effective tax rate varied from the United States statutory tax rate in all periods as a result of the mix of earnings geographically, including the impact of incurring losses without an associated tax benefit, and the impact of non-deductible expenses.

        The Company did not have a significant change to its unrecognized tax benefits since September 24, 2010.

        Many of the Company's uncertain tax positions relate to tax years that remain subject to audit by the taxing authorities in the U.S. federal, state and local or foreign jurisdictions. Open tax years in significant jurisdictions are as follows:

Jurisdiction	Years Open To Audit
Australia	2004 - 2010
Brazil	2005 - 2010
Canada	2002 - 2010
United Kingdom	2009 - 2010
United States	1997 - 2010

        Based on both the lapsing of various statues of limitations and the current status of its income tax audits, the Company believes that it is reasonably possible that $3 million to $5 million in unrecognized tax benefits may be resolved in the next twelve months.

        At each balance sheet date, management evaluates whether it is more likely than not that the Company's deferred tax assets will be realized and if sufficient future taxable income will be available by assessing current period and projected operating results and other pertinent data. As of June 24, 2011, the Company had recorded deferred tax assets of $79 million, net of valuation allowances of $14 million. Depending on prevailing economic conditions future taxable income of entities with deferred tax assets may be negatively impacted, which may require additional valuation allowances to be recorded in future reporting periods related to the Company's deferred tax assets.

        Section 382 of the Internal Revenue Code subjects the utilization of net operating loss and credit carryforwards to an annual limitation that is applicable if a company experiences an ownership change. The Company believes the Transactions may have triggered an ownership change as defined by the Internal Revenue Code. The Company is currently in the process of evaluating the potential impact of Section 382 upon the Company's losses, but that based upon its preliminary computations, the Company believes that any potential annual limitation will not jeopardize the utilization of the Company's net operating losses or tax credits prior to the expiration date.

        As part of the Transactions, the Company incurred deal related transaction costs that are currently being treated as nondeductible expenses. The Company is currently undertaking a study of all deal related costs in order to determine their deductibility. Upon completion of the study, the Company expects that a portion of the currently nondeductible costs will ultimately be deductible.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

4. Income Taxes (Continued)

Other Income Tax Matters

        No material provision has been made for U.S. or non-U.S. income taxes on the undistributed earnings of subsidiaries or for unrecognized deferred tax liabilities for temporary differences related to investments in subsidiaries, since the earnings are expected to be permanently reinvested, the investments are essentially permanent in duration, or the Company has concluded that no additional tax liability will arise as a result of the distribution of such earnings. A liability could arise if amounts are distributed by such subsidiaries or if such subsidiaries are ultimately disposed. It is not practicable to estimate the additional income taxes related to permanently reinvested earnings or the basis differences related to investments in subsidiaries.

        The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across its global operations. The Company records tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. These tax liabilities are reflected net of related tax loss carryforwards. The Company adjusts these reserves in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company's current estimate of the tax liabilities. If the Company's estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities may result in income tax benefits being recognized in the period when the Company determines the liabilities are no longer necessary. All of these potential tax liabilities are recorded in other liabilities in the balance sheets as payment is not expected within one year.

        Under the terms of the investment agreement entered into in connection with the Transactions, Tyco has agreed generally to indemnify and hold harmless the Company and its subsidiaries and their respective affiliates from and against any taxes of the Company with respect to any tax period ending on or before the closing of the Transactions, as well as all tax liabilities relating to events or transactions occurring on or prior to the closing date, with certain limited exceptions. In addition, the Company has agreed to indemnify and hold harmless Tyco and its affiliates from and against any liability for any taxes of the Company with respect to any post-closing tax period.

5. Inventories

        As of June 24, 2011 and September 24, 2010, inventories were comprised of ($ in millions):

	June 24, 2011	September 24, 2010
Purchased materials and manufactured parts	$146	$109
Work in process	30	26
Finished goods	140	137

Inventories	$316	$272

        Inventories are recorded at the lower of cost (primarily first-in, first-out) or market value.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

6. Property, Plant and Equipment

        As of June 24, 2011 and September 24, 2010, property, plant and equipment at cost and accumulated depreciation were ($ in millions):

	June 24, 2011	September 24, 2010
Land	$21	$18
Buildings and related improvements	125	158
Machinery and equipment	174	330
Leasehold improvements	3	6
Construction in progress	43	21

Property, plant and equipment	366	533
Accumulated depreciation	(18)	(299)

Property, plant and equipment, net	$348	$234

        Depreciation expense was $9 million, $18 million, $7 million, $21 million, and $7 million for the three months ended June 24, 2011, Successor 2011 Period, the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, respectively.

7. Intangible Assets

        The Company's intangible assets primarily relate to customer relationships and indefinite-lived trade names/trademarks, specifically within the Company's North America businesses.

        Customer relationships—The Company's key customers are primarily wholesalers and national distributors. The Electrical & Infrastructure and Engineered Products & Services businesses provide products and services to these customers who ultimately target a variety of end markets. The relationships with customers are driven by high quality service in addition to the products that the Company sells. The overall terms of these relationships are based on purchase orders and are not contractually-based. The selection of the remaining useful lives for the customers is based on past customer retention experience.

        Trade names/trademarks—The Company's products are marketed under many well recognized trade names / trademarks, including the Company's primary brands, Allied Tube, AFC and Unistrut, as well as certain other brands, such as PowerStrut, Columbia MBF, Cope, GEM and RazorRibbon, among others. Given the strength of the various brands, their long history and the Company's intention to continue to use the brands for the foreseeable future, an indefinite life was assigned to these intangibles.

        The fair value estimates related to the customer relationships were based on the multi-period excess earnings method, while the trade names/trademarks were based on the relief-from-royalty method. The Company relied upon projections for each of its North America businesses as a basis for developing its valuations for the intangible assets.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

7. Intangible Assets (Continued)

        As of June 24, 2011, intangible assets and accumulated amortization were ($ in millions):

June 24, 2011
Customer relationships	$179
Trade names/trademarks	98

Intangible assets	277
Accumulated amortization on customer relationships	(7)

Intangible assets, net	$270

        As of September 24, 2010, various intangible assets of $7 million, net of $1 million of accumulated amortization, were included in Other Assets.

        The weighted-average amortization period for the $179 million of customer relationships recorded in connection with the Transactions is 13.6 years. Trade names and trademarks have indefinite lives and are not subject to amortization.

        Amortization expense was $3 million and $7 million for the three months ended June 24, 2011 and the Successor 2011 Period. Amortization expense was negligible for the Predecessor 2011 Period and both the three and the nine month periods ended June 25, 2010, respectively. Total estimated amortization expense for the remainder of fiscal 2011 is $3 million and $13 million for each of the five succeeding fiscal years.

8. Accrued and Other Current Liabilities and Other Liabilities

        As of June 24, 2011 and September 24, 2010, accrued and other current liabilities were comprised of ($ in millions):

	June 24, 2011	September 24, 2010
Accrued payroll and payroll related	$18	$27
Accrued interest	21
Accrued restructuring costs	4	8
Accrued transportation costs	8	16
Other	48	28

Accrued and other current liabilities	$99	$79

        As of June 24, 2011 and September 24, 2010, other liabilities were comprised of ($ in millions):

	June 24, 2011	September 24, 2010
Pension	$18	$27
Other	12	20

Other liabilities	$30	$47

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

9. Comprehensive Income and Accumulated Other Comprehensive Income

        Comprehensive income is as follows ($ in millions):

	Successor Company	Predecessor Company
	For the Three Months Ended June 24, 2011	For the Three Months Ended June 25, 2010
Net income	$13	$8
Foreign currency translation adjustment	4	(2)

Total comprehensive income	$17	$6

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010	For the Nine Months Ended June 25, 2010
Net income (loss)	$2	$(3)	$12
Foreign currency translation adjustment	9	2	(1)

Total comprehensive income (loss)	$11	$(1)	$11

        The components of accumulated other comprehensive income are as follows ($ in millions):

	Foreign Currency Translation Adjustment	Retirement Plans	Accumulated Other Comprehensive Income
Balance as of September 24, 2010 (Predecessor)	$41	$(20)	$21
Pre-tax current period change	1	1	2
Income tax benefit, net	—	—	—

Balance as of December 22, 2010 (Predecessor)	$42	$(19)	$23

Pre-tax current period change	9	—	9
Income tax benefit, net	—	—	—

Balance as of June 24, 2011 (Successor)	$9	$—	$9

        The tax effect on accumulated other comprehensive income was less than $1 million for the periods presented.

10. Related Party Transactions

        Cash Management and Balances due from (to) Tyco and affiliates—Through December 22, 2010, the Company was part of Tyco's centralized approach to cash management and financing of operations. The Company's cash was available for use and was regularly "swept" by Tyco at its discretion. Balances due from (to) Tyco and affiliates presented in the combined balance sheet as of September 24, 2010 primarily relate to cash to be transferred to or from Tyco's cash management system. These balances were reflected as "Receivables due from Tyco and affiliates" in the combined balance sheets. As of September 24, 2010, the balance due from (to) Tyco and affiliates was classified as a current asset and

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

10. Related Party Transactions (Continued)

liability as the Company utilized these balances to service their debt. Prior to the Transactions, the Company generally settled the amounts due from (to) Tyco.

        Trade Activity with Tyco—Accounts payable includes $3 million and $2 million of payables to Tyco affiliates as of June 24, 2011 and September 24, 2010, respectively. Amounts payable relate to reimbursements owed Tyco, amounts due for management fees (see discussion below in this note), and for the purchase of certain raw materials, components and finished goods from Tyco affiliates. Purchases from Tyco totaled $2 million, $4 million, $1 million, $4 million, and $1 million for the three months ended June 24, 2011, the Successor 2011 Period, the Predecessor 2011 Period, the nine months ended June 25, 2010, and the three months ended June 25, 2010, respectively. Accounts receivable includes $2 million and $3 million of receivables from Tyco affiliates as of June 24, 2011 and September 24, 2010, respectively. Amounts receivable relate to sales of certain products which totaled $5 million, $10 million, $6 million, $17 million, and $5 million for the three months ended June 24, 2011, the Successor 2011 Period, the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, respectively. The cost of sales associated with the sales are $4 million, $8 million, $5 million, $16 million, and $5 million for each of the three months ended June 24, 2011, the Successor 2011 Period, the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, respectively.

        Other Related Party Trade Activity—Two board members of the Successor Company are also board members for a customer to which the Company sold $13 million of products during the Successor 2011 Period. Accounts receivable from this customer were $5 million as of June 24, 2011.

        Debt—See Note 11 for further information relating to the amounts due to Tyco and affiliates.

        Parent Company Investment—This account includes transactions with the Company's parent for items such as tax payments, dividends and capital contributions.

        Interest expense, net—The Company recognized $11 million, $35 million, and $12 million of interest expense associated with the debt due to Tyco and affiliates during the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, respectively. The Company recognized less than $1 million of interest income associated with cash to be transferred from Tyco's cash management system during the Predecessor 2011 Period and the three months ended June 25, 2010 and $1 million for the nine months ended June 25, 2010. Subsequent to December 22, 2010, the Company no longer had any debt to Tyco.

        Insurable Liabilities—Through December 22, 2010, the Company was insured for worker's compensation, general and auto liabilities by a captive insurance company that was wholly-owned by Tyco. The Company paid a premium in each year to obtain insurance coverage during these periods. Premiums expensed by the Company were $1 million, $5 million, and $2 million for the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, respectively, and are included in the selling, general and administrative expenses in the combined statements of operations.

        The Predecessor Company maintained liabilities related to workers' compensation, general and auto liabilities. As of September 24, 2010, the Company maintained liabilities reflected in the combined balance sheet of $8 million (classified as $2 million in other current liabilities and $6 million in other

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

10. Related Party Transactions (Continued)

liabilities), with offsetting insurance assets (classified as $2 million in other current assets and $6 million in Other Assets) due from Tyco's captive insurance company.

        Allocated Expenses—Prior to December 22, 2010, the Company was allocated corporate overhead expenses from Tyco for corporate related functions based on a pro-rata percentage of the Company's net revenue to Tyco's consolidated net revenue. Corporate overhead expenses primarily related to centralized corporate functions, including treasury, tax, legal, internal audit, human resources and risk management functions. During the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, the Company was allocated $4 million, $13 million, and $5 million, respectively, of general corporate expenses incurred by Tyco which are included within selling, general and administrative expenses in the combined statements of operations.

        The Company believes the assumptions and methodologies underlying the allocations of general corporate overhead from Tyco are reasonable. However, such expenses may not be indicative of the actual level of expenses that would have been or will be incurred by the Company if it were to operate as an independent, standalone company. As a result, the financial information herein may not necessarily reflect the combined financial position, results of operations and cash flows of the Company in the future or what it would have been had the Company been an independent, standalone company during the periods presented.

        Transaction Costs and Debt Issuance Costs—In connection with the Transactions, the Company paid fees to CD&R of $6 million, which are included in selling, general and administrative expenses for the Successor 2011 Period. Debt issuance costs capitalized within other current assets and other assets include $9 million paid to CD&R in connection with their direct efforts to arrange financing for the Company.

        Management Fees—The Company is obligated to pay an annual management fee to Tyco and CD&R, totaling $6 million annually, subsequent to the Transactions. Such fees are to be paid quarterly, in advance, except that the fee for the first calendar quarter of 2011 was paid in arrears. The management fee is payable to CD&R and Tyco based upon their pro-rata ownership percentage.

11. Debt

        Debt as of June 24, 2011 and September 24, 2010 is as follows ($ in millions):

	June 24, 2011	September 24, 2010
Due to Tyco and affiliates	$—	$700
Senior secured notes due January 1, 2018	410	—
Asset-backed credit facility	85	—
Other	1	1

Total debt	496	701
Current portion	(85)	(312)

Long-term debt	$411	$389

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

11. Debt (Continued)

        Amounts due to Tyco and affiliates as of September 24, 2010 are as follows ($ in millions):

September 24, 2010
7.59% due fiscal 2011	$240
7.50% due fiscal 2011	50
16.30% due fiscal 2011	12
8.57% due fiscal 2011	10
6.44% due fiscal 2012	98
17.88% due fiscal 2014	17
7.60% due fiscal 2015	80
7.35% due fiscal 2017	20
5.65% due fiscal 2018	15
7.75% due fiscal 2020	135
Other(1)	23

Total	$700

(1)
The other amounts consist primarily of various loans between the Company and other Tyco subsidiaries.

        On December 22, 2010, Atkore International issued senior secured notes (the "Notes") of $410 million, due on January 1, 2018, with a coupon of 9.875%. The obligations under the Notes are senior to unsecured indebtedness of the Company. Interest on the Notes is payable on a semi-annual basis, commencing on July 1, 2011. Atkore International's obligations under the Notes are guaranteed on a stand-alone senior secured basis by the Company (the direct parent of Atkore International) and are full and unconditional on a joint and several senior secured basis, by each of Atkore International's domestic subsidiaries that is a borrower under or that guarantees obligations under its credit facility. The Notes are redeemable at the Company's option in whole or in part at any time, with not less than 30 nor more than 60 days notice, for an amount to be determined pursuant to provisions set forth in the notes indenture. In addition, during any 12-month period prior to January 1, 2014, the Company may redeem up to $41 million of Notes at a redemption price of 103%, plus accrued interest. In the event that Atkore International raises additional equity prior to January 1, 2014, then, subject to the restrictions in the Notes, Atkore International may redeem up to 35% of the Notes at par, plus the coupon, plus accrued and unpaid interest up to the redemption date. The Notes contain covenants typical to this type of financing, including limitations on indebtedness, restricted payments including dividends, liens, restrictions on distributions from restricted subsidiaries, sales of assets, affiliate transactions, mergers and consolidations. The Notes also contain customary events of default typical to this type of financing, including, without limitation, failure to pay principal and/or interest when due, failure to observe covenants, certain events of bankruptcy, the rendering of certain judgments, or the loss of any guarantee.

        On December 22, 2010, Atkore International also obtained an asset-backed credit facility ("Credit Facility") of up to $250 million, subject to borrowing base availability, of which $55 million was drawn as of December 22, 2010. The borrowing base is equal to the sum of 85% of eligible accounts receivable plus 80% of eligible inventory of each borrower and guarantor. The Credit Facility is

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

11. Debt (Continued)

guaranteed by the Company and the U.S. operating companies owned by Atkore International. At June 24, 2011, our availability under the Credit Facility was $162 million. The interest rate on the Credit Facility is LIBOR plus an applicable margin ranging from 2.25% to 2.75%, or an alternate base rate for U.S. dollar denominated borrowings plus an applicable margin ranging from 1.25% to 1.75%. The Credit Facility matures on December 22, 2015. The Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are limited to the following: limitations on indebtedness, dividends and distributions, investments, prepayments or redemptions of subordinated indebtedness, amendments of subordinated indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, negative pledge clauses, changes in fiscal periods, changes in line of business and changes in charter documents.

        As of June 24, 2011, Atkore International believes it was in compliance with all covenants of the Credit Facility and Notes. If the borrowing availability under the Credit Facility falls below certain levels, Atkore International would subsequently be required to maintain a minimum fixed charge coverage ratio. Atkore International was not subject to such financial covenant during any period subsequent to the establishment of the Credit Facility.

        As of June 24, 2011 and September 24, 2010, the fair value of the short-term debt approximated its carrying amount based on the short-term nature of such debt. The fair value of the Company's long-term debt was $422 million and $396 million as of June 24, 2011 and September 24, 2010, respectively. In determining the fair value of its long-term debt at September 24, 2010, the Company utilized a discounted cash flow technique that incorporated a market interest yield curve with adjustments for duration, optionality and risk profile. In determining the fair value of its long-term debt at June 24, 2011, the Company assessed the trading value amongst financial institutions for the Notes.

12. Guarantees

        The Company has an outstanding letter of credit for $3 million supporting workers compensation and liability insurance policies. The Company also has $3 million in surety bonds primarily related to performance guarantees on supply agreements and construction contracts, and payment of duties and taxes. Tyco has guaranteed the performance to third-parties ($13 million) and provided financial guarantees for financial commitments ($5 million) on behalf of the Company. Tyco intends to obtain releases from the guarantees related to the Company.

        In disposing of assets or businesses, the Company often provides representations, warranties and indemnities to cover various risks including unknown damage to the assets, environmental risks involved in the sale of real estate, liability to investigate and remediate environmental contamination at waste disposal sites and manufacturing facilities, and unidentified tax liabilities and legal fees related to periods prior to disposition. The Company does not have the ability to estimate the potential liability from such indemnities because they relate to unknown conditions. However, the Company has no reason to believe that these uncertainties would have a material adverse effect on the Company's financial position, results of operations or cash flows.

        In the normal course of business, the Company is liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect the Company's financial position, results of operations or cash flows.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

13. Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt. The fair value of cash and cash equivalents, accounts receivable and accounts payable approximated book value as of June 24, 2011 and September 24, 2010. The fair value of derivative financial instruments was not material to any of the periods presented. See Note 11 for the fair value of the Company's debt.

14. Commitments and Contingencies

        The Company has purchase obligations related to commitments to purchase certain goods and services. As of June 24, 2011, such obligations were $119 million for fiscal 2011 and none for fiscal 2012 and thereafter.

        Legal Contingencies—The Company is a defendant in a number of pending legal proceedings incidental to present and former operations, including several lawsuits alleging that the anti-microbial coated sprinkler pipe causes stress cracking in polyvinyl chloride pipe when installed with certain kinds of such pipe manufactured by unrelated parties. After consultation with internal counsel and external counsel representing the Company in these matters, the Company has reserved its best estimate of the probable loss related to the matter. As of June 24, 2011 and September 24, 2010, the Company has an accrual of $4 million and $6 million, respectively, for this matter. The Company does not expect the outcome of these proceedings, either individually or in the aggregate, to have a material effect on its financial statements. The range of reasonably possible losses related to these matters is from $4 million to $16 million.

        In October 2010, the Company was notified of an assessment by the Rio Grande do Sul State Treasury Secretariat related to the appropriateness of certain value added tax credits taken in Brazil during the periods 2005 to 2007. The Company believes the position was in accordance with the applicable law based in part upon the findings of the third party that assisted us in documenting and responding to the notice. The Company believes it will be successful in defending its position. The Company does not believe that the liability is probable or reasonably estimable and accordingly has not recorded a loss contingency related to this matter. The Brazilian government alleges that the Company owes $9.6 million in taxes, penalties and interest. The Company believes that the likelihood that it will incur a loss in the full amount of taxes, penalties and interest alleged to be owed by the Company is remote. At this time, the Company cannot estimate the range of reasonably possible losses, if any, as the Company is in the early stages of its evaluation of the Brazilian government's allegations. The Company consults on a quarterly basis, external counsel and local internal counsel representing the Company in this matter to receive updates and assess if a liability is probable and reasonably estimable.

        From time to time, the Company is subject to a number of disputes, administrative proceedings and other claims arising out of the conduct of the Company's business. These matters generally relate to disputes arising out of the use or installation of the Company's products, product liability litigation, contract disputes, employment matters and similar matters. On the basis of information currently available to the Company, it does not believe that existing proceedings and claims will have a material impact on its financial statements. The range of reasonably possible losses related to these matters is from $1 to $5 million. However, litigation is unpredictable, and the Company could incur judgments or enter into settlements for current or future claims that could adversely affect its financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

14. Commitments and Contingencies (Continued)

        Estimated loss contingencies are accrued only if the loss is probable and the amount of the loss can be reasonably estimated. With respect to a particular loss contingency, it may be probable that a loss has occurred but the estimate of the loss is a wide range. If the Company deems some amount within the range to be a better estimate than any other amount within the range, that amount is accrued. However, if no amount within the range is a better estimate than any other amount, the minimum amount of the range is accrued.

15. Retirement Plans

        The Company sponsors a number of pension plans. The Company normally measures its pension plans as of its fiscal year end. In connection with the Transactions, the Company has obtained updated pension valuations as of the Transactions date. The application of purchase accounting resulted in a reduction to our pension liabilities of $10 million.

        The Company has a number of noncontributory and contributory defined benefit retirement plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. Net periodic pension benefit cost is based on periodic actuarial valuations which use the projected unit credit method of calculation and is charged to the statements of operations on a systematic basis over the expected average remaining service lives of current participants. Contribution amounts are determined based on local regulations and with the assistance of professionally qualified actuaries in the countries concerned. The benefits under the defined benefit plans are based on various factors, such as years of service and compensation. The defined benefit pension plans are presented combined as the non-U.S. plans are not material to the total of all plans to warrant separate disclosure.

        The net periodic benefit cost was $1 million, $1 million, $1 million, $4 million, and $1 million for the three months ended June 24, 2011, Successor 2011 Period, the Predecessor 2011 Period, the nine months ended June 25, 2010, and three months ended June 25, 2010, respectively.

        The Company's funding policy is to make contributions in accordance with the laws and customs of the various countries in which it operates and to make discretionary voluntary contributions from time-to-time. The Company anticipates that it will contribute at least the minimum required to its pension plans in fiscal year 2011, which is $6 million.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data

        Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions, and assesses operating performance. The Company is comprised of two reportable segments—1) Electrical and Infrastructure and 2) Engineered Products and Services (formerly referred to as Pipe and Tube). The product categories which pertain to each reportable segment follow:

        Electrical and Infrastructure

  •
  Electrical Conduits—consists of tubular steel used for the protection and routing of electrical wire; products include electrical metallic tubing, intermediate metal conduit, rigid steel conduit, PVC conduit and aluminum rigid conduit

  •
  Armored and Metal-Clad Cable—consists of armored cable and metal-clad cable, including fire alarm and super neutral; ColorSpec ID System; self-grounding metal-clad cable; specialty cables and pre-fabricated wiring systems

  •
  Cable Management Systems—consists of management systems that hold and protect electrical raceways such as cable tray, cable ladder and wire basket

        Engineered Products and Services

  •
  Mechanical Tube—consists of commercial quality tubing in a variety of shapes and sizes for industrial applications such as agricultural buildings, conveyor belt tubing and highway signage; includes in-line galvanized steel tubing products for many OEM and structural applications, combining superior corrosion resistance and high-yield strength

  •
  Sheets and Plates—consists of slitting and cutting of structural sleet sheets sold primarily to service centers

  •
  Fence Framework—consists of high strength fence framework that utilizes the in-line galvanization process to deliver consistent strength and quality; also includes barbed tape products for high security perimeter fences

  •
  Fire Sprinkler Pipe—consists of steel pipe for low pressure sprinkler applications; A135 Sprinkler Pipe and complementary A53 pipe, used for low pressure conveyance of fluids and certain structural and fabrication applications

  •
  Metal Framing Systems—consists of metal framing or steel support structures using strut, channel and related fittings and accessories for both electrical and mechanical applications

  •
  Hollow Structural Sections—consists of square and round steel pipe used in a broad range of applications including commercial construction, OEM applications and water/gas well casings (A500)

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data (Continued)

        Selected information by reportable segment is presented in the following tables ($ in millions):

	Successor Company	Predecessor Company
	For the Three Months Ended June 24, 2011	For the Three Months Ended June 25, 2010
Net sales(1):
Electrical and Infrastructure	$241	$227
Engineered Products and Services	194	189
Elimination of intersegment revenues	(6)	(18)

	$429	$398

Operating income:
Electrical and Infrastructure	$28	$22
Engineered Products and Services	18	21
Corporate and Other	(15)	(16)

	$31	$27

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 To June 24, 2011	For the Period from September 25, 2010 To December 22, 2010	For the Nine Months Ended June 25, 2010
Net sales(1):
Electrical and Infrastructure	$467	$204	$587
Engineered Products and Services	380	154	480
Elimination of intersegment revenues	(12)	(6)	(20)

	$835	$352	$1,047

Operating income:
Electrical and Infrastructure	$47	$13	$48
Engineered Products and Services	33	—	51
Corporate and Other	(46)	(5)	(38)

	$34	$8	$61

(1)
Amounts represent sales to external customers and related parties (see Note 10). No single customer represented 10% or more of the Company's total net sales in any period presented.

        The reconciliation of operating income to income (loss) before taxes is as follows ($ in millions):

	Successor Company	Predecessor Company
	For the Three Months Ended June 24, 2011	For the Three Months Ended June 25, 2010
Operating income	$31	$27
Interest expense, net	12	12

Income before taxes	$19	$15

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data (Continued)

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 To June 24, 2011	For the Period from September 25, 2010 To December 22, 2010	For the Nine Months Ended June 25, 2010
Operating income	$34	$8	$61
Interest expense, net	24	11	35

Income (loss) before taxes	$10	$(3)	$26

        Selected information by reportable segment is presented in the following table ($ in millions):

	Successor Company	Predecessor Company
	June 24, 2011	September 24, 2010
Total assets:
Electrical and Infrastructure	$657	$315
Engineered Products and Services	664	433
Corporate and Other	153	476

	$1,474	$1,224

        Selected information by geographic area is as follows ($ in millions):

	Successor Company	Predecessor Company
	For the Three Months Ended June 24, 2011	For the Three Months Ended June 25, 2010
Net sales:
United States	$349	$314
Other Americas	55	64
Europe	14	12
Asia—Pacific	11	8

	$429	$398

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 To June 24, 2011	For the Period from September 25, 2010 To December 22, 2010	For the Nine Months Ended June 25, 2010
Net sales:
United States	$681	$281	$818
Other Americas	107	50	169
Europe	28	12	36
Asia—Pacific	19	9	24

	$835	$352	$1,047

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data (Continued)

	Successor Company	Predecessor Company
	June 24, 2011	September 24, 2010
Long lived assets:
United States	$314	$204
Other Americas	29	28
Europe	8	5
Asia—Pacific	2	2

	$353	$239

        Selected information by product category is presented in the following tables ($ in millions):

	Successor Company	Predecessor Company
	For the Three Months Ended June 24, 2011	For the Three Months Ended June 25, 2010
Net sales:
Electrical and Infrastructure
Electrical Conduits	$102	$108
Armored and Metal-Clad Cable	86	72
Cable Management Systems	53	47

Total Electrical and Infrastructure	241	227
Engineered Products and Services
Mechanical Tube	96	99
Sheets and Plates	16	18
Fence Framework	35	31
Fire Sprinkler Pipe	27	22
Metal Framing Systems	11	8
Hollow Structural Sections	9	11

Total Engineered Products and Services	194	189

Elimination of intersegment revenues	(6)	(18)

	$429	$398

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. Segment and Geographic Data (Continued)

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 To June 24, 2011	For the Period from September 25, 2010 To December 22, 2010	For the Nine Months Ended June 25, 2010
Net sales:
Electrical and Infrastructure
Electrical Conduits	$198	87	250
Armored and Metal-Clad Cable	166	69	208
Cable Management Systems	103	48	129

Total Electrical and Infrastructure	467	204	587
Engineered Products and Services
Mechanical Tube	180	72	240
Sheets and Plates	35	18	61
Fence Framework	71	20	77
Fire Sprinkler Pipe	53	24	62
Metal Framing Systems	22	11	22
Hollow Structural Sections	19	9	18

Total Engineered Products and Services	380	154	480

Elimination of intersegment revenues	(12)	(6)	(20)

	$835	$352	$1,047

17. Stock Incentive Plan

        On May 16, 2011, the Board of Directors of Atkore Group adopted the Atkore International Group Inc. Stock Incentive Plan (the "Stock Incentive Plan"). A maximum of 6 million shares are reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for stock purchases, and grants of other equity awards including non-qualified stock options, restricted stock, and restricted stock units, to officers and key employees.

        Stock options grade-vest ratably over five years from the beginning of fiscal 2011. The cost of stock options, based on the fair market value of the shares on the date of grant, is being charged to selling, general and administrative expense over the respective vesting periods. Stock options become exercisable at a rate of one-fifth annually. All options and rights must be exercised within ten years from date of grant.

        As of June 24, 2011, there were 1,049,600 stock options issued under the Stock Incentive Plan. The total compensation expense related to all share-based compensation plans was $1 million for both the three months ended June 24, 2011 and the Successor 2011 Period.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

17. Stock Incentive Plan (Continued)

        The fair values of the Company's option awards granted during the third quarter of the Successor 2011 Period were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

2011
Expected dividend yield	0%
Expected volatility	55%
Risk free interest rate	2.2%
Weighted average expected option life	6.3 years
Estimated weighted-average fair value on the date of grant based on the above assumptions	$4.29
Estimated forfeiture rate for unvested options	10%

        The expected life of options represents the weighted average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and the Company's expected exercise patterns. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant for periods corresponding with the expected life of the options. Expected volatility is based on historical volatilities of comparable companies. Dividends are not paid on common stock.

        Stock option activity for the period December 23, 2010 to June 24, 2011was as follows:

	Option Shares 2011	Weighted Average Exercise Price 2011
Outstanding at December 23, 2010	—	—
Granted	—	—
Cancelled or expired	—	—
Exercised	—	—
Outstanding at March 25, 2011	—	—
Granted	1,049,600	$10
Cancelled or expired	—	—
Exercised	—	—
Outstanding at June 24, 2011	1,049,600	$10

Exercisable at June 24, 2011	—	—

        The following table summarizes information concerning stock options outstanding as of June 24, 2011:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Shares	Weighted Average Remaining Life	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
		(in years)
$10	1,049,600	9.90	$10	—	—

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

17. Stock Incentive Plan (Continued)

        As part of the Stock Incentive Plan, the Company issued a total of 283,200 shares of Atkore Group common stock during the third quarter of 2011 at a price of $10.00 per share for total gross proceeds of $3 million to certain key employees. The Stock Incentive Plan requires certain key employees to purchase 81,550 shares of Atkore Group common stock over a period of years subsequent to fiscal 2011. The purchases of these shares would result in an additional 224,150 of stock options.

18. Guarantor Financial Information

        Under the indenture governing the senior secured notes entered into on December 22, 2010 by Atkore International, certain 100% owned U.S. subsidiaries of Atkore International provided a full and unconditional guarantee on a joint and several basis of the senior secured notes. Under the same indenture, Atkore International Holdings Inc. also provided a full and unconditional guarantee of the senior secured notes. Atkore International is a 100% owned subsidiary of Atkore International Holdings Inc.

        The Collateral does not include any capital stock of a subsidiary of Atkore Holdings, including the Issuer, to the extent that the pledge of such capital stock results in a requirement to file separate financial statements of such subsidiary under Rule 3-16 of Regulation S-X under Securities Act, and any such capital stock covered by a pledge that triggers such a requirement to file financial statements of such subsidiary would be automatically released from being included in the collateral, but only to the extent necessary to not be subject to such requirement. Accordingly, a significant portion of the capital stock of the Issuer, Atkore International (NV) Inc., Allied Tube & Conduit Corporation, as well as a portion of the capital stock of WPFY and Atkore Foreign Holdings Inc. is currently not included in the pledge as collateral as a result of the filing of the registration statement.

        The following tables present condensed combining financial information for (a) Atkore, the parent guarantor, in Successor periods, (b) Atkore International, the borrower, in Successor periods, (c) Atkore International's domestically domiciled subsidiaries ("Guarantor Subsidiaries"); (d) Atkore International's foreign subsidiaries ("Non-Guarantor Subsidiaries"), (e) elimination entries necessary to combine a parent guarantor with the Guarantor Subsidiaries and Non-Guarantor Subsidiaries; and (f) the Company on a consolidated basis in Successor periods and on a combined basis in Predecessor periods. The following condensed financial information presents the results of operations, financial position and cash flows and the eliminations necessary to arrive at the information for the Company on a condensed basis using the equity method of accounting for subsidiaries.

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Consolidated Statements of Operations

For the Three Months Ended June 24, 2011

($ in millions)

	Atkore International Holdings Inc.	Atkore International Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Atkore Consolidated
Net sales	$—	$—	$357	$78	$(6)	$429
Cost of sales	—	—	288	67	(6)	349
Selling, general and administrative expenses	—	2	40	7	—	49
Restructuring and asset impairment charges (see Note 3)	—	—	—	—	—	—

Operating (loss) income	—	(2)	29	4	—	31
Interest expense, net	—	2	10	—	—	12

(Loss) income before income taxes	—	(4)	19	4	—	19
Income tax expense, net	—	5	—	1	—	6
Income (loss) from subsidiaries	13	22	—	—	(35)	—

Net income (loss)	$13	$13	$19	$3	$(35)	$13

Condensed Combined Statements of Operations

For the Three Months Ended June 25, 2010

($ in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Atkore Combined
Net sales	$332	$84	$(18)	$398
Cost of sales	269	71	(18)	322
Selling, general and administrative expenses	39	7	—	46
Restructuring and asset impairment charges (see Note 3)	3	—	—	3

Operating income	21	6	—	27
Interest expense, net	10	2	—	12

Income before income taxes	11	4	—	15
Income tax expense	5	2	—	7

Net income	$6	$2	$—	$8

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Consolidated Statements of Operations

For the Period from December 23, 2010 to June 24, 2011

($ in millions)

	Atkore International Holdings Inc.	Atkore International Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Atkore Consolidated
Net sales	$—	$—	$695	$152	$(12)	$835
Cost of sales	—	—	572	131	(12)	691
Selling, general and administrative expenses	—	20	74	15	—	109
Restructuring and asset impairment charges (see Note 3)	—	—	1	—	—	1

Operating (loss) income	—	(20)	48	6	—	34
Interest expense, net	—	5	20	(1)	—	24

(Loss) income before income taxes	—	(25)	28	7	—	10
Income tax expense	—	4	1	3	—	8
Income (loss) from subsidiaries	2	31	—	—	(33)	—

Net income (loss)	$2	2	$27	$4	$(33)	$2

Condensed Combined Statements of Operations

For the Period from September 25, 2010 to December 22, 2010

($ in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Atkore Combined
Net sales	$288	$70	$(6)	$352
Cost of sales	247	63	(6)	304
Selling, general and administrative expenses	33	8	—	41
Restructuring and asset impairment charges	(2)	1	—	(1)

Operating income (loss)	10	(2)	—	8
Interest expense, net	10	1	—	11

Loss before income taxes	—	(3)	—	(3)
Income tax expense (benefit)	1	(1)	—	—

Net loss	$(1)	$(2)	$—	$(3)

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Combined Statements of Operations

For the Nine Months Ended June 25, 2010

($ in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Atkore Combined
Net sales	$841	$226	$(20)	$1,047
Cost of sales	684	192	(20)	856
Selling, general and administrative expenses	106	20	—	126
Restructuring and asset impairment charges (see Note 3)	4	—	—	4

Operating income	47	14	—	61
Interest expense, net	30	5	—	35

Income before income taxes	17	9	—	26
Income tax expense	10	4	—	14

Net income	$7	$5	$—	$12

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Consolidated Balance Sheet

As of June 24, 2011

($ in millions)

	Atkore International Holdings Inc.	Atkore International Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminating Entries	Atkore Consolidated
Assets
Current Assets:
Cash and cash equivalents	$—	$—	$—	$35	$—	$35
Accounts receivable , net	—	—	185	65	—	250
Inventories	—	—	269	47	—	316
Prepaid expenses and other current assets	—	—	24	6	—	30
Deferred income taxes	—	—	22	—	—	22

Total current assets	—	—	500	153	—	653
Property, plant and equipment, net	—	—	311	37	—	348
Intangible assets, net	—	—	270	—	—	270
Goodwill	—	—	99	—	—	99
Deferred income taxes	—	—	50	7	—	57
Investment in subsidiaries	615	643	—	—	(1,258)	—
Due from subsidiaries	—	454	—	—	(454)	—
Other assets	—	34	8	5	—	47

Total Assets	$615	$1,131	$1,238	$202	$(1,712)	$1,474

Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$—	$85	$—	$—	$—	$85
Accounts payable	—	—	89	23	—	112
Accrued and other current liabilities	—	21	62	16	—	99

Total current liabilities	—	106	151	39	—	296
Long-term debt	—	410	1	—	—	411
Deferred income taxes	—	—	103	(1)	—	102
Income taxes payable	—	—	20	—	—	20
Due to Atkore International Inc.	—	—	454	—	(454)	—
Other liabilities	—	—	27	3	—	30

Total Liabilities	—	516	756	41	(454)	859

Successor Company Stockholder's Equity:
Common stock and additional paid in capital	604	604	455	148	(1,207)	604
Retained earnings	2	2	27	4	(33)	2
Accumulated other comprehensive income	9	9	—	9	(18)	9

Total Successor Company Stockholder's Equity	615	615	482	161	(1,258)	615

Total Liabilities and Equity	$615	$1,131	$1,238	$202	$(1,712)	$1,474

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Combined Balance Sheets

As of September 24, 2010

($ in millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Atkore Combined
Assets
Current Assets:
Cash and cash equivalents	$—	$33	$33
Accounts receivable, net	140	64	204
Receivables due from Tyco International Ltd. and affiliates	396	(40)	356
Inventories	210	62	272
Prepaid expenses and other current assets	19	6	25
Deferred income taxes	21	1	22

Total current assets	786	126	912
Property, plant and equipment, net	201	33	234
Deferred income taxes	47	5	52
Other assets	17	9	26

Total Assets	$1,051	$173	$1,224

Liabilities and Parent Company Equity
Current Liabilities:
Current maturities of long-term debt, including due to Tyco International Ltd. and affiliates	$251	$61	$312
Accounts payable	121	17	138
Payable due to Tyco International Ltd. and affiliates	—	6	6
Accrued and other current liabilities	56	23	79

Total current liabilities	428	107	535
Long-term debt, net including due to Tyco International Ltd. and affiliates	292	97	389
Income taxes payable	20	—	20
Other liabilities	46	1	47

Total Liabilities	786	205	991
Commitments and contingencies
Parent Company Equity:
Parent company investment	286	(74)	212
Accumulated other comprehensive (loss) income	(21)	42	21

Total Parent Company Equity	265	(32)	233

Total Liabilities and Parent Company Equity	$1,051	$173	$1,224

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Consolidated Statements of Cash Flows

For the Period from December 23, 2010 to June 24, 2011

($ in millions)

	Atkore International Holdings	Atkore International Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Atkore Consolidated
Cash flows (used in) provided by operating activities	$—	$(3)	$(20)	$25	$—	$2

Cash flows from investing activities:
Capital expenditures	—	—	(22)	(5)	—	(27)
Change in due to (from) subsidiaries	—	(54)	—	—	54	—
Purchase price adjustment	—	—	(12)	—	—	(12)

Net cash used in investing activities	—	(54)	(34)	(5)	54	(39)

Cash flows from financing activities
Payments of long-term debt due to Tyco International Ltd. and affiliates, net	—	—	(400)	—	—	(400)
Proceeds from issuance of senior secured notes	—	410	—	—	—	410
Increase in debt outstanding under credit facility	—	85	—	—	—	85
Issuance of long-term debt to subsidiaries	—	(400)	—	—	400	—
Proceeds of long-term debt from Atkore International Inc.	—	—	400	—	(400)	—
Change in due to (from) Atkore International Inc.	—	—	54	—	(54)	—
Payment of debt issuance costs	—	(37)	—	—	—	(37)
Proceeds from sale of common stock	—	3	—	—	—	3
Payments of short-term debt	—	—	—	(4)	—	(4)
Capital contribution	—	(4)	—	4	—	—

Net cash provided by (used in) financing activities	—	57	54	—	(54)	57

Effect of currency translation on cash	—	—	—	1	—	1
Net increase in cash and cash equivalents	—	—	—	21	—	21

Cash and cash equivalents at beginning of period	—	—	—	14	—	14

Cash and cash equivalents at end of period	$—	$—	$—	$35	$—	$35

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Combined Statements of Cash Flows

For the Period from September 25, 2010 to December 22, 2010

($ in millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Atkore Combined
Cash flows (used in) provided by operating activities	$(77)	$10	$(67)

Cash flows from investing activities:
Capital expenditures	(10)	(2)	(12)
Change in due to (from) Tyco International Ltd. and affiliates	405	(48)	357

Net cash provided by (used in) investing activities	395	(50)	345

Cash flows from financing activities
Payments of long-term debt due to Tyco International Ltd. and affiliates, net	(135)	(165)	(300)
Proceeds from short-term debt	—	4	4
Change in parent company investment	(183)	182	(1)

Net cash (used in) provided by financing activities	(318)	21	(297)

Net decrease in cash and cash equivalents	—	(19)	(19)

Cash and cash equivalents at beginning of period	—	33	33

Cash and cash equivalents at end of period	$—	$14	$14

ATKORE INTERNATIONAL HOLDINGS INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

18. Guarantor Financial Information (Continued)

Condensed Combined Statements of Cash Flows

For the Period from September 26, 2009 to June 25, 2010

($ in millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Atkore Combined
Cash flows provided by (used in) operating activities	$4	$(39)	$(35)

Cash flows from investing activities:
Capital expenditures	(32)	(8)	(40)
Change in due to (from) Tyco International Ltd. and affiliates	64	4	68
Acquisition of businesses, net of cash acquired	(39)	—	(39)
Other	3		3

Net cash used in investing activities	(4)	(4)	(8)

Cash flows from financing activities
Payments of long-term debt due to Tyco International Ltd. and affiliates, net	—	11	11
Change in parent company investment		14	14

Net cash provided by financing activities	—	25	25

Net decrease in cash and cash equivalents	—	(18)	(18)

Cash and cash equivalents at beginning of period	—	31	31

Cash and cash equivalents at end of period	$—	$13	$13

19. Subsequent Events

        The Company has evaluated subsequent events subsequent to June 24, 2011 through August 4, 2011, the date it issued its financial statements.

Atkore International, Inc.

Offer to Exchange

$410,000,000 Outstanding 9.875% Senior Secured Notes due 2018
for
$410,000,000 Registered 9.875% Senior Secured Notes due 2018

PROSPECTUS
                        , 2011

DEALER PROSPECTUS DELIVERY OBLIGATION

        Until                                     , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Registrants

        (a)    Each of Atkore International, Inc., Atkore International Holdings Inc., AFC Cable Systems, Inc., Allied Tube & Conduit Corporation and WPFY, Inc. is incorporated under the laws of the state of Delaware.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the "DGCL," permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director's liability (1) for breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of each of Atkore International, Inc., Atkore International Holdings Inc., AFC Cable Systems, Inc. and WPFY, Inc. contains such a provision. The certificate of incorporation of Allied Tube & Conduit Corporation does not contain such a provision.

        Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(e) of the DGCL permits a Delaware corporation to advance litigation expenses, including attorneys' fees, incurred by present and former directors and officers prior to the final disposition of the relevant proceedings. The advancement of expenses to a present director or officer is conditioned upon receipt of an undertaking by or on behalf of such director or officer to repay the advancement if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. Advancement to former officers and directors may be conditioned upon such terms and conditions, if any, as the corporation may deem appropriate.

        Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

        The certificate of incorporation of each of Atkore International, Inc. and Atkore International Holdings Inc. authorizes the corporation, to the fullest extent permitted by applicable laws of the State of Delaware, to provide indemnification of (and advancement of expenses to) directors and officers through by-law provisions, agreements, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. The certificate of incorporation of each of AFC Cable Systems, Inc. and WPFY, Inc. provides that the corporation shall, to the maximum extent permitted under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit proceeding, claim or counterclaim initiated by or on behalf of such person.

        The bylaws of each of Atkore International, Inc., Atkore International Holdings Inc., AFC Cable Systems, Inc., Allied Tube & Conduit Corporation and WPFY, Inc. provide that the corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except in respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors.

        The bylaws of each of Atkore International, Inc., Atkore International Holdings Inc., AFC Cable Systems, Inc., Allied Tube & Conduit Corporation and WPFY, Inc. further provide that an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL as then in effect requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

        The bylaws of each of Atkore International, Inc., Atkore International Holdings Inc., AFC Cable Systems, Inc., Allied Tube & Conduit Corporation and WPFY, Inc. also provide that if a claim for indemnification under the bylaws is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

        The foregoing summaries are necessarily subject to the complete text of the DGCL and each registrant's certificate of incorporation and bylaws, as amended to date.

        (b)    Unistrut International Holdings, LLC is formed as a limited liability company under the laws of the state of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company operating agreement of Unistrut International Holdings, LLC provides that the company shall indemnify the member, or any officer, employee or agent of the member, or any member of the company's management board or officer of the company who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a member or officer, employee or agent of a member, or a member of the company's management board or officer of the company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the company shall not indemnify any person from, against or in respect of any liabilities, claims, losses, judgments, damages, costs and expenses (including attorneys' fees) arising out of or resulting from the gross negligence or intentional misconduct of such person. The limited liability company operating agreement also provides that the company shall advance expenses incurred by the member, or any officer, employee or agent of the member, or any member of the company's management board or officer of the company in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company of a written commitment by or on behalf of such person to repay such amount if it is determined that such person is not entitled to be indemnified under the limited liability company operating agreement.

Arkansas Registrants

        (a)    Atkore International CTC, Inc. is incorporated under the laws of the state of Arkansas.

        Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the "Act") contains detailed and comprehensive provisions providing for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Under Arkansas law, other than an action brought by or in the right of the corporation, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issues or matters as to which such person has been adjudged to be liable to us unless and only to the extent that a court having jurisdiction in the matter determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The By-Laws of Atkore International CTC, Inc. require it to indemnify its directors, officers, employees and agents to the fullest extent authorized by Arkansas law against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered by such indemnitee; provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of Atkore International CTC, Inc.

Georgia Registrants

        Georgia Pipe Company is incorporated under the laws of the state of Georgia.

        Georgia Pipe Company ("Georgia Pipe") is a corporation organized under the laws of the State of Georgia. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code ("GBCC") provide for the indemnification of officers and directors by a corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the GBCC, a corporation may not indemnify a director or officer for any liability in a proceeding in which the director or officer is adjudged liable to the corporation or subjected to injunctive relief in factor of the corporation: (1) for any appropriation, in violation of the director or officer's duties, of any business opportunity of the corporation; (2) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (3) for the types of liability set forth in GBCC Code Section 14-2-832 (unlawful distributions); and (4) for any transaction in which he or she receives a personal benefit. Under the GBCC, advancement or reimbursement of expenses prior to a final disposition requires a written affirmation that the foregoing criteria were met and an undertaking to repay any advances if it is ultimately determined that the criteria were not met.

        The articles of incorporation of Georgia Pipe provide that no director shall have personal liability to Georgia Pipe or to its shareholders for breach of the duty of care or other duty as a director, except that liability of directors shall not be eliminated or limited for (a) any appropriation, in violation of duties, of any business opportunity of Georgia Pipe; (b) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (c) liabilities of a director imposed by Section 14-2-831 (which provides for certain shareholder derivative actions) of the GBCC; and (d) any transaction from which the director derived an improper personal benefit.

        The bylaws of Georgia Pipe provide that the company shall indemnify each officer and director to the fullest extent allowed by the GBCC against all expense, liability and loss reasonably incurred by reason of the fact that he or she is or was a director or officer of was serving at the request of Georgia Pipe as a director, officer, or trustee of another entity. The bylaws also provide for a right of indemnitees to the advancement of expenses incurred in defending a proceeding in advance of its final disposition.

Nevada Registrants

        (a)    Each of Atkore International (NV) Inc. and Unistrut International Corporation is incorporated under the laws of the state of Nevada.

        Section 78.7502(1) of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to Section 78.138 of the Nevada Revised Statutes (discussed below) or if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 78.138 of the Nevada Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to a corporation or our shareholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Section 78.7502(2) of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that he or she acted in any of the capacities described above in the discussion of Section 78.7502(1), against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those mentioned above in the discussion of Section 78.7502(1), except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.7502(3) of the Nevada Revised Statutes also provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding of the type mentioned above in the discussion of Section 78.7502(1) or (2), or in the defense of any claim, issue or matter in the litigation, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense.

        Section 78.751 of the Nevada Revised Statutes provides that the indemnification provided in Section 78.7502 is not deemed exclusive nor exclude any other rights to which an indemnified party may be entitled provided, however, that unless ordered by a court, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's or officer's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The same statute also provides that the scope of indemnification must continue for directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

        Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him against these liabilities under Section 78.7502.

        The Articles of Incorporation of each of Unistrut International Corporation and Atkore International (NV) Inc. are silent with respect to indemnification.

        The Bylaws of Unistrut International Corporation and Atkore International (NV) Inc. each provide that such corporation shall indemnify a director, officer, or trustee of another corporation or of a partnership, joint venture, trustee or other enterprise, including with respect to an employee benefit plan (collectively, an indemnitee") to the fullest extent authorized by Nevada law, except that indemnification in connection with a proceeding initiated by the indemnitee must first be authorized by the corporation's Board of Directors. The Bylaws further provide that an indemnitee has certain rights to advancement of expenses in advance of the final disposition of a proceeding.

Rhode Island Registrants

        (a)    TKN, Inc. is incorporated under the laws of the state of Rhode Island.

        Section 7-1.2-814 of the Rhode Island Business Corporation Act allows a corporation, under specified circumstances, to indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that such person is or was a director of officer of such corporation (or any person acting in such capacity for another entity at the request of the corporation) if (i) he or she conducted himself or herself in good faith, (ii) he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her actions were in the corporation's best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests, (iii) in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful or (iv) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation of such corporation. Unless ordered by a court, a corporation may not indemnify a director or officer in connection with a proceeding (i) by or in the right of the corporation, except for reasonable expenses incurred in connection with such proceeding or (ii) for which the director or officer was adjudged liable to the corporation on the basis that he or she received an improper personal benefit. Unless limited by the articles of incorporation of a corporation, a director or officer who has been wholly successful on the merits or otherwise in the defense of a proceeding must be indemnified against reasonable expenses incurred by him or her in connection with such proceeding. Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by or on behalf of the director or officer to repay any such amount if a court determines that he or she has not met that standard of conduct.

        The Articles of Incorporation of TKN, Inc. are silent with respect to indemnification.

        The by-laws of TKN, Inc. permit the corporation to indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that that such person is or was a director, officer, employee or agent of the corporation (or any person acting in such capacity for another entity at the request of the corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and with respect to criminal proceedings, if he had no reasonable cause to believe that his conduct was unlawful, unless he is ultimately adjudged guilty of the underlying criminal action and a court does not rule that, notwithstanding such a verdict, he or she remains entitled to indemnity by the corporation. In an action by or in the right of the corporation, the corporation is permitted to indemnify any person made a party or threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent (or acting in such capacity for another entity at the request of the corporation) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is available to a person who is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court rules that, notwithstanding such liability, he or she remains entitled to indemnity by the corporation. Any indemnification made by the corporation with respect to either of the above circumstances will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made by the board of directors of TKN, Inc. by majority vote of a quorum consisting of directors who are not a party to the proceeding, or by a quorum of disinterested directors, or, at the option of the board of directors, by independent legal counsel, or by the shareholders of the corporation.

        If a director or officer is successful on the merits or otherwise in defense of any such actions, suits, or proceedings, the by-laws of TKN, Inc. provide that such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The corporation may pay expenses incurred by a director or officer in any action, suit or proceeding in advance of the final disposition of the same upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        Exhibits.

        The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number	Description
2.1	Investment Agreement, dated as of November 9, 2010, by and among CD&R Allied Holdings, L.P., Tyco International Ltd., Tyco International Holding S.A.R.L., and Atkore International Group Inc.*
2.2	Amendment No. 1 to Investment Agreement, dated as of December 6, 2010, by and among CD&R Allied Holdings, L.P., Tyco International Ltd., Tyco International Holding S.A.R.L., and Atkore International Group Inc.*
2.3	Amendment No. 2 to Investment Agreement, dated as of December 21, 2010, by and among CD&R Allied Holdings, L.P., Tyco International Ltd., Tyco International Holding S.A.R.L., and Atkore International Group Inc.*
2.4	Amendment No. 3 to Investment Agreement, dated as of December 21, 2010, by and among CD&R Allied Holdings, L.P., Tyco International Ltd., Tyco International Holding S.A.R.L., and Atkore International Group Inc.*
3.1	Certificate of Incorporation of Atkore International Holdings Inc.*
3.2	By-Laws of Atkore International Holdings Inc.*
3.3	Certificate of Incorporation of Atkore International, Inc.*
3.4	By-Laws of Atkore International, Inc.*
3.5	Articles of Incorporation of Atkore International (NV) Inc.*
3.6	By-Laws of Atkore International (NV) Inc.*
3.7	Articles of Incorporation of Atkore International CTC, Inc.*
3.8	By-Laws of Atkore International CTC, Inc.*
3.9	Restated Certificate of Incorporation of AFC Cable Systems, Inc.*
3.10	Amended and Restated By-Laws of AFC Cable Systems, Inc.*
3.11	Certificate of Incorporation of Allied Tube & Conduit Corporation*
3.12	By-Laws of Allied Tube & Conduit Corporation*
3.13	Articles of Incorporation of Georgia Pipe Company*
3.14	By-Laws of Georgia Pipe Company*
3.15	Articles of Incorporation of TKN, Inc.*
3.16	By-Laws of TKN, Inc.*
3.17	Articles of Incorporation of Unistrut International Corporation*

Exhibit Number	Description
3.18	By-Laws of Unistrut International Corporation*
3.19	Certificate of Formation of Unistrut International Holdings, LLC*
3.20	Limited Liability Company Operating Agreement of Unistrut International Holdings, LLC*
3.21	Certificate of Incorporation of WPFY, Inc.*
3.22	By-Laws of WPFY, Inc.*
4.1	Exchange and Registration Right Agreement, dated as of December 22, 2010, among Atkore International, Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC and the other financial institutions named therein, relating to the $410,000,000 Senior Secured Notes due 2018*
4.2	Indenture, dated as of December 22, 2010, among Atkore International, Inc., as issuer, the Note Guarantors from time to time parties thereto, and Wilmington Trust FSB, as Trustee, relating to the $410,000,000 Senior Secured Notes due 2018*
4.3	First Supplemental Indenture, dated as of December 22, 2010, among Atkore International, Inc., as issuer, the Note Guarantors named therein, and Wilmington Trust FSB, as Trustee, relating to the $410,000,000 Senior Secured Notes due 2018*
4.4	Form of 9.875% Senior Secured Note due 2018 of Atkore International, Inc. (included in Exhibit 4.2 hereto)*
5.1	Opinion of Debevoise & Plimpton LLP*
5.2	Opinion of Richards, Layton & Finger, P.A.*
5.3	Opinion of Lionel Sawyer & Collins, P.C.*
5.4	Opinion of Paul, Hastings, Janofsky & Walker LLP*
5.5	Opinion of Edwards Angell Palmer & Dodge LLP*
5.6	Opinion of Friday, Eldredge & Clark, LLP*
10.1	Amendment and Continuation Agreement, dated December 22, 2010 by Tyco International Management Company, LLC and Atkore International, Inc.*
10.2	Consulting Agreement, dated December 22, 2010 by and between Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc. and Clayton, Dubilier & Rice, LLC*
10.3	Consulting Agreement, dated December 22, 2010 by and between Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc. and Tyco International Management Company, LLC*
10.4	Indemnification Agreement, dated as of December 22, 2010 among Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc., CD&R Allied Holdings, L.P., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Allied Advisor Co-Investor, L.P., Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice, LLC*
10.5	Indemnification Agreement, dated as of December 22, 2010 among Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc., Tyco International Ltd., Tyco International Holding S.a.r.l. and Tyco International Management Company, LLC*

Exhibit Number	Description
10.6	Credit Agreement, dated as of December 22, 2010, among Atkore International, Inc., the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto, UBS AG, Stamford Branch, as an issuing lender, as administrative agent for the Lenders thereunder and as collateral agent for the Secured Parties and the Issuing Lenders, Deutsche Bank AG New York Branch, as co-collateral agent and UBS Loan Finance LLC, as swingline lender*
10.7	Guarantee and Collateral Agreement, dated as of December 22, 2010 made by Atkore International Holdings Inc., Atkore International, Inc. and certain Subsidiary Borrowers, UBS AG, Stamford Branch, as collateral agent and administrative agent for the banks and other financial institutions from time to time parties to the Credit Agreement*
10.8	Collateral Agreement, dated as of December 22, 2010, made by Atkore International Holdings Inc., Atkore International, Inc., as issuer of the Notes and the subsidiaries of the guarantors party thereto, in favor of Wilmington Trust FSB, as collateral agent under certain of the Note Documents for the Secured Parties*
10.9	Intercreditor Agreement, dated as of December 22, 2010 between UBS AG, Stamford Branch, in its capacity as collateral agent for the ABL Credit Agreement Lenders and Wilmington Trust FSB, in its capacity as collateral agent for the Noteholder Secured Parties*
10.10	Form of Executive Officer Offer Letter*
10.11	Separation Agreement and General Release, dated as of May 2, 2011, by and between Atkore International, Inc., Tyco International Ltd. and Nelda J. Connors.*
10.12	Employment Agreement, dated as of May 23, 2011 by and between John Williamson, Atkore International, Inc. and Atkore International Group Inc.*
10.13	2011 Annual Incentive Plan*
10.14	Form of Award Letter under 2011 Annual Incentive Plan*
10.15	Atkore International Group Inc. Stock Incentive Plan*
10.16	Form of Employee Stock Option Agreement*
10.17	Form of Employee Stock Subscription Agreement (Purchased Shares)*
10.18	Retention Agreement, dated August 10, 2010, between Nelda Connors and Tyco International Management Company (assumed by Atkore International, Inc.)*
10.19	Form of Retention Agreement (Assumed by Atkore International, Inc.)*
10.20	Form of Indemnification Agreement for Directors of Atkore Group*
12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	List of Subsidiaries*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Lionel Sawyer & Collins, P.C. (included in Exhibit 5.3)
23.5	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.4)
23.6	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.5)
23.7	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.6)
25.1	Statement of Eligibility of Wilmington Trust FSB on Form T-1*

Exhibit Number	Description
99.1	Form of Letter of Transmittal*
99.2	Form of Notice of Guaranteed Delivery*
99.3	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner*

*
Previously filed

ITEM 22.    UNDERTAKINGS

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Atkore International Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

ATKORE INTERNATIONAL HOLDINGS INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President, Chief Executive Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Chief Financial Officer and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Atkore International, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

ATKORE INTERNATIONAL, INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President, Chief Executive Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Atkore International (NV) Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

ATKORE INTERNATIONAL (NV) INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Atkore International CTC, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

ATKORE INTERNATIONAL CTC, INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, AFC Cable Systems, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

AFC CABLE SYSTEMS, INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson
Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Allied Tube & Conduit Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

ALLIED TUBE & CONDUIT CORPORATION
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson
Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Georgia Pipe Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

GEORGIA PIPE COMPANY
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, TKN, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

TKN, INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Unistrut International Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

UNISTRUT INTERNATIONAL CORPORATION
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Unistrut International Holdings, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

UNISTRUT INTERNATIONAL HOLDINGS, LLC
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Manager (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Manager (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President and Manager (Principal Financial Officer, Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, WPFY, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on October 7, 2011.

WPFY, INC.
By:	/s/ JOHN P. WILLIAMSON
Name: John P. Williamson Title: President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN P. WILLIAMSON John P. Williamson	President and Director (Principal Executive Officer)
/s/ KARL J. SCHMIDT Karl J. Schmidt	Vice President, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)